                                                                               .
                                                                               .
                                                                               .
   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2003.

                                                                                                            REGISTRATION NO. 333-___
=================================================================  =================================================================
             U.S. SECURITIES AND EXCHANGE COMMISSION                            U.S. SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549                                             WASHINGTON, D.C. 20549
            ------------------------------------------                         ------------------------------------------
                            FORM F-10                                                           FORM F-4
                   REGISTRATION STATEMENT UNDER                                       REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933                                         THE SECURITIES ACT OF 1933
            ------------------------------------------                         ------------------------------------------
                  GERDAU AMERISTEEL CORPORATION                                              GUSAP PARTNERS
      (Exact name of Registrant as specified in its charter)        AND THE SUBSIDIARY GUARANTORS LISTED ON THE TABLE OF ADDITIONAL
                                                                                              REGISTRANTS
                                                                         (Exact name of Registrant as specified in its charter)


    ONTARIO                 3312             59-792436                SEE TABLE                3312                 SEE TABLE
----------------------------------------------------------------   ---------------------------------------------------------------
(State or other     (Primary Standard    (I.R.S. Employer          (State or other      (Primary Standard         (I.R.S. Employer
jurisdiction of     Industrial           Identification            jurisdiction of      Industrial                 Identification
incorporation or    Classification       Number (if applicable))   incorporation or     Classification             Number)
organization)       Code Number                                    organization)        Code Number)
                    (if applicable))

                       HOPKINS STREET SOUTH
                         WHITBY, ONTARIO
                             L1N 5T1                                                           SEE TABLE
                          (905) 668-3535
     (Address and telephone number of Registrant's principal         (Address, including zip code, and telephone number, including
                       executive offices)                            area code, of each Registrant's principal executive offices)

            ------------------------------------------                         ------------------------------------------
              TOM J. LANDA, CHIEF FINANCIAL OFFICER                              TOM J. LANDA, CHIEF FINANCIAL OFFICER
                  C/O GERDAU AMERISTEEL US INC.                                      C/O GERDAU AMERISTEEL US INC.
                5100 WEST LEMON STREET, SUITE 312                                  5100 WEST LEMON STREET, SUITE 312
                          TAMPA, FLORIDA                                                     TAMPA, FLORIDA
                       UNITED STATES 33609                                                UNITED STATES 33609
                          (813) 286-8383                                                     (813) 286-8383
     (Name, address (including zip code) and telephone number          (Name, address, including zip code, and telephone number,
(including area code) of agent for service in the United States)     including area code, of agent of service for each Registrant)

            ------------------------------------------                         ------------------------------------------
                             COPY TO:                                                           COPY TO:
                       ANDREW J. BECK, ESQ.                                               ANDREW J. BECK, ESQ.
                            TORYS LLP                                                          TORYS LLP
                         237 PARK AVENUE                                                    237 PARK AVENUE
                     NEW YORK, NEW YORK 10017                                           NEW YORK, NEW YORK 10017
                          (212) 880-6000                                                     (212) 880-6000
            ------------------------------------------                         ------------------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE
The exchange will occur as soon as practicable after this          SECURITIES TO THE PUBLIC:
Registration Statement becomes effective.                          The exchange will occur as soon as practicable after this
                                                                   Registration Statement becomes effective.

                   PROVINCE OF ONTARIO, CANADA
        (Principal jurisdiction regulating this offering)
            ------------------------------------------                         ------------------------------------------

It is proposed that this filing shall become effective (check      If this Form is filed to register additional securities for an
appropriate box below):                                            offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
A. [ ]  upon filing with the Securities and Exchange Commission,   for the same offering. [ ]
   pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).  If this Form is a post-effective amendment filed pursuant to
                                                                   Rule 462(d) under the Securities Act, check the following box
B. [X] at some future date (check appropriate box below)           and list the Securities Act registration statement number of the
    1. [ ] pursuant to Rule 467(b) on (date) at (time) (designate  earlier effective registration statement for the same offering.
       a time not sooner than 7 calendar days after filing).       [ ]

    2.  [ ] pursuant to Rule 467(b) on (date) at (time)                        ------------------------------------------
        (designate a time 7 calendar days or sooner after filing)                   CALCULATION OF REGISTRATION FEE
        because the securities regulatory authority in the review
        jurisdiction has issued a receipt or notification of                                     PROPOSED
        clearance on (date).                                                                     OFFERING   PROPOSED
                                                                   TITLE OF EACH                  PRICE      MAXIMUM
    3.  [ ] pursuant to Rule 467(b) as soon as practicable after   CLASS OF           AMOUNT     MAXIMUM    AGGREGATE    AMOUNT OF
        notification of the Securities and Exchange Commission by  SECURITIES TO       TO BE       PER      OFFERING   REGISTRATION
        the registrants or the Canadian securities regulatory      BE REGISTERED    REGISTERED    UNIT(1)   PRICE(1)        FEE
        authority of the review jurisdiction that a receipt or     -------------   ------------  -------- ------------ -------------
        notification of clearance has been issued with respect     10 3/8%
        hereto.                                                    Senior Notes
                                                                   due 2011        $405,000,000   100%    $405,000,000 $32,764.50(2)
    4.  [X] after the filing of the next amendment to this Form    -----------------------------------------------------------------
        (if preliminary material is being filed).                  Guarantees of
                                                                   10 3/8% Senior
If any of the securities being registered on this form are to be   Notes due 2011  $405,000,000   100%    $405,000,000      0(3)
offered on a delayed or continuous basis pursuant to the home      -----------------------------------------------------------------
jurisdiction's shelf prospectus offering procedures, check the
following box. [ ]                                                 (1)  The registration fee has been estimated solely for the purpose of calculating the amount of the registration fee
            ------------------------------------------                  pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
                 CALCULATION OF REGISTRATION FEE
                                                                   (2)  Paid in connection with the Registration Statement on Form
                              PROPOSED                                  F-10 for Gerdau Ameristeel Corporation.
                               MAXIMUM    PROPOSED
TITLE OF EACH                 OFFERING    MAXIMUM                  (3)  Pursuant to Rule 457(n), no separate fee is payable in
CLASS OF            AMOUNT     PRICE     AGGREGATE    AMOUNT OF         respect of the guarantees of other securities which are
SECURITIES TO       TO BE       PER       OFFERING   REGISTRATION       being concurrently registered hereby.
BE REGISTERED     REGISTERED   UNIT(1)      PRICE        FEE(1)
-------------    ------------ --------  ------------ ------------
10 3/8% Senior
Notes due 2011   $405,000,000   100%    $405,000,000  $32,764.50   THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON
-----------------------------------------------------------------  SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
                                                                   DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT
(1)  The registration fee has been estimated solely for the        WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
     purpose of calculating the amount of the registration fee     THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
     pursuant to Rule 457(f) under the Securities Act of 1933, as  THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT
     amended.                                                      SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND
                                                                   EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) OF THE
                                                                   SECURITIES ACT OF 1933, MAY DETERMINE.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE                  -----------------------------------------
UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS
PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH                    TABLE OF ADDITIONAL REGISTRANTS
DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT
TO SECTION 8(a) OF THE SECURITIES ACT OF 1933, MAY DETERMINE.      The following subsidiaries of Gerdau Ameristeel Corporation have fully and unconditionally guaranteed the 10 3/8% Senior Notes due
            ------------------------------------------             2011 of Gerdau Ameristeel Corporation and GUSAP Partners and are
                                                                   included in this Form F-4 Registration Statement as registrants.

                                                                                       STATE OR
                                                                    EXACT NAME OF       OTHER                              I.R.S.
                                                                      ADDITIONAL     JURISDICTION     ADDRESS AND         EMPLOYER
                                                                    REGISTRANT AS     OF INCOR-     TELEPHONE NUMBER       IDENTI-
                                                                   SPECIFIED IN ITS   PORATION OR     OF PRINCIPAL        FICATION
                                                                     CHARTER(1)      ORGANIZATION   EXECUTIVE OFFICES      NUMBER
                                                                   ----------------  ------------   -------------------   ----------
                                                                   GUSAP Partners    Delaware       c/o Corporation       51-0397010
                                                                                                    Trust Company
                                                                                                    1209 Orange Street
                                                                                                    Wilmington,
                                                                                                    Delaware  19801
                                                                                                    (813) 286-8383
                                                                   -----------------------------------------------------------------
                                                                   PASUG LLC         Delaware       c/o Corporation       Not
                                                                                                    Trust Company         Applicable
                                                                                                    1209 Orange Street
                                                                                                    Wilmington,
                                                                                                    Delaware  19801
                                                                                                    (813) 286-8383
                                                                   -----------------------------------------------------------------
                                                                   Gerdau            Delaware       1013 Centre Road      22-2137967
                                                                   Ameristeel                       Wilmington,
                                                                   Sayreville Inc.                  Delaware 19805
                                                                                                    (732) 721-6600
                                                                   -----------------------------------------------------------------
                                                                   Gerdau            New Jersey     c/o Co-Steel          22-2179712
                                                                   Ameristeel                       Raritan Inc.
                                                                   Perth Amboy Inc.                 225 Elm Street
                                                                                                    P.O. Box 309
                                                                                                    Perth Amboy,
                                                                                                    New Jersey 08862
                                                                                                    (732) 442-1600
                                                                   -----------------------------------------------------------------
                                                                   Gerdau            Delaware       100 West Tenth        16-1155094
                                                                   Ameristeel                       Street
                                                                   Lake                             Wilmington,
                                                                   Ontario Inc.                     Delaware 19801
                                                                                                    (813) 286-8383
                                                                   -----------------------------------------------------------------
                                                                   Porter Bros.      North Dakota   314 East Thayer       45-0440850
                                                                   Corporation                      Avenue
                                                                                                    Bismark, North
                                                                                                    Dakota  58501
                                                                                                    (701) 223-0339
                                                                   -----------------------------------------------------------------
                                                                   MFT Acquisition,  Delaware       Lexis Document        62-1830380
                                                                   Corp.                            Services Inc.
                                                                                                    30 Old Rudnick
                                                                                                    Lane, Suite 100
                                                                                                    Dover,
                                                                                                    Delaware  19904
                                                                                                    (813) 286-8383
                                                                   -----------------------------------------------------------------
                                                                   Gerdau            Saskatchewan   Bank of Montreal      Not
                                                                   Ameristeel                       Building              Applicable
                                                                   MRM Special                      700-2103
                                                                   Sections Inc.                    11th Avenue
                                                                                                    Regina,
                                                                                                    Saskatchewan
                                                                                                    S4P 4G1  Canada
                                                                                                    (204) 482-3241
                                                                   -----------------------------------------------------------------
                                                                   1062316 Ontario   Ontario        1801 Hopkins          Not
                                                                   Limited                          Street South          Applicable
                                                                                                    Whitby, Ontario
                                                                                                    L1N 5T1  Canada
                                                                                                    (905) 668-3535
                                                                   -----------------------------------------------------------------
                                                                   Co-Steel Benefit  Ontario        1801 Hopkins          Not
                                                                   Plans Inc.                       Street South          Applicable
                                                                                                    Whitby, Ontario
                                                                                                    L1N 5T1  Canada
                                                                                                    (905) 668-3535
                                                                   -----------------------------------------------------------------
                                                                   1300554 Ontario   Ontario        1801 Hopkins          Not
                                                                   Limited                          Street South          Applicable
                                                                                                    Whitby, Ontario
                                                                                                    L1N 5T1  Canada
                                                                                                    (905) 668-3535
                                                                   -----------------------------------------------------------------
                                                                   1551533 Ontario   Ontario        1801 Hopkins          Not
                                                                   Limited                          Street South          Applicable
                                                                                                    Whitby, Ontario
                                                                                                    L1N 5T1  Canada
                                                                                                    (905) 668-3535
                                                                   -----------------------------------------------------------------
                                                                   3038482 Nova      Nova Scotia    1100-1959 Upper       Not
                                                                   Scotia Company                   Water Street          Applicable
                                                                                                    Halifax,
                                                                                                    Nova Scotia
                                                                                                    B3J 3E5  Canada
                                                                                                    (902) 421-6262
                                                                   -----------------------------------------------------------------
                                                                   Gerdau USA Inc.   Delaware       c/o Corporation       51-0394818
                                                                                                    Trust Company
                                                                                                    1209 Orange Street
                                                                                                    Wilmington,
                                                                                                    Delaware  19801
                                                                                                    (813) 286-8383
                                                                   -----------------------------------------------------------------
                                                                   Gerdau            Florida        5100 West Lemon       59-0792436
                                                                   Ameristeel                       Street,
                                                                   US Inc.                          Suite 312
                                                                                                    Tampa, Florida
                                                                                                    33609
                                                                                                    (813) 286-8383
                                                                   -----------------------------------------------------------------
                                                                   Co-Steel C.S.M.   Delaware       c/o Corporation       51-0352794
                                                                   Corp.                            Trust Company
                                                                                                    1209 Orange Street
                                                                                                    Wilmington,
                                                                                                    Delaware  19801
                                                                                                    (813) 286-8383
                                                                   -----------------------------------------------------------------
                                                                   Raritan River     New Jersey     28 West State         22-2280490
                                                                   Urban                            Street
                                                                   Renewal Corp.                    Trenton, New
                                                                                                    Jersey  08608
                                                                                                    (732) 721-6600
                                                                   -----------------------------------------------------------------
                                                                   Co-Steel Benefit  Delaware       c/o United            22-2137967
                                                                   Plans USA Inc.                   Corporate
                                                                                                    Services, Inc.
                                                                                                    15 East North
                                                                                                    Street  Dover,
                                                                                                    Delaware  19901
                                                                                                    (813) 286-8383
                                                                   -----------------------------------------------------------------
                                                                   N.J.S.C.          New Jersey     61-67 Main Street,    Not
                                                                   Investment                       Sayreville,           Applicable
                                                                   Co., Inc.                        New Jersey  08872
                                                                                                    (732) 721-6600
                                                                   -----------------------------------------------------------------

                                     PART I

         INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

                 SUBJECT TO COMPLETION, DATED DECEMBER 5, 2003

THE INFORMATION IN THIS PROSPECTUS IN NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED.

PROSPECTUS

  OFFER TO EXCHANGE $405 MILLION 10 3/8% SENIOR NOTES DUE 2011 (THE "EXISTING NOTES") FOR $405 MILLION 10 3/8% SENIOR NOTES DUE 2011 (THE "EXCHANGE NOTES"),
        WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OF


                            (GERDAU AMERISTEEL LOGO)

                         GERDAU AMERISTEEL CORPORATION
                                      AND

                                 GUSAP PARTNERS

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
 NEW YORK CITY TIME, ON              (THE "EXPIRATION DATE"), UNLESS EXTENDED.
                            ------------------------

Terms of the exchange offer:

     - The Exchange Notes are being registered with the Securities and Exchange Commission (the "SEC") and are being offered in exchange for the Existing Notes that were previously issued in an offering exempt from the SEC's registration requirements. The terms and conditions of the exchange offer (the "Exchange Offer") are summarized below and more fully described in this prospectus and the accompanying letter of transmittal (the "Letter of Transmittal").

     - Gerdau Ameristeel Corporation (the "Company") and GUSAP Partners (together with the Company, the "Issuers") will exchange all Existing Notes that are validly tendered and not withdrawn prior to the Expiration Date.

     - You may withdraw tenders of Existing Notes at any time prior to the Expiration Date.

     - We believe that the exchange of Existing Notes will not be a taxable event for U.S. or Canadian federal income tax purposes, but you should see "Certain United States Federal Tax Considerations", on page 164, and "Certain Canadian Federal Income Tax Considerations", on page 168, for more information.

     -  We will not receive any proceeds from the Exchange Offer.

     - The terms of the Exchange Notes are substantially identical to the Existing Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the Existing Notes do not apply to the Exchange Notes.
                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 26 FOR A DISCUSSION OF THE RISKS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR EXISTING NOTES. OUR EARNINGS COVERAGE RATIO FOR THE TWELVE MONTH PERIOD ENDED SEPTEMBER 30, 2003 IS LESS THAN 1:1. SEE "CALCULATION OF EARNINGS COVERAGE".

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The Company is permitted to make this offering under a multijurisdictional disclosure system adopted by the United States and to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

     Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

     The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.
                            ------------------------

                 The date of this prospectus is    --   , 2003.

                               TABLE OF CONTENTS

                                         PAGE NO.
                                         --------
CERTAIN REFERENCES......................        2
CAUTIONARY STATEMENT REGARDING
  FORWARD-LOOKING STATEMENTS............        4
EXCHANGE RATE INFORMATION...............        6
MARKET AND INDUSTRY DATA................        6
DOCUMENTS INCORPORATED BY REFERENCE.....        7
PROSPECTUS SUMMARY......................        9
RISK FACTORS............................       26
THE REFINANCING.........................       42
USE OF PROCEEDS.........................       43
CALCULATION OF EARNINGS COVERAGE........       43
CAPITALIZATION..........................       44
UNAUDITED PRO FORMA CONDENSED
  CONSOLIDATED FINANCIAL DATA...........       45
PRO FORMA CONDENSED CONSOLIDATED
  FINANCIAL DATA........................       46
SELECTED CONSOLIDATED FINANCIAL DATA....       54
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS............................       61
BUSINESS................................       83

                                         PAGE NO.
                                         --------
MANAGEMENT AND DIRECTORS................       99
DESCRIPTION OF OTHER INDEBTEDNESS.......      108
THE EXCHANGE OFFER......................      110
DESCRIPTION OF NOTES....................      118
BOOK-ENTRY SETTLEMENT AND CLEARANCE.....      162
CERTAIN UNITED STATES AND CANADIAN TAX
  CONSIDERATIONS........................      164
CERTAIN ERISA CONSIDERATIONS............      170
PLAN OF DISTRIBUTION....................      172
LEGAL MATTERS...........................      172
AUDITORS, TRANSFER AGENT AND
  REGISTRAR.............................      172
EXPERTS.................................      173
DOCUMENTS FILED AS PART OF THE
  REGISTRATION STATEMENT................      173
STATUTORY RIGHTS OF WITHDRAWAL AND
  RESCISSION............................      173
CONTRACTUAL RIGHT OF ACTION FOR
  RESCISSION............................      174
AUDITORS' CONSENTS......................      175
INDEX TO FINANCIAL STATEMENTS...........      F-1

                               CERTAIN REFERENCES

     In this prospectus, unless the context otherwise requires, "Gerdau Ameristeel" refers to Gerdau Ameristeel Corporation, and "we", "us", "our" and the "Company" refer to Gerdau Ameristeel, its subsidiaries, including GUSAP Partners, and our 50%-owned joint ventures; "initial purchasers" refers to the J.P. Morgan Securities Inc., Banc of America Securities LLC and CIBC World Markets Corp.; and "our subsidiaries" or "subsidiaries" refers to subsidiaries of Gerdau Ameristeel Corporation, including GUSAP Partners. "Subsidiary Guarantors" refers to Co-Steel Benefit Plans Inc., Co-Steel Benefit Plans USA Inc., Co-Steel C.S.M. Corp., Gerdau Ameristeel Lake Ontario Inc., Gerdau Ameristeel MRM Special Sections Inc., Gerdau Ameristeel Perth Amboy Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel US Inc., Gerdau USA Inc., MFT Acquisition, Corp., N.J.S.C. Investment Co., Inc., PASUG LLC, Proter Bros. Corporation, Raritan River Urban Renewal Corporation, 1062316 Ontario Limited, 1300554 Ontario Limited, 1551533 Ontario Limited, 3038482 Nova Scotia Company, and any Restricted Subsidiary created or acquired by the Company after the Issue Date, that is required to issue a Subsidiary Guarantee or that elects to issue a Subsidiary Guarantee. "Subsidiary Guarantees" refers to the guarantees issued pursuant to the Exchange Offer by each of the Subsidiary Guarantors. "Notes" refers to the Existing Notes and the Exchange Notes, collectively. "Gallatin" and "Gallatin Steel" refer to our 50%-owned joint venture Gallatin Steel Company. In addition, "$" and "dollars" refer to U.S. dollars; and "Cdn$" refers to Canadian dollars.

     On October 23, 2002, Gerdau S.A. combined its North American operations, referred to in some places in this prospectus as Gerdau North America, with Co-Steel Inc. to form Gerdau Ameristeel Corporation. Gerdau North America's operations included: our mills in Cambridge, Ontario; Cartersville, Georgia; Charlotte, North Carolina;

Jackson, Tennessee; Jacksonville, Florida; Knoxville, Tennessee; and Selkirk, Manitoba; our downstream operations (including two joint ventures); and a portion of our recycling facilities. Co-Steel's operations included: our mills in Perth Amboy, New Jersey; Sayreville, New Jersey; and Whitby, Ontario; our Gallatin Steel Company joint venture; and a portion of our recycling operations. Our historical financial results are the financial results for Gerdau North America, the predecessor company for accounting purposes, with the results of the former Co-Steel, including the Gallatin Steel Company, added for the period since October 23, 2002. This accounting treatment results from the use of the reverse-take-over method of purchase accounting. This method is appropriate because the controlling shareholder of Gerdau North America became the owner of more than 50% of the voting shares of the combined entity, Co-Steel, renamed Gerdau Ameristeel, on a fully-diluted basis following the transaction. We have included in this prospectus historical financial information for Co-Steel to allow you to review its financial results prior to October 23, 2002. We have also included in this prospectus pro forma information which gives effect to the combination of Gerdau North America and Co-Steel, the acquisition of all shares of our subsidiary AmeriSteel Corporation not previously owned by us, and the refinancing described on page 42, as if those transactions had taken place on January 1, 2002. We have presented this information because we believe it is informative disclosure with respect to our operations. However, this pro forma information does not purport to represent what actual operating results would have been during those periods, or to project what our future results will be in any future periods.

     Our financial information, as well as the financial information for Co-Steel, is prepared in accordance with Canadian generally accepted accounting principles, referred to as Canadian GAAP. Canadian GAAP differs from U.S. generally accepted accounting principles, referred to as U.S. GAAP, in several respects. The material differences between Canadian GAAP and U.S. GAAP are described in note 21 to our consolidated financial statements and note 10 to our unaudited consolidated financial statements for the nine months ended September 30, 2002 and 2003 included elsewhere in this prospectus and under the heading "Management's discussion and analysis of financial condition and results of operations -- Gerdau Ameristeel Corporation -- Material differences between Canadian GAAP and U.S. GAAP". For Co-Steel, the material differences between Canadian GAAP and U.S. GAAP are described in note 17 to the financial statements of Co-Steel and note 10 to the unaudited financial statements for Co-Steel for the nine months ended September 30, 2001 and 2002 included elsewhere in this prospectus. One significant difference is that under Canadian GAAP, our three 50%-owned joint ventures (Gallatin Steel Company, which was a Co-Steel joint venture, and Bradley Steel Processors Inc. and SSS/MRM Guide Rail Inc., which were Gerdau North America joint ventures) are proportionately consolidated (except in the U.S. GAAP financial information presented in this prospectus), which means that 50% of individual items such as assets, net sales, cost of sales, interest, depreciation and amortization are included in our results. In addition, to be consistent with the presentation of our financial information, information on tons shipped and other production information in this prospectus includes our 50% share of the joint ventures' operations. Information on net sales and tons shipped only includes net sales or tons shipped to third parties.

     In this prospectus, "EBITDA" is net income plus interest, taxes, depreciation and amortization, minority interest and other (gain) loss. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by generally accepted accounting principles, and our calculations thereof may not be comparable to that reported by other companies. EBITDA is included in this prospectus because it is a measure we use to assess our liquidity position and because certain covenants in our borrowing arrangements are tied to similar measures. We also believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. This belief is based on our negotiations with our lenders who have indicated that the amount of indebtedness we will be permitted to incur will be based, in part, on our EBITDA. EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

     Canadian GAAP EBITDA is higher than U.S. GAAP EBITDA because of the difference in the accounting for joint ventures. In particular, under both U.S. GAAP and Canadian GAAP, net income (loss), which is the starting point for calculating EBITDA, includes our 50% share of the net income of our joint ventures; however, we add the interest, depreciation and amortization from the joint ventures to net income (loss) under Canadian GAAP, but not under U.S. GAAP.

     The information set out in relation to sections of this prospectus describing clearing arrangements, including the section entitled "Book-Entry Settlement and Clearance," is subject to any change in or reinterpretation of the rules, regulations and procedures of Euroclear, Clearstream Banking or The Depository Trust Company (together, the "clearing systems") currently in effect. While the Issuers and the Subsidiary Guarantors accept responsibility for the accurate summarization of such information and data, they accept no further responsibility in respect of such information. The Issuers and the Subsidiary Guarantors will have no responsibility or liability for any aspect of the records relating to, or payments made on account of, book-entry interests held through the facilities of a clearing system or for maintaining, suspending or removing any records relating to such book-entry interests.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each of the Issuers and the Subsidiary Guarantors have agreed that, starting on the Expiration Date and ending on the close of 180 days after the Expiration Date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Some statements included and incorporated by reference in this prospectus constitute forward-looking statements. The words "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," or "should" and similar expressions, as they relate to us or our management, are intended to operate as "forward-looking statements". Such forward-looking statements may also be included in various filings that we make with the SEC.

     These forward-looking statements are not historical facts but reflect our current expectations concerning future results and events. While we always intend to express our best judgment when we make statements about what we believe will occur in the future, and although we base these statements on assumptions that we believe to be reasonable when made, these forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many uncertainties and other variable circumstances, many of which are outside of our control, that could cause our actual results and experience to differ materially from those we thought would occur.

     The following listing represents some, but not necessarily all, of the factors that may cause actual results to differ from those anticipated or predicted:

     -  the highly competitive nature of the global steel industry;

     -  our level of indebtedness;

     - the substantial capital investment and similar expenditures required in our business;

     -  steel imports;

     -  changes in market supply and demand for steel;

     -  increases in the cost of steel scrap, energy and other raw materials;

     -  joint ventures that we do not control;

     -  the cost of compliance with environmental laws;

     -  our ability to fund our pension plans;

     - our ability to renegotiate collective bargaining agreements and avoid labor disruptions;

     - our ability to successfully integrate our operations after the combination of Gerdau North America and Co-Steel;

     -  adverse currency fluctuations;

     -  unexpected equipment failures and plant interruptions or outages;

     -  the accidental melting of radioactive scrap metal;

     -  competition from substitute products;

     -  goodwill impairment;

     -  our participation in consolidation in the industry;

     -  interest rate risk;

     -  the loss of key employees; and

     -  the impact of having a controlling shareholder.

     We also believe that you should read the many factors described in "Risk Factors" immediately following the "Prospectus Summary" to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

     Any forward-looking statements which we make in this prospectus speak only as of the date of such statement, and we undertake no ongoing obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

                           EXCHANGE RATE INFORMATION

     The following table sets forth, for each period indicated, the high and low exchange rates for U.S. $1.00 expressed in Canadian dollars, the average of these exchange rates on the last day of each month within each period presented, and the exchange rate at the end of that period, and for the months indicated, the high and low exchange rates for U.S. $1.00 expressed in Canadian dollars, in each case based upon the noon buying rate in New York City for cable transfers in foreign currencies as announced by the U.S. Federal Reserve Bank of New York. These rates are presented for information purposes and are not the same as the rates that are used for purposes of translating Canadian dollars into U.S. dollars in our financial statements.

                                                           HIGH        LOW      AVERAGE    PERIOD END
                                                          -------    -------    -------    ----------
                                                                      (Canadian dollars)
Year ended December 31,
1998..................................................    $1.5770    $1.4075    $1.4894     $1.5375
1999..................................................     1.5302     1.4440     1.4827      1.4440
2000..................................................     1.5600     1.4350     1.4827      1.4995
2001..................................................     1.6023     1.4933     1.5519      1.5925
2002..................................................     1.6134     1.5110     1.5704      1.5726
Quarter ended September 30, 2003......................     1.4114     1.3368     1.3810      1.3507

     On December 3, 2003 the exchange rate for U.S. $1.00 expressed in Canadian dollars was Cdn$1.3000 based on the noon buying rate in New York City for cable transfers in foreign currencies as announced by the U.S. Federal Reserve Bank of New York.

                            MARKET AND INDUSTRY DATA

     This prospectus includes industry data that we obtained from industry publications noted in this prospectus. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents, filed by Gerdau Ameristeel with the various securities commissions or similar regulatory authorities in each of the provinces of Canada, are specifically incorporated by reference in and form an integral part of this short form prospectus:

     (a) Gerdau Ameristeel's Management Information Circular dated March 31, 2003 relating to or distributed in connection with the Annual and Special Meeting of Gerdau Ameristeel's shareholders held on May 6, 2003 (the "Management Information Circular");

     (b) Gerdau Ameristeel's Annual Information Form for the year ended December 31, 2002 dated May 20, 2003;

     (c) Gerdau Ameristeel's Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2002 found at pages 10 to 19 of Gerdau Ameristeel's Annual Report to Shareholders for the year ended December 31, 2002;

     (d) Gerdau Ameristeel's audited consolidated financial statements for the year ended December 31, 2002, together with the notes thereto and the auditor's report thereon, dated January 24, 2003, except for certain information contained in Notes 3 and 20, as to which the date is April 4, 2003 found at pages 20 to 39 of Gerdau Ameristeel's Annual Report to Shareholders for the year ended December 31, 2002;

     (e) a material change report dated June 9, 2003 with respect to the announcement of Gerdau Ameristeel's intention to raise $400 million through a private offering of Senior Secured Notes due 2011;

     (f) a material change report dated July 2, 2003 with respect to the pricing and closing of the private offering of the Existing Notes;

     (g) Gerdau Ameristeel's 2003 First Quarter Report to Shareholders for the three month period ended March 31, 2003;

     (h) Gerdau Ameristeel's 2003 Second Quarter Report to Shareholders for the six month period ended June 30, 2003; and

     (i) Gerdau Ameristeel's 2003 Third Quarter Report to Shareholders for the nine month period ended September 30, 2003.

     ANY DOCUMENTS OF THE TYPE REFERRED TO IN THE PRECEDING PARAGRAPH AND ANY MATERIAL CHANGE REPORTS (EXCEPT CONFIDENTIAL MATERIAL CHANGE REPORTS) SUBSEQUENTLY FILED BY GERDAU AMERISTEEL WITH A SECURITIES COMMISSION OR ANY SIMILAR AUTHORITY IN CANADA, AFTER THE DATE OF THIS SHORT FORM PROSPECTUS AND PRIOR TO THE TERMINATION OF THIS EXCHANGE OFFER, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS SHORT FORM PROSPECTUS.

     ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS SHORT FORM PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS SHORT FORM PROSPECTUS.

     Each of the Company and GUSAP Partners is a reporting issuer in the Province of Ontario where this prospectus is filed. The Company is also a reporting issuer or has acquired equivalent status in each of the other provinces of Canada. Pursuant to applicable securities legislation, the Company satisfies the continuous disclosure requirements of securities legislation in these Provinces by: (i) complying with applicable requirements of the securities laws applicable to it; (ii) filing its continuous disclosure documents with the securities commissions or similar regulatory authorities in each of the Provinces of Canada in the manner and in the time required under securities laws; and (iii) where applicable, delivering the continuous disclosure documents to securityholders of the Company (which will include holders of the Exchange Notes upon completion of this Exchange Offer) having an address in any of the above Provinces. Pursuant to relief granted by the Ontario Securities Commission, GUSAP Partners will be exempt from the continuous disclosure requirements under Ontario securities laws provided that, among other things, the Company files its continuous disclosure documents with the Ontario Securities Commission on behalf of GUSAP Partners and, where applicable, delivers such documents to holders of the Exchange Notes resident in Ontario.

     Gerdau Ameristeel is subject to the informational requirements of the United State Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the SEC. Such reports and other information, when filed by Gerdau Ameristeel in accordance with such requirements, can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates form the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. As a foreign private issuer, Gerdau Ameristeel is exempt from the Exchange Act rules regarding the provision and control of proxy statement and regarding short-swing profit reporting and liability.

     Gerdau Ameristeel "incorporates by reference" information into this prospectus which means that important business and financial information about Gerdau Ameristeel is disclosed by referring to another document filed separately with the SEC. The information incorporated by reference is deemed a part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the following documents filed by Gerdau Ameristeel with the SEC:

     1.    Our Annual Report on Form 40-F for the year ended December 31, 2002;

     2. Our Current Reports on Form 6-K filed April 10, 2003, April 11, 2003, April 17, 2003, April 22, 2003, May 30, 2003, June 9, 2003, June 24,
           2003, June 30, 2003, July 3, 2003, July 9, 2003 and October 22, 2003.

     All documents filed by Gerdau Ameristeel with the SEC from the date of this prospectus to the completion of the Exchange Offer under this document, including filings under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all Current Reports on Form 6-K, shall also be deemed to be incorporated herein by reference.

     You may also request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or phone number:

     Gerdau Ameristeel Corporation
     5100 West Lemon Street
     Tampa, Florida
     U.S.A. 33609
     (813) 286-8383
     Attention: Tom J. Landa
           Vice President, Finance, Chief Financial Officer and Secretary

     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

     IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN 5 BUSINESS DAYS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Gerdau Ameristeel has filed with the SEC a Registration Statement on Form F-10 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), with respect to the Exchange Notes of which this prospectus is a part. GUSAP Partners and the Subsidiary Guarantors have filed with the SEC a Registration Statement on Form F-4 under the Securities Act with respect to the Subsidiary Guarantees of the Exchange Notes. The term "Registration Statement" means the combined Registration Statement of Gerdau Ameristeel on Form F-10 and GUSAP Partners and the Subsidiary Guarantors on Form F-4 and includes all amendments, exhibits and schedules thereto. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the exhibits thereto for further information with respect to Gerdau Ameristeel, GUSAP Partners, the Subsidiary Guarantors, the Exchange Notes and the Subsidiary Guarantees.

                               PROSPECTUS SUMMARY

     This prospectus summary highlights important information about our business and about this offering of the Exchange Notes. For a more complete understanding of our business and the Exchange Offer, you should read this entire prospectus, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes contained elsewhere in this prospectus.

     In this prospectus, unless the context otherwise requires, "Gerdau Ameristeel" refers to Gerdau Ameristeel Corporation, and "we", "us", "our" and the "Company" refer to Gerdau Ameristeel, its subsidiaries, including GUSAP Partners, and our 50%-owned joint ventures; "initial purchasers" refers to the J.P. Morgan Securities Inc., Banc of America Securities LLC and CIBC World Markets Corp.; and "our subsidiaries" or "subsidiaries" refers to subsidiaries of Gerdau Ameristeel Corporation, including GUSAP Partners. "Subsidiary Guarantors" refers to Co-Steel Benefit Plans Inc., Co-Steel Benefit Plans USA Inc., Co-Steel C.S.M. Corp., Gerdau Ameristeel Lake Ontario Inc., Gerdau Ameristeel MRM Special Sections Inc., Gerdau Ameristeel Perth Amboy Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel US Inc., Gerdau USA Inc., MFT Acquisition, Corp., N.J.S.C. Investment Co., Inc., PASUG LLC, Porter Bros. Corporation, Raritan River Urban Renewal Corporation, 1062316 Ontario Limited, 1300554 Ontario Limited, 1551533 Ontario Limited, 3038482 Nova Scotia Company, and any Restricted Subsidiary created or acquired by the Company after the Issue Date, that is required to issue a Subsidiary Guarantee or that elects to issue a Subsidiary Guarantee. "Subsidiary Guarantees" refers to the guarantees issued pursuant to the Exchange Offer by each of the Subsidiary Guarantors. "Notes" refers to the Existing Notes and the Exchange Notes, collectively. "Gallatin" and "Gallatin Steel" refer to our 50%-owned joint venture, the Gallatin Steel Company. In addition, "$" and "dollars" refer to U.S. dollars; and "Cdn$" refers to Canadian dollars.

     Our financial results are the financial results for Gerdau North America, the predecessor company for accounting purposes, with the results of the former Co-Steel added for the period since October 23, 2002. We also present pro forma financial and operating information which gives effect to the combination of Gerdau North America and Co-Steel, the acquisition of all shares of Ameristeel not previously owned by us using newly-issued common shares, and the refinancing, as if those transactions had taken place on January 1, 2002. Our financial information is prepared in accordance with Canadian GAAP, which differs from U.S. GAAP in several respects. The material differences are described in "Management's discussion and analysis of financial condition and results of operations -- Gerdau Ameristeel Corporation -- Material differences between Canadian GAAP and U.S. GAAP" and the notes to our financial statements. The results of our three 50%-owned joint ventures, including Gallatin Steel Company, are proportionately consolidated in our financial information, except in the U.S. GAAP financial information presented in this prospectus. In addition, to be consistent with the presentation of our financial information, information on tons shipped or similar production information in this prospectus includes our 50% share of the joint ventures' operations. "Tons" refers to U.S. short or "net" tons (i.e. 2,000 pounds). Unless otherwise noted, information on net sales and tons shipped only includes net sales and tons shipped to third parties. In this prospectus, all dollar amounts are expressed in U.S. dollars unless otherwise indicated.

OUR COMPANY

     We are the second largest minimill steel producer in North America with annual manufacturing capacity of over 6.8 million tons of mill finished steel products. Through our vertically integrated network of 11 minimills (including one 50%-owned minimill), 13 scrap recycling facilities and 26 downstream operations, we primarily serve customers in the eastern half of North America. Our products are generally sold to steel service centers, fabricators, or directly to original equipment manufacturers, or OEMs, for use in a variety of industries, including construction, automotive, mining and equipment manufacturing. For the twelve months ended September 30, 2003, we generated pro forma net sales of $1.8 billion, pro forma income from operations of $14.6 million and pro forma net loss of $14.3 million.

     Our operations are segmented into two operating divisions, minimills and downstream operations.

     Minimills. ($1.2 billion of net sales for the nine months ended September 30, 2003.) We own and operate seven minimills in the United States and three in Canada. We also have a 50% interest in an eleventh minimill located in Kentucky that is a joint venture with Dofasco Inc. We manufacture and market a wide range of steel products, including reinforcing steel bar (rebar), merchant bars, structural shapes, beams, special sections, coiled wire rod (rod), and flat rolled sheet. For the twelve months ended September 30, 2003, on a pro forma basis, we shipped approximately 4.6 million tons of mill finished steel products. Over 90% of the raw material feed for our minimill operations is recycled steel scrap, making us the second largest steel recycler in North America. Four of our mills are provided scrap from our network of 13 scrap recycling facilities. We believe our recycling operations provide a stable supply of these mills' primary raw material.

     Downstream operations. ($224.0 million of net sales for the nine months ended September 30, 2003.) We have secondary value-added steel businesses which we refer to as downstream operations. These steel fabricating and product manufacturing operations process steel principally produced in our minimills. Our downstream operations consist of the following:

     - Rebar fabrication and epoxy coating -- We operate one of the largest rebar fabricating and epoxy coating operations in North America. Our network, consisting of 14 rebar fabricating facilities and three epoxy coating plants, services the concrete construction industry in the eastern half of the United States and Canada. Our rebar facilities have the capacity to produce over 650,000 tons of fabricated and epoxy coated rebar per year. The fabricating facilities purchase the majority of their rebar from our mills, at market prices, and cut and bend it to meet our customers' engineering, architectural and other end-product specifications. Our epoxy coating plants apply epoxy coating to rebar for use in construction projects requiring rust resistant steel, including bridge and tunnel construction.

     - Railroad spike operations -- Our two railroad spike operations forge steel square bars produced at our Charlotte mill into track spikes. We manufacture and distribute these spikes on an annual contract basis to the railroad industry throughout North America.

     - Cold drawn plants -- Our two cold drawn plants process hot rolled merchant and light structural steel bars into cold drawn bars with improved physical characteristics. The cold drawn plants purchased 37% of their raw material requirements from our minimills during the twelve months ended September 30, 2003.

     - Super light beam processing and elevator guide rails -- In accordance with rigid customer specifications, we process super light steel beams into cross members for the truck trailer industry and process steel guide rail sections for elevator manufacturers.

     - Wire mesh and collated nails -- We produce small-diameter drawn wire from coiled steel rod. The wire is woven into sheets and rolls of wire mesh for concrete pavement reinforcement or converted into collated nails for use in high-speed nail machines.

COMPETITIVE STRENGTHS

     We combined Gerdau North America and Co-Steel in order to create a company with the financial strength, operational critical mass, geographic and product range and experienced management team to succeed in the competitive North American steel market. We believe the following strengths will enable us to compete more effectively in our strategic markets:

     GEOGRAPHIC REACH AND PRODUCT DIVERSITY. Through our network of minimills located throughout the eastern half of the United States and Canada, we are able to efficiently service our customers over a broad geographical segment of the North American steel market. Our manufacturing capacity and wide range of shapes and sizes of bar steel products enable us to meet a wide variety of our customers' steel and fabricated product needs. Our facilities are strategically located near our customers, who often seek to fulfill all of their steel supply requirements from a small number of suppliers. Our centralized order management system, which offers one of the broadest ranges of bar products and shapes available, facilitates our ability to provide one-stop shopping for our customers.

     DOWNSTREAM VALUE-ADDED PROCESSING AND VERTICAL INTEGRATION. Our minimills are integrated with our 26 downstream steel fabricating and specialty product facilities. The downstream integration provides a market for a significant portion of our mill production and valuable market information on the end-use demand for steel products. In the twelve months ended September 30, 2003 on a pro forma basis, our downstream businesses accounted for 12% of our shipments of mill finished steel products and generated 14% of our pro forma net sales. Our downstream operations balance some of the cyclicality and volatility of our base minimill business and enable us to capture additional value-added margins on the steel produced by our mills. We also have 13 scrap recycling facilities that provide a portion of our scrap needs, thereby decreasing our dependency on third-party scrap suppliers.

     ABILITY TO GENERATE SUBSTANTIAL COST SAVINGS. We expect that we will achieve approximately $23 million of annual cost savings in the near term from the integration of the operations of Co-Steel and Gerdau North America through freight rationalization, product scheduling efficiencies, consolidated procurement activities and efficiencies in administrative and management functions. We believe we may achieve additional synergies and cost savings over the mid to longer term from these sources, as well as from operational improvements through the adoption of best operating practices, the coordination of manufacturing technologies, knowledge-sharing and the fostering of an operating culture focused on continuous improvement.

     STRONG SPONSORSHIP. We have access to the knowledge base of, and sponsorship from, our parent company, Gerdau S.A., one of the largest long steel producers in the world, with a history of over 100 years in the steel industry. We expect to continue to benefit from Gerdau S.A.'s management experience and its expertise in manufacturing steel bar, rod and nails. Gerdau S.A. and its subsidiaries, including us (together, the Gerdau group), have global annual manufacturing capacity of 12.8 million tons of mill finished steel products and 20 steel plants, 19 of which are minimills, plus one 50%-owned minimill and one 38%-owned minimill. With the talent depth, technical support and financial strength of Gerdau S.A., we believe our company is strategically positioned to grow and succeed within the North American steel industry.

     DISCIPLINED BUSINESS SYSTEM PLATFORM. Our employees are our most valuable resource and are key to maintaining our competitive advantage. Our corporate culture is geared toward engaging all of our employees in a common, disciplined business system focused on Total Quality Management. We have implemented the Gerdau Ameristeel business system which identifies global industry benchmarks for key operational and safety measures. This system includes training and safety programs and performance-based incentives that are designed to improve performance and motivate our employees.

     EXPERIENCED MANAGEMENT TEAM. We have an experienced senior leadership team with extensive knowledge of modern management tools and skills. Our senior management has an average of over 25 years of experience in the steel industry and a proven track record in successfully managing and integrating acquisitions.

OUR STRATEGY

     By focusing on achieving our strategic goals, we believe we will improve our operational efficiency, increase our customers' satisfaction and enhance our corporate culture. Our strategy involves the following components:

     CONTINUE TO OFFER EXTENSIVE PRODUCT CAPABILITIES TO OUR CUSTOMERS. We believe that we distinguish ourselves from our competitors through our product diversity and quality, delivery performance, centralized order management system, and ability to fill orders quickly from multiple inventory sources. We have one of the widest bar product ranges in North America and we regularly add to our product mix in response to our customers' requirements. We believe many of our customers consider us one of their key suppliers for a wide range of their product needs. Through our network of minimills and downstream facilities, we believe that we can distinguish our company by offering one of the broadest ranges of long steel products in the eastern half of North America, and through our extensive geographic coverage and our commitment to providing market-leading customer service.

     PROMOTE SHARING OF BEST PRACTICES AND PURSUE OPPORTUNITIES FOR
SYNERGIES. We promote the sharing of best practices throughout the worldwide operations of the Gerdau group in order to enhance and improve operational efficiencies. Drawing on the operational experience of Gerdau S.A., we will continue to regularly pursue opportunities for operational synergies between each of our mills and vertical integration synergies between our scrap recycling facilities, our steel mills and our downstream operations. As part of our integration of Co-Steel, we have been rationalizing our rolling mill production schedules, improving our inventory management, exploring common procurement opportunities and pursuing logistical efficiencies.

     SELECTIVELY PURSUE STRATEGIC ACQUISITIONS. We believe that there is significant opportunity for future growth through selective acquisitions, given the pace of consolidation in the steel industry and the increasing trend of our customers to focus on fewer key suppliers. We intend to continue to pursue a selective and disciplined acquisition strategy, which is focused on improving our financial performance in the long-term and expanding our product lines and geographic reach. In our downstream business we are focused on enhancing our product offering and strengthening our market position. As a result of our scale and prior successes in managing and integrating acquisitions, we believe we are strategically positioned to assume an active role in the consolidation of the North American steel industry.

     FOCUS ON EMPLOYEE COMMUNICATION AND PARTICIPATION. We believe that a high level of employee involvement is a key factor in the success of our operations and our pursuit of a Total Quality Management platform. We intend to continue to foster a corporate culture that encourages our employees to communicate with management in order to achieve operational improvement. Through open and effective communication, we promote the sharing of best operating practices throughout our organization and the creation of a learning environment geared toward attaining escalating performance benchmarks. In addition, we regularly review our incentive-based compensation arrangements for employees and senior management to ensure that our employees' financial interest is aligned with that of our shareholders and competitive within the marketplace.

INDUSTRY

     The global steel industry is highly cyclical and competitive due to the large number of steel producers, the dependence upon cyclical end markets and the high volatility of raw material and energy prices. The North American steel industry is currently facing a variety of challenges, including volatile pricing, stagnant demand, high fixed costs, low-priced imports, the diminution of the effect of U.S. tariffs and challenges to the industry's ability to attract new management talent. The future success of North American steel producers is dependent upon numerous factors, including general economic conditions, levels and prices of steel imports and the strength of the U.S. dollar.

     Beginning in mid-2000 and throughout 2001, the North American steel industry experienced a severe downward cycle due to excess global production capacity, high import levels at low prices, including prices that were below the combined costs of production and shipping, and weak general economic conditions. These forces resulted in lower domestic steel prices and significant domestic capacity closures. Prices for many steel products reached 10-year lows in late 2001. Rebar and merchant bar quality products prices averaged $275 per ton and $303 per ton, respectively, in December 2001, a decline from average prices of $315 per ton and $347 per ton, respectively, in April 2000. Monthly average hot-rolled sheet prices fell from $340 per ton in April 2000 to $215 per ton in November 2001. As a result of these conditions, over 20 U.S. steel companies sought protection under Chapter 11 of the United States Bankruptcy Code since the beginning of 2000.

     In response to these conditions, in March 2002, President Bush imposed a series of tariffs and quotas on certain imported steel products under Section 201 of the Trade Act of 1974. These measures were intended to give the domestic steel industry an opportunity to strengthen its competitive position through restructuring and consolidation. The duties were imposed for a period of three years and decrease each year they are in effect. For flat rolled products and various merchant and special bar quality products, the tariff was set at 30%, 24% and 18% for the first, second and third year, respectively. For rebar products, the tariff was set at 15%, 12% and 9% for the first, second and third year, respectively. These tariffs have had varying levels of impact on different companies. For example, we do not believe that the tariffs have had a significant impact on our results of operations. On November 10, 2003, the World Trade Organization (WTO) Appellate Body issued a ruling that upheld an initial WTO panel ruling that declared the Section 201 tariffs on steel imports to be in violation of WTO rules concerning safeguard measures. On December 4, 2003, President Bush signed a proclamation terminating the steel safeguard tariffs, and announced that the tariffs were being terminated as they had achieved their purpose and changed economic circumstances indicated it was time to terminate them. However, it is not known whether the termination of the safeguard tariffs is permanent as President Bush also announced that the steel import licensing and monitoring program will continue its work in order to be able to respond to future import surges that could unfairly damage the United States steel industry.

     The North American steel industry has recently experienced some consolidation. Bankrupt steel companies, once overburdened with underfunded pension, healthcare and other legacy costs, are being relieved of obligations and purchased by other steel producers. This consolidation, including the purchases of the assets of LTV Corporation, Bethlehem Steel Corporation, Trico Steel Co. LLC and National Steel Corporation, has created a lower operating cost structure for the resulting entities and a less fragmented industry. In the bar sector, Nucor Corporation's acquisition of Birmingham Steel and the combination of Gerdau North America and Co-Steel significantly consolidated the market. We believe that continued consolidation in the North American steel industry will occur over the next several years, resulting in the creation of larger steel companies, the reduction of operating cost structures and further rationalization among steel producers.

     In 2002, the pricing environment for most steel products improved from the depressed pricing levels of late 2001. Rebar, merchant bar quality products and hot-rolled sheet pricing averaged $293 per ton, $323 per ton, and $320 per ton, respectively, in 2002. In the beginning of 2003, leading bar producers announced price increases of $35 per ton on rebar and merchant bar, which thus far have had a positive effect on pricing. For the first three quarters of

2003, rebar and merchant bar quality products prices averaged $280 per ton and $319 per ton, respectively. Hot-rolled sheet prices, however, have dropped in the first three quarters of 2003, averaging $285 per ton, primarily due to the restart of previously idled hot-rolled sheet capacity.

CORPORATE STRUCTURE

     We conduct our operations directly and indirectly through subsidiaries and joint ventures in Canada and the United States. Following the completion of the refinancing discussed under the heading "The Refinancing", we reorganized our subsidiaries to more efficiently integrate our operations and bring our U.S. operations within the same U.S. group. The following chart shows Gerdau Ameristeel Corporation, our principal subsidiaries and joint ventures (including GUSAP Partners), their respective operations and their jurisdictions of incorporation. Unless otherwise indicated, all entities are 100%-owned and are owned directly or indirectly through an intermediate holding company.

                                     Chart
---------------

(1)  Our Cambridge and Whitby mills and our scrap recycling operations.

(2) GUSAP Partners is a financing subsidiary that was created for the purpose of borrowing and providing funds to Gerdau Ameristeel and its subsidiaries.

(3)  Our Selkirk mill.

(4)  Our Perth Amboy mill.

(5)  Our Sayreville mill.

(6) Our Cartersville, Charlotte, Jackson, Jacksonville and Knoxville mills, as well as most of our downstream operations.

HISTORY

     Gerdau Ameristeel is an indirect subsidiary of, and controlled by, Brazilian steelmaker Gerdau S.A., a leading producer of long steel products in Brazil, Chile, Uruguay, Argentina, and, through us, Canada and the United States. Gerdau S.A.'s history spans over 100 years, during which it grew from having one nail manufacturing facility to being one of the top twenty steel companies in the world. Gerdau S.A. had an approximately 48% market share of the long steel market in Brazil in the third quarter of 2003 based on total production. As of September 30, 2003, the Gerdau group had global annual manufacturing capacity of 12.8 million tons of mill-finished steel products, over 19,000 employees and total assets exceeding $5 billion. For the nine months ended September 30, 2003, Gerdau S.A. had approximately $1.3 billion in consolidated net sales and had a market capitalization of over $2 billion.

     Over the last 14 years, Gerdau S.A. has increased its investment abroad, including its investment in North America. Gerdau S.A. made its initial investment in the North American steel market in 1989 by acquiring

Courtice Steel Inc. (now part of Gerdau Ameristeel), which operates our minimill in Cambridge, Ontario, Canada. In 1995, it acquired MRM Steel Inc. (now our subsidiary Gerdau Ameristeel MRM Special Sections Inc.), which operates our minimill in Selkirk, Manitoba, Canada. In 1999, it acquired an indirect majority interest in AmeriSteel Corporation (now our subsidiary Gerdau Ameristeel US Inc.), which we refer to as Ameristeel, which owned four minimills and operated rebar fabricating plants and epoxy coating plants. In April 2001, AmeriSteel Bright Bar, Inc., our 80%-owned subsidiary, acquired the assets of American Bright Bar, a manufacturer of cold drawn steel bars in Orrville, Ohio. In December 2001, Ameristeel acquired our Cartersville mill in Georgia from Birmingham Steel Corporation, which expanded Ameristeel's structural bar size range and added beams to its product line. In June 2002, Ameristeel acquired certain assets and assumed certain liabilities of Republic Technologies' cold drawn plant in Cartersville, Georgia, a producer of cold drawn merchant bar products, to expand our cold drawn operations and complement the operations of AmeriSteel Bright Bar.

     On October 23, 2002, the parent company of Gerdau S.A.'s North American operations, referred to as Gerdau North America, acquired Co-Steel Inc. Co-Steel was a Canadian public company that owned and operated three minimills, participated in a 50/50 joint venture that ran a fourth minimill in Kentucky and was a major participant in the sourcing, trading and processing of scrap metal in the northeastern North American steel market. Through the combination, Co-Steel acquired all of the issued and outstanding shares of the companies included in Gerdau North America, in exchange for Co-Steel common shares representing approximately 74% of Co-Steel's total common shares and changed its name to Gerdau Ameristeel Corporation. Under reverse-take-over accounting, Gerdau North America was deemed to be the acquiror and was assumed to be purchasing the assets and liabilities of Co-Steel.

     On December 31, 2002, Ameristeel was our 87%-owned subsidiary. In March 2003, we effected an exchange, which we refer to as the minority exchange, in which we acquired the shares of Ameristeel not previously owned by us using newly-issued common shares, making Ameristeel a wholly-owned subsidiary. Following the transaction with Co-Steel and the acquisition of the shares of Ameristeel, Gerdau S.A. indirectly holds approximately 69% of our common shares.

                           SUMMARY OF EXCHANGE OFFER

     On June 27, 2003, we completed the private offering of $405 million aggregate principal amount of 10 3/8% Senior Notes due 2011. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the Existing Notes in which we agreed, among other things, to deliver this prospectus to you and to complete an Exchange Offer for the Existing Notes. Below is a summary of the Exchange Offer.

SECURITIES OFFERED.............Up to $405 million aggregate principal amount of new 10 3/8% Senior Notes due 2011, which have been registered under the Securities Act. The form and terms of these Exchange Notes are identical in all material respects to those of the Existing Notes. The Exchange Notes, however, will not contain transfer restrictions and registration rights applicable to the Existing Notes.

EXCHANGE OFFER.................We are offering to exchange $1,000 principal amount of the Existing Notes for $1,000 principal amount of Exchange Notes which have been registered under the Securities Act. In order to exchange your Existing Notes, you must properly tender them and we must properly accept your tender. We will exchange all outstanding Existing Notes that are validly tendered and not validly withdrawn. The terms of the Exchange Notes will be identical in all material respects to the terms of the Existing Notes, except for certain transfer restrictions and exchange and registration rights relating to the Existing Notes. As of the date of this prospectus, there are $405 million principal amount of Existing Notes outstanding.

REGISTRATION RIGHTS............If you do not exchange your Existing Notes for
                               Exchange Notes in this Exchange Offer, you will have very limited registration rights.

EXPIRATION DATE................This Exchange Offer will expire at 5:00 p.m., New
                               York City time, on       --   , 2004 unless we
                               decide to extend this Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which this Exchange Offer is extended.

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND EXISTING
NOTES..........................The Exchange Notes will bear interest from the most recent date to which interest has been paid on the Existing Notes. If your Existing Notes are accepted for exchange, then you will receive interest on the Exchange Notes and not on the Existing Notes.

CONDITIONS TO THIS EXCHANGE
OFFER..........................The Exchange Offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the Exchange Offer, we will resolicit tenders of the Existing Notes.

WITHDRAWAL RIGHTS..............You may withdraw the tender of your Existing
                               Notes at any time prior to 5:00 p.m., New York City time on the Expiration Date.

PROCEDURES FOR TENDERING
EXISTING NOTES.................Except as described in the section titled "The
                               Exchange Offer -- Guaranteed Delivery
                               Procedures", a tendering holder must, on or prior to the Expiration Date:

                               - transmit a properly completed and duly executed
                                 Letter of Transmittal, including all other documents required by the Letter of Transmittal, to SouthTrust Bank at the address listed in this prospectus; or

                               - if Existing Notes are tendered in accordance
                                 with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to the Exchange Agent at the address listed in this prospectus.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..............If your Existing Notes are registered in someone else's name, you should contact such person promptly and instruct such person to tender your Existing Notes on your behalf.

GUARANTEED DELIVERY
PROCEDURES.....................If you wish to tender your Existing Notes and you cannot deliver your Existing Notes, the Letter of Transmittal or any other required documents to the Exchange Agent before the Expiration Date, you may tender your Existing Notes by following the guaranteed delivery procedures under the heading "The Exchange Offer -- Guaranteed Delivery Procedures".

ACCEPTANCE OF EXISTING NOTES
AND DELIVERY OF EXCHANGE
NOTES..........................Subject to the conditions stated in the section
                               "The Exchange Offer -- Conditions to the Exchange Offer" of this prospectus, we will accept for exchange any and all Existing Notes which are properly tendered in the Exchange Offer before 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes will be delivered promptly after the Expiration Date.

RESALES OF EXCHANGE NOTES IN
THE UNITED STATES..............We believe that the Exchange Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                               - you acquire such Exchange Notes in the ordinary
                                 course of your business;

                               - you are not participating, do not intend to
                                 participate and have no arrangement or
                                 understanding with any person to participate, in a distribution of such Exchange Notes; and

                               - you are not one of our "affiliates" (as defined
                                 in Rule 405 under the Securities Act).

                               If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes:

                               - you cannot rely on the applicable
                                 interpretations of the staff of the SEC; and

                               - you must comply with the registration
                                 requirements of the Securities Act in
                                 connection with any resale transaction.

                               Each broker or dealer that receives Exchange
                               Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the Exchange Notes issued in the Exchange Offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

                               Furthermore, any broker-dealer that acquired any of its Existing Notes directly from us:

                               - may not rely on the applicable interpretation
                                 of the staff of the SEC's position contained in Exxon Capital Holdings -- Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

                               - must also be named as a selling noteholder in
                                 connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

                               If our belief is inaccurate and you transfer
                               Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of such Exchange Notes, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

EXCHANGE AGENT.................The Exchange Agent with respect to this Exchange
                               Offer is SouthTrust Bank. The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal accompanying this Prospectus.

USE OF PROCEEDS................We will not receive any proceeds from the issuance of the Exchange Notes pursuant to this Exchange Offer. We will pay all expenses incident to the Exchange Offer.

CERTAIN UNITED STATES AND
CANADIAN FEDERAL INCOME TAX
CONSEQUENCES...................We believe that the exchange of Existing Notes for Exchange Notes will not be a taxable exchange for United States or Canadian federal income tax purposes. See the discussion below under the heading "Certain United States and Canadian Tax Considerations" for more information regarding the tax consequences of the Exchange Offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The form and terms of the Exchange Notes and the Existing Notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the Existing Notes do not apply to the Exchange Notes. The Exchange Notes will evidence the same debt as the Existing Notes and will be governed by the same Indenture. See "Description of Notes".

ISSUERS........................Gerdau Ameristeel Corporation and GUSAP Partners.

EXCHANGE NOTES OFFERED.........$405 million aggregate principal amount of
                               10 3/8% Senior Notes due 2011.

MATURITY.......................July 15, 2011.

INTEREST PAYMENT DATES.........January 15 and July 15, commencing July 15, 2004.

OPTIONAL REDEMPTION............The Exchange Notes will be redeemable at our option, in whole or in part, at any time on or after July 15, 2007, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

                               At any time prior to July 15, 2006, we may redeem up to 35% of the original principal amount of the Exchange Notes with the net cash proceeds of one or more equity offerings of our common shares at a redemption price of 110.75% of the principal amount of the Exchange Notes, together with accrued and unpaid interest, if any, to the date of redemption provided, that, (1) at least 65% of the original principal amount of the Exchange Notes remain outstanding after such redemption; and (2) such redemption occurs within 60 days after the closing of such equity offering.

SPECIAL TAX REDEMPTION.........We may also redeem all but not part of the
                               Exchange Notes if there are specified changes in tax law at a redemption price equal to 100% of the principal amount of the Exchange Notes together with accrued and unpaid interest and premium, if any, to the date of redemption. See "Description of Notes -- Special Tax Redemption".

SUBSIDIARY GUARANTEES..........The Exchange Notes will be guaranteed on a senior unsecured basis by our Subsidiary Guarantors, which are most of the direct or indirect wholly-owned subsidiaries of Gerdau Ameristeel. The Subsidiary Guarantors are also providing Subsidiary Guarantees under our senior secured credit facility. The Subsidiary Guarantees will be unsecured senior indebtedness of our Subsidiary Guarantors and will have the same ranking with respect to indebtedness of our Subsidiary Guarantors as the Exchange Notes will have with respect to our indebtedness.

                               On a pro forma basis after giving effect to the combination of Gerdau North America and Co-Steel, the minority exchange and the refinancing (including this offering, the application of the net proceeds of this offering and the initial borrowings under the senior secured credit facility, as more fully described in "Use of proceeds"), our non-guarantor subsidiaries and joint ventures would have represented approximately 14.0% and 11.5% of our net sales, 29.0% and 24.9% of our EBITDA on a Canadian GAAP basis (31.9% and 32.4% of our EBITDA on a U.S. GAAP basis) for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively, and would have had approximately $98.8 million of total assets and $35.1 million of total liabilities as of September 30, 2003.

RANKING........................The Exchange Notes will be general, unsecured obligations of the Issuers and will:

                               - rank senior in right of payment to all existing
                                 and future subordinated Indebtedness of the Issuers;

                               - rank equally in right of payment with all
                                 existing and future Indebtedness of the Issuers that is not subordinated; and

                               - be effectively subordinated to all of our
                                 secured Indebtedness and Indebtedness of the Company's Restricted Subsidiaries (other than GUSAP Partners) that do not guarantee the Exchange Notes.

                               Each Subsidiary Guarantee will be a general, unsecured obligation of the Subsidiary Guarantor granting the Subsidiary Guarantee and will:

                               - rank senior in right of payment to all existing
                                 and future subordinated Indebtedness of the Subsidiary Guarantor granting the Subsidiary Guarantee;

                               - rank equally in right of payment with all
                                 existing and future Indebtedness of such Subsidiary Guarantor that is not subordinated; and

                               - be effectively subordinated to all secured
                                 indebtedness of such Subsidiary Guarantor to the extent of the value of the assets securing such Indebtedness.

COVENANTS......................We will issue the Exchange Notes under an indenture with SouthTrust Bank as trustee. The indenture will, among other things, limit our ability and the ability of our Restricted Subsidiaries (as defined under the heading "Description of Notes") to:

                               - incur additional debt;

                               - issue redeemable stock and preferred stock;

                               - repurchase capital stock;

                               - make other restricted payments including,
                                 without limitation, paying dividends and making investments;

                               - create liens;

                               - redeem debt that is junior in right of payment
                                 to the Exchange Notes;

                               - sell or otherwise dispose of assets, including
                                 capital stock of subsidiaries;

                               - enter into agreements that restrict dividends
                                 from subsidiaries;

                               - enter into mergers or consolidations;

                               - enter into transactions with affiliates;

                               - guarantee indebtedness; and

                               - enter into sale/leaseback transactions.

                               These covenants will be subject to a number of important exceptions and qualifications. For more details, see "Description of Notes."

CHANGE OF CONTROL..............The occurrence of a change of control will be a triggering event requiring us to offer to purchase from you all or a portion of your Exchange Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

ASSET DISPOSITION..............Certain asset dispositions will be triggering events which may require us to use the proceeds from those asset dispositions to make an offer to purchase the Exchange Notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 361 days to repay senior secured indebtedness, to repay indebtedness under our senior secured credit facility (with a corresponding reduction in commitment) or to invest in assets related to our business.

TRUSTEE........................SouthTrust Bank

GOVERNING LAW..................New York

ADDITIONAL AMOUNTS.............Any payments made by us with respect to the Notes will be made without withholding or deduction for Canadian taxes unless required by law. If we are required by law to withhold or deduct for Canadian taxes with respect to a payment to the holders of Notes, we generally will pay the additional amount necessary so that the net amount received by the holders of Notes after the withholding is not less than the amount that they would have received in the absence of the withholding. See the section entitled "Description of Notes -- Canadian Withholding Taxes."

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

GERDAU AMERISTEEL CORPORATION

     Our financial results are the results for the Gerdau North America operations, and include results for the Co-Steel operations, including our Gallatin joint venture, for the period beginning on October 23, 2002, which represents the period subsequent to the date of acquisition. The summary historical financial data presented below as of December 31, 2001 and 2002, and for each of the years in the three-year period ended December 31, 2002, have been derived from our consolidated financial statements included elsewhere in this prospectus. The summary historical financial data as of December 31, 2000, have been derived from our consolidated financial statements not included in this prospectus. The summary historical financial data presented below as of September 30, 2003, and for the nine months ended September 30, 2002 and 2003, have been derived from our unaudited consolidated financial statements as of that date and for those periods, included elsewhere in this prospectus. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim periods have been included. Results for the nine months ended September 30, 2002 and 2003 are not necessarily indicative of results to be expected for the full year or any future period. For example, results for the nine months ended September 30, 2002 do not include the results of Co-Steel, as such acquisition occurred subsequent to such period. The summary pro forma financial data presented below for the twelve months ended September 30, 2003, have been derived from our unaudited pro forma condensed consolidated financial data and notes thereto, included elsewhere in this prospectus. However, this pro forma information does not purport to represent what actual operating results would have been during this period or to project what our future results will be in any future periods. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Gerdau Ameristeel Corporation," our consolidated financial statements and notes thereto and our pro forma combined condensed financial data and notes thereto, included elsewhere in this prospectus. The following data should also be read in conjunction with the financial information relating to Co-Steel included elsewhere in this prospectus, including "Selected Consolidated Financial Data -- Co-Steel Inc.," the financial statements of Co-Steel and notes thereto and the related management's discussion and analysis of financial condition and results of operations.

     Our financial information is prepared in accordance with Canadian GAAP. Canadian GAAP differs from U.S. GAAP in several respects. The material differences between Canadian GAAP and U.S. GAAP are described in note 21 to our consolidated financial statements, note 10 to our unaudited interim consolidated financial statements for the nine months ended September 30, 2002 and 2003 and under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Gerdau Ameristeel Corporation -- Material differences between Canadian GAAP and U.S. GAAP". One significant difference is that under Canadian GAAP our three 50%-owned joint ventures (Gallatin Steel Company, Bradley Steel Processors Inc. and SSS/MRM Guide Rail Inc.) are proportionately consolidated (except in the U.S. GAAP financial information presented in this prospectus), which means that 50% of individual items such as assets, net sales, cost of sales, interest, depreciation and amortization are included in our results. In addition, to be consistent with the presentation of our financial information, information on tons shipped and other production information in this prospectus includes our 50% share of the joint ventures' operations. Information on net sales and tons shipped only includes net sales or tons shipped to third parties.

                                                                          NINE MONTHS         PRO FORMA
                                                                             ENDED          TWELVE MONTHS
                                          YEAR ENDED DECEMBER 31,        SEPTEMBER 30,          ENDED
                                         --------------------------   -------------------   SEPTEMBER 30,
                                          2000     2001      2002     2002 (1)     2003         2003
                                         ------   ------   --------   --------   --------   -------------
                                             (Dollars in millions except per ton, tons in thousands)
STATEMENT OF OPERATIONS DATA UNDER
  CANADIAN GAAP:
Net sales (2)..........................  $899.7   $840.8   $1,036.1    $697.6    $1,401.2     $1,792.1
Cost of sales..........................   722.0    680.1      867.1     571.3     1,283.9      1,622.7
                                         ------   ------   --------    ------    --------     --------
Gross profit...........................   177.7    160.7      169.0     126.3       117.3        169.4
Selling and administrative.............    57.4     56.4       62.2      45.4        59.3         77.8
Depreciation and amortization (3)......    57.6     61.5       58.7      38.5        60.4         82.9
Other operating expense (income) (4)...     2.8     (0.5)      (5.1)      1.0         0.1         (5.9)
                                         ------   ------   --------    ------    --------     --------
Income (loss) from operations..........    59.9     43.3       53.2      41.4        (2.5)        14.6
Interest expense and amortization of
  deferred financing costs (5).........    51.8     50.0       39.8      31.4        34.3         53.2
Other (gain) loss (6)..................    (0.2)     1.0        0.2       0.4         0.2           --
                                         ------   ------   --------    ------    --------     --------
Income (loss) before income taxes......     8.3     (7.7)      13.2       9.6       (37.0)       (38.6)
Income tax expense (benefit)...........     2.2     (2.6)       0.4       0.6       (21.5)       (24.3)
Minority interest (7)..................    (2.2)    (1.0)      (1.7)     (1.4)        0.2           --
                                         ------   ------   --------    ------    --------     --------
Net income (loss)......................  $  3.9   $ (6.1)  $   11.1    $  7.6    $  (15.3)    $  (14.3)
OTHER DATA UNDER CANADIAN GAAP:
Net cash provided by (used in)
  operating activities.................  $ 28.6   $102.6   $   34.1    $  9.5    $    3.2
Net cash used in investing
  activities...........................   (87.8)   (78.8)     (21.4)    (30.0)      (40.4)
Net cash provided by (used in)
  financing activities.................    61.1    (24.7)      (1.4)     23.9        41.3
EBITDA (8).............................   117.5    104.8      111.9      79.9        57.9         97.5
Ratio of earnings to fixed charges
  (9)..................................    1.1x     0.8x       1.8x      1.2x        0.1x         0.8x
Capital expenditures...................  $ 52.7   $ 28.4   $   33.5    $ 21.8    $   40.5
OTHER OPERATIONAL DATA:
Mill finished steel shipments (tons)...   1,898    1,906      2,548     1,666       3,687        4,569
Fabricated steel shipments (tons)......     580      588        566       438         479          607
Average price per ton -- mill finished
  steel shipments......................  $  308   $  284   $    285    $  289    $    303     $    298
Average price per ton -- fabricated
  steel shipments......................  $  457   $  430   $    440    $  442    $    433     $    433
U.S. GAAP DATA:
Gross sales (10).......................  $929.9   $885.0   $1,053.8    $740.2    $1,317.9     $1,665.1
Income (loss) from operations..........    57.8     41.6       46.9      40.4        (7.8)        (0.7)
Net income (loss)......................     3.6     (6.4)      11.0       7.5       (23.3)       (22.4)
EBITDA (8, 11).........................   115.9    103.5      107.2      79.1        49.8         89.7
Interest expense and amortization of
  deferred financing cost (5)..........    51.8     50.0       41.5      31.9        44.9         66.2
Ratio of earnings to fixed charges
  (9)..................................    1.1x     0.8x       1.2x      1.1x          --           --
Ratio of total debt to EBITDA..........    6.4x     7.0x       5.6x        --       13.3x         7.4x
Ratio of EBITDA to interest expense and
  amortization of deferred financing
  costs................................    2.3x     2.1x       2.4x      2.5x        1.1x         1.4x

                                                                  DECEMBER 31,
                                                         ------------------------------   SEPTEMBER 30,
                                                           2000       2001       2002         2003
                                                         --------   --------   --------   -------------
                                                                     (Dollars in millions)
BALANCE SHEET DATA UNDER CANADIAN GAAP:
Cash and cash equivalents..............................  $    6.0   $    5.1   $   16.4     $   20.4
Working capital........................................     116.7      120.7      203.3        338.2
Total assets...........................................   1,074.6    1,061.9    1,571.4      1,709.0
Total debt (12)........................................     757.5      723.6      519.2        595.4
Shareholders' equity (13)..............................      57.0       49.8      593.1        650.1
Minority interest (7)..................................      29.6       30.6       33.3           --
U.S. GAAP DATA:
Total assets...........................................  $1,072.1   $1,058.6   $1,513.7     $1,698.0
Total debt (12)........................................     759.6      725.1      564.5        662.9
Shareholders' equity (13)..............................      55.8       47.7      493.2        535.2

---------------

(1) Results for the nine months ended September 30, 2002 do not include the results for Co-Steel, which was acquired on October 23, 2002. See page 45 for pro forma financial data for the nine months ended September 30, 2002 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of our results for the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002 on an actual and a pro forma basis.

(2)  Our sales are reported net of freight costs.

(3) On January 1, 2002, we adopted CICA Handbook Section 3062, Goodwill and Other Intangible Assets. This section requires that goodwill and intangible assets with indefinite lives not be amortized, but rather their fair value be assessed at least annually and written down for any impairment in value.

(4) Other operating expense (income) over the periods for which financial data is presented includes: income related to electric power rebates from Ontario utilities, an insurance settlement reimbursing environmental clean-up costs incurred in 1997 and 1998 and cash settlements from graphite electrode suppliers; and expense related to start-up costs associated with new process automation controls at the Knoxville rolling mill, costs associated with closing two fabricating plants, losses on investments and claims deductible.

(5) Interest expense under Canadian GAAP does not include interest on the convertible debentures of $1.0 million in the year ended December 31, 2002, $4.3 million in the nine months ended September 30, 2003 and $5.4 million pro forma for the twelve months ended September 30, 2003. Under Canadian GAAP we record interest expense, net of taxes, as an after-tax charge to reinvested earnings. In addition, interest expense under Canadian GAAP does not include the ineffective portion of our interest rate swaps, which was $(0.5) million, $(1.6) million and $0.6 million for the years ended December 31, 2000, 2001 and 2002, respectively, $(0.4) million and $(3.0) million for each of the nine months ended September 30, 2002 and 2003, respectively, and $1.6 million pro forma for the twelve months ended September 30, 2003. Under U.S. GAAP, we would be required to record any ineffective portion of our swaps as interest expense in any applicable period. Through September 30, 2003, this would have required us to record an aggregate of $3.1 million of charges. It is our intention to keep the swaps in place with new counterparties after the refinancing. If we cannot do so then we would be required to pay $6.0 million to counterparties and would take a $6.0 million pre-tax charge to net income under Canadian GAAP. Under U.S. GAAP, we would have a $4.0 million cash charge, in addition to the $3.1 million charge that would have already been taken on the ineffective portion.

(6) Other gain (loss) includes foreign exchange gains and losses, losses on marketable securities and losses on investments.

(7) Minority interest is the income attributable to the minority shareholders of Ameristeel. On March 31, 2003, we completed an exchange of shares of Ameristeel held by minority shareholders for 13,198,501 of our shares.

(8) "EBITDA" is net income plus interest, taxes, depreciation and amortization, minority interest and other (gain) loss. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by generally accepted accounting principles, and our calculations thereof may not be comparable to that reported by other companies. EBITDA is included in this prospectus because it is a measure we use to assess our liquidity position and because certain covenants in our borrowing arrangements are tied to similar measures. We also believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. This belief is based on our negotiations with our lenders who have indicated that the amount of indebtedness we will be permitted to incur will be based, in part, on our EBITDA. EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use. EBITDA includes our share of the earnings of our joint ventures, a significant portion of which is derived from our Gallatin joint venture. We do not control our joint ventures and cannot, without agreement from our partner, cause any joint venture to distribute its income from operations to us. In addition, Gallatin's existing financing agreement prohibits it from distributing cash to us unless specified financial covenants are satisfied.

    The following table reconciles Canadian GAAP EBITDA with net income and cash flow from operations for the periods indicated:

                                                                                                 PRO FORMA        PRO FORMA
                                                                               NINE MONTHS      NINE MONTHS        TWELVE
                                                          YEAR ENDED              ENDED            ENDED           MONTHS
                                                         DECEMBER 31,         SEPTEMBER 30,    SEPTEMBER 30,        ENDED
                                                   ------------------------   -------------   ---------------   SEPTEMBER 30,
                                                    2000     2001     2002    2002    2003     2002     2003        2003
                                                   ------   ------   ------   -----   -----   ------   ------   -------------
                                                                             (Dollars in millions)
     CANADIAN GAAP
     EBITDA......................................  $117.5   $104.8   $111.9   $79.9   $57.9   $135.1   $ 57.9      $ 97.5
     Depreciation and amortization expense.......   (57.6)   (61.5)   (58.7)  (38.5)  (60.4)   (57.2)   (60.4)      (82.9)
     Interest expense and amortization of
       deferred financing costs..................   (51.8)   (50.0)   (39.8)  (31.4)  (34.3)   (43.5)   (42.7)      (53.2)
     Other gain (loss)...........................     0.2     (1.0)    (0.2)   (0.4)   (0.2)    (5.7)    (0.2)         --
     Minority interest...........................    (2.2)    (1.0)    (1.7)   (1.4)    0.2       --       --          --
     Income taxes................................    (2.2)     2.6     (0.4)   (0.6)   21.5     (4.4)    24.9        24.3
                                                   ------   ------   ------   -----   -----   ------   ------      ------
     Net income (loss)...........................     3.9     (6.1)    11.1     7.6   (15.3)  $ 24.3   $(20.5)     $(14.3)
                                                                                              ------   ------      ------
     Depreciation and amortization expense.......    57.6     61.5     58.7    38.5    60.4
     Changes in working capital and other
       operating items...........................   (32.9)    47.2    (35.7)  (36.6)  (41.9)
                                                   ------   ------   ------   -----   -----
     Net cash used in operating activities.......  $ 28.6   $102.6   $ 34.1   $ 9.5   $ 3.2
                                                   ------   ------   ------   -----   -----

    The following table reconciles U.S. GAAP EBITDA with net income for the periods indicated:

                                                                                                 PRO FORMA        PRO FORMA
                                                                               NINE MONTHS      NINE MONTHS        TWELVE
                                                          YEAR ENDED              ENDED            ENDED           MONTHS
                                                         DECEMBER 31,         SEPTEMBER 30,    SEPTEMBER 30,        ENDED
                                                   ------------------------   --------------   --------------   SEPTEMBER 30,
                                                    2000     2001     2002    2002     2003     2002    2003        2003
                                                   ------   ------   ------   -----   ------   ------   -----   -------------
                                                                             (Dollars in millions)
     U.S. GAAP
     EBITDA......................................  $115.9   $103.5   $107.2   $79.1   $ 49.8   $121.7   $49.8      $ 89.7
     Depreciation and amortization expense.......   (57.0)   (60.9)   (55.3)  (38.1)   (52.2)   (47.3)  (52.2)      (70.6)
     Interest expense and amortization of
       deferred financing costs..................   (51.8)   (50.0)   (41.5)  (31.9)   (44.9)   (48.8)  (53.3)      (66.2)
     Other loss..................................    (0.3)    (1.9)    (0.2)   (0.2)    (0.5)    (5.5)   (0.2)       (0.1)
     Minority interest...........................    (2.2)    (1.0)    (1.7)   (1.4)     0.2       --      --          --
     Income taxes................................    (1.0)     3.9      2.5      --     24.3     (0.3)   27.7        24.8
                                                   ------   ------   ------   -----   ------   ------   -----      ------
     Net income (loss)...........................  $  3.6   $ (6.4)  $ 11.0   $ 7.5   $(23.3)  $ 19.8   $28.2      $(22.4)
                                                   ------   ------   ------   -----   ------   ------   -----      ------

(9) For the purposes of calculating our ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus distributions received from joint ventures and fixed charges. Fixed charges consist of interest expense, whether expensed or capitalized, on all indebtedness and deferred financing costs plus interest on the convertible debentures and an interest component equal to 25% of rental expense, representing that portion of rental expense that management believes is attributable to interest. Under Canadian GAAP, earnings did not cover fixed charges by $8.6 million in the year ended December 31, 2001 and by $33.2 million in the nine months ended September 30, 2003. Under U.S. GAAP, earnings did not cover fixed charges by $10.3 million in the year ended December 31, 2001, by $44.1 million for the nine months ended September 30, 2003 and by $22.0 million in the twelve months ended September 30, 2003 on a pro forma basis.

(10) Under U.S. GAAP, we would report gross sales and include freight costs in cost of sales. Under Canadian GAAP, sales are reported net of freight costs. In addition, under Canadian GAAP, we proportionately consolidate our 50% interest in our joint ventures, resulting in higher sales and EBITDA under Canadian GAAP. Under U.S. GAAP, the joint ventures are accounted for using the equity method.

(11) Canadian GAAP EBITDA is higher than U.S. GAAP EBITDA because of the difference in the accounting for joint ventures described in footnote 10 above. In particular, under both U.S. GAAP and Canadian GAAP, net income
     (loss), which is the starting point for calculating EBITDA, includes our 50% share of the net income of our joint ventures; however, we add the interest, depreciation and amortization from the joint ventures to net income (loss) under Canadian GAAP as the results of operations for our joint ventures are proportionately consolidated, but not under U.S. GAAP.

(12) Total debt includes long-term borrowings, current portion of long-term borrowings, bank indebtedness and related party borrowings. Under Canadian GAAP, total debt excludes our convertible debentures; our convertible debentures are included in total debt under U.S. GAAP. Under Canadian GAAP, we had $92.6 million of convertible debentures outstanding as of September 30, 2003. Under U.S. GAAP, our convertible debentures were recorded at $55.2 million as of December 31, 2002 and $73.0 million as of September 30, 2003, in each case net of the purchase price fair value adjustment resulting from the combination with Co-Steel. Because our convertible debentures are denominated in Canadian dollars, the value of our convertible debentures fluctuates with the exchange rate between the U.S. dollar and the Canadian dollar. The increase in the value of our convertible debentures between December 31, 2002 and September 30, 2003 was due to the appreciation in the Canadian dollar relative to the U.S. dollar. As of September 30, 2003 on a pro forma basis, total debt includes gross proceeds of $397.1 million from the issuance of $405 million of aggregate principal amount of the Existing Notes at a price of 98.001% of the face amount.

(13) Under Canadian GAAP shareholders' equity includes our convertible debentures. We had $92.6 million of convertible debentures outstanding as of September 30, 2003. We record the interest, net of taxes, on our convertible debentures as an after-tax charge to reinvested earnings. Under U.S. GAAP, the debentures would be recorded as a liability and the interest costs as interest expense.

                                  RISK FACTORS

     The Exchange Notes involve a high degree of risk. You should carefully consider the risks described below as well as other information and data included in this prospectus. If any of the events described in the risk factors below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the Exchange Notes.

RISKS RELATING TO THE EXCHANGE OFFER

HOLDERS MAY HAVE DIFFICULTY SELLING THE EXISTING NOTES THAT THEY DO NOT
EXCHANGE.

     If the Existing Notes are not exchanged for Exchange Notes in the Exchange Offer, holders of the Existing Notes will continue to be subject to the restrictions on transfer of the Existing Notes described in the offering memorandum for the Existing Notes. The restrictions on transfer of the Existing Notes arise because the Existing Notes were issued under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable US state securities law. In general, holders of the Existing Notes may only offer or sell the Existing Notes if the Existing Notes are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. The Issuers do not intend to register the Existing Notes under the Securities Act. To the extent Existing Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Existing Notes would be adversely affected. See "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Existing Notes".

NO FURTHER OBLIGATION OF ISSUERS TO REGISTER THE EXISTING NOTES UPON COMPLETION OF THE EXCHANGE OFFER.

     The obligations of Issuers under the Registration Rights Agreement to exchange the Existing Notes for registered Exchange Notes or to register the Existing Notes pursuant to an effective registration statement are satisfied once the Exchange Offer is complete. Except for holders of Existing Notes who are ineligible to participate in the Exchange Offer, holders who do not exchange their Existing Notes in the Exchange Offer will have no further right against Issuers to register the Existing Notes which are not exchanged in the Exchange Offer and the additional interest provisions in the Existing Notes will not apply.

SOME HOLDERS WHO EXCHANGE THEIR EXISTING NOTES MAY BE DEEMED TO BE UNDERWRITERS.

     If the Existing Notes are exchanged in the Exchange Offer for the purposes of participating in a distribution of the Exchange Notes, some holders may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

RISKS RELATED TO OUR BUSINESS

THE GLOBAL STEEL INDUSTRY IS HIGHLY COMPETITIVE AND HAS EXCESS PRODUCTION CAPACITY, WHICH COULD CAUSE US TO BECOME UNCOMPETITIVE.

     We compete with numerous foreign and domestic steel producers, including both integrated and minimill producers. Some of our competitors have greater financial and capital resources than we do, and continue to invest heavily to achieve increased production efficiencies, increased capacity and improved product quality. We primarily compete with other steel producers based on the delivered price of finished products to our customers. Although freight costs for steel can often make it uneconomic for distant steel producers to compete with us, to the extent that they have lower cost of sales, such as lower labor or energy costs, they may be able to successfully compete. Our labor and energy costs are higher than many foreign producers. Although we are continually striving to improve our operating costs, we may not be successful in achieving labor and energy costs or gaining operating efficiencies that may be necessary to remain competitive.

     The domestic steel industry has excess production capacity due to relatively stable domestic demand and increased foreign imports. Due to unfavorable foreign economic conditions, excess foreign capacity and a strong U.S. dollar, imports of steel products to the U.S. and Canadian markets have reached high levels and, in some cases, have been sold at prices below their combined production and export costs. From 1995 to 2003, U.S. steel industry production capacity utilization levels ranged from a high of 93.3% in 1995 to a low of 79.2% in 2001 and were 84.9% in the first quarter of 2003. Recently, a number of domestic flat rolled steel facilities that had been closed or idled have become operational again, contributing to the overcapacity in that market segment. This excess capacity has resulted in more competitive product pricing and increased pressure on industry profit margins. Additionally, there are several recently-idled flat rolled steel mills that, if restarted, could exacerbate the problems caused by overcapacity.

     Over 35 U.S. steel companies have sought protection under Chapter 11 of the United States Bankruptcy Code since the beginning of 1997. Many of these companies have continued to operate, while reducing prices to maintain volumes and cash flow, and obtaining concessions from their labor unions and suppliers. Some companies have even expanded and modernized while in bankruptcy. Upon emerging from bankruptcy, these companies, or new entities that purchased their facilities through the bankruptcy process, have been relieved of many obligations, including environmental, employee, and retiree benefit and other obligations, commonly referred to as legacy costs. As a result, they may be able to operate with lower fixed costs than us.

     In addition, our business is very capital intensive, requiring us to maintain a large fixed cost base. The high levels of fixed costs of operating a minimill encourage mill operators to maintain high levels of output, even during periods of reduced demand, which exacerbates the pressure on profit margins. Our profitability is dependent, in part, on our ability to spread fixed costs over an increasing number of tons shipped. The highly competitive nature of our industry has in recent periods exerted, and may continue to exert, downward pressure on prices for certain of our products, which could adversely affect our sales and our profitability.

     All of our production facilities are minimills, which produce steel by melting scrap metal in electric arc furnaces. The competitiveness of minimills relative to integrated mills (production facilities that produce steel from coke and iron ore) is influenced by the cost of scrap, which represents a significant production cost for minimills. If scrap prices were to increase significantly without a commensurate increase in finished steel selling prices, the competitive position of minimills compared to integrated mills could be materially adversely affected, making us uncompetitive relative to integrated producers and causing our sales and profitability to decline. Additionally, the competitiveness of minimills relative to integrated producers will be driven by the efficiency of integrated producers. Recently, certain integrated steel producers have succeeded in reducing their costs. For example, in connection with the ongoing consolidation and restructuring within the U.S. steel industry, some integrated producers have been able to reduce significant legacy costs, making them much more competitive relative to minimills, which historically have had much smaller legacy costs.

OUR LEVEL OF INDEBTEDNESS COULD ADVERSELY AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL TO FUND OUR OPERATIONS, LIMIT OUR ABILITY TO REACT TO CHANGES IN THE ECONOMY OR OUR INDUSTRY AND PREVENT US FROM MEETING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

     We are highly leveraged. As of September 30, 2003, our total indebtedness was approximately $595.4 million. The following chart shows our level of indebtedness and certain other information as of September 30, 2003:

                                                                       AS AT
                                                                SEPTEMBER 30, 2003
                                                               ---------------------
                                                               (Dollars in millions)
Senior secured credit facility (1)..........................          $150.0
Existing Notes (2)..........................................           397.1
Other.......................................................            48.3
  Total debt................................................           595.4
Convertible debentures......................................            92.6

---------------

(1) Includes an additional $61.6 million of letters of credit under the senior secured credit facility (most of which will be used to secure industrial revenue bonds). Our senior secured credit facility provides for commitments of up to $350 million. We will be able to borrow under the senior secured credit facility (a) the lesser of (i) the committed amount, and (ii) the borrowing base (which is based upon a portion of the inventory and accounts receivable held by PASUG LLC, GUSAP Partners, Gerdau Ameristeel, Gerdau Ameristeel MRM Special Sections, Gerdau Ameristeel Lake Ontario Inc., MFT Acquisition, Corp., Porter Bros. Corporation, Ameristeel, Gerdau Ameristeel Perth Amboy and Gerdau Ameristeel Sayreville less certain reserves), minus
     (b) outstanding loans, letter of credit obligations and other obligations owing under the senior secured credit facility. Since the borrowing base under our senior secured credit facility will be based on our actual inventory and accounts receivable levels, available borrowings under the facility will fluctuate, and these fluctuations could be significant.

(2) $405 million aggregate principal amount of Existing Notes issued at a price of 98.001% of the face amount.

                                                                    PRO FORMA
                                                               TWELVE MONTHS ENDED
                                                               SEPTEMBER 30, 2003
                                                               -------------------
Ratio of earnings to fixed charges..........................          0.8x

     Our high degree of leverage could have important consequences for you, including the following:

     - it may limit our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes;

     - a substantial portion of our cash flows from operations must be dedicated to the payment of principal and interest on our indebtedness and is not available for other purposes, including our operations, capital expenditures and future business opportunities;

     - the debt service requirements of our other indebtedness could make it more difficult for us to make payments on the Exchange Notes;

     - certain of our borrowings, including borrowings under our senior secured credit facility, are at variable rates of interest, exposing us to the risk of increased interest rates;

     - it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

     - we may be vulnerable in a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth.

     We had $53.2 million of interest expense in the twelve months ended September 30, 2003 on a pro forma basis, excluding $5.4 million of interest on our convertible debentures, which is classified as a charge to reinvested earnings under Canadian GAAP.

OUR BUSINESS REQUIRES SUBSTANTIAL CAPITAL INVESTMENT, OPERATING LEASES, CAPITAL COMMITMENTS AND MAINTENANCE EXPENDITURES THAT WE MAY BE UNABLE TO FULFILL.

     Our operations are capital intensive. Our total capital expenditures were $64.3 million, $44.5 million and $44.7 million on a combined basis for the years ended December 31, 2000, 2001 and 2002, respectively. Capital expenditures in 2003 are expected to be approximately $60.6 million, a portion of which will be spent on the former Co-Steel operations. In the years prior to the combination of Gerdau North America and Co-Steel, Co-Steel had maintained capital spending at low levels in order to conserve cash. As a result, we believe that future capital expenditures on the former Co-Steel operations will be higher than historical levels.

     As of December 31, 2002, we were obligated to make aggregate lease payments of $46.3 million under operating leases over the next five years.

     As of December 31, 2002, in addition to our commitments under our long term debt, convertible debentures and industrial revenue bonds, we had contingent obligations consisting of: letters of credit for financial assurance of approximately $56.0 million; pension liabilities that can fluctuate materially due to investment returns, changes in interest rates and other matters beyond our control; and interest rate swaps under which we currently pay a fixed rate in exchange for variable rate interest, as a result of which changes in interest rates could adversely effect our costs. Additionally, environmental laws and regulations may impose liability for costs of investigation and clean-up, regardless of fault or the legality of the original disposal. Clean-up costs could be substantial and could have a material adverse effect on our results of operations.

     As a general partner of Gallatin, we could potentially be liable for all its indebtedness if neither Gallatin nor our joint venture partner is able to satisfy those obligations. Gallatin is party to a $40.0 million revolving credit facility, under which $0.0 million was outstanding as of September 30, 2003. Gallatin had other bank indebtedness of $5.9 million as of September 30, 2003. In addition, as a general partner of Gallatin, we are required to make capital contributions to the partnership unless its EBITDA meets certain specified targets. We are obligated to fund 50% of Gallatin's capital expenditures if its EBITDA is less than $10 million. We are also required to make capital contributions to Gallatin equal to 50% of the lease payments it makes on its property. Gallatin may, however, elect to fund its lease payments out of its working capital if its EBITDA at the time of such payment exceeds $20 million, and it would not, as a result of such payment, exceed certain stipulated thresholds under its existing financing agreement. Although Gallatin has historically elected to fund its lease payments out of its working capital, this may change and we may be required to fund them in the future.

     Our business may not generate sufficient operating cash flow and external financing sources may not be available in an amount sufficient to enable us to make anticipated capital expenditures, satisfy our lease obligations, service or refinance our indebtedness or fund other liquidity needs. Since the borrowing base under our senior secured credit facility will be based on our actual inventory and accounts receivable levels, available borrowings under the facility will fluctuate, and these fluctuations could be significant. Additionally, beginning March 27, 2004, the calculation of our borrowing base may include a smaller portion of the value of our inventory, which would reduce our available borrowings under the senior secured credit facility.

HIGH LEVELS OF LOW-PRICE IMPORTS MAY NEGATIVELY AFFECT OUR RESULTS OF
OPERATIONS.

     Steel imports to the United States accounted for an estimated 26% of the domestic steel market in 2002 and 24% in 2001. Partly as a result of the high levels of low-priced imports, the average industry-wide selling prices for rebar and merchant bar, which comprise the majority of our finished steel shipments, have decreased. Average selling prices for rebar had fallen from $315 per ton in April 2000 to a low of $275 per ton in December 2001, while prices for merchant bar quality products had fallen from $347 per ton in April 2000 to a low of $303 per ton in December 2001. While prices have recently improved from these lows, these imports have had, and may continue to have, a negative impact on domestic prices.

     On March 5, 2002 President Bush announced that trade remedies under Section 201 of the Trade Act of 1974 would be imposed as temporary safeguards relating to steel imports entering the United States on and after March 20, 2002. The
Section 201 tariffs were intended to provide protection against imports from certain countries for a period of three years, although many of our products are not in categories that are protected by tariffs or are in categories, such as rebar, that are currently protected by only 12% tariffs as opposed to higher tariffs on other steel products. On November 10, 2003 the World Trade Organization (WTO) Appellate Body issued a ruling that upheld an initial WTO panel ruling that declared the Section 201 tariffs on steel imports to be in violation of WTO rules concerning safeguard measures. On December 4, 2003, President Bush signed a proclamation terminating the steel safeguard tariffs, and announced that the tariffs were being terminated as they had achieved their purpose and changed economic circumstances indicated it was time to terminate them. However, it is not known whether the termination of the safeguard tariffs is permanent as President Bush also announced that the steel import licensing and monitoring program will continue its work in order to be able to respond to future import surges that could unfairly damage the United States steel industry.

     Duties may from time to time mitigate the risk of unfairly traded steel products but may not prove to be a permanent solution to the risks associated with imported steel products. The tariffs imposed by the United States may not reduce imports or, even if they do, the negative pressure on prices may not be alleviated. For example, we do not believe that the Section 201 trade remedies announced have had a material impact on our operations. In addition, the U.S. safeguard remedies exempt numerous products, will be reduced in 2003 and 2004, will expire in 2005 and may be changed. In addition, Canada and Mexico have been excluded from tariffs imposed by the United States. As a result, producers in Canada and Mexico believe that steel imports initially destined for the United States may be re-routed to Canada and Mexico. Such re-routing could result in a substantial surge of imports into Canada and Mexico, causing a further price depression in these countries.

     In March 2002, the Government of Canada directed the Canadian International Trade Tribunal (CITT) to investigate whether increased imports of certain steel products were causing -- or threatening to cause -- injury to Canadian steel producers. On August 19, 2002 the CITT made a finding of serious injury in respect of five categories of steel products and recommended that Canada impose a 15% declining tariff on imports of rebar and a tariff rate quota on imports of discrete plate, cold-rolled sheet and coil, standard pipe, and angles, shapes and sections. On October 6, 2003 the Government of Canada decided against implementing tariffs and tariff rate quotas on certain steel imports as recommended by the CITT.

     In a joint statement released on October 7, 2003 following the annual meeting of the North American Free Trade Agreement (NAFTA) Commission, Canada, the United States and Mexico announced the establishment of a North American Steel Trade Committee (NASTC). The objective of the NASTC is to reduce remaining distortions in the North American steel market, to promote continued cooperation among members on international

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

steel policy matters, and to serve as a consultative mechanism regarding matters of mutual interest. The NASTC's inaugural meeting is scheduled to take place on November 21, 2003.

     Continued negative worldwide economic conditions, a further economic downturn and an increase in the strength of the U.S. dollar or Canadian dollar relative to other currencies could all increase imports. It therefore is possible that more unfairly priced imports could enter into the North American markets at a future date, resulting in further price depressions, which would adversely affect our ability to compete, our sales levels and our profitability.

THE CYCLICAL NATURE OF THE STEEL INDUSTRY AND NEGATIVE ECONOMIC CONDITIONS IN NORTH AMERICA AND WORLDWIDE MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

     The steel industry is highly cyclical in nature and is affected significantly by prevailing economic conditions in the major world economies. We are particularly sensitive to trends in cyclical industries such as the North American construction, appliance, machinery and equipment, and transportation industries, which are significant markets for our products. In addition, certain of our customers have been adversely affected by the continuing North American and worldwide economic downturn, which has resulted, and may in the future result, in defaults in the payment of accounts receivable owing to us and reduced sales levels.

     Market conditions for steel products in the North American market have fluctuated over the years and have been difficult since the third quarter of 2000. For example, we estimate that 40% of our products is used in the construction industry, notably the private commercial sector and the public infrastructure sector, which have both experienced lower demand in recent periods. Demand for our finished steel products, notably rebar and structural shapes, will continue to be significantly affected by the relative strength of the construction sector in North America. The private commercial sector is not expected to improve in North America for several quarters. Events or conditions having an adverse effect on the steel industry in general or on our markets in particular would have a material adverse effect on our financial condition or results of operations. Future economic downturns, a stagnant economy or currency fluctuations, such as an increase in the strength of the dollar, which would lead to a decrease in the cost of imported products, may adversely affect our business, results of operations and financial condition.

OUR PROFIT MARGINS COULD BE ADVERSELY AFFECTED BY A SIGNIFICANT INCREASE IN OUR RAW MATERIAL AND ENERGY COSTS.

     All of our minimills produce steel by melting scrap metal in electric arc furnaces. As a result, our operating results are strongly linked to the cost of scrap metal, which is the primary raw material for our minimill facilities. For the twelve months ended September 30, 2003, scrap costs represented approximately 36% of our pro forma costs of sales. Approximately half of all steel products in North America are currently produced in electric arc furnaces that utilize steel scrap. The availability of and prices for scrap are subject to market forces largely beyond our control, including demand by North American and international steel producers, freight costs, and speculation. Prices for scrap metal in the past year have increased as a result of rising demand causing prices for #1 Chicago Heavy Melt scrap (which is a common grade of scrap) to rise from $65 per ton in December 2001 to $135 per ton in September 2003.

     In addition, the prices for scrap vary significantly, and these fluctuations do not always match fluctuations in the price of our products. For example, scrap metal prices are relatively higher during the winter months due to the impact of weather on collection and supply efforts. Realized selling prices for our end products cannot always be adjusted in the short-term to recover the cost of increases in scrap metal prices. If scrap prices were to increase significantly without a commensurate increase in finished steel selling prices, our profit margins would be materially adversely affected. Future increases in the prices paid for scrap and other inputs without a commensurate increase in prices for our finished steel products would materially adversely affect our operating margins and our results of operations.

     Electricity and natural gas represented approximately 9.0% and 4.2%, respectively, of our pro forma cost of sales for the twelve months ended September 30, 2003. Most of our facilities operate under long-term electricity supply contracts with major utilities. These contracts typically have two components to them: a firm portion and an interruptible portion. The firm portion supplies a base load for critical equipment and auxiliary services. The interruptible portion supplies the majority of our requirements, including the electric arc furnace load. The interruptible portions of the contracts generally represent over 70% of the total load and, for the most part, are based on a spot-market price of electricity at the time it is being used. We therefore have significant exposure to the

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

variances of the electricity spot market. Energy costs in the northeastern United States, where two of our minimills are located, are typically significantly higher than in other parts of North America.

     We do not have long-term contracts for natural gas and are therefore subject to market variables and pricing swings for that energy source that could materially affect our operating margins and results of operations. Prices for natural gas have been very volatile in the recent past. For example, in 2002, the average NYMEX natural gas price was $3.22/mmBtu compared to $5.66/mmBtu which was the average price as of September 30, 2003. This reflects a 75% price increase. We spent approximately $42.1 million and $53.7 million for our natural gas requirements in the nine months ended September 30, 2003 and the twelve months ended September 30, 2003 on a pro forma basis, respectively. If prices remain at current levels or increase further, our profitability will continue to be adversely affected. Any interruption in the supply of energy, whether scheduled or unscheduled, could materially adversely affect our sales and earnings.

     We have not always been able to pass on increases in the price of steel scrap, other raw materials or energy to our customers, and may not be successful in doing so in the future; consequently, any such increases may adversely impact our profitability.

WE RELY ON OUR JOINT VENTURES FOR A PORTION OF OUR INCOME AND EBITDA, BUT WE DO NOT CONTROL THEM OR THEIR DISTRIBUTIONS.

     We have three 50%-owned joint ventures that make a contribution to our financial results but that we do not control. These joint ventures contributed $0.5 million and $6.3 million to our net income under Canadian GAAP and $75.3 million and $6.3 million under U.S. GAAP for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively, and $13.2 million and $11.0 million of EBITDA on a Canadian GAAP basis for those periods ($0.5 million and $6.3 million of EBITDA on a U.S. GAAP basis). Additionally, our Gallatin joint venture, which we acquired in our combination with Co-Steel, contributed $20.4 million of Co-Steel's net income under U.S. GAAP and Canadian GAAP for the nine months ended September 30, 2002 and $32.5 million of Co-Steel's EBITDA on a Canadian GAAP basis ($32.5 million of EBITDA on a U.S. GAAP basis). We received $3.6 million and $21.5 million of cash distributions from our joint ventures in the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively, and Co-Steel received $6.5 million of cash distributions from Gallatin in the nine months ended September 30, 2002. However, we do not control the joint ventures and cannot, without agreement from our partner, cause any joint venture to distribute its income from operations to us. In addition, Gallatin's existing financing agreement prohibits it from distributing cash to us unless specified financial covenants are satisfied. Additionally, since we do not control our joint ventures, they may not be operated in a manner that we believe would be in the joint ventures', or our, best interests. To the extent that we enter into other joint ventures as part of our acquisition strategy, these risks may have a greater impact on us.

COMPLIANCE WITH ENVIRONMENTAL LAWS IS COSTLY AND ONEROUS AND MAY REDUCE OUR PROFITABILITY.

     Our business units are required to comply with an evolving body of environmental laws and regulations. These laws and regulations concern, among other things, air emissions, discharges to soil, surface water and groundwater, noise control, the generation, handling, storage, transportation, and disposal of hazardous substances, and the clean-up of contamination. These laws and regulations vary by location and can fall within federal, provincial, state, or municipal jurisdictions.

     We generate certain wastes, primarily electric arc furnace dust (EAF dust), that are classified as hazardous wastes and must be properly managed under applicable environmental laws and regulations. In the United States and Canada, certain environmental laws and regulations impose joint and several liability on certain classes of persons for the costs of investigation and clean-up of contaminated properties. Liability may attach regardless of fault or the legality of the original disposal. Some of our present and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require clean-up. We could be liable for the costs of such clean-ups. Clean-up costs for any contamination, whether known or not yet discovered, could be substantial and could have a material adverse effect on our results of operations.

     Some of our North American operations in the U.S. are responsible for the remediation of certain sites where EAF dust was generated and/or disposed. Although the ultimate costs associated with the remediation are not known precisely, we have estimated the total remaining costs as of December 31, 2002 to be approximately $6.3 million, with these costs recorded as a liability in our financial statements. An additional liability of $8.6 million

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

was recorded in 2002 with respect to certain environmental obligations which were triggered by the change in control of Co-Steel in certain jurisdictions in which Co-Steel operated.

     Changes, such as new laws or enforcement policies, including potential restrictions on the emissions of mercury and other pollutants, or an incident at one of our properties or operations, could have a material adverse effect on our business, financial condition, or results of operations. Our business units are required to have governmental permits and approvals. Any of these permits or approvals may be subject to denial, revocation, or modification under various circumstances. Failure to obtain or comply with the conditions of permits and approvals may adversely affect our results of operations and may subject us to penalties. In addition, we may be required to obtain additional operating permits or governmental approvals and incur additional costs. We may not be able to meet all applicable regulatory requirements. Moreover, we may be subject to fines, penalties, or other liabilities arising from actions imposed under environmental legislation or regulations. In addition, our environmental capital expenditures could materially increase in the future.

OUR PENSION PLANS ARE CURRENTLY UNDERFUNDED AND WE HAVE TO MAKE CASH PAYMENTS, WHICH MAY BE GREATER IN THE FUTURE, REDUCING THE CASH AVAILABLE FOR OUR BUSINESS.

     We have suffered from the devaluation of equity markets over the past three years, which has reduced our plan assets. In addition, the market rate for high-quality fixed income investments is much lower than previous years, compelling us to lower our assumed discount rate from 7.0% in 2000 to 6.75% in 2002 for our U.S. plans and from 7.5% in 2000 to 6.5% in 2002 for our Canadian plans. A lower discount rate increases the present value of benefit obligations and increases pension expense. Pension expense is also negatively affected by lower anticipated returns on assets. Under U.S. GAAP, the increase in pension obligations and the reduction in plan assets could generate a minimum pension liability adjustment. We are not required to recognize an additional minimum liability under Canadian GAAP. As a result, a number of our pension plans were underfunded when their assets and liabilities were last computed. As of December 31, 2002, the aggregate value of our pension plan assets (including supplemental retirement plans) was $206.1 million, while the aggregate projected benefit obligation was $301.4 million, resulting in an aggregate deficit of $95.3 million. We anticipate the identified deficiencies may be larger at this time based on the recent performance of equity markets. We will have to make cash payments in the range of $15 million to $20 million to fund our underfunded pension plans in 2003. We expect that the cash payments for 2004 and 2005 will not be materially different than the requirements for 2003, so long as long-term expectations of fund performance are met. However, funding requirements in future years may be higher, depending on market conditions, and may restrict the cash available for our business. Our funding requirements may also be significantly higher beginning in 2005 if temporary funding relief provisions enacted by the United States Congress are not extended.

WE MAY NOT BE ABLE TO SUCCESSFULLY RENEGOTIATE COLLECTIVE BARGAINING AGREEMENTS WHEN THEY EXPIRE AND OUR FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED BY LABOR DISRUPTIONS.

     We have approximately 5,000 employees, of which approximately 1,300 employees are represented by unions under a number of collective bargaining agreements. The agreements with our mill employees have different expiration dates beginning February 2004. The collective agreements for our recycling facilities have different expiration dates beginning in 2006. We may be unable to successfully negotiate new collective bargaining agreements without any labor disruption. For example, in the first quarter of 2001, we experienced a three-month labor disruption at our Whitby mill, which had a financial impact estimated at Cdn$25 million of direct costs and caused other significant indirect costs such as market erosion, lost production and other opportunity costs. Additionally, in the second quarter of 2002, we experienced a 13-day labor disruption at our Selkirk mill, which had a financial impact estimated at Cdn$2.4 million, consisting of lost production, additional costs relating to strike preparation and the strike, offset by labor savings during the strike. In both cases, these disruptions were a result of our collective agreement negotiations.

     Labor organizing activities could occur at one or more of our other facilities and labor disruptions could occur at any of our facilities. Our customers, or companies upon which we are dependent for raw materials, transportation, or other services, could also be affected by labor difficulties. Any such activities, disruptions or difficulties could result in a significant loss of production and sales and have a material adverse effect on our financial condition or results of operations.

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THE INTEGRATION OF GERDAU NORTH AMERICA AND CO-STEEL MAY NOT BE SUCCESSFUL AND
MAY REDUCE OUR PROFITABILITY.

     The process of combining the businesses and operations of Gerdau North America and Co-Steel involves risks. We may have difficulty integrating the business, operations, products, and services of Gerdau North America and Co-Steel and may incur unanticipated expenses related to that integration. The difficulties of combining operations may be magnified by integrating personnel with differing business backgrounds and corporate cultures. Completion of the transaction required, and the continuing integration of Gerdau North America with Co-Steel requires, a substantial amount of management's time. Directing the focus of management to the integration, as well as problems that may arise in connection with the integration of the operations, may have a material adverse impact on our business and results of operations.

     The integration of Gerdau North America and Co-Steel may take longer and be more disruptive to our business than originally anticipated. Integration may also result in additional unanticipated expenses, which could reduce our profitability. For example, we realized a pro forma net loss of $20.6 million for the nine months ended September 30, 2003 compared to pro forma net income of $24.3 million for the nine months ended September 30, 2002. The combination transaction was intended to create a company with the financial strength, operational critical mass, and management team to succeed in the competitive North American market. We may not realize all of the anticipated operating efficiencies, cost savings and other benefits of the transaction or be more competitive.

CURRENCY FLUCTUATIONS COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS OR COMPETITIVE POSITION.

     We report our results in U.S. dollars. For the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively, on a pro forma basis, approximately 4.0% and 5.0%, respectively, of our net sales and 11.6% and 12.0%, respectively, of our operating costs were in Canadian dollars. As a result, fluctuations in the exchange rate between the U.S. dollar, and the Canadian dollar will affect our reported results. The percentage of our costs that are denominated in Canadian dollars is greater than the percentage of our sales, which means our results are negatively affected when the Canadian dollar strengthens compared to the U.S. dollar. In addition, our Canadian operations compete with U.S. producers and are less competitive as the Canadian dollar strengthens relative to the U.S. dollar. To the extent we have borrowings that are denominated in Canadian dollars, our results of operations are also affected by fluctuations in the exchange rate.

UNEXPECTED EQUIPMENT FAILURES MAY LEAD TO PRODUCTION CURTAILMENTS OR SHUTDOWNS.

     Our manufacturing processes are dependent upon critical steelmaking equipment, such as furnaces, continuous casters, rolling mills, and electrical equipment (such as transformers), and this equipment may incur downtime as a result of unanticipated failures. We have experienced, and may in the future experience, plant shutdowns or periods of reduced production as a result of such equipment failures. Unexpected interruptions in our production capabilities would adversely affect our productivity and results of operations for the affected period.

THE PRESENCE OF RADIOACTIVE MATERIALS IN THE SCRAP THAT WE MELT IN OUR ELECTRIC ARC FURNACES IN OUR MILLS PRESENTS A SIGNIFICANT ECONOMIC EXPOSURE AND MAY PRESENT A RISK TO OUR WORKERS.

     The potential presence of radioactive materials in our scrap supply presents a significant economic exposure and may present a safety risk to our workers. The cost to clean up the contaminated material and the loss of revenue resulting from the loss in production time can be material. If we fail to detect radioactive material in the scrap we receive, we may incur significant costs to clean up the contamination of our facilities and to dispose of the contaminated material. While we have several detection devices at each of our mills, occasionally radioactive scrap may go undetected. For example, in July 2001, a small amount of cesium was included among scrap material we received from a scrap supplier and accidentally melted in our Jacksonville mill furnace. Melt shop activities at that mill were halted for over three weeks until approximately 700 tons of contaminated material had been removed for proper disposal and equipment had been cleaned. The cost of clean-up and business interruption was approximately $10.5 million; all but $0.4 million of this amount was paid for by our insurer.

BECAUSE OUR PRODUCTS COMPETE WITH OTHER MATERIALS, OUR NET SALES COULD DECLINE AS A RESULT OF CHANGES IN THE INDUSTRIES OF THOSE COMPETITIVE MATERIALS.

     In the case of certain product applications, steel competes with a number of other materials such as plastic, aluminum, and composite materials. Improvements in the technology, production, pricing or acceptance of these

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

competitive materials relative to steel or other changes in the industries for these competitive materials could cause our net sales to decline.

WE MAY HAVE TO TAKE A CHARGE TO OUR EARNINGS IF OUR GOODWILL IS IMPAIRED.

     We are required to test our goodwill for impairment at least annually. The difference between the book value of a company and its market value may indicate that an impairment exists. The goodwill impairment test was completed in September 2003 and did not require any writedown.

OUR PARTICIPATION IN CONSOLIDATION OF THE STEEL INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS.

     We believe that there continues to be significant opportunity for future growth through selective acquisitions given the pace of consolidation in the steel industry and the increasing trend of our customers to focus on fewer key suppliers. As a result, we intend to continue to apply a selective and disciplined acquisition strategy. Possible future acquisitions will likely involve some or all of the following risks:

     - the difficulty of integrating the acquired operations and personnel into our existing business;

     -  the potential disruption of our ongoing business;

     -  the diversion of resources, including management's time and attention;

     -  incurrence of additional debt;

     - the inability of management to maintain uniform standards, controls, procedures and policies;

     -  the difficulty of managing the growth of a larger company;

     -  the risk of entering markets in which we have little experience;

     - the risk of becoming involved in labor, commercial or regulatory disputes or litigation related to the new enterprise;

     - the risk of contractual or operational liability to our venture participants or to third parties as a result of our participation;

     - the inability to work efficiently with joint venture or strategic alliance partners; and

     -  the difficulties of terminating joint ventures or strategic alliances.

     Many of the available acquisition targets have incurred operating losses in recent years and may require significant capital and operating expenditures to return them to profitability. Financially distressed steel companies typically do not maintain their assets adequately. Such assets may need significant repairs and improvements. We may also have to buy sizable amounts of raw materials, spare parts and other materials for these facilities before they can resume profitable operation. Many potential acquisition candidates are financially distressed steel companies that may not have maintained appropriate environmental programs. These problems may require significant expenditures.

     Future acquisitions may be required for us to remain competitive, but we cannot assure you that we can complete any such transactions on favorable terms or that we can obtain financing, if necessary, for such transactions on favorable terms. We also cannot assure you that future transactions will improve our competitive position and business prospects as anticipated; if they do not, our results of operations may be adversely affected.

OUR VARIABLE RATE INDEBTEDNESS SUBJECTS US TO INTEREST RATE RISK, WHICH COULD CAUSE OUR DEBT SERVICE OBLIGATIONS TO INCREASE SIGNIFICANTLY.

     Certain of our borrowings, primarily borrowings under our senior secured credit facility, are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase and our net income would decrease. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Gerdau Ameristeel Corporation -- Quantitative and Qualitative Disclosures About Market Risk".

WE DEPEND ON OUR SENIOR MANAGEMENT AND WE MAY BE UNABLE TO REPLACE KEY EXECUTIVES IF THEY LEAVE.

     Our operations and prospects depend in large part on the performance of our senior management team. We cannot assure you that such individuals will remain with us as employees. In addition, we cannot assure you that we

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

would be able to find qualified replacements for any of these individuals if their services were no longer available. The loss of the services of one or more members of our senior management team or our difficulty in attracting, retaining and maintaining additional senior management personnel could have a material adverse effect on our business, financial condition and results of operations.

GERDAU S.A. AND ITS CONTROLLING SHAREHOLDERS CONTROL US AND THEIR INTERESTS MAY BE DIFFERENT FROM YOURS.

     Gerdau S.A. beneficially owns 69% of our outstanding common shares. Gerdau S.A., in turn, is controlled by the Gerdau Johannpeter family. Three of the nine directors on our board of directors are members of the controlling family. As a result, Gerdau S.A. and the controlling family significantly influence decisions affecting us, including the election of our board of directors, control of our management and policies, and determination of the outcome of any corporate transactions or other matters that require shareholder approval (such as mergers, consolidations or the sale of all or substantially all of our assets). The interests of Gerdau S.A. and the controlling family may be different from your interests and they may exercise their control over us in a manner inconsistent with your interests.

RISKS RELATED TO THE EXCHANGE NOTES

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH TO SERVICE ALL OF OUR INDEBTEDNESS, INCLUDING THE EXCHANGE NOTES, AND BE FORCED TO TAKE OTHER ACTIONS TO SATISFY OUR OBLIGATIONS UNDER OUR INDEBTEDNESS, WHICH MAY NOT BE SUCCESSFUL.

     Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See "Cautionary Statement Regarding Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Gerdau Ameristeel Corporation -- Liquidity and Capital Resources."

     If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the Exchange Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, the senior secured credit facility and the indenture governing the Exchange Notes will restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See "Description of Other Indebtedness" and "Description of Notes."

RESTRICTIVE COVENANTS MAY ADVERSELY AFFECT US.

     The senior secured credit facility and the indenture governing the Exchange Notes each contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability to, among other things:

     - incur additional debt, provide guarantees in respect of obligations of other persons or issue redeemable preferred stock;

     - pay dividends or make other equity distributions, repurchase capital stock or subordinated debt;

     -  make some types of investments;

     -  incur liens;

     -  engage in sale/leaseback transactions;

     -  restrict distributions from our subsidiaries;

     -  sell assets and capital stock of our subsidiaries;

     - consolidate or merge with or into, or sell substantially all of our assets to, another person; and

     -  enter into new lines of business.

     The restrictions in the senior secured credit facility are different in some respects than the indenture governing the Exchange Notes and are, for the most part, more restrictive than the indenture.

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

     The senior secured credit facility requires that we maintain a fixed charge coverage ratio of at least 1.10 to 1.00 on a rolling twelve months basis. If we fail to maintain this ratio, we will be in default of the senior secured credit facility unless we maintain $60.0 million of excess availability until March 27, 2004 and $40.0 million of excess availability thereafter. Excess availability is the difference between (a) the lesser of (i) the committed amount of the senior secured credit facility, and (ii) the borrowing base (which will be based upon a portion of the inventory and accounts receivable held by PASUG LLC, GUSAP Partners, Gerdau Ameristeel, Gerdau Ameristeel MRM Special Sections, Gerdau Ameristeel Lake Ontario Inc., MFT Acquisition, Corp., Porter Bros. Corporation, Ameristeel, Gerdau Ameristeel Perth Amboy and Gerdau Ameristeel Sayreville less certain reserves), minus (b) outstanding loans, letter of credit obligations and other obligations owing under the senior secured credit facility. If we fail to maintain $80.0 million of excess availability until March 27, 2004 and $70.0 million of excess availability thereafter, or if we are in default under the senior secured credit facility, the lenders will exercise dominion and control over all collections of accounts receivable and other amounts under lock-box and blocked-account arrangements. If we fail to maintain $75.0 million of excess availability, the lenders under the facility may (x) require us to make changes to the funding among the companies in our group that restrict payments and restrict intra-company loans and advances, (y) require us to implement lock-box arrangements and (z) restrict the type of loans that can be made to certain borrowers under the senior secured credit facility.

     A breach of any of the restrictions or covenants in the indenture or the senior secured credit facility could result in a default under our senior secured credit facility and/or the Exchange Notes. Upon the occurrence of an event of default under our senior secured credit facility, the lenders could declare all amounts outstanding under our senior secured credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our senior secured credit facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged certain of our assets as collateral under our senior secured credit facility. If the lenders under our senior secured credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our senior secured credit facility and our other indebtedness, including the Exchange Notes. See "Description of Other Indebtedness -- Senior Secured Credit Facility."

IF WE DEFAULT ON OUR OBLIGATIONS TO PAY OUR OTHER INDEBTEDNESS WE MAY NOT BE ABLE TO MAKE PAYMENTS ON THE EXCHANGE NOTES.

     Any default under the agreements governing our other indebtedness, including a default under our senior secured credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Exchange Notes and substantially decrease the market value of the Exchange Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our indenture and our senior secured credit facility), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facility and our indenture. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines we may in the future need to obtain waivers from the required lenders under our senior secured credit facility to avoid being in default. If we breach our covenants under our senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of Other Indebtedness" and "Description of Notes."

     We obtained a waiver for the period from March 31, 2003 until June 29, 2003 from a restriction in the Ameristeel credit facility that prohibits the borrower from exceeding a 3.75 to 1 leverage ratio, as defined in the credit agreement. We also obtained a waiver from a leverage ratio restriction under the Gerdau Canada credit facility as of December 31, 2002 and for the first three quarters of 2003. In addition, from March 31, 2001 to February 19, 2002, Co-Steel was in breach of financial covenants contained in its credit agreements and as a result its debt was reclassified as current liabilities. Principal payments amounting to Cdn$12.5 million due on July 15,

2001 and Cdn$15 million due on January 15, 2002 were not made. On February 19, 2002, Co-Steel reached an agreement in principle with its senior lenders to amend the Co-Steel credit agreements, and executed amendments and permanently repaid a portion of its facilities in May 2002.

A SIGNIFICANT PORTION OF OUR ASSETS ARE OWNED, AND A SIGNIFICANT PERCENTAGE OF OUR REVENUES ARE EARNED, BY DIRECT AND INDIRECT SUBSIDIARIES OF GERDAU AMERISTEEL (INCLUDING GUSAP). OUR ABILITY TO REPAY THE EXCHANGE NOTES DEPENDS UPON THE PERFORMANCE OF THESE SUBSIDIARIES AND THEIR ABILITY TO MAKE DISTRIBUTIONS.

     A significant portion of our operations are conducted by our subsidiaries and, therefore, our cash flow and our ability to service indebtedness, including our ability to pay the interest on and principal of the Exchange Notes when due, will be dependent upon cash dividends and distributions or other transfers from our subsidiaries. Payments to us by our subsidiaries will be contingent upon our subsidiaries' earnings.

     Our subsidiaries are separate and distinct legal entities and, except for the existing and future subsidiaries that will be Subsidiary Guarantors of the Exchange Notes, they will have no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments.

CLAIMS OF NOTEHOLDERS ARE STRUCTURALLY SUBORDINATE TO CLAIMS OF CREDITORS OF OUR SUBSIDIARIES THAT WILL NOT GUARANTEE THE EXCHANGE NOTES AND OUR JOINT VENTURES.

     The Exchange Notes will not be guaranteed by our joint ventures or by any of our subsidiaries that are not providing guarantees under our senior secured credit agreement. Accordingly, claims of holders of the Exchange Notes will be structurally subordinate to the claims of creditors of these non-guarantors, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the Exchange Notes. As of September 30, 2003, our non-guarantor subsidiaries and joint ventures had total indebtedness of $8.7 million, including $5.9 million owed by our Gallatin joint venture. Our non-guarantor subsidiaries and joint ventures accounted for approximately 14.0% and 11.5% of our net sales, and approximately 29.0% and 24.9% of our EBITDA on a Canadian GAAP basis (31.9% and 32.4% on a U.S. GAAP basis) for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively, and had approximately $98.8 million of total assets and $35.1 million of total liabilities as of September 30, 2003. We also have joint ventures, whose creditors will also have claims that are structurally senior to claims of noteholders.

THE EXCHANGE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE EFFECTIVELY SUBORDINATE TO ALL OF OUR SECURED DEBT AND IF A DEFAULT OCCURS, WE MAY NOT HAVE SUFFICIENT FUNDS TO FULFILL OUR OBLIGATIONS UNDER THE EXCHANGE NOTES AND THE SUBSIDIARY GUARANTEES.

     The Exchange Notes will be general senior unsecured obligations that will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The Exchange Notes will be effectively subordinate to all our and our Subsidiary Guarantors' secured indebtedness to the extent of the value of the assets securing that indebtedness. As of September 30, 2003, we had approximately $150.0 million of secured indebtedness under our senior secured credit facility excluding an additional $61.6 million represented by letters of credit under the facility (most of which will be used to secure industrial revenue bonds) to which the Exchange Notes would have been effectively subordinated, and an additional maximum availability of up to $107.0 million under our senior secured credit facility. In addition, the indenture governing the Exchange Notes will, subject to some limitations, permit us to incur additional secured indebtedness and your Exchange Notes will be effectively junior to any additional secured indebtedness we may incur.

     In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured indebtedness will be available to pay obligations on the Exchange Notes only after all secured indebtedness, together with accrued interest, has been repaid in full from our assets. Likewise, because our senior secured credit facility is a secured obligation, our failure to comply with the terms of the senior secured credit facility would entitle those lenders to declare all the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on substantially all of our assets which serve as collateral. In this event, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the Exchange Notes. Holders of the Exchange Notes will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Exchange Notes, and potentially with all of our other general creditors. There may not be sufficient assets remaining to pay amounts due on any or all the Exchange Notes then outstanding. The Subsidiary Guarantees of the Exchange Notes will have a similar ranking with respect to secured and unsecured senior indebtedness of the subsidiaries as the Exchange Notes do with respect to our secured and unsecured senior indebtedness, as well as with respect to any unsecured obligations expressly subordinated in right of payment to the Subsidiary Guarantees.

WE MAY NOT BE ABLE TO REPURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding Exchange Notes at 101% of their principal amount. We may not be able to repurchase the Exchange Notes upon a change of control because we may not have sufficient funds. Our senior secured credit facility also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Accordingly, we may not be able to satisfy our obligations to purchase your Exchange Notes unless we are able to refinance or obtain waivers under our senior secured credit facility. Our failure to repurchase the Exchange Notes upon a change of control would cause a default under the indenture. Any of our future debt agreements may contain similar provisions.

     In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a "Change of Control" under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of "Change of Control" in the indenture to trigger our obligation to repurchase the Exchange Notes. Therefore, if an event occurs that does not constitute a "Change of Control," we will not be required to make an offer to repurchase the Exchange Notes and you may be required to continue to hold your Exchange Notes despite the event. See "Description of Other Indebtedness" and "Description of Notes -- Change of Control."

DESPITE CURRENT INDEBTEDNESS LEVELS, WE MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks equally with the Exchange Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. This may have the effect of reducing the amount of proceeds paid to you. Our senior secured credit facility provides commitments of up to $350 million. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

YOUR ABILITY TO TRANSFER THE EXCHANGE NOTES MAY BE LIMITED BY THE ABSENCE OF AN ACTIVE TRADING MARKET, AND THERE IS NO ASSURANCE THAT ANY ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE NOTES.

     We do not intend to have the Exchange Notes listed on a national securities exchange. The initial purchasers have advised us that they intend to make a market in Exchange Notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the Exchanges Notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the Exchange Notes will develop or, if developed, that it will continue. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. We cannot assure you that the market, if any, for the Exchange Notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your Exchange Notes. In addition, the Exchange Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

     The Existing Notes have been designated for trading by qualified buyers in the Private Offerings, Resales and Trading through Automatic Linkages market of the National Association of Securities Dealers, Inc.

     Unless you are:

     - an "affiliate" of each of the Issuers within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer that acquired Existing Notes as a result of market-making activities or other trading activities; or

     - a broker-dealer that acquired Existing Notes directly from us for resale pursuant to Rule 144A or another available exemption under the Securities Act;

you are generally permitted to resell or otherwise transfer your Exchange Notes without compliance with the registration requirements under the Securities Act. Even though the Exchange Notes have been registered under the Securities Act, holders who are affiliates of each of the Issuers may publicly offer for sale or resell the Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act or any other available exemptions under the Securities Act.

YOUR RIGHTS UNDER THE INDENTURE GOVERNING THE EXCHANGE NOTES AND THE SUBSIDIARY GUARANTEES AND RIGHT TO FORECLOSE UPON THE SUBSIDIARY GUARANTEES UPON AN EVENT OF DEFAULT WILL BE SUBJECT TO LIMITATIONS UNDER CANADIAN BANKRUPTCY LAWS.

     Gerdau Ameristeel Corporation is incorporated under the laws of Ontario, Canada and certain of the guarantors are incorporated under the laws of Canada or other provinces of Canada. Any insolvency proceedings by or against us or the guarantors could be brought in Canada or the United States. Any proceedings brought in Canada will likely be based on Canadian federal and provincial insolvency laws which may, at a minimum, postpone the enforcement of your rights against us or the guarantors with respect to the Exchange Notes and the guarantees.

     We and/or the guarantors could seek protection under the Canadian Companies' Creditors Arrangement Act (the CCAA). Protection can and is often sought with little to no notice to creditors, and the court which hears the initial application will generally grant a 30-day stay of any proceedings in respect of claims against the debtor (and in some rare circumstances, may even expand that stay to third parties) in order to allow the debtor some relief to attempt to restructure. The stay of proceedings granted is typically extremely broad, and in all likelihood would stay any and all proceedings (including, without limitation, restraining further proceedings and prohibiting the commencement of any action, suit or proceeding) of any person including creditors against us and the guarantors. In addition, after the initial 30-day stay period, the court may on further application extend the stay of proceedings for an indefinite period. Affected creditors are permitted, at any time, to request that the stay of proceedings be terminated, or that a further stay of proceedings not be granted, or make an application to have the stay not specifically apply to them. Generally, however, the Canadian bankruptcy court will allow a debtor with a realistic chance of restructuring to continue under the protection of the court, so long as the interests of major creditors and other stakeholders are not being unduly prejudiced.

     Alternatively, we and/or one or more of the guarantors may seek protection under the proposal provisions of the Canadian Bankruptcy and Insolvency Act. The stay of proceedings under this statute is automatic on the filing of a proposal, or a notice of an intention to make a proposal, to creditors. The initial stay is 30 days. However, the stay can only be extended for 45 days at any time, and in any event not beyond six months (including the initial 30-day period). While the stay of proceedings invoked by a filing under this statute would generally be narrower than a stay of proceedings under the CCAA, in either case the exercise of creditors' remedies against us or the guarantors would effectively be prevented during the stay period without leave of the court. Consequently, whether proceedings are brought under the CCAA or the Bankruptcy and Insolvency Act, it is possible that even if payments are not made under the Exchange Notes, the trustee may not be able to exercise its rights under the indenture governing the Exchange Notes and the holders may not be compensated for delays in payments, if any, of principal and interest on the Exchange Notes. It is unlikely that payments under the Exchange Notes would be made following commencement of or during proceedings under the CCAA or the Bankruptcy and Insolvency Act, whether or when the trustee could exercise is rights under the indenture governing the Exchange Notes, and whether and to what extent holders of the Exchange Notes would be compensated for delays in payments, if any of principal and interest on the Exchange Notes.

     Canada also has regimes which are invoked for the liquidation of debtor's assets or business, as opposed to a restructuring. These regimes may also involve a stay of proceedings, equally as broad as the stays of proceedings referred to above, and thus may also result in the trustee being unable to exercise its remedies under the indenture despite non-payment on the Exchange Notes.

     In addition, in the event of the bankruptcy of the guarantors, a trustee in bankruptcy or a creditor under the Bankruptcy and Insolvency Act could, among other things, apply to a Canadian court to have the Subsidiary Guarantees set aside as fraudulent preferences which prefer the holders of Exchange Notes over other creditors of those Subsidiary Guarantors if:

     - the Subsidiary Guarantee was given within three months on the bankruptcy of such entity;

     - such entity was insolvent at the time of giving the Subsidiary Guarantee; and

     - the guarantor intended to prefer the holders of the Exchange Notes (which presumption is assumed but may be rebutted) and the Subsidiary Guarantee has the effect in fact of preferring the holders of Exchange Notes over the creditors of such Subsidiary Guarantor.

     In such circumstances, in order for the Subsidiary Guarantees not to be set aside, it would be necessary to prove that the Subsidiary Guarantee was given not to prefer the holders of Exchange Notes but rather to achieve the closing of the offering of the Existing Notes and the receipt of the net proceeds from such offering. If a Subsidiary Guarantee were set aside, or held to be unenforceable, holders of Exchange Notes would cease to have any claim against the guarantor. Consequently, the holders of Exchange Notes would remain creditors of us and any guarantor whose Subsidiary Guarantee was not voided and not creditors of those guarantors whose Subsidiary Guarantee was voided. The Subsidiary Guarantees could also be challenged on a similar basis under applicable Canadian provincial creditor protection laws.

     Finally, under the terms of the indenture governing the Exchange Notes, if an event of default occurs and is continuing, the repayment of all amounts outstanding on the Exchange Notes can only be accelerated by written notice to us given by the trustee or by the holders of at least 25% in aggregate principal amount of the then outstanding Exchange Notes. If the event of default involves guarantor's bankruptcy or insolvency, court approval may be required under the Canadian insolvency laws in order to provide the required written notice of acceleration.

FEDERAL AND STATE FRAUDULENT TRANSFER LAWS PERMIT A COURT TO VOID THE EXCHANGE NOTES AND THE SUBSIDIARY GUARANTEES, AND, IF THAT OCCURS, YOU MAY NOT RECEIVE ANY PAYMENTS ON THE EXCHANGE NOTES.

     The issuance of the Exchange Notes and the Subsidiary Guarantees may be subject to review under U.S. federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the Exchange Notes or a Subsidiary Guarantee, and, in the case of (2) only, one of the following is also true:

     - we or any of our guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

     - payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

     - we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

     If a court were to find that the issuance of the Exchange Notes or a Subsidiary Guarantee was a fraudulent conveyance, the court could void the payment obligations under the Exchange Notes or such Subsidiary Guarantee or further subordinate the Exchange Notes or such Subsidiary Guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the Exchange Notes to repay any amounts received with respect to the Exchange Notes or such Subsidiary Guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Exchange Notes. Further, the voidance of the Exchange Notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

     Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

     - the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets; or

     - the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

     -  it could not pay its debts as they become due.

     We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the Exchange Notes and the Subsidiary Guarantees would not be subordinated to our or any guarantor's other debt.

     If the Subsidiary Guarantees were legally challenged, any Subsidiary Guarantee could also be subject to the claim that, since the Subsidiary Guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the Subsidiary Guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the Exchange Notes.

BECAUSE GERDAU AMERISTEEL CORPORATION IS A CANADIAN COMPANY, THERE MAY BE LIMITATIONS ON THE ENFORCEMENT OF CERTAIN CIVIL LIABILITIES AND JUDGMENTS OBTAINED IN THE UNITED STATES AGAINST US.

     Gerdau Ameristeel is incorporated under the laws of the province of Ontario, Canada and certain of our subsidiaries, as well as a substantial portion of our assets, are located outside of the United States. Many of our directors and officers, our principal shareholder, and certain of the experts named elsewhere in this prospectus are residents of Canada or of Brazil. All or a substantial portion of our assets and the assets of these persons are located outside of the United States. As a result, it may be difficult for a shareholder to initiate a lawsuit within the United States against these non-U.S. residents, or to enforce in the United States judgments that are obtained in a U.S. court against us or these persons. It may also be difficult for shareholders to enforce a U.S. judgment in Canada or other non-U.S. jurisdictions or to succeed in a lawsuit in a non-U.S. jurisdiction based only on violations of U.S. securities laws.

AS A "FOREIGN PRIVATE ISSUER" WE WILL PROVIDE YOU WITH LESS INFORMATION THAN YOU WOULD OTHERWISE RECEIVE UNDER U.S. SECURITIES LAWS.

     Although we are subject to the periodic reporting requirement of the Exchange Act, the periodic disclosure required of foreign private issuers under the Exchange Act is more limited than the periodic disclosure required of U.S. issuers. Therefore, there may be less publicly available information about us than is regularly published by or about other public companies in the United States, including, for example, information regarding compensation of, and certain transactions involving, our officers and directors. In addition, as a foreign private issuer, we are exempt from certain other sections of the Exchange Act that U.S. issuers would otherwise be subject to, including the requirement to provide you with Information Statements or Proxy Statements that comply with U.S. securities laws and to file reports under Section 16 of the Exchange Act.

                                THE REFINANCING

     The offering of the Existing Notes was part of a financing plan designed to refinance our existing credit facilities and other indebtedness. Each of the transactions discussed below, which we collectively refer to as the refinancing, was contingent upon the successful completion of all the other transactions. The refinancing was part of a larger restructuring designed to streamline our operations. The refinancing was completed on June 27, 2003 and consisted of the following transactions:

     - Offering of Existing Notes. On June 27, 2003, we issued an aggregate of $405 million principal amount of the Existing Notes. $35 million aggregate principal amount of the Existing Notes were sold to an indirect wholly-owned subsidiary of our parent, Gerdau S.A., in this offering.

     - Senior secured credit facility. We entered into a new senior secured revolving credit facility, with a term of five years, which provided commitments of up to $350 million. We will be able to borrow under the senior secured credit facility (a) the lesser of (i) the committed amount, and (ii) our borrowing base (which is based upon a portion of the inventory and accounts receivable held by PASUG LLC, GUSAP Partners, Gerdau Ameristeel, Gerdau Ameristeel MRM Special Sections, Gerdau Ameristeel Lake Ontario Inc., MFT Acquisition, Corp., Porter Bros. Corporation, Ameristeel, Gerdau Ameristeel Perth Amboy and Gerdau Ameristeel Sayreville less certain reserves), minus (b) outstanding loans, letter of credit obligations and other obligations owing under the senior secured credit facility. Since the borrowing base under our senior secured credit facility is based on our actual inventory and accounts receivable levels, available borrowings under the facility will fluctuate, and these fluctuations could be significant. Additionally, beginning March 27, 2004, the calculation of our borrowing base may include a smaller portion of the value of our inventory, which would reduce our available borrowings under the senior secured credit facility. The senior secured credit facility requires that we maintain a fixed charge coverage ratio of at least 1.10 to 1.00 on a rolling twelve months basis and, at any time that we fail to do so, we will be in default of the senior secured credit facility unless we maintain $60.0 million of excess availability until March 27, 2004 and $40.0 million of excess availability thereafter. If we fail to maintain $80.0 million of excess availability until March 27, 2004 and $70.0 million of excess availability thereafter, or if we are in default under the senior secured credit facility, the lenders will exercise dominion and control over all collections of accounts receivable and other amounts under lock-box and blocked-account arrangements. If we fail to maintain $75.0 million of excess availability, the lenders under the facility may (x) require us to make changes to the funding among the companies in our group that restrict payments and restrict intra-company loans and advances, (y) require us to implement lock-box arrangements and (z) restrict the type of loans that can be made to certain borrowers under the senior secured credit facility. The senior secured credit facility is secured by certain of our assets. As of September 30, 2003, our initial borrowing base supported borrowings of approximately $257.0 million under our senior credit facility, of which $150.0 million was drawn and an additional $61.6 million was represented by letters of credit under the facility (most of which would have been used to secure industrial revenue bonds), leaving approximately $107.0 million of borrowing availability. See "Description of Other Indebtedness -- Senior Secured Credit Facility."

     - Repayment of existing indebtedness. With the net proceeds of the sale of the Existing Notes and the drawn portion of the senior secured credit agreement, we repaid $498.0 million of our existing indebtedness and paid $11.9 million of related fees and expenses.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain of our obligations under the Registration Rights Agreement entered into in connection with the sale of the Existing Notes. We will not receive any proceeds from the issuance of the Exchange Notes offered in this Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in the prospectus, we will receive, in exchange, an equal number of Existing Notes in like principal amount.

     We will retire and cancel Existing Notes surrendered in exchange for Exchange Notes. We will not reissue such Existing Notes.

                        CALCULATION OF EARNINGS COVERAGE

     The Company's interest requirements, after giving effect to the issue of the Notes, amounted to $53.6 million for the 12 months ended September 30, 2003. The Company's earnings before interest and income taxes calculated in accordance with Canadian GAAP for the 12 months ended September 30, 2003 was $4.7 million, which is 0.1 times the Company's interest requirements for this period. As a result, for the twelve months ended September 30, 2003, earnings did not cover interest requirements by $48.9 million. The Company's interest requirements, after giving effect to the issue of the Notes under the short form prospectus, amounted to $42.7 million for the 12 months ended December 31, 2002. The Company's earnings before interest and income taxes for the 12 months ended December 31, 2002 was $50.1 million, which is 1.2 times the Company's interest requirements for this period.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2003 and capitalization as of such date as adjusted to reflect the refinancing. The table should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus.

                                                                 SEPTEMBER 30, 2003
                                                                ---------------------
                                                                (Dollars in millions)
Cash and cash equivalents (1)...............................          $   20.4
                                                                      ========
Bank indebtedness and current portion of long-term
  borrowings
  Ameristeel industrial revenue bonds (2)...................          $    9.4
  AmeriSteel Bright Bar (3).................................               0.7
  Joint venture bank indebtedness -- Gallatin (4)...........               2.8
  Other.....................................................               0.7
                                                                      --------
     Total bank indebtedness and current portion of
      long-term borrowings..................................              13.6
Long-term borrowings, less current portion
  Existing Notes net of discount (5)........................             397.1
  Senior secured credit facility (6)........................             150.0
  Ameristeel industrial revenue bonds (2)...................              27.4
  AmeriSteel Bright Bar (3).................................               2.8
  Other.....................................................               4.5
                                                                      --------
     Total long-term borrowings, less current portion.......             581.8
Total debt (7)..............................................             595.4
Shareholders' equity
  Capital stock.............................................             547.6
  Convertible debentures (7)................................              92.6
  Retained deficit (8)......................................             (16.8)
  Cumulative translation adjustment.........................              26.8
                                                                      --------
     Total shareholders' equity.............................             650.2
                                                                      --------
     Total capitalization...................................          $1,245.6
                                                                      ========

---------------

(1) Includes our equity interest of $5.7 million of cash which is held by Gallatin and is not available to us unless it is distributed.

(2) We had $36.8 million of industrial revenue bonds outstanding as of September 30, 2003. These bonds were issued to construct facilities in Tennessee, North Carolina and Florida. The interest rates on the bonds range from 50% to 70% of the prime rate. The bonds mature in the fourth quarter of 2003, 2014, 2017 and 2018 and are secured by letters of credit issued pursuant to our senior secured credit facility.

(3) As of September 30, 2003, the AmeriSteel Bright Bar, Inc. facility had a $3.5 million term loan outstanding.

(4) Our joint venture, Gallatin, has $5.9 million of bank indebtedness outstanding as of September 30, 2003. Under Canadian GAAP, 50% of the indebtedness is reflected on our consolidated balance sheet. As a general partner of Gallatin, we would be liable for all of the indebtedness of Gallatin in the event that neither Gallatin nor our joint venture partner is able to satisfy those obligations.

(5) Gross proceeds from the issuance of $405 million of aggregate principal amount of Existing Notes at a price of 98.001% of the face amount. $35.0 million aggregate principal amount of the Existing Notes were sold to an indirect wholly-owned subsidiary of our parent, Gerdau S.A.

(6) Total commitments under the senior secured credit facility are $350 million. As of September 30, 2003, our borrowing base supported borrowings of approximately $257 million under our senior secured credit facility, of which $150.0 million was drawn and an additional $61.6 million was represented by letters of credit (most of which were used to secure industrial revenue bonds), leaving approximately $107.0 million of borrowing availability.

(7) Under Canadian GAAP, our convertible debentures are classified as an equity instrument. Under U.S. GAAP, our convertible debentures would be classified as long-term borrowings.

(8) Adjusted for the after tax effect of the write-off of $2.0 million of deferred finance costs.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated statements of earnings (loss) for Gerdau Ameristeel Corporation give effect to (i) the combination of Gerdau North America and Co-Steel, (ii) the acquisition of all shares of Ameristeel not previously owned by us using newly-issued common shares and (iii) the refinancing, and are based on the historical consolidated financial statements of Co-Steel and Gerdau Ameristeel Corporation for the nine months ended September 30, 2002, the nine months ended September 30, 2003, the twelve months ended September 30, 2003, and the year ended December 31, 2002, as if the acquisition of the shares of Ameristeel, the combination of Gerdau North America and Co-Steel and the refinancing all had occurred as of January 1, 2002.

     The unaudited Gerdau Ameristeel pro forma combined condensed financial data have been prepared based upon currently available information and assumptions deemed appropriate by management. The unaudited pro forma condensed consolidated financial data are for informational purposes only and are not necessarily indicative of either the financial position or the results of operations that would have been achieved had the transactions for which we are giving pro forma effect actually occurred on the dates referred to above, nor are such pro forma data necessarily indicative of the results of future operations, because such unaudited pro forma consolidated condensed financial data are based on estimates of financial effects that may prove to be inaccurate over time.

     The unaudited pro forma financial data for Gerdau Ameristeel have been prepared in accordance with Canadian GAAP, which has been adjusted and presented in accordance with U.S. GAAP. The material differences between Canadian GAAP and U.S. GAAP are described in note 10 to the unaudited pro forma financial data.

                         GERDAU AMERISTEEL CORPORATION

                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

                        PRO FORMA CONDENSED CONSOLIDATED
                          STATEMENT OF EARNINGS (LOSS)

                                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                               ---------------------------------------------------------

                                                              PRO FORMA
                                                 GERDAU      ACQUISITION                     PRO FORMA
                                               AMERISTEEL   ADJUSTMENTS(4)     SUBTOTAL     REFINANCE(5)
                                               ----------   --------------   ------------   ------------
                                                   (Dollars in thousands, except per share amounts)
                                                                      (Unaudited)
Sales........................................  $1,401,270       $  --        $  1,401,270     $    --
                                               ----------       -----        ------------     -------
Cost of sales................................  1,283,916           --           1,283,916          --
Depreciation and amortization................     60,467           --              60,467          --
Selling and administrative...................     59,312           --              59,312          --
Other operating expense (income).............        144           --                 144          --
                                               ----------       -----        ------------     -------
                                               1,403,839                        1,403,839          --
                                               ----------       -----        ------------     -------
(Loss) income from operations and
 amortization................................     (2,569)                          (2,569)         --
                                               ----------       -----        ------------     -------
Interest expense -- net......................     34,277                           34,277       8,418
Other expense -- net.........................        186                              186
                                               ----------       -----        ------------     -------
                                                  34,463                           34,463       8,418
                                               ----------       -----        ------------     -------
Loss before income taxes.....................    (37,032)                         (37,032)     (8,418)
Income tax (benefit).........................    (21,525)                         (21,525)     (3,368)
Loss before earnings in joint ventures and
 minority interest...........................    (15,507)                         (15,507)     (5,050)
Earnings in joint ventures...................         --                               --
Minority interest............................        217         (217)(a)              --
                                               ----------       -----        ------------     -------
Net loss.....................................  $ (15,290)       $(217)       $    (15,507)    $(5,050)
                                               ----------       -----        ------------     -------
Pro forma basic loss per share...............                                $      (0.09)
Diluted......................................                                $      (0.09)
Weighted average number of common shares
 outstanding.................................                                 198,090,861

                                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                               ----------------------------------------------------
                                                PRO FORMA           U.S. GAAP
                                                 COMBINED        ADJUSTMENTS(7)         PRO FORMA
                                                CONDENSED     ---------------------      COMBINED
                                                 CANADIAN        JOINT                  CONDENSED
                                                   GAAP       VENTURES(A)    OTHER      U.S. GAAP
                                               ------------   -----------   -------    ------------
                                                 (Dollars in thousands, except per share amounts)
                                                                   (Unaudited)
Sales........................................  $  1,401,270    $(163,072)   $79,702(h) $  1,317,900
                                               ------------    ---------    -------    ------------
Cost of sales................................     1,283,916     (145,280)    79,702(h)    1,218,338
Depreciation and amortization................        60,467      (12,266)     4,020(i)       52,221
Selling and administrative...................        59,312       (4,344)        --          54,968
Other operating expense (income).............           144         (238)       238             144
                                               ------------    ---------    -------    ------------
                                                  1,403,839     (162,128)    83,960       1,325,671
                                               ------------    ---------    -------    ------------
(Loss) income from operations and
 amortization................................        (2,569)        (944)    (4,258)         (7,771)
                                               ------------    ---------    -------    ------------
Interest expense -- net......................        42,695         (198)    10,776(j)       53,273
Other expense -- net.........................           186           --                        186
                                               ------------    ---------    -------    ------------
                                                     42,881         (198)    10,776          53,459
                                               ------------    ---------    -------    ------------
Loss before income taxes.....................       (45,450)        (746)   (15,034)        (61,230)
Income tax (benefit).........................       (24,893)        (214)    (2,619)(k)     (27,726)
Loss before earnings in joint ventures and
 minority interest...........................       (20,557)        (532)   (12,415)        (33,504)
Earnings in joint ventures...................            --          532      4,745(l)        5,277
Minority interest............................            --                                      --
                                               ------------    ---------    -------    ------------
Net loss.....................................  $    (20,557)   $      --    $(7,670)   $    (28,227)
                                               ------------    ---------    -------    ------------
Pro forma basic loss per share...............  $      (0.12)                           $      (0.14)
Diluted......................................         (0.12)
Weighted average number of common shares
 outstanding.................................   198,090,861                             198,090,861

                         GERDAU AMERISTEEL CORPORATION

                        PRO FORMA CONDENSED CONSOLIDATED
                          STATEMENT OF EARNINGS (LOSS)

                                              FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003
                                   --------------------------------------------------------------------

                                                             PRO FORMA
                                     GERDAU       CO-       ACQUISITION                     PRO FORMA
                                   AMERISTEEL   STEEL(6)   ADJUSTMENTS(4)     SUBTOTAL     REFINANCE(5)
                                   ----------   --------   --------------   ------------   ------------
                                             (Dollars in thousands, except per share amounts)
                                                               (Unaudited)
Sales............................  $1,739,703   $52,382       $             $  1,792,085     $
                                   ----------   -------       -------       ------------     --------
Cost of sales....................  1,579,709     41,250         1,699(b)       1,622,658
Depreciation and amortization....     80,631      2,584          (315)(b)         82,900
Selling and administrative.......     76,116      5,578        (3,848)(b)         77,846
Other operating income
 (expense).......................     (5,935)                                     (5,935)
                                   ----------   -------       -------       ------------     --------
                                   1,730,521     49,412        (2,464)         1,777,469
                                   ----------   -------       -------       ------------     --------
Income from operations...........      9,182      2,970         2,464             14,616
                                   ----------   -------       -------       ------------     --------
Interest expense -- net..........     42,606     (1,626)          108(b)          41,088       12,107
Other expense -- net.............         30         --            --(b)              30
                                   ----------   -------       -------       ------------     --------
                                      42,636     (1,626)          108             41,118       12,107
                                   ----------   -------       -------       ------------     --------
Income (loss) before income
 taxes...........................    (33,454)     4,596         2,356            (26,502)     (12,107)
Income tax (benefit) expense.....    (21,750)     2,738          (435)(b)        (19,447)      (4,843)
Income (loss) before earnings in
 joint ventures and minority
 interest........................    (11,704)     1,858         2,791             (7,055)      (7,264)
Earnings in joint ventures.......         --                       --                 --
Minority interest................        (63)        --            63(a)              --
                                   ----------   -------       -------       ------------     --------
Net income (loss)................  $ (11,767)   $ 1,858       $ 2,854       $     (7,055)    $ (7,264)
                                   ----------   -------       -------       ------------     --------
Pro forma basic loss per share...                                           $      (0.05)
Diluted..........................                                           $      (0.05)
Weighted average number of common
 shares outstanding..............                                            198,090,861

                                       FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003
                                   ------------------------------------------------------
                                    PRO FORMA            U.S. GAAP
                                     COMBINED          ADJUSTMENT(7)          PRO FORMA
                                    CONDENSED     -----------------------      COMBINED
                                     CANADIAN        JOINT                    CONDENSED
                                       GAAP       VENTURES(A)     OTHER       U.S. GAAP
                                   ------------   -----------   ---------    ------------
                                      (Dollars in thousands, except per share amounts)
                                                        (Unaudited)
Sales............................  $  1,792,085    $(221,163)   $  94,162(m) $  1,665,084
                                   ------------    ---------    ---------    ------------
Cost of sales....................     1,622,658     (189,538)      94,645(n)    1,527,765
Depreciation and amortization....        82,900      (17,025)       4,691(o)       70,566
Selling and administrative.......        77,846       (4,805)          --          73,041
Other operating income
 (expense).......................        (5,935)         109          238          (5,588)
                                   ------------    ---------    ---------    ------------
                                      1,777,469     (211,259)      99,574       1,665,784
                                   ------------    ---------    ---------    ------------
Income from operations...........        14,616       (9,904)      (5,412)           (700)
                                   ------------    ---------    ---------    ------------
Interest expense -- net..........        53,195        1,593       11,422(p)       66,210
Other expense -- net.............            30           52           --              82
                                   ------------    ---------    ---------    ------------
                                         53,225        1,645       11,422          66,292
                                   ------------    ---------    ---------    ------------
Income (loss) before income
 taxes...........................       (38,609)     (11,549)     (16,834)        (66,992)
Income tax (benefit) expense.....       (24,290)         213         (697)        (24,774)
Income (loss) before earnings in
 joint ventures and minority
 interest........................       (14,319)     (11,762)     (16,137)        (42,218)
Earnings in joint ventures.......            --       11,762        8,094(r)       19,856
Minority interest................            --           --           --
                                   ------------    ---------    ---------    ------------
Net income (loss)................  $    (14,319)   $      --    $  (8,043)   $    (22,362)
                                   ------------    ---------    ---------    ------------
Pro forma basic loss per share...  $      (0.09)                             $      (0.11)
Diluted..........................  $      (0.09)
Weighted average number of common
 shares outstanding..............   198,090,861                               198,090,861

                         GERDAU AMERISTEEL CORPORATION

                        PRO FORMA CONDENSED CONSOLIDATED
                          STATEMENT OF EARNINGS (LOSS)

                                               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                 ------------------------------------------------------------------------

                                                               PRO FORMA
                                   GERDAU       CO-STEEL      ACQUISITION                     PRO FORMA
                                 AMERISTEEL   PROFORMA(6)    ADJUSTMENTS(4)     SUBTOTAL     REFINANCE(5)
                                 ----------   ------------   --------------   ------------   ------------
                                                      (Dollars in thousands, except
                                                            per share amounts)
                                                               (Unaudited)
Sales..........................   $697,622      $587,740        $             $  1,285,362     $
                                  --------      --------        --------      ------------     --------
Cost of sales..................    571,298       520,530          (1,206)(b)     1,090,622
Depreciation and
 amortization..................     38,520        32,146         (13,500)(b)        57,166
Selling and administrative.....     45,369        17,330             (57)(b)        62,642
Other operating expense
 (income)......................      1,007        (3,995)                           (2,988)
                                  --------      --------        --------      ------------     --------
                                   656,194       566,011         (14,763)        1,207,442
                                  --------      --------        --------      ------------     --------
Income from operations.........     41,428        21,729          14,763            77,920
                                  --------      --------        --------      ------------     --------
Interest expense -- net........     31,441        16,834         (16,167)(b)        32,108       11,392
Other expense -- net...........        386         5,780            (436)            5,730           --
                                  --------      --------        --------      ------------     --------
                                    31,827        22,614         (16,603)           37,838       11,392
                                  --------      --------        --------      ------------     --------
Income (loss) before income
 taxes.........................      9,601          (885)         31,366(b)         40,082      (11,392)
Income tax (benefit) expense...        565        (2,547)         10,908(b)          8,926       (4,557)
Income (loss) before earnings
 in joint ventures and minority
 interest......................      9,036         1,662          20,458            31,156       (6,835)
Earnings in joint ventures.....         --                                              --
Minority interest..............     (1,430)                        1,430                --
                                  --------      --------        --------      ------------     --------
Net income (loss)..............   $  7,606      $  1,662        $ 21,888      $     31,156     $ (6,835)
                                  --------      --------        --------      ------------     --------
Pro forma basic income per
 share.........................                                               $       0.16
Diluted........................                                               $       0.14
Weighted average number of
 common shares outstanding.....                                                198,090,861

                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                 ----------------------------------------------------
                                  PRO FORMA           U.S. GAAP
                                   COMBINED        ADJUSTMENTS(7)         PRO FORMA
                                  CONDENSED     ---------------------      COMBINED
                                   CANADIAN        JOINT                  CONDENSED
                                     GAAP       VENTURES(A)    OTHER      U.S. GAAP
                                 ------------   -----------   -------    ------------
                                            (Dollars in thousands, except
                                                  per share amounts)
                                                     (Unaudited)
Sales..........................  $  1,285,362    $(168,013)   $87,038(s) $  1,204,387
                                 ------------    ---------    -------    ------------
Cost of sales..................     1,090,622     (127,743)    88,082(t)    1,050,961
Depreciation and
 amortization..................        57,166      (11,924)     2,013(u)       47,255
Selling and administrative.....        62,642       (6,130)        --          56,512
Other operating expense
 (income)......................        (2,988)          --         --          (2,988)
                                 ------------    ---------    -------    ------------
                                    1,207,442     (145,797)    90,095       1,151,740
                                 ------------    ---------    -------    ------------
Income from operations.........        77,920      (22,216)    (3,057)         52,647
                                 ------------    ---------    -------    ------------
Interest expense -- net........        43,500       (2,271)     7,532(v)       48,761
Other expense -- net...........         5,730         (193)        --           5,537
                                 ------------    ---------    -------    ------------
                                       49,230       (2,464)     7,532          54,298
                                 ------------    ---------    -------    ------------
Income (loss) before income
 taxes.........................        28,690      (19,752)   (10,589)         (1,651)
Income tax (benefit) expense...         4,369         (426)    (3,654)(w)         289
Income (loss) before earnings
 in joint ventures and minority
 interest......................        24,321      (19,326)    (6,935)         (1,940)
Earnings in joint ventures.....            --       19,326      2,463(x)       21,789
Minority interest..............            --           --
                                 ------------    ---------    -------    ------------
Net income (loss)..............  $     24,321    $      --    $(4,472)   $     19,849
                                 ------------    ---------    -------    ------------
Pro forma basic income per
 share.........................  $       0.12                            $       0.10
Diluted........................  $       0.11
Weighted average number of
 common shares outstanding.....   198,090,861                             198,090,861

                         GERDAU AMERISTEEL CORPORATION

                        PRO FORMA CONDENSED CONSOLIDATED
                          STATEMENT OF EARNINGS (LOSS)

                                                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                                     --------------------------------------------------------------------

                                                               PRO FORMA
                                       GERDAU       CO-       ACQUISITION                     PRO FORMA
                                     AMERISTEEL   STEEL(6)   ADJUSTMENTS(4)     SUBTOTAL     REFINANCE(5)
                                     ----------   --------   --------------   ------------   ------------
                                               (Dollars in thousands, except per share amounts)
                                                                 (Unaudited)
Sales..............................  $1,036,055   $640,121      $             $  1,676,176     $
Cost of sales......................    867,091     561,780           493(b)      1,429,364
Depreciation and amortization......     58,683      34,730       (13,815)(b)        79,598
Selling and administrative.........     62,173      22,908        (3,906)(b)        81,175
Other operating income (expense)...     (5,072)     (3,995)                         (9,067)
                                     ----------   --------      --------      ------------     --------
                                       982,875     615,423       (17,228)        1,581,070
                                     ----------   --------      --------      ------------     --------
Income from operations.............     53,180      24,698        17,228            95,106
                                     ----------   --------      --------      ------------     --------
Interest expense -- net............     39,770      15,208       (16,059)(b)        38,919       15,081
Other expense-net..................        230       5,780          (436)(b)         5,574           --
                                     ----------   --------      --------      ------------     --------
                                        40,000      20,988       (16,495)           44,493       15,081
                                     ----------   --------      --------      ------------     --------
Income (loss) before income
 taxes.............................     13,180       3,710        33,723            50,613      (15,081)
Income tax expense (benefit).......        341         191        10,473(b)         11,005       (6,032)
Income before earnings in joint
 ventures and minority interest....     12,839       3,519        23,250            39,608       (9,049)
Earnings in joint ventures.........         --                                          --
Minority interest..................     (1,707)                    1,707(a)             --
                                     ----------   --------      --------      ------------     --------
Net income (loss)..................  $  11,132    $  3,519      $ 24,957      $     39,608     $ (9,049)
                                     ----------   --------      --------      ------------     --------
Pro forma basic and diluted loss
 per share.........................                                           $       0.18
Weighted average number of common
 shares outstanding................                                            198,090,861

                                         FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
                                     -----------------------------------------------------
                                      PRO FORMA           U.S. GAAP
                                       COMBINED         ADJUSTMENTS(7)
                                      CONDENSED     ----------------------     PRO FORMA
                                       CANADIAN        JOINT                    COMBINED
                                         GAAP       VENTURES(A)    OTHER       CONDENSED
                                     ------------   -----------   --------    ------------
                                       (Dollars in thousands, except per share amounts)
                                                          (Unaudited)
Sales..............................  $  1,676,176    $(226,104)   $101,498(y) $  1,551,570
Cost of sales......................     1,429,364     (172,001)    103,025(z)    1,360,388
Depreciation and amortization......        79,598      (16,682)      2,684(aa)      65,600
Selling and administrative.........        81,175       (6,592)                     74,583
Other operating income (expense)...        (9,067)         346                      (8,721)
                                     ------------    ---------    --------    ------------
                                        1,581,070     (194,929)    105,709       1,491,850
                                     ------------    ---------    --------    ------------
Income from operations.............        95,106      (31,175)     (4,211)         59,720
                                     ------------    ---------    --------    ------------
Interest expense -- net............        54,000         (479)      8,179(bb)      61,700
Other expense-net..................         5,574         (141)                      5,433
                                     ------------    ---------    --------    ------------
                                           59,574         (620)      8,179          67,133
                                     ------------    ---------    --------    ------------
Income (loss) before income
 taxes.............................        35,532      (30,555)    (12,390)         (7,413)
Income tax expense (benefit).......         4,973                   (4,260)(cc)        713
Income before earnings in joint
 ventures and minority interest....        30,559      (30,555)     (8,130)         (8,126)
Earnings in joint ventures.........            --       30,555       3,284(dd)       33,839
Minority interest..................            --           --          --              --
                                     ------------    ---------    --------    ------------
Net income (loss)..................  $     30,559    $      --    $ (4,846)         25,713
                                     ------------    ---------    --------    ------------
Pro forma basic and diluted loss
 per share.........................  $       0.14                             $       0.13
Weighted average number of common
 shares outstanding................   198,090,861                              198,090,861

                         GERDAU AMERISTEEL CORPORATION

                               NOTES TO PRO FORMA
                     CONDENSED CONSOLIDATED FINANCIAL DATA
                                  (Unaudited)

1.  BASIS OF PRESENTATION

   The pro forma condensed consolidated financial statements of earnings (loss) give effect to (i) the combination of Gerdau North America and Co-Steel, (ii) the acquisition of all shares of Ameristeel not previously owned by us prior to September 30, 2003 using newly-issued common shares in the minority exchange and (iii) the refinancing described elsewhere in this prospectus under the heading "The Refinancing."

   On October 23, 2002, the ultimate parent company of Gerdau North America entered into a transaction agreement with Co-Steel which resulted in Co-Steel acquiring all of the issued and outstanding shares of the companies included in Gerdau North America, along with Gerdau North America's indirect 87% interest in Ameristeel, in exchange for Co-Steel common shares representing approximately 74% of Co-Steel's total common shares. Gerdau North America's operations included: our mills in Cambridge, Ontario; Cartersville, Georgia; Charlotte, North Carolina; Jackson, Tennessee; Jacksonville, Florida; and Selkirk, Manitoba; our downstream operations (including two joint ventures), and a portion of our recycling facilities. Co-Steel's operations included: our mills in Perth Amboy, New Jersey; Sayreville, New Jersey; and Whitby, Ontario; our Gallatin Steel Company joint venture; and a portion of our recycling operations. As part of this transaction, certain related party loans payable of Gerdau North America were converted into equity in October 2002. The transaction was accounted for using the reverse-take-over method of purchase accounting. Gerdau North America was deemed to be the acquiror and was assumed to be purchasing the assets and liabilities of Co-Steel, since the original shareholder of Gerdau North America became owner of more than 50 percent of the voting shares of Co-Steel on a fully-diluted basis following the transaction. As a result, Gerdau North America's historical accounts became the historical accounts of Co-Steel for all periods prior to the date of merger. In connection with the merger, Co-Steel's name was changed to Gerdau Ameristeel Corporation. Subsequent to the combination, Gerdau Ameristeel exchanged newly issued common shares for the approximately 13% of the issued and outstanding shares of Ameristeel held by non-controlling shareholders. Gerdau Ameristeel issued 133,388,400 shares in exchange for Gerdau North America and 13,198,501 shares in the minority exchange.

   The pro forma statements of earnings (loss) for the year ended December 31, 2002, the nine months ended September 30, 2003 and September 30, 2002 and the twelve months ended September 30, 2003 give effect to the combination between Gerdau North America and Co-Steel, the minority exchange and the refinancing as though they had taken place on January 1, 2002.

   The pro forma statements are not necessarily indicative of what the results of operations and financial position would have been, nor do they purport to project the company's results of operations for any future periods. The pro forma statements should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations", the selected consolidated financial data, the summary consolidated financial and operating data and the other financial statements that appear elsewhere in this prospectus. In the opinion of management of Gerdau Ameristeel, these unaudited pro forma statements include all adjustments necessary for a fair presentation.

2.  ACCOUNTING TREATMENT FOR THE BUSINESS COMBINATION AND MINORITY EXCHANGE

   The combination of Gerdau North America and Co-Steel was accounted for using the reverse-take-over method of purchase accounting. Gerdau North America was deemed to be the acquiror and was assumed to have purchased the assets and liabilities of Co-Steel, since the original shareholders of Gerdau North America, as a group, became owners of more than 50 percent of the voting shares of Co-Steel (now Gerdau Ameristeel) on a fully-diluted basis following the combination. The results of operations of Co-Steel are included in the Gerdau Ameristeel results from October 23, 2002, the date of the combination.

   Subsequent to the combination of Gerdau North America and Co-Steel, non-controlling shareholders holding, in the aggregate, approximately 13% of the issued and outstanding shares of AmeriSteel Corporation, had their holdings exchanged for Gerdau Ameristeel common shares at a ratio of 9.4617 Gerdau Ameristeel shares for each common share of Ameristeel exchanged. The acquisition of the minority interest of Ameristeel was accounted for as a step acquisition under the purchase method of accounting, whereby the purchase price of the shares is allocated to the net assets acquired based upon their relative fair values. Goodwill of $2.2 million arose from reporting the minority interest exchange.

3.  FOREIGN CURRENCY TRANSLATION OF CO-STEEL

   For the purposes of the pro forma financial statements, the audited and unaudited financial statements of Co-Steel have been translated from Canadian dollars into U.S. dollars, as this is the company's primary reporting currency subsequent to the combination. The current rate method has been used for translation, with the statements of earnings (loss) converted at the average exchange rate of $1.00 equal Cdn$1.5703 for the year ended December 31, 2002, Cdn $1.4645 for the twelve months ended September 30, 2003 and Cdn $1.4295 for the nine months ended September 30, 2003. The actual exchange rate used to account for the combination on October 23, 2002 was Cdn $1.5603.

4. ACQUISITION ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

   The Canadian GAAP columns of the pro forma condensed consolidated statements of earnings (loss) reflect the following pro forma adjustments:

   (a) The elimination of minority interest as if the minority exchange had occurred on the first day of the applicable period.

   (b) The allocation of the purchase price from the combination of Gerdau North America and Co-Steel to Co-Steel's assets and liabilities according to the purchase accounting method. As a result, historical book values were restated to market values, creating negative goodwill which was then allocated to reduce the book values of long-term assets and liabilities. Negative goodwill has been allocated to property, plant and equipment and associated deferred income taxes.

   The pro forma acquisition adjustments on the Canadian GAAP columns of the pro forma condensed consolidated statements of earnings (loss) reflect the following adjustments:

                                                                     TWELVE           NINE
                                                                     MONTHS          MONTHS
                                                                      ENDED           ENDED        YEAR ENDED
                                                                  SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,
                                                                      2003            2002            2002
                                                                  -------------   -------------   ------------
                                                                             (Dollars in thousands)
    Adjustment to reflect unfavorable lease costs and other
      purchase adjustments......................................     $ 1,699        $ (1,206)       $    493
    Adjust depreciation to reflect purchase accounting
      adjustments...............................................        (315)        (13,500)        (13,815)
    Adjustment for transaction costs recorded by Co-Steel prior
      to the acquisition........................................      (3,848)            (57)         (3,906)
    Interest on related party debt converted to equity..........         108         (16,167)        (16,059)
    Adjust foreign exchange associated with conversion of
      related party debt to equity..............................          --            (436)           (436)
    Adjust income tax expense to tax effect certain pro forma
      adjustments noted above...................................        (435)         10,908          10,473
    Net income (loss) before minority interest..................     $ 2,791        $ 20,458        $(23,250)

5. REFINANCING ADJUSTMENTS TO PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

   The Canadian GAAP columns of the pro forma condensed consolidated statements of earnings (loss) reflect annualized interest expense and other financial costs associated with the refinancing as follows:

                                                                       ANNUALIZED
                                                                        PRO FORMA
                                                                    INTEREST EXPENSE
                                                                  ---------------------
                                                                  (Dollars in millions)
    Interest on $405 million of Existing Notes net of discount of $8.1 million, with an effective interest rate of
      10 3/4%...................................................          $42.7
    Interest on senior secured credit facility, assuming
      LIBOR+275 bps and drawn portion of $113.0 million.........            7.5
    Interest expense associated with interest rate swaps
      (net).....................................................            3.7
    Interest on existing indebtedness (i.e. industrial revenue bonds, AmeriSteel Bright Bar, Inc. facility and capital
      leases)...................................................            2.3
    Deferred finance costs......................................            1.8
                                                                          -----
                                                                          $58.0
                                                                          =====

   A 12.5 basis points change in interest rates would result in less than a $0.1 million change in annual interest expense subsequent to the refinancing.

   For each of the periods for which a pro forma combined condensed statement of earnings (loss) is presented, the following are the refinance adjustments:

                                                                   NINE           TWELVE                          NINE
                                                                  MONTHS          MONTHS           YEAR          MONTHS
                                                                   ENDED           ENDED          ENDED           ENDED
                                                               SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                                   2003            2003            2002           2002
                                                               -------------   -------------   ------------   -------------
                                                                                  (Dollars in thousands)
    Pro forma interest expense...............................     $44,270         $58,770        $58,000         $43,500
    Add actual credits:
      Interest on tax refund.................................          --          (2,900)        (2,900)             --
      Purchase accounting adjustment.........................          --          (1,100)        (1,100)             --
    Adjust for fixed rate debt make-whole accrual............      (1,575)         (1,575)            --              --
                                                                  -------         -------        -------         -------
    Net pro forma interest expense...........................     $42,695         $53,195        $54,000         $43,500
                                                                  =======         =======        =======         =======

6.  CO-STEEL ADJUSTMENTS

   The Canadian GAAP columns of the pro forma combined condensed statements of earnings (loss) reflect adjustments to include the Co-Steel operations from the beginning of the applicable period. The Co-Steel operations are consolidated in our results from October 23, 2002 forward.

7.  DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP

   The preceding notes have been prepared in accordance with Canadian GAAP. The material differences between Canadian GAAP and U.S. GAAP are described in note 21 to our audited financial statements, note 8 to our unaudited financial statements for the nine months ended September 30, 2002 and 2003 and in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Gerdau Ameristeel Corporation -- Material Differences Between Canadian GAAP and U.S. GAAP."

   The following adjustments are reflected in the U.S. GAAP columns:

    JOINT VENTURES

   (a) The deconsolidation of our joint ventures, which are accounted for under the equity method under U.S. GAAP.

    OTHER ADJUSTMENTS -- STATEMENT OF EARNINGS (LOSS)

    NINE MONTHS ENDED SEPTEMBER 30, 2003

   (h) The reclassification of freight costs of $79.7 million from sales to cost of sales.

   (i) The increase in depreciation expense by $4.0 million due to the higher property, plant and equipment under U.S. GAAP resulting from the differences in allocation of negative goodwill.

   (j) Recording of $3.0 million of interest expense for the ineffective portion of our interest rate swaps, $3.5 million in amortization of the fair value adjustment relating to convertible debentures and $4.3 million of interest expense on convertible debentures under U.S. GAAP.

   (k) Income tax benefit of $2.6 million on the U.S. GAAP adjustments.

   (l) Increase in earnings in joint ventures of $4.7 million due to differences in accounting treatment of the purchase price allocation.

    TWELVE MONTHS ENDED SEPTEMBER 30, 2003

   (m) The reclassification of freight costs of $94.2 million from sales to cost of sales.

   (n) The reclassification of freight costs of $94.2 million from sales to cost of sales and increase in pension expense of $0.5 million due to a U.S. GAAP pension adjustment under Statement of Financial Accounting Standards No. 87.

   (o) The increase in depreciation expense by $4.7 million due to higher property, plant and equipment under U.S. GAAP resulting from the differences in the allocation of negative goodwill.

   (p) Recording of $1.6 million of interest expense for the ineffective portion of our interest rate swaps, $4.4 million in amortization of the fair value adjustment relating to convertible debentures and $5.4 million of interest expense on convertible debentures.

   (q)  Income tax benefit of $0.7 million on the U.S. GAAP adjustments.

   (r) Increase in earnings in joint ventures of $8.1 million due to differences in accounting treatment of the purchase price allocation.

    NINE MONTHS ENDED SEPTEMBER 30, 2002

   (s) The reclassification of freight costs of $87.0 million from sales to cost of sales.

   (t) The reclassification of freight costs of $87.0 million from sales to cost of sales and increase in pension expense of $1.0 million due to a U.S. GAAP pension adjustment under Statement of Financial Accounting Standards No. 87.

   (u) The increase in depreciation expense by $2.0 million due to higher property, plant and equipment under U.S. GAAP resulting from the differences in the allocation of negative goodwill.

   (v) Recording of $0.4 million of interest expense for the ineffective portion of our interest rate swaps, $3 million in amortization of the fair value adjustment relating to convertible debentures and $4.1 million of interest expense on convertible debentures.

   (w) Income tax benefit of $3.7 million on the U.S. GAAP adjustments.

   (x) Increase in earnings in joint ventures of $2.5 million due to differences in accounting treatment of purchase price allocation.

    YEAR ENDED DECEMBER 31, 2002

   (y) The reclassification of freight costs of $101.5 million from sales to cost of sales.

   (z) The reclassification of freight costs of $101.5 million from sales to cost of sales and increase in pension expense of $1.5 million due to a U.S. GAAP pension adjustment under the Statement of Financial Accounting Standards No. 87.

   (aa) The increase in depreciation expense by $2.7 million due to higher property, plant and equipment under U.S. GAAP resulting from the differences in the allocation of negative goodwill.

   (bb) Recording of $0.6 million of interest income for the ineffective portion of our interest rate swaps, $3.6 of amortization of the fair value adjustment relating to convertible debentures and $5.2 million of interest expense on convertible debentures.

   (cc) Income tax of $4.3 million on the U.S. GAAP adjustments.

   (dd) Increase in earnings in joint ventures of $3.3 million due to differences in accounting treatment of the purchase price allocation.

                      SELECTED CONSOLIDATED FINANCIAL DATA

GERDAU AMERISTEEL CORPORATION

     Our financial results are the results for the Gerdau North America operations, and include results for the Co-Steel operations for the period from October 23, 2002, which represents the period subsequent to the combination. The selected financial data presented below as of December 31, 2001 and 2002, and for each of the years in the three-year period ended December 31, 2002, have been derived from our consolidated financial statements, included elsewhere in this prospectus. The selected consolidated financial data as of December 31, 1998, December 31, 1999 and December 31, 2000 have been derived from our consolidated financial statements not included in this prospectus. The selected consolidated financial data for the fiscal years ended December 31, 1998 and December 31, 1999 have been derived from our unaudited combined financial statements which have been prepared in accordance with U.S. GAAP and are unaudited. The selected consolidated financial data presented below as of September 30, 2003, and for the nine months ended September 30, 2002 and 2003, have been derived from our unaudited consolidated financial statements as at that date and for those periods, included elsewhere in this prospectus. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the two years ended December 31, 1999 and 1998 and the interim periods have been included. Results for the nine months ended September 30, 2002 and 2003, are not necessarily indicative of results to be expected for the full year or any future period. For example, results for the nine months ended September 30, 2002 do not include the results of Co-Steel, as such acquisition occurred subsequent to such period. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Gerdau Ameristeel Corporation," our consolidated financial statements and notes thereto and our pro forma condensed consolidated financial data and notes thereto, included elsewhere in this prospectus.

     Our financial results are prepared in accordance with Canadian GAAP. The material differences between Canadian GAAP and U.S. GAAP are described in note 21 to our audited consolidated financial statements, note 10 to our unaudited consolidated financial statements for the twelve months ended September 30, 2003 and 2002 and under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Gerdau Ameristeel Corporation -- Material Differences Between Canadian GAAP and U.S. GAAP".

     The following data should also be read in conjunction with the financial information relating to Co-Steel included elsewhere in this prospectus, including "-- Co-Steel Inc.", the consolidated financial statements of Co-Steel and notes thereto and the related management's discussion and analysis of financial condition and results of operations.

                                                                                               NINE MONTHS
                                                          YEAR ENDED DECEMBER 31,          ENDED SEPTEMBER 30,
                                                      --------------------------------   ------------------------
                                                        2000       2001        2002       2002 (1)       2003
                                                      --------   --------   ----------   ----------   -----------
                                                        (Dollars in millions except per ton, tons in thousands)
STATEMENT OF OPERATIONS DATA UNDER CANADIAN GAAP:
Net sales (2)......................................    $899.7     $840.8     $1,036.1      $697.6       $1,401.2
Cost of sales......................................     722.0      680.1        867.1       571.3        1,283.9
                                                       ------     ------     --------      ------       --------
Gross profit.......................................     177.7      160.7        169.0       126.3          117.3
Selling and administrative.........................      57.4       56.4         62.2        45.4           59.3
Depreciation and amortization (3)..................      57.6       61.5         58.7        38.5           60.4
Other operating expense (income) (4)...............       2.8       (0.5)        (5.1)        1.0            0.1
                                                       ------     ------     --------      ------       --------
Income (loss) from operations......................      59.9       43.3         53.2        41.4           (2.5)
Interest expense and amortization of deferred
  financing costs (5)..............................      51.8       50.0         39.8        31.4           34.3
Other (gain) loss (6)..............................      (0.2)       1.0          0.2         0.4            0.2
                                                       ------     ------     --------      ------       --------
Income (loss) before income taxes..................       8.3       (7.7)        13.2         9.6          (37.0)
Income tax expense (benefit).......................       2.2       (2.6)         0.4         0.6          (21.5)
Minority interest (7)..............................      (2.2)      (1.0)        (1.7)       (1.4)           0.2
                                                       ------     ------     --------      ------       --------
Net income (loss)..................................    $  3.9     $ (6.1)    $   11.1      $  7.6       $  (15.3)
Earnings per share -- basic and diluted............    $ 0.03     $(0.05)    $   0.07      $ 0.06       $  (0.09)
OTHER DATA UNDER CANADIAN GAAP:
Net cash provided by operating activities..........    $ 28.6     $102.6     $   34.1      $  9.5       $    3.2
Net cash used in investing activities..............     (87.8)     (78.8)       (21.4)      (30.0)         (40.4)
Net cash provided by (used in) financing
  activities.......................................      61.1      (24.7)        (1.4)       23.9           41.3
EBITDA (8).........................................     117.5      104.8        111.9        79.9           57.9
Ratio of earnings to fixed charges (9).............       1.1x       0.8x         1.8x        1.2x           0.1x
Capital expenditures...............................    $ 52.7     $ 28.4     $   33.5      $ 21.8       $   40.5
OTHER OPERATIONAL DATA:
Mill finished steel shipments (tons)...............     1,898      1,906        2,548       1,666          3,687
Fabricated steel shipments (tons)..................       580        588          566         438            479
Average price per ton -- mill finished steel
  shipments........................................    $  308     $  284     $    285      $  289       $    303
Average price per ton -- fabricated steel
  shipments........................................    $  457     $  430     $    440      $  442       $    433
U.S. GAAP DATA:
Gross sales (10)...................................    $929.9     $885.0     $1,053.8      $740.2       $1,317.9
Income (loss) from operations......................      57.8       41.6         46.9        40.4           (7.8)
Net income (loss)..................................       3.6       (6.4)        11.0         7.5          (23.3)
EBITDA (8,11)......................................     115.9      103.5        107.2        79.1           49.8
Interest expense and amortization of deferred
  financing cost (5)...............................      51.8       50.0         41.5        31.9           44.9
Ratio of earnings to fixed charges (9).............       1.1x       0.8x         1.2x        1.1x            --
Ratio of total debt to EBITDA......................       6.4x       7.0x         5.6x         --           13.3x
Ratio of EBITDA to interest expense and
  amortization of deferred financing costs.........       2.3x       2.1x         2.4x        2.5x           1.1x

                                                                  DECEMBER 31,
                                                         ------------------------------   SEPTEMBER 30,
                                                           2000       2001       2002         2003
                                                         --------   --------   --------   -------------
                                                                     (Dollars in millions)
BALANCE SHEET DATA UNDER CANADIAN GAAP:
Cash and cash equivalents.............................   $    6.0   $    5.1   $   16.4     $   20.4
Working capital.......................................      116.7      120.7      203.3        338.2
Total assets..........................................    1,074.6    1,061.9    1,571.4      1,709.0
Total debt (12).......................................      757.5      723.6      519.2        595.4
Shareholders' equity (13).............................       57.0       49.8      593.1        650.1
Minority interest (7).................................       29.6       30.6       33.3           --
U.S. GAAP DATA:
Total assets..........................................   $1,072.1   $1,058.6   $1,513.7     $1,698.0
Total debt (12).......................................      759.6      725.1      564.5        662.9
Shareholders' equity (13).............................       55.8       47.7      493.2        535.2

SELECTED CONSOLIDATED FINANCIAL DATA UNDER U.S. GAAP:

                                                               YEAR ENDED DECEMBER 31,
                                                               -----------------------
                                                                1998         1999
                                                               -------   -------------
                                                                (Dollars in millions
                                                               except per share data)
STATEMENT OF OPERATIONS DATA UNDER U.S. GAAP:
Sales.......................................................   $264.0       $408.7
Income from Operations......................................     48.2         60.3
Income from Continuing Operations...........................     48.2         60.3
Net (loss) Income...........................................     18.5         21.9
Net (loss) Income from Continuing Operations per Share......   $ 0.13       $ 0.15

                                                                      DECEMBER 31,
                                                               --------------------------
                                                                  1998           1999
                                                               -----------   ------------
                                                                 (Dollars in millions)
BALANCE SHEET DATA UNDER U.S. GAAP:
Total Assets................................................   $     249.2   $   1,246.8
Invested Capital............................................         (11.5)         69.5
Number of Common Shares Outstanding -- Pro forma............   146,588,194   146,588,194

---------------

(1) Results for the nine months ended September 30, 2002 do not include the results for Co-Steel, which was acquired on October 23, 2002. See page 49 for pro forma financial data for the nine months ended September 30, 2002 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of our results for the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002 on an actual and a pro forma basis.

(2)  Our sales are reported net of freight costs.

(3) On January 1, 2002, we adopted CICA Handbook Section 3062, Goodwill and Other Intangible Assets. This section requires that goodwill and intangible assets with indefinite lives not be amortized, but rather their fair value be assessed at least annually and written down for any impairment in value.

(4) Other operating expense (income) over the periods for which financial data is presented includes: income related to electric power rebates from Ontario utilities, an insurance settlement reimbursing environmental clean-up costs incurred in 1997 and 1998 and cash settlements from graphite electrode suppliers; and expense related to start-up costs associated with new process automation controls at the Knoxville rolling mill, costs associated with closing two fabricating plants, losses on investments and claims deductible.

(5) Interest expense under Canadian GAAP does not include interest on the convertible debentures of $1.0 million in the year ended December 31, 2002, $4.3 million in the nine months ended September 30, 2003 and $5.4 million pro forma for the twelve months ended September 30, 2003. Under Canadian GAAP we record interest expense, net of taxes, as an after-tax charge to reinvested earnings. In addition, interest expense under Canadian GAAP does not include the ineffective portion of our interest rate swaps, which was $(0.5) million, $(1.6) million and $0.6 million for the years ended December 31, 2000, 2001 and 2002, respectively, $(0.4) million and $(3.0) million for each of the nine months ended September 30, 2002 and 2003, respectively, and $1.6 million pro forma for the twelve months ended September 30, 2003. Under U.S. GAAP, we would be required to record any ineffective portion of our swaps as interest expense in any applicable period. Through September 30, 2003, this would have required us to record an aggregate of $3.1 million of charges. It is our intention to keep the swaps in place with new counterparties after the refinancing. If we cannot do so then we would be required to pay $6.0 million to counterparties and would take a $6.0 million pre-tax charge to net income under Canadian GAAP. Under

     U.S. GAAP, we would have a $4.0 million cash charge, in addition to the $3.1 million charge that would have already been taken on the ineffective portion.

(6) Other gain (loss) includes foreign exchange gains and losses, losses on marketable securities and losses on investments.

(7) Minority interest is the income attributable to the minority shareholders of Ameristeel. On March 31, 2003, we completed an exchange of shares of Ameristeel held by minority shareholders for 13,198,501 of our shares.

(8) "EBITDA" is net income plus interest, taxes, depreciation and amortization, minority interest and other (gain) loss. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by generally accepted accounting principles, and our calculations thereof may not be comparable to that reported by other companies. EBITDA is included in this prospectus because it is a measure we use to assess our liquidity position and because certain covenants in our borrowing arrangements are tied to similar measures. We also believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. This belief is based on our negotiations with our lenders who have indicated that the amount of indebtedness we will be permitted to incur will be based, in part, on our EBITDA. EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use. EBITDA includes our share of the earnings of our joint ventures, a significant portion of which is derived from our Gallatin joint venture. We do not control our joint ventures and cannot, without agreement from our partner, cause any joint venture to distribute its income from operations to us. In addition, Gallatin's existing financing agreement prohibits it from distributing cash to us unless specified financial covenants are satisfied.

     The following table reconciles Canadian GAAP EBITDA with net income and cash flow from operations for the periods indicated:

                                                                                                 NINE MONTHS
                                                                           YEAR ENDED               ENDED
                                                                          DECEMBER 31,          SEPTEMBER 30,
                                                                    ------------------------   ---------------
                                                                     2000     2001     2002     2002     2003
                                                                    ------   ------   ------   ------   ------
                                                                              (Dollars in millions)
     CANADIAN GAAP
     EBITDA......................................................   $117.5   $104.8   $111.9   $ 79.9   $ 57.9
       Depreciation and amortization expense.....................    (57.6)   (61.5)   (58.7)   (38.5)   (60.4)
       Interest expense and amortization of deferred financing
         costs...................................................    (51.8)   (50.0)   (39.8)   (31.4)   (34.3)
       Other gain (loss).........................................      0.2     (1.0)    (0.2)    (0.4)    (0.2)
       Minority interest.........................................     (2.2)    (1.0)    (1.7)    (1.4)     0.2
       Income taxes..............................................     (2.2)     2.6     (0.4)    (0.6)    21.5
                                                                    ------   ------   ------   ------   ------
     Net income (loss)...........................................      3.9     (6.1)    11.1      7.6    (15.3)
       Depreciation and amortization expense.....................     57.6     61.5     58.7     38.5     60.4
       Changes in working capital and other operating items......    (32.9)    47.2    (35.7)   (36.6)   (41.9)
                                                                    ------   ------   ------   ------   ------
     Net cash used in operating activities.......................   $ 28.6   $102.6   $ 34.1   $  9.5   $  3.2
                                                                    ======   ======   ======   ======   ======

     The following table reconciles U.S. GAAP EBITDA with net income for the periods indicated:

                                                                                               NINE MONTHS
                                                                          YEAR ENDED              ENDED
                                                                         DECEMBER 31,         SEPTEMBER 30,
                                                                   ------------------------   --------------
                                                                    2000     2001     2002    2002     2003
                                                                   ------   ------   ------   -----   ------
                                                                             (Dollars in millions)
     U.S. GAAP
     EBITDA......................................................  $115.9   $103.5   $107.2   $79.1   $ 49.8
       Depreciation and amortization expense.....................   (57.0)   (60.9)   (55.3)  (38.1)   (52.2)
       Interest expense and amortization of deferred financing
         costs...................................................   (51.8)   (50.0)   (41.5)  (31.9)   (44.9)
       Other (loss) gain.........................................    (0.3)    (1.9)    (0.2)   (0.2)    (0.5)
       Minority interest.........................................    (2.2)    (1.0)    (1.7)   (1.4)     0.2
       Income taxes..............................................    (1.0)     3.9      2.5      --     24.3
                                                                   ------   ------   ------   -----   ------
     Net income (loss)...........................................  $  3.6   $ (6.4)  $ 11.0   $ 7.5   $(23.3)
                                                                   ======   ======   ======   =====   ======

(9) For the purposes of calculating our ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus distributions received from joint ventures and fixed charges. Fixed charges consist of interest expense, whether expensed or capitalized, on all indebtedness and deferred financing costs plus interest on the convertible debentures and an interest component equal to 25% of rental expense, representing that portion of rental expense that management believes is attributable to interest. Under Canadian GAAP, earnings did not cover fixed charges by $8.6 million in the year ended December 31, 2001 and by $33.2 million in the nine months ended September 30, 2003. Under U.S. GAAP, earnings did not cover fixed charges by $10.3 million in the year ended December 31, 2001 and by $44.1 million for the nine months ended September 30, 2003 and by $22.0 million in the twelve months ended September 30, 2003 on a pro forma basis.

(10) Under U.S. GAAP, we would report gross sales and include freight costs in cost of sales. Under Canadian GAAP, sales are reported net of freight costs. In addition, under Canadian GAAP, we proportionately consolidate our 50% interest in our joint ventures, resulting in higher sales and EBITDA under Canadian GAAP. Under U.S. GAAP, the joint ventures are accounted for using the equity method.

(11) Canadian GAAP EBITDA is higher than U.S. GAAP EBITDA because of the difference in the accounting for joint ventures described in footnote 10 above. In particular, under both U.S. GAAP and Canadian GAAP, net income
     (loss), which is the starting point for calculating EBITDA, includes our 50% share of the net income of our joint ventures; however, we add the interest, depreciation and amortization from the joint ventures to net income (loss) under Canadian GAAP as the results of operations for our joint ventures are proportionately consolidated, but not under U.S. GAAP.

(12) Total debt includes long-term borrowings, current portion of long-term borrowings, bank indebtedness and related party borrowings. Under Canadian GAAP, total debt excludes our convertible debentures; our convertible debentures are included in total debt under U.S. GAAP. Under Canadian GAAP, we had $92.6 million of convertible debentures outstanding as of September 30, 2003. Under U.S. GAAP, our convertible debentures were recorded at $55.2 million as of December 31, 2002 and $73.0 million as of September 30, 2003, in each case net of the purchase price fair value adjustment resulting from the combination with Co-Steel. Because our convertible debentures are denominated in Canadian dollars, the value of our convertible debentures fluctuates with the exchange rate between the U.S. dollar and the Canadian dollar. The increase in the value of our convertible debentures between December 31, 2002 and September 30, 2003 was due to the appreciation in the Canadian dollar relative to the U.S. dollar. As of September 30, 2003 on a pro forma basis, total debt includes gross proceeds of $397.1 million from the issuance of $405 million of aggregate principal amount of the Existing Notes at a price of 98.001% of the face amount.

(13) Under Canadian GAAP shareholders' equity includes our convertible debentures. We had $92.6 million of convertible debentures outstanding as of September 30, 2003. We record the interest, net of taxes, on our convertible debentures as an after-tax charge to reinvested earnings. Under U.S. GAAP, the debentures would be recorded as a liability and the interest costs as interest expense.

                                                                      THREE MONTHS ENDED
                                  ------------------------------------------------------------------------------------------
                                  MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,
                                    2002        2002         2002            2002         2003        2003         2003
                                  ---------   --------   -------------   ------------   ---------   --------   -------------
                                                                    (Dollars in millions)
     QUARTERLY DATA UNDER
       CANADIAN GAAP:
     Net sales..................   $218.0      $245.1       $234.5          $338.4       $444.4      $471.6       $485.3
     Income (loss) from
       operations...............     11.7        18.1         11.6            11.8         (3.9)        4.8         (3.5)
     Net income (loss)..........      1.3         3.8          2.5             3.5         (5.0)       (1.6)        (8.7)
     Earnings per share -- basic
       and diluted..............   $ 0.01      $ 0.03       $ 0.02          $ 0.02       $(0.03)     $(0.01)      $(0.05)

CO-STEEL INC.

     The selected financial data presented below as of December 31, 2000 and 2001, and for each of the years in the two-year period ended December 31, 2001, have been derived from Co-Steel's financial statements, included elsewhere in this prospectus. The selected financial data presented below as of September 30, 2002 and for the nine months ended September 30, 2001 and 2002 have been derived from the unaudited consolidated financial statements of Co-Steel Inc. (renamed Gerdau Ameristeel Corporation) as of that date and for those periods, included elsewhere in this prospectus. This financial data includes only the results of Co-Steel Inc. and its subsidiaries and Gallatin joint venture. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim periods have been included. The following data should also be read in conjunction with the financial information relating to Gerdau Ameristeel Corporation included elsewhere in this prospectus, including the consolidated financial statements of Gerdau Ameristeel Corporation and notes thereto and the related management's discussion and analysis of financial condition and results of operations.

     Co-Steel's financial information is presented in Canadian dollars and in accordance with Canadian GAAP. Exchange rates for U.S. dollars, expressed in Canadian dollars, are presented under the heading "Exchange Rate Information" near the beginning of this prospectus. The material differences between Canadian GAAP and U.S. GAAP are described in note 17 to the financial statements of Co-Steel included elsewhere in this prospectus and note 10 to the unaudited Financial Statements for Co-Steel for the nine months ended September 30, 2001 and 2002. One significant difference is that Co-Steel's 50%-owned joint venture, Gallatin, is proportionately consolidated, which means that 50% of individual items such as assets, net sales and cost of sales, interest, depreciation and amortization are included in Co-Steel's results.

     The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Co-Steel Inc.", Co-Steel's consolidated financial statements and notes thereto and our pro forma combined condensed financial data and notes thereto, included elsewhere in this prospectus.

                                                                  YEAR ENDED            NINE MONTHS ENDED
                                                                 DECEMBER 31,             SEPTEMBER 30,
                                                            -----------------------   ----------------------
                                                               2000         2001        2001         2002
                                                            ----------   ----------   ---------   ----------
                                                             (Canadian dollars in millions except per ton,
                                                                           tons in thousands)
STATEMENT OF OPERATIONS DATA:
Net sales.................................................   $1,278.8     $1,047.6     $ 811.0     $  922.8
Cost of sales.............................................    1,121.6      1,017.9       786.4        817.3
Gross profit..............................................      157.2         29.7        24.6        105.5
Selling, administrative...................................       36.7         41.0        28.8         27.2
Depreciation and amortization (1).........................       71.0         76.9        55.5         50.5
Other operating expense (income) (2)......................         --          8.2        13.0         (6.3)
                                                             --------     --------     -------     --------
Income (loss) from operations.............................       49.5        (96.4)      (72.7)        34.1
Interest expense and amortization of deferred financing
  costs...................................................       32.9         40.1        29.7         26.4
Other (loss) gain (3).....................................         --        (23.3)      (18.0)        (9.1)
                                                             --------     --------     -------     --------
Income (loss) before income taxes.........................       16.6       (159.8)     (120.4)        (1.4)
Income tax expense (benefit)..............................       (3.5)       (44.0)      (31.2)        (4.0)
                                                             --------     --------     -------     --------
Net income from continuing operations.....................       20.1       (115.8)      (89.2)         2.6
Net earnings of discontinued operations (4)...............       18.4           --          --           --
                                                             --------     --------     -------     --------
Net income (loss).........................................   $   38.5     $ (115.8)    $ (89.2)    $    2.6
OTHER DATA:
Net cash provided by (used in) operating activities.......   $   14.6     $   (6.7)    $   9.4     $   15.2
Net cash provided by (used in) investing activities.......       65.4        (18.8)      (21.0)       (21.5)
Net cash (used in) provided by financing activities.......      (88.5)        56.1        50.0        (18.6)
EBITDA (5)................................................      120.5        (19.5)      (17.2)        84.6
Capital expenditures......................................   $   17.3     $   25.0     $  20.2     $   17.5
OTHER OPERATIONAL DATA:
Finished goods shipped -- thousands.......................      2,742        2,354       1,822        1,914

                                                                 DECEMBER 31,
                                                              -------------------   SEPTEMBER 30,
                                                                2000       2001         2002
                                                              --------   --------   -------------
                                                                (Canadian dollars in millions)
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $    3.9   $   34.5     $    9.6
Working capital.............................................      60.7     (205.6)       212.3
Total assets................................................   1,229.8    1,187.0      1,124.4
Total debt (6)..............................................     340.7      421.9        335.6
Shareholders' equity (7)....................................     688.6      600.8        598.2

---------------

(1) On January 1, 2002, Co-Steel adopted CICA Handbook Section 3062, Goodwill and Other Intangible Assets. This section requires that goodwill and intangible assets with indefinite lives are not amortized, but rather their fair value be assessed at least annually and written down for any impairment in value.

(2) Other operating expense (income) for the year ended December 31, 2001 and nine months ended September 30, 2001 includes pension curtailment charges of $13 million. A gain on the sale of land of $4.8 million is also included for the year ended December 31, 2001. In the nine months ended September 30, 2002, Co-Steel received $6.3 million relating to settlements with electrode suppliers for price fixing violations.

(3) Other (loss) gain represents write-down of portfolio investments relating to ASW Holdings PLC, a manufacturer of steel products in the United Kingdom.

(4)  Discontinued operations relate to exited European operations.

(5) "EBITDA" is net income plus interest, taxes, depreciation and amortization, minority interest and other (gain) loss. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by generally accepted accounting principles, and Co-Steel's calculations thereof may not be comparable to that reported by other companies. EBITDA for Co-Steel is included in this prospectus to supplement the information we provide on Gerdau Ameristeel. EBITDA includes Co-Steel's share of the earnings of Co-Steel's Gallatin joint venture.

     The following table reconciles Canadian GAAP EBITDA with net income and cash flow from operations for the periods indicated:

                                                                                          NINE MONTHS
                                                                        YEAR ENDED           ENDED
                                                                       DECEMBER 31,      SEPTEMBER 30,
                                                                     ----------------   ---------------
                                                                      2000     2001      2001     2002
                                                                     ------   -------   ------   ------
                                                                       (Canadian dollars in millions)
      CANADIAN GAAP
      EBITDA......................................................   $120.5   $ (19.5)  $(17.2)  $ 84.6
      Depreciation and amortization expense.......................    (71.0)    (76.9)   (55.5)   (50.5)
      Interest expense and amortization of deferred financing
        costs.....................................................    (32.9)    (40.1)   (29.7)   (26.4)
      Other gain (loss)...........................................     18.4     (23.3)   (18.0)    (9.1)
      Income taxes................................................      3.5      44.0     31.2      4.0
                                                                     ------   -------   ------   ------
      Net income (loss)...........................................     38.5    (115.8)   (89.2)     2.6
      Depreciation and amortization expense.......................     71.0      76.9     55.5     50.5
      Changes in working capital and other operating items........    (94.9)     32.2     43.1    (37.9)
                                                                     ------   -------   ------   ------
      Net cash used in (provided by) operating activities.........   $ 14.6   $  (6.7)  $  9.4   $ 15.2
                                                                     ======   =======   ======   ======

(6) Total debt includes short-term and long-term debt and bank indebtedness but excludes convertible debentures.

(7) Under Canadian GAAP shareholders' equity includes Co-Steel's convertible debentures. Co-Steel recorded the interest, net of taxes, on its convertible debentures as an after-tax charge to reinvested earnings. Under U.S. GAAP, the debentures would be recorded as a liability and the interest costs as interest expense.

                                                                                THREE MONTHS ENDED
                                                                      --------------------------------------
                                                                      MARCH 31,    JUNE 30,    SEPTEMBER 30,
                                                                        2002         2002          2002
                                                                      ---------    --------    -------------
                                                                          (Canadian dollars in millions)
      QUARTERLY DATA:
      Net sales...................................................     $285.4       $312.9        $324.6
      Net (loss) earnings.........................................       (1.7)        (4.2)          8.5

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GERDAU AMERISTEEL CORPORATION

     The following discussion contains forward looking statements that involve numerous risks and uncertainties. Our actual results could differ materially from those discussed in the forward looking statements as a result of these risks and uncertainties, including those set forth in this prospectus under "Forward-looking statements" and under "Risk factors". You should read the following discussion in conjunction with "Selected Consolidated Financial Data' and our consolidated financial statements and notes appearing elsewhere in this prospectus. You should also read the following discussion in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Data and notes appearing elsewhere in this prospectus. Our financial information is prepared in accordance with Canadian GAAP. Canadian GAAP differs from U.S. GAAP in several respects. The material differences between Canadian GAAP and U.S. GAAP are described in "-- Material differences between Canadian GAAP and U.S. GAAP", note 21 to our consolidated financial statements, and note 10 to our unaudited consolidated financial statements for the nine months ended September 30, 2002 and 2003. One significant difference is that our three 50% owned joint ventures (Gallatin Steel Company, Bradley Steel Processors Inc. and SSS/MRM Guide Rail Inc.) are proportionately consolidated, which means that 50% of individual items such as assets, net sales, cost of sales, interest, depreciation and amortization are included in our results. In addition, to be consistent with the presentation of our financial information, information on tons shipped and other production information in this prospectus includes our 50% share of the joint ventures' production. In addition, "$" and "dollars" refer to U.S. dollars; and "Cdn$" refers to Canadian dollars.

OVERVIEW

     We are the second largest minimill steel producer in North America with annual manufacturing capacity of over 6.8 million tons of mill finished steel products. Through our vertically integrated network of 11 minimills (including one 50%-owned minimill), 13 scrap recycling facilities and 26 downstream operations, we primarily serve customers in the eastern half of North America. Our products are generally sold to steel service centers, fabricators, or directly to OEMs for use in a variety of industries, including construction, automotive, mining and equipment manufacturing. For the twelve months ended September 30, 2003, we generated pro forma net sales of $1.8 billion, pro forma income from operations of $14.6 million and pro forma net loss of $14.3 million. During the same period, pro forma EBITDA was $97.5 million on a Canadian GAAP basis and $89.7 million on a U.S. GAAP basis.

     Our results of operations are largely dependent on the level of construction and general economic activity in the North American market. The factors that influence our net sales are tons shipped, product mix and related pricing. Our net sales are determined by subtracting product returns, sales discounts, return allowances, claims and our freight costs from total sales. We charge premium prices for certain grades of steel, dimensions of product, or in some cases, for smaller volumes. Our sales are seasonal, with sales in the fiscal quarters ending June 30 and September 30 generally being stronger than in the rest of the year.

     Our investments in Gallatin Steel, Bradley Steel Processors and SSS/MRM Guide Rail are 50%-owned joint ventures and are proportionately consolidated under Canadian GAAP, which means that individual items such as assets, net sales, cost of sales, interest, depreciation and amortization are reflected in our results. These joint ventures contributed $11.8 million to our pro forma income from operations for the twelve months ended September 30, 2003. For this period we received $3.6 million pro forma of cash distributions from the joint ventures. Under U.S. GAAP, joint ventures are accounted for under the equity method. We do not control these joint ventures and cannot, without agreement from our partner, cause any joint venture to distribute its income from operations to us. In addition, Gallatin's existing financing agreement prohibits it from distributing cash to us unless specified financial covenants are satisfied. In addition, we may, under certain circumstances, be required to make capital contributions to Gallatin, which contributed the largest portion of the joint ventures' income from operations in the twelve months ended September 30, 2003.

     Our cost of sales includes the cost of our primary raw material, scrap metal, and the cost of converting the scrap to finished steel products, including the cost of natural gas and electricity we use and warehousing and freight costs. Natural gas and electricity represented approximately 4.2% and 9.0%, respectively, of our production costs for the twelve months pro forma ended September 30, 2003. We assign our production costs to our inventory produced. When that inventory is sold those costs are reflected in costs of sales. Accordingly, there is a gap, typically one to three months, between when we incur our production costs and when we record them in our cost of sales for any given product. Most of our facilities operate under long-term electricity supply contracts with major utilities. These contracts typically have two components to them: a firm portion and an interruptible portion. The interruptible portion represents up to 70% to 90% of the total load, and, for the most part, is based on a spot-market price of electricity at the time it is being used. We therefore have significant exposure to the variances of the electricity spot market. Furthermore, we do not have any long-term contracts for natural gas, and are therefore subject to market variables and pricing swings for that energy source that have in the recent past, and could in the future, materially affect operating margins and results of operations.

     The prices of scrap metal, natural gas and electricity have demonstrated significant historical volatility. Although the deregulation of both natural gas and wholesale electricity have afforded opportunities for lower costs resulting from competitive market forces, prices for both of these energy sources have become even more volatile in the recent past. We try to pass increases in our costs to our customers; however, the market prices of our products do not always comport with the fluctuations in the prices of our raw materials and energy and price increases, if achieved, can lag the cost increases we experience.

     The following table demonstrates the average market prices of scrap metal, natural gas, electricity, rebar, merchant bar and structurals for the periods indicated.

                                                                                                  NINE MONTHS
                                                                                                     ENDED
                                                                                                 SEPTEMBER 30,
                                   1996     1997     1998     1999     2000     2001     2002        2003
                                  ------   ------   ------   ------   ------   ------   ------   -------------
Scrap ($/ton) (1)...............  133.00   132.00   111.27    95.65    97.42    76.45    93.72      137.00
Natural Gas ($/MMBTU) (2).......    2.67     2.48     2.08     2.27     4.30     3.96     3.37        4.48
Electricity ($/Megawatt hour)
  (3)...........................   23.40    27.03    46.40    51.80    37.75    35.40    27.60       22.32
Rebar ($/ton) (1)...............  313.00   327.00   327.00   303.00   295.00   288.00   293.42      280.01
Merchant Bar Quality ($/ton)
  (1)...........................  344.30   359.70   359.70   333.30   324.50   316.80   322.76      327.28
Structurals ($/ton) (1).........  404.00   376.00   355.00   287.00   305.00   312.00   345.42      307.17

---------------

(1) Source: Metal Strategies, American Metal Market. #1 Chicago Heavy Melt scrap price per gross ton delivered.

(2) Source: Bloomberg. Henry Hub natural gas spot price. Expressed in dollars per million of British Thermal Units.

(3)  Source: Bloomberg. Firm on-peak day ahead electricity spot price main.

Note: All prices averaged for periods indicated.

     After the cost of scrap and energy, the largest contributor to our cost of sales is our labor costs, followed by the cost of warehousing and handling finished steel products. Sales are made based on local market prices. Freight costs charged to customers are limited to the freight costs that are charged by competitors who may be in closer proximity to our customers' locations. Our sales are reported net of our freight costs.

     We primarily compete with other steel producers based on the delivered price of finished products to our customers. Although freight costs for steel can often make it uneconomic for distant steel producers to compete with us, to the extent that they have had lower costs of sales, such as lower labor or energy costs, they have successfully competed with us. Our labor and energy costs are higher than many foreign and some domestic producers. For example, energy costs in the northeastern United States, where two of our minimills are located, are typically significantly higher than in other parts of North America. Although we are continually striving to improve our operating costs, we may not be successful in achieving labor and energy costs or gaining operating efficiencies that may be necessary to remain competitive.

OUTLOOK

     The North American steel industry is currently facing a variety of challenges including volatile pricing, stagnant demand, high fixed costs, low-priced imports, the diminution of the effect of U.S. tariffs and challenges to the industry's ability to attract new management talent. As a significant participant in the North American steel industry, we are also subject to these challenges and risks.

     The bar manufacturing sector of the steel industry has undergone significant recent consolidation, with the Nucor Corporation acquisition of Birmingham Steel in December 2002, and the combination of Gerdau North

America and Co-Steel. There has also been some rationalization of inefficient capacity. We believe this rationalization may lead to more rational market behavior, from which we are well-positioned to benefit.

     For the nine months ended September 30, 2003, we reported a net loss of $15.3 million on net sales of $1,401.3 million. Pro forma net income for the nine months ended September 30, 2002 was $24.3 million on net sales of $1,285.4 million. We reported EBITDA of $57.9 million for the nine months ended September 30, 2003 ($49.8 million on a U.S. GAAP basis) compared to $135.1 million pro forma for the nine months ended September 30, 2002 ($121.7 million on a U.S. GAAP basis).

     Relative to volume trends in steel demand, the order inquiries for quotations reflect an increased level of activity for our steel mills and for our primary service center customers of merchant products. Seasonal efforts to complete pending construction projects have also sustained customer activity levels for concrete reinforcing steel products. Considering the late season timing of this trend, the short term outlook for the winter is relatively upbeat compared to the past two years. A secondary bullish factor is the relatively low levels of finished inventory within our ten bar mills and production scheduling limitations over the holiday season. This favorable volume climate for end use customers and overall steel supply/demand will be subjected to several external influences that could impact the balance of steel supply and market pricing.

     The key issues for the approaching winter season encompass potential weather impacts on energy costs, political decisions on the retention of import safeguard tariffs, global steel trading patterns and currency exchange rate fluctuations. The Presidential decision of December 4, 2003 to terminate the safeguard tariffs put in place in March 2002, and the Canadian CITT decision not to impose parallel safeguard restrictions, could increase the level of steel import activity and market supply. Global steel trading in scrap raw materials and finished steel products will be a function of continued strong demand from China and the relative valuation of the US dollar versus the currencies of Europe, Japan, Canada and other major steel trading countries. The weakening valuation trend for the dollar is favorable relative to import pricing of finished steel products but increases the attractiveness of scrap material exports.

     In the September 2003 quarter, escalating prices for scrap and energy have been the driving forces behind recent market price increases for steel products. The consolidation of industry competitors has also improved the market discipline in recovering these rising cost elements. Cash flow liquidity and earnings pressure have contributed to the structural change in market discipline within the industry. The key question is whether this competitive stability will withstand the adversity of import surges or harsh winter impacts on steel demand until the spring season emerges. A secondary concern is the stress of rising steel prices on downstream customers that are struggling to pass on these final product costs in a slow economic environment. This downstream margin compression is clearly evident in Gerdau Ameristeel's rebar fabrication and other downstream business.

     In the December 2003 quarter, we have scheduled outages for the Jackson and Charlotte mills to complete equipment upgrades and to complete annual maintenance projects. Production and shipments are expected to trend downward in the December quarter reflecting the normal seasonality of our business. Prices are expected to be firm or up for all our products and we would expect improved margins in the December quarter.

HISTORY

     Gerdau Ameristeel is an indirect subsidiary of, and controlled by, Brazilian steelmaker Gerdau S.A., a leading producer of long steel products in Brazil, Chile, Uruguay, Argentina, and, through us, Canada and the United States. Gerdau S.A.'s history spans over 100 years, during which it grew from having one nail manufacturing facility to being one of the top twenty steel companies in the world. Gerdau S.A. has an approximately 48% market share of the long steel market in Brazil, based on total production. As of September 30, 2003, the Gerdau group had global annual manufacturing capacity of 12.8 million tons of mill-finished steel products, over 19,000 employees and total assets exceeding $5 billion. For the nine months ended September 30, 2003, Gerdau S.A. had approximately $1.3 billion in consolidated net sales and had a market capitalization of over $2.0 billion.

     Over the last 14 years, Gerdau S.A. has increased its investment abroad, including its investment in North America. Gerdau S.A. made its initial investment in the North American steel market in 1989 by acquiring Courtice Steel Inc. (now part of Gerdau Ameristeel), which operates our minimill in Cambridge, Ontario, Canada. In 1995, it acquired MRM Steel Inc. (now our subsidiary Gerdau Ameristeel MRM Special Sections Inc.), which operates our minimill in Selkirk, Manitoba, Canada. In 1999, it acquired an indirect majority interest in Ameristeel Corporation (now our subsidiary Gerdau Ameristeel US Inc.), which we refer to as Ameristeel, which owned four

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minimills and operated rebar fabricating plants and epoxy coating plants. In
April 2001, AmeriSteel Bright Bar, Inc., our 80%-owned subsidiary, acquired the assets of American Bright Bar, a manufacturer of cold drawn steel bars in Orrville, Ohio. In December 2001, Ameristeel acquired our Cartersville mill in Georgia from Birmingham Steel Corporation, which expanded Ameristeel's structural bar size range and added beams to its product line. In June 2002, Ameristeel acquired certain assets and assumed certain liabilities of Republic Technologies' cold drawn plant in Cartersville, Georgia, a producer of cold drawn merchant bar products, to complement the operations of AmeriSteel Bright Bar.

     On October 23, 2002, the parent company of Gerdau S.A.'s North American operations, referred to as Gerdau North America, combined with Co-Steel Inc. Co-Steel was a Canadian public company that owned and operated there minimills, participated in a 50/50 joint venture that ran a fourth minimill in Kentucky and was a major participant in the sourcing, trading and processing of scrap metal in the northeastern North American steel market. Through the combination, Co-Steel acquired all of the issued and outstanding shares of the companies included in Gerdau North America, in exchange for Co-Steel common shares representing approximately 74% of Co-Steel's total common shares and changed its name to Gerdau Ameristeel Corporation. Under reverse-take-over accounting, Gerdau North America was deemed to be the acquiror and was assumed to be purchasing the assets and liabilities of Co-Steel.

     On December 31, 2002, Ameristeel was our 87%-owned subsidiary. In March 2003, we effected an exchange, which we refer to as the minority exchange, in which we acquired the shares of Ameristeel not previously owned by us using newly-issued common shares, making Ameristeel a wholly-owned subsidiary. Following the transaction with Co-Steel and the acquisition of the shares of Ameristeel, Gerdau S.A. indirectly holds approximately 69% of our common shares.

     We conduct our operations directly and indirectly through subsidiaries and joint ventures in Canada and the United States. Or current credit facilities prevent us from reorganizing the relatively complex corporate structure of our operations. Following the completion of the refinancing discussed under the heading "The Refinancing", we reorganized our subsidiaries to more efficiently integrate our operations and bring our U.S. operations within the same U.S. group. The following chart shows Gerdau Ameristeel Corporation, our principal subsidiaries and joint ventures (including GUSAP Partners), their respective operations and their jurisdictions of incorporations. Unless otherwise indicated, all entities are 100%-owned and may be owned directly or indirectly through an intermediate holding company.

                                    (Chart)
---------------

(1)  Our Cambridge and Whitby mills and our scrap recycling operations.

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(2)  GUSAP Partners is a financing subsidiary that was created for the purpose of borrowing and providing funds to Gerdau Ameristeel and its subsidiaries.

(3)  Our Selkirk mill.

(4)  Our Perth Amboy mill.

(5)  Our Sayreville mill.

(6) Our Cartersville, Charlotte, Jackson, Jacksonville and Knoxville mills, as well as most of our downstream operations.

CRITICAL ACCOUNTING POLICIES

     The following accounting policies affect the preparation of our consolidated financial statements:

     USE OF ESTIMATES: The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     COMBINATION WITH CO-STEEL: The combination transaction was accounted for using the reverse-take-over method of purchase accounting. Gerdau North America was deemed to be the acquiror and was assumed to have purchased the assets and liabilities of Co-Steel, since the original shareholder of Gerdau North America, became the owner of more than 50% of the voting shares of the combined entity, Co-Steel (renamed Gerdau Ameristeel), on a fully-diluted basis, following the transaction. As a result, Gerdau North America's historical accounts became our historical accounts for all periods prior to the date of combination. For the year ended December 31, 2002, our results include full year results for Gerdau North America's operations, and results for the former Co-Steel operations for the period from October 23, 2002 through December 31, 2002. For the nine months ended September 30, 2003, our results include the operations of Gerdau North America and Co-Steel for the entire period. Please see "-- Co-Steel -- Results of Operations" for a discussion of the results of operations of Co-Steel for the nine months ended September 30, 2001 and 2002 and the years ended December 31, 2000 and 2001.

     JOINT VENTURES AND OTHER INVESTMENTS: Our investments in Gallatin Steel, Bradley Steel Processors and SSS/MRM Guide Rail are 50% joint ventures, and are proportionately consolidated (i.e., we record 50% of each line item, such as assets, sales, costs of sales, interest, depreciation and amortization). Other investments where we do not exercise significant influence are accounted for by the cost method. We evaluate the carrying value of the investments to determine if there has been an impairment in value considered other than temporary, which is assessed by review of cash flows and operating income, and takes into consideration trading values on recognized stock exchanges. If impairment is considered other than temporary, a provision is recorded.

     REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS: We recognize revenues from sales and the allowance for estimated costs associated with returns from these sales when the product is shipped and title is transferred to the buyer. Sales are reported net of freight costs. Provisions are made for estimated product returns and customer claims based on estimates and actual historical experience. If the historical data used in the estimates does not reflect future returns and claims trends, additional provisions may be necessary. An allowance for doubtful accounts is maintained for estimated losses resulting from the inability of customers to make required payments. If the financial condition of customers were to deteriorate, resulting in the impairment of their ability to make payments, additional allowances may be required.

     INVENTORIES: Billets and finished goods are valued at the lower of cost or market value. Scrap, consumables and spare parts are valued at the lower of cost (calculated on an average basis) or replacement value. Consumables include rolls, which are recorded at cost and amortized based on usage.

     PENSIONS AND OTHER POST-RETIREMENT BENEFITS: We accrue our obligations under employee benefit plans and the related costs, net of plan assets. We have adopted the following policies:

     - The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance for funded plans, salary escalation, retirement ages of employees and expected health care costs. The discount rate used for determining the liability for future benefits is the current interest rate at the balance sheet date on high quality fixed income investments with maturities that match the expected maturity of the obligations.

     -  Pension assets are valued at fair market value.

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     -  Past service costs from plan amendments are amortized on a straight-line basis over the average remaining service period of employees active at the date of amendment.

     - The excess of the net actuarial gain or loss over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized over the average remaining service period of the active employees.

     - A plan curtailment will result if there has been a significant reduction in the expected future service of present employees. A net curtailment loss is recognized when the event is probable and can be estimated, a net curtailment gain is deferred until realized.

     FINANCIAL LIABILITIES: We have interest rate derivatives that swap variable rate interest expense for fixed interest rate payments. Under Canadian GAAP, changes in the market values of the swaps are not reflected in the financial statements.

     ENVIRONMENTAL LIABILITIES: We reserve for potential environmental liabilities based on the best estimates of potential clean-up and remediation estimates for known environmental sites. We employ a staff of environmental experts to administer all phases of our environmental programs, and use outside experts where needed. These professionals develop estimates of potential liabilities at these sites based on projected and known remediation costs. This analysis requires us to make significant estimates, and changes in facts and circumstances could result in material changes in the environmental accrual.

     REPORTING CURRENCY AND FOREIGN CURRENCY TRANSLATION: The consolidated financial statements have been prepared in U.S. dollars as the majority of our transactions occur in this currency. Assets and liabilities of Canadian operations are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Operating revenue and expense items are translated at average exchange rates prevailing during the applicable period. Any corresponding foreign exchange gains and losses are deferred and disclosed separately as part of shareholders' equity and are recognized in earnings when the ownership interest in the Canadian operations is reduced. Gains or losses arising from these translations are included in earnings, with the exception of unrealized foreign exchange gains or losses on long-term monetary items that hedge net investments in foreign operations which are accumulated in the foreign currency translation adjustment account in shareholders' equity, until there is a reduction in the net investment in the foreign operation.

RESULTS OF OPERATIONS

Nine months ended September 30, 2003 Compared to Nine months ended September 30, 2002

     Net sales: Finished tons shipped for the nine months ended September 30, 2003 were 4,165,973 tons compared to 3,992,127 tons for the nine months ended September 30, 2002 on a pro forma basis, an increase of 4.4%. Net sales for the nine months ended September 30, 2003 were $1,401.3 million compared to $697.6 million on a historical basis and $1,285.4 million on a pro forma basis for the nine months ended September 30, 2002, an increase of $703.7 million, or 100.9%, and $116.0 million, or 9.0%, respectively. Compared to last year's historical results, the October 2002 merger with Co-Steel contributed additional net sales of $575.0 million for the nine months ended September 30, 2003.

     Average mill finished goods selling prices were $303 per ton for the nine months ended September 30, 2003, up by approximately $23 per ton, or 8.3%, from the average pro forma selling prices for the same period in 2002. However, selling price increases were more than offset by scrap raw material costs that also increased $23 per ton, or 25.6% to $110 per ton for the nine months ended September 30, 2003 compared to $88 per ton on a pro forma basis, for the same period last year.

     Cost of sales: Cost of sales as a percentage of net sales increased to 91.6% for the nine months ended September 30, 2003 compared to 81.9% for the nine months ended September 30, 2002 on a historical basis and 84.9% on a pro forma basis. Cost of sales for the nine months ended September 30, 2003 was $1,283.9 million compared to $1,090.6 million for the nine months ended September 30, 2002 on a pro forma basis, an increase of $119.8 million, or 17.7%.

     Higher cost of goods sold reflects a sharp increase in scrap raw material and energy costs. Scrap costs typically account for approximately 35% to 45% of mill production costs. In the nine months ended September 30, 2003, average scrap costs were approximately $23 per ton higher than in the nine months ended September 30, 2002 on a pro forma basis and represented approximately 44% of mill production costs in the nine months ended September 30, 2003, compared to approximately 41% for the same period in 2002. For the first nine months of 2003,
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energy costs averaged $37 per ton of steel produced, an increase of approximately 23% compared to the same period last year.

     Selling and administrative: Selling and administrative expenses as a percentage of net sales for the nine months ended September 30, 2003 were 4.2% compared to 6.5% for the same period in the prior year and 4.9% on a pro forma basis. Selling and administrative expenses for the nine months ended September 30, 2003 were $59.3 million compared to $45.4 million for the nine months ended September 30, 2002 on a historical basis, and $62.6 million on a pro forma basis for that period, an increase of $13.9 million and a decrease of $3.3 million, respectively. Compared to pro forma results for last year, the $3.3 million saving reflects the elimination of redundant overhead and economies of scale of the merged company.

     Depreciation: Depreciation for the nine months ended September 30, 2003 was $60.5 million compared to $38.5 million for the nine months ended September 30, 2002 on a historical basis, and $57.2 million on a pro forma basis, an increase of $22.0 million and $3.3 million, respectively.

     Other operating expense: Other operating expense for the nine months ended September 30, 2003 was approximately $0.1 million. This includes a $1.8 million charge from a settlement of environmental warranties from the May 2000 sale of Co-Steel's Mayer Parry Recycling unit in England, asset write-downs of $0.8 million, $0.5 million charge relating to start-up costs associated with new process automation controls at the Knoxville rolling mill and fabricating plant shutdown expenses of $0.3 million. The charges were offset by income of $3.5 million in electric power rebates from the Province of Ontario. Other operating expense for the nine months ended September 30, 2002 was $1.0 million relating to the closing of certain of our fabricating plants.

     Interest expense and amortized deferred financing costs: Interest expense and amortized deferred financing costs were $34.3 million for the nine months ended September 30, 2003 compared to $31.4 million on a historical basis for the nine months ended September 30, 2002 and $32.1 million on a pro forma basis before giving effect to the refinancing. Included in deferred finance costs for the nine months ended September 30, 2003 was a charge of $2.1 million relating to the write-off of unamortized costs relating to debt extinguished in the June refinancing. The remaining decrease of $0.8 million on a historical basis is due primarily to the conversion of related party debt to equity in September 2002 in connection with the combination with Co-Steel ($12.3 million), offset by the interest expense on the assumed debt of Co-Steel ($6.7 million) and increased amortization expense in 2003 on the debt refinancing that occurred on June 27, 2003.

     Income taxes: Our effective income tax rate in the United States (including both federal and state) and Canada (including federal and provincial) was approximately 40% and 35%, respectively, for the nine months ended September 30, 2003 and 2002. We have tax credits that offset income tax expense by approximately $2.5 million per quarter.

     Segments: We have two primary business unit segments: (a) mills and (b) downstream:

     Mill operating profits for the nine months ended September 30, 2003 were $1.8 million compared to $43.3 million on a historical basis for the nine months ended September 30, 2002, a decrease of $41.5 million. The acquisition of the former Co-Steel mills resulted in increased volumes of 1,042,000 tons of finished steel in the nine months ended September 30, 2003.

     On a pro forma basis, shipments of mill finished steel products increased by 208,000 tons reflecting the ramp-up of merchant and structural shipments from the Cartersville mill which was acquired from Birmingham Steel in December 2001 and increased bar shipments in advance of the April 1, 2003 price increases. Average mill selling prices also improved by approximately $23 per ton in the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002 on a pro forma basis. The favorable volume and price variances were more than offset by distressed demand and higher scrap and energy costs to the extent that mill operating income was unfavorably impacted by approximately $83.0 million in additional costs in the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002.

     Inclement weather and stagnant demand in the construction and manufacturing sectors of the U.S. economy have negatively impacted the typically higher margin downstream fabrication segment. Operating profits from the downstream segment were $4.3 million for the nine months ended September 30, 2003 compared to $12.2 million for the nine months ended September 30, 2002, a decrease of $7.9 million. Because the fabricating division's backlog represents approximately nine months of shipments, price increases lag the stock rebar market while rebar price increases from the mill are immediately realized. Rebar fabricating profits declined as a result of lower prices

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and higher material costs in the nine months ended September 30, 2003. The combination of lower shipments and higher rebar costs resulted in profits in the nine months ended September 30, 2003 being $2.7 million lower than in the same period in 2002. Other downstream operations were not significantly different in the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

     Net Sales: Net sales for the year ended December 31, 2002 were $1,036.1 million compared to $840.8 million in the year ended December 31, 2001, an increase of $195.2 million. Finished tons shipped for the year ended December 31, 2002 were 3,190,000 tons compared to 2,516,000 tons shipped in 2001. The acquisition of the Cartersville mill in December 2001 resulted in additional net sales of $84.1 million and an additional 283,686 tons shipped and the merger with Co-Steel in October 2002 resulted in additional net sales of $122.4 million in 2002 and an additional 374,137 tons shipped. Excluding Cartersville and the former Co-Steel operations, net sales declined by $11.2 million, and finished tons shipped remained relatively flat in the year ended December 31, 2002 compared to 2001 due to the decline in U.S. domestic economic activity and related steel demand. In addition, net sales for 2002 reflect the fact that the
Section 201 safeguard tariffs have not generated any material change in the U.S. domestic supply/demand imbalance. Average mill finished goods selling prices were $285 per ton in the year ended December 31, 2002, up by less than 2% from the 2001 average. Fabricating sales were down approximately 3% in 2002 compared to 2001.

     Cost of sales: Cost of sales as a percentage of net sales for the year ended December 31, 2002 was 83.7% compared to 80.9% for 2001. Cost of sales for the year ended December 31, 2002 was $867.1 million compared to $680.1 million for the year ended December 31, 2001, an increase of $187.0 million. The addition of the Cartersville mill in December 2001 resulted in increased cost of sales of $83.3 million in 2002, while the October 2002 acquisition of Co-Steel resulted in $110.5 million additional cost of sales in 2002. Excluding Cartersville and Co-Steel, scrap costs increased by approximately $8 per ton in the year ended December 31, 2002 compared to the year ended December 31, 2001. Costs have increased as a result of higher demand for scrap in both export and other U.S. steel markets as the Section 201 tariff relief has resulted in increased production at U.S. mills, primarily in the flat rolled market, which has resulted in inflationary pressure on scrap prices. These increased scrap costs have compressed spreads for our bar products to historical lows.

     Selling and administrative: Selling and administrative expenses as a percentage of net sales for the year ended December 31, 2002 was 6.0% compared to 6.7% for 2001. Selling and administrative expenses for the year ended December 31, 2002 were $62.1 million compared to $56.4 million for the year ended December 31, 2001, an increase of $5.7 million, due primarily to the addition of the Cartersville mill ($0.7 million) and Co-Steel ($3.8 million). Higher professional fees relating to consulting engagements for strategic development initiatives, improved performance incentive pay, severance pay and the incremental costs associated with the acquisition of AmeriSteel Bright Bar, Inc. accounted for the rest of the increase.

     Depreciation: Depreciation for the year ended December 31, 2002 was $58.7 million compared to $54.9 million for the year ended December 31, 2001, an increase of $3.8 million, due primarily to the addition of Co-Steel operations ($7.0 million) and Cartersville ($0.9 million), which were partially offset by a change in estimated useful lives of the property, plant and equipment at one of the Canadian mills.

     Goodwill amortization: Due to changes in accounting standards, goodwill is not subject to amortization after fiscal 2001, therefore there was no goodwill amortization expense recorded for the year ended December 31, 2002 compared to $6.6 million for the year ended December 31, 2001.

     Other operating income: Other operating income for the year ended December 31, 2002 relates to a $6.1 million insurance settlement in the fourth quarter of 2002 which was a reimbursement of environmental clean-up costs we incurred in 1997 and 1998, partially offset by $1.0 million in costs associated with the closing of the Wilmington and St. Albans fabricating plants. Other operating income for the year ended December 31, 2001 consists of a non-recurring net gain of $2.8 million from cash settlements from graphite electrode suppliers and a prior year tax refund of $0.7 million. These were partially offset by a charge of $2.6 million relating to a loss on investment and a $0.4 million charge relating to insurance claims deductibles in connection with the melting of a small amount of cesium in our Jacksonville mill.

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     Income from operations:  Income from operations for the year ended December
31, 2002 was $53.2 million compared to $43.3 million for the year ended December 31, 2001, an increase of $9.9 million for the reasons described above.

     Interest expense: Interest expense was $38.6 million for the year ended December 31, 2002 compared to $48.9 million for the year ended December 31, 2001, a decrease of $10.3 million, due primarily to the conversion of $325.8 million of related party debt to equity in connection with the combination with Co-Steel. Related party interest expense, net of interest income, was $14.0 million for the year ended December 31, 2002 compared to $25.0 million for the year ended December 31, 2001, a decrease of $11.0 million, due primarily to the conversion of debt to equity. The debt relating to the former Co-Steel operations added a $4.0 million interest expense during the period from October 23 through December 31, 2002. Lower interest rates on our LIBOR denominated debt and normal day-to-day fluctuations in borrowings accounted for approximately $3.3 million of savings compared to the prior year.

     Income taxes: Our effective income tax rate in the United States (including both federal and state) and Canada (including federal and provincial) was approximately 40% and 35%, respectively for the years ended December 31, 2002 and 2001. We have tax credits that offset income tax expense of approximately $1.0 million per quarter ($2.5 million per quarter since the combination with Co-Steel).

     Segments: We have two primary business unit segments: (a) mills and (b) downstream:

     Mill operating profits for the year ended December 31, 2002 were $50.0 million compared to $42.9 million for the year ended December 31, 2001, an increase of $7.1 million. The acquisition of the Cartersville mill in December 2001 resulted in increased volumes of approximately 283,000 tons of finished steel in 2002 and Cartersville essentially broke even at an operating income level. The former Co-Steel mills, included from October 23, 2002, resulted in increased volumes of 370,000 tons of finished steel and also essentially broke even at an operating level for the period from October 23, 2002 through December 31, 2002. Ameristeel's mill operating profits for the year ended December 31, 2002 were $20.6 million compared to $19.7 million in the year ended December 31, 2001 an increase of $0.9 million, largely due to improved pricing in merchant bar products. Profits from the Canadian mills were $28.9 million for the year ended December 31, 2002 compared to $23.2 million for the year ended December 31, 2001, an increase of $5.7 million. Improved merchant bar prices, and to a lesser extent rebar prices, combined to add approximately $2.2 million to the Canadian mill segment profits, and a change in estimated useful lives of property plant and equipment in one of the Canadian mills resulted in a $3.2 million reduction of depreciation expense.

     Profits from the downstream segment were $8.8 million for the year ended December 31, 2002 compared to $13.0 million for the year ended December 31, 2001, a decrease of $4.2 million. Rebar fabricating profits also declined as a result of lower prices and higher material costs in the year ended December 31, 2002. Because the fabricating division's backlog is approximately nine months of shipments, rebar price increases are not immediately passed along to customers. The combination of lower shipments and higher rebar costs resulted in $5.6 million lower profits in the year ended December 31, 2002 compared to the prior year. Partially offsetting declines in rebar fabrication were improved results in the other downstream operations which include rail spike operations, a wire mesh and collated nail plant, and cold drawn plants. These business units added approximately $2.7 million to downstream segment profits in 2002 compared with 2001 through a combination of higher prices and volumes. The closure of two redundant rebar fabricating plants in the U.S. resulted in a charge of $1.0 million in 2002.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

     Net sales: Net sales in the year ended December 31, 2001 were $840.8 million compared to $899.7 million in the year ended December 31, 2000, a decrease of $58.9 million. Finished tons shipped in the year ended December 31, 2001 were 2,516,000 tons compared to 2,481,000 tons in 2000. Average mill finished goods selling prices were $284 per ton in the year ended December 31, 2001 compared to $308 per ton in the year ended December 31, 2000. Fabricating sales were down approximately 6% in 2001 compared to 2000. Selling prices declined significantly in the year ended December 31, 2001 from the prior year due to a combination of high levels of imports and the slowing North American economy. In the United States, average rebar prices remained relatively flat compared with the prior year, however prices remained near ten-year lows. Merchant bar prices declined to levels not seen since the late 1980s. The weakening of the Canadian dollar in 2001 negatively affected Canadian dollar denominated sales when translated into U.S. dollars.

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     Cost of sales:  Cost of sales as a percent of net sales increased slightly to 80.9% for 2001 from 80.3% in 2000, largely as a result of the reduction in average selling prices of finished products. Cost of sales for the year ended December 31, 2001 was $680.1 million compared to $722.1 million for the year ended December 31, 2000, a decrease of $42.0 million. Scrap costs were approximately $15 per ton lower in the year ended December 31, 2001 compared to the prior year. This was largely due to the slowdown in steel production caused by increased imports of low-priced steel. There were also improvements in conversion costs, which are the costs of manufacturing scrap into finished goods, due to production efficiencies and best practices benchmarking.

     Selling and administrative: Selling and administrative expenses as a percentage of net sales for the year ended December 31, 2001 was 6.7%, relatively unchanged from the year ended December 31, 2000. Selling and administrative expenses for the year ended December 31, 2001 were $56.4 million compared to $58.1 million for the year ended December 31, 2000, a decrease of $1.7 million. Increases in incentive based payroll in the U.S. operations were partially offset by lower outside service fees relating to environmental issues in the United States, coupled with overhead reduction initiatives in the Canadian operations.

     Depreciation: Depreciation for the year ended December 31, 2001 was $54.9 million compared to $51.4 million for the year ended December 31, 2000, an increase of $3.5 million. This increase was due to mill modernization and other capital expenditures over the preceding years.

     Goodwill amortization: Goodwill amortization for the year ended December 31, 2001 was $6.6 million compared to $6.3 million for 2000.

     Other operating (income) expense: Other operating income for the year ended December 31, 2001 consists of a non-recurring net gain of $2.8 million from cash settlements from graphite electrode suppliers and a prior year tax refund of $0.7 million. These were partially offset by a charge of $2.6 million relating to a loss on investment and a $0.4 million charge relating to insurance claims deductibles in connection with the melting of a small amount of cesium at the Jacksonville mill. Other operating expense in the year ended December 31, 2000 consists of $3.0 million in start-up costs associated with the modernization of the Knoxville melt shop partially offset by $0.3 million from cash settlements from graphite electrode suppliers.

     Income from operations: Income from operations for the year ended December 31, 2001 was $43.3 million compared to $59.9 million, a decrease of $16.6 million for the reasons described above.

     Interest expense: Interest expense as a percentage of net sales for the year ended December 31, 2001 was 5.8% compared to 5.6% for the year ended December 31, 2000. Interest expense was $48.9 million for the year ended December 31, 2001 compared to $50.4 million for the year ended December 31, 2000. The decrease of $1.5 million was due to declining interest rates throughout 2001 on the portion of Gerdau North America's debt that carries floating rates.

     Income taxes: Our effective income tax rate in the United States (including both federal and state income taxes) was approximately 40% for the years ended December 31, 2001 and 2000. In Canada, for the year ended December 31, 2001, our effective federal and provincial income tax rate was 43% compared to 45% in 2000.

     Segments: Gerdau North America is organized into two primary business unit segments: (a) mills and (b) downstream:

     Mill operating profits for the year ended December 31, 2001 were $42.9 million compared to $52.1 million for the year ended December 31, 2000, a decrease of $9.2 million. This decrease was due primarily to a decline in our average selling prices for finished goods to $283 per ton in 2001 from $308 per ton in 2000. This was partially offset by lower scrap costs, which declined about $26 per ton in 2001 compared to 2000.

     In 2001, the downstream operations represented approximately 33.0% of our total net sales compared with 31.4% in the year ended December 31, 2000. Downstream operating profits represented 23% of our total operating profits in 2001 compared to 31% in the year ended December 31, 2000, representing a decline of $10.1 million year over year. High volumes of imports and the weak economy caused fabricated rebar prices to decline to an average of $425 per ton for the year ended December 31, 2001 from an average of $437 per ton in the year ended December 31, 2000, resulting in a decline in operating income of over $7 million. Reduced pricing for the wire mesh and collated nails as a result of declining rod prices resulted in a decline of over $2 million in operating income from 2000 to 2001.

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

MATERIAL DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP

     Our financial information is prepared in accordance with Canadian GAAP. Canadian GAAP differs from U.S. GAAP in several respects. The material differences between Canadian GAAP and U.S. GAAP are described in note 21 to our audited consolidated financial statements and note 10 to our unaudited interim consolidated financial statements for the nine months ended September 30, 2002 and 2003. The following is a summary of these differences:

     - We classify our convertible debentures as an equity instrument under Canadian GAAP and record the interest, net of taxes, of the equity component of the convertible debentures as an after-tax charge to reinvested earnings. Under U.S. GAAP, the convertible debentures would be accounted for entirely as a liability and, accordingly, interest costs would be recorded as interest expense. For U.S. GAAP the liability would be classified as long term debt for 2002, 2001 and 2000.

     - We proportionately consolidate our joint ventures under Canadian GAAP which means that we record 50% of each line item, such as individual assets and liabilities, sales, costs of sales, interest, depreciation and amortization. Under U.S. GAAP, joint ventures are accounted for using the equity method. This means, among other differences, that we do not report depreciation expense associated with our joint venture under U.S. GAAP.

     - As a result of our proportionate consolidation of our joint ventures, under Canadian GAAP there is no equity investment account in long term assets to which allocations of negative goodwill can be made under the purchase method of accounting. Therefore, in the business combination with Co-Steel, we allocated the negative goodwill only against property, plant and equipment which lowers depreciation expense. Under U.S. GAAP, joint ventures are accounted for under the equity method and therefore negative goodwill is allocated to both equity investment and property, plant and equipment. As a result, we have higher depreciation expense under U.S. GAAP.

     - We do not report comprehensive income under Canadian GAAP. Under U.S. GAAP, comprehensive income represents the change in equity during a reporting period from transactions and other events and circumstances from non-shareholder sources. Components of comprehensive income include items such as net earnings (loss), changes in the fair value of investments not held for trading, minimum pension liability adjustments, derivative instruments and foreign currency translation gains and losses.

     - We are not required to mark-to-market our interest rate swap agreements under Canadian GAAP. Under U.S. GAAP, unrealized gains and losses on the mark-to-market valuation of the swaps are recorded in other comprehensive income and the swap recorded at fair value. Any ineffective portion is recorded against income. In 2002, under U.S. GAAP, we would have recorded a portion of the U.S. interest rate swap mark-to-market value as interest expense.

     - U.S. GAAP requires that certain equity investments not held for trading be recorded at fair value with unrealized holding gains and losses excluded from the determination of earnings and reported as a separate component of other comprehensive income. At December 31, 2001, we had an investment held for sale which was below market value.

     - U.S. GAAP, we would recognize an additional minimum pension liability charged to other comprehensive income in shareholders' equity to the extent that the unfunded accumulated benefit obligation (ABO) exceeds the fair value of the plan assets and this amount is not covered by the pension liability already recognized in the balance sheet. The calculation of the ABO is based on the actuarial present value of the vested benefits to which the employee is currently entitled, based on the employee's expected date of separation or retirement. We are not required to recognize an additional minimum liability under Canadian GAAP.

     - We record sales net of freight costs for delivery under Canadian GAAP. U.S. GAAP would require that freight costs be included in cost of sales. Under U.S. GAAP our sales and cost of sales would each increase by $70.6 million in 2002, $58.3 million in 2001 and $56.4 million in 2000.

     If permitted under Canadian securities laws, we may, in the future, prepare our financial statements under U.S. GAAP.

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

LIQUIDITY AND CAPITAL RESOURCES

Cash flows

     Operating activities: Net cash provided by operations for the nine months ended September 30, 2003 was $3.2 million compared to net cash provided by operations of $9.5 million for the nine months ended September 30, 2002. The change in fiscal 2003 is the result of increased working capital, primarily increased accounts receivable.

     Investing activities: Net cash used in investing activities was $40.4 million in the nine months ended September 30, 2003 compared to $30.0 million in the nine months ended September 30, 2002, an increase of $10.4 million. For the nine months ended September 30, 2003, capital expenditures totalled $40.5 million. Capital projects included a new warehouse at the Cartersville mill, a rolling mill electrical control system upgrade at the Charlotte mill, a caster upgrade at the Jackson mill and a new pollution control system at the Cambridge mill. In June 2002, we spent $8.4 million to acquire the assets of our Cartersville, Georgia cold drawn plant.

     Financing activities: Net cash provided by financing activities was $41.3 million in the nine months ended September 30, 2003 compared to cash provided by financing activities of $23.9 million in the nine months ended September 30, 2002. The increase in debt is primarily to support increasing accounts receivable and capital expenditures made in fiscal 2003.

Credit facilities and indebtedness

     On June 27, 2003, we refinanced most of our outstanding debt by issuing $405 million of 10 3/8% Senior Notes due 2011 and entered into a $350 million Senior Secured Credit Facility with a syndicate of lenders. The proceeds were used to repay existing indebtedness under several lending arrangements and to pay costs associated with the refinancing. Following the refinancing, the principal sources of liquidity will be cash flow generated from operations and borrowings under the new Senior Secured Credit Facility. The principal liquidity requirements are working capital, capital expenditures and debt service. We do not have any off-balance sheet financing arrangements or relationships with unconsolidated special purpose entities.

     The following is a summary of existing credit facilities and other long term debt:

     Senior Secured Credit Facility: The Senior Secured Credit Facility provides commitments of up to $350 million. We will be able to borrow under the Senior Secured Credit Facility the lesser of (i) the committed amount, and (ii) the borrowing base (which is based upon a portion of the inventory and accounts receivable held by most of our operating units less certain reserves), minus outstanding loans, letter of credit obligations and other obligations owed under the Senior Secured Credit Facility. Since the borrowing base under the Senior Secured Credit Facility will be based on actual inventory and accounts receivable levels, available borrowings under the facility will fluctuate. The borrowings under the Senior Secured Credit Facility are secured by our inventory and accounts receivable. At September 30, 2003, approximately $107.0 million was available under the Senior Secured Credit Facility.

     Loans under the Senior Secured Credit Facility bear interest at a per annum rate equal to one of several rate options (LIBOR, federal funds rate, bankers' acceptance or prime rate) based on the facility chosen at the time of borrowing plus an applicable margin determined by excess availability from time to time. Borrowings under the Senior Secured Credit Facility may be made in U.S. dollars or Canadian dollars, at our option.

     The senior secured credit facility is secured by certain of our assets which are described under the heading "Description of Other Indebtedness -- Senior Secured Credit Facility."

     Our senior secured credit facility contains restrictive covenants that limit our ability to engage in specified types of transactions without the consent of the lenders. These covenants limit our ability to, among other things:

     -  incur additional debt;

     - issue redeemable stock and preferred stock or make other equity distributions;

     -  pay dividends on our common shares;

     -  repurchase shares;

     - make other restricted payments including, without limitation, investments and loans;

     -  incur liens;

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

     -  sell or otherwise dispose of assets, including shares of subsidiaries;

     -  enter into agreements that restrict dividends from subsidiaries;

     -  enter into mergers or consolidations;

     -  enter into transactions with affiliates;

     -  guarantee indebtedness; and

     -  enter into sale/leaseback transactions.

     The senior secured credit facility requires that we maintain a fixed charge coverage ratio of at least 1.10 to 1.00 on a rolling twelve months basis and, at any time that we fail to do so, we will be in default of the senior secured credit facility unless we maintain $60.0 million of excess availability until March 27, 2004 and $40.0 million of excess availability thereafter. If we fail to maintain $80.0 million of excess availability until March 27, 2004 and $70.0 million of excess availability thereafter, or if we are in default under the senior secured credit facility, the lenders will exercise dominion and control over all collections of accounts receivable and other amounts under lock-box and blocked-account arrangements. If we fail to maintain $75.0 million of excess availability, the lenders under the facility may (x) require us to make changes to the funding among the companies in our group that restrict payments and restrict intra-company loans and advances, (y) require us to implement lock-box arrangements and (z) restrict the type of loans that can be made to certain borrowers under the senior secured credit facility.

     Loans under the senior secured credit agreement bear interest at a per annum rate equal to one of several rate options (LIBOR, federal funds rate, bankers' acceptance or prime rate) based on the facility chosen at the time of borrowing plus an applicable margin determined by excess availability from time to time. Borrowings under the senior secured credit facility may be made in U.S. dollars or Canadian dollars, at our option. Borrowings in U.S. dollars bear interest at a rate equal to the higher of the bank's prime rate or 0.5% plus the federal funds rate plus the applicable margin (which ranges from nil to 0.5% per annum) or, at our option, LIBOR plus the applicable margin (which ranges from 2.00% to 2.75%). Borrowings in Canadian dollars bear interest at a rate equal to the bank's prime rate plus the applicable margin (which ranges from 0.25% to 1.0% per annum) or, at our option, at the bankers' acceptance rate plus the applicable margin (which ranges from 2.00% to 2.75% per annum). The weighted average interest rate on the senior secured credit facility at September 30, 2003 was 4.7% and at December 31, 2002 would have been approximately 4.5%, on a pro forma basis.

     Senior notes: As of September 30, 2003, we had $405 million of 10 3/8 Notes due 2011. The Notes were issued on June 27, 2003 and mature on July 15, 2011. The notes were issued at 98% of face value. The notes are unsecured, are effectively junior to secured debt to the extent of the value of the assets securing such debt, rank equally with all existing and future unsecured unsubordinated debt, and are senior to any future senior subordinated or subordinated debt. Interest on the notes accrues at 10 3/8% per annum (10.75% effective rate) and is payable semi-annually on July 15 and January 15. At any time prior to July 15, 2006, we may redeem up to 35% of the original principal amount of the notes with the proceeds of one or more equity offerings of common shares at a redemption price of 110.75% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption. The Indenture governing the Exchange Notes permits us and our Restricted Subsidiaries to incur additional indebtedness, including secured indebtedness, subject to certain limitations. In addition, the Indenture limits our ability to:

     -  incur additional debt;

     - issue redeemable stock and preferred stock or make other equity distributions;

     -  pay dividends on our common shares;

     -  repurchase shares;

     - make other restricted payments including, without limitation, investments and loans;

     -  incur liens;

     -  sell or otherwise dispose of assets, including shares of subsidiaries;

     -  enter into agreements that restrict dividends from subsidiaries;

     -  enter into mergers or consolidations;

     -  enter into transactions with affiliates;

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

     -  guarantee indebtedness; and

     -  enter into sale/leaseback transactions.

     Other: Our other credit facilities, which are described under the heading "Description of Other Indebtedness", are:

     - Convertible debentures: We have unsecured, subordinated convertible debentures in the principal amount of Cdn$125.0 million, which bear interest at 6.5% per annum, mature on April 30, 2007, and, at the holders' option, are convertible into our common shares at a conversion price of Cdn$26.25 per share. Under the terms of the trust indenture for the convertible debentures, no adjustment to the conversion price is required if we issue common shares in a customary offering. The debentures are redeemable, at our option, at par plus accrued interest and we have the right to settle the principal amount by the issuance of common shares based on their market value at the time of redemption. Since the convertible debentures can be redeemed by the issuance of common shares, the debenture obligations are classified as shareholders' equity. Interest on the shareholders' equity component, net of related income taxes, is charged to reinvested earnings, and is deducted from the net earnings or added to net loss in calculating basic earnings per share.

     - Industrial revenue bonds: We have $36.8 million of industrial revenue bonds outstanding as of September 30, 2003. $33.2 million of the bonds were issued by Gerdau Ameristeel US Inc. in prior years to construct facilities in Jackson, Tennessee; Charlotte, North Carolina; Jacksonville, Florida; and Plant City, Florida. We assumed an industrial revenue bond in the amount of $3.6 million with the acquisition of the Cartersville cold drawn facility in September 2002. The interest rates on these bonds range from 50% to 75% of the prime rate. The industrial revenue bonds mature on November 1, 2003 and December 15, 2003 and in 2014, 2017 and 2018. These bonds are secured by letters of credit issued under the Senior Secured Credit Facility.

     - Joint venture facility: Our joint venture, Gallatin Steel, has a $40.0 million revolving credit facility with $5.9 million outstanding as of September 30, 2003. Under Canadian GAAP, 50% of the indebtedness is reflected on Gerdau Ameristeel's consolidated balance sheet.

     - AmeriSteel Bright Bar, Inc. Term Loan: As of September 30, 2003, the AmeriSteel Bright Bar, Inc. had a $3.5 million term loan outstanding. The loan bears interest at a fixed rate of 6% and matures in September 2011.

     - Capital leases: Gerdau Ameristeel has $2.5 million of capital leases, including our 50% share of the Gallatin capital leases.

Leases

     As of September 30, 2003 we had approximately $76.4 million of future lease commitments. Of this amount, $54.1 million relates to leased real estate including warehouses and $9.9 million relates to railcar leases with the remainder being general equipment leases.

Capital expenditures

     Capital expenditures: We spent $40.5 million on capital projects in the nine months ended September 30, 2003 compared to $21.8 million in the same period in 2002. We made $52.7 million of capital expenditures for the year ended December 31, 2000, $28.4 million for the year ended December 31, 2001, and $33.4 million for the year ended December 31, 2002. $3.5 million of our capital expenditures in 2002 were made on Cartersville, which was acquired in December 2001 and $2.8 million were made at the former Co-Steel operations between October 23, 2002 and December 31, 2002.

     We anticipate spending approximately $60.6 million on capital expenditures in the year ended December 31, 2003. These capital projects include rolling mill electrical control system upgrades at the Charlotte, Knoxville and Whitby bar mills; a new warehouse at the Cartersville mill; a new melt shop emissions control system at the Cambridge mill; and a caster upgrade at the Jackson mill.

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

INFLATION

     We believe that inflation has not had a material effect on our results of operations.

COMMITMENTS AND CONTINGENCIES

     Contractual obligations and other commercial commitments: The following table sets forth our contractual obligations and other commercial commitments as of September 30, 2003, not including related interest expense, if any, for the periods presented:

                                                                       PAYMENTS DUE BY PERIOD
                                                              ----------------------------------------
                                                                       LESS THAN                AFTER
                                                              TOTAL     1 YEAR     1-3 YEARS   4 YEARS
                                                              ------   ---------   ---------   -------
                                                                       (Dollars in millions)
CONTRACTUAL OBLIGATIONS
Long term debt (1)..........................................  $595.4     $10.6       $ 1.1     $ 583.7
Leases (2)..................................................    76.4      13.9        22.4        40.1
Industrial revenue bonds....................................    36.8       9.4          --        27.4
Convertible debentures (3)..................................    92.6        --          --        92.6
                                                              ------     -----       -----     -------
Total contractual cash obligations..........................  $801.2     $33.9       $23.5     $ 743.8
                                                              ======     =====       =====     =======

---------------

(1)  Does not give effect to the refinancing.

(2) Includes leases of $54.1 million relating to real estate and $9.9 million relating to railcars.

(3) Cdn$125.0 of convertible debentures, translated into U.S. dollars at an exchange rate of $0.7405 on September 30, 2003. These are convertible at the holders' option into our common shares at a price of Cdn$26.25 per share. These are redeemable at our option at par plus accrued interest.

     Environmental liabilities: We generate certain wastes, primarily EAF dust, that are classified as hazardous wastes and must be properly managed under applicable environmental laws and regulations. In the United States and Canada, certain environmental laws and regulations impose joint and several liability on certain classes of persons for the costs of investigation and clean up of contaminated properties. Liability may attach regardless of fault or the legality of the original disposal. Some of our present and former facilities have been in operation for many years and, over such time, have used substances and disposed of wastes that may require cleanup. We could be liable for the costs of such clean-ups. Clean-up costs for any contamination, whether known or not yet discovered, could be substantial and could have a material adverse effect on our results of operations.

     Some of our North American operations in the U.S. are responsible for the remediation of certain sites where EAF dust was generated and/or disposed. In general, our estimate of remediation costs is based on our review of each site and the nature of the anticipated remediation activities to be undertaken. Our process for estimating such remediation costs includes determining for each site the expected remediation methods, and the estimated cost for each step of the remediation. In such determinations, we may employ outside consultants and providers of such remedial services to assist in making such determinations. Although the ultimate costs associated with the remediation are not known precisely, we estimated the total remaining costs as of December 31, 2002 to be approximately $6.3 million (2001 -- $2.9 million), with these costs recorded as a liability in our financial statements. An additional liability of $8.6 million was recorded in 2002 with respect to certain environmental obligations which were triggered by the change in control of Co-Steel in certain jurisdictions in which Co-Steel operated.

     Carbon monoxide and other emissions at our Perth Amboy mill exceeded permitted levels on several occasions during 2001 and 2002, and carbon monoxide emissions continue to periodically exceed current permit levels. We are conducting investigations to determine the cause of these episodes, what steps can be taken to reduce emissions and whether the Perth Amboy mill's environmental permits require modification. Discussions with the New Jersey Department of Environmental Protection to resolve these permit and compliance issues are continuing. Penalty assessments of approximately $250,000 were received for the third and fourth quarters of 2001. Additional penalties will likely be assessed in connection with efforts to resolve these matters. Penalty assessments of approximately $400,000 have been accrued.

     In April 2001, we were notified by the Environmental Protection Agency, the EPA, of an investigation that identifies us as a potential responsible party
(PRP) in a Superfund Site in Pelham, Georgia. The Pelham site was a

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

fertilizer manufacturer in operation from 1910 through 1992, lastly operated by Stoller Chemical Company, a now bankrupt corporation. We are included in this action because we shipped EAF dust to this property. The EPA offered a settlement to the named PRPs under which our allocation was approximately $1.8 million. We object to our inclusion as a PRP in this site, have asserted defenses and are pursuing legal alternatives, including the addition to the allocation of larger third parties which we believe were incorrectly excluded from the original settlement offer. The EPA has filed suit with us named as a defendant. As the ultimate exposure to us, if any, is uncertain, no liability has been accrued for this site.

     In July 2001, a small amount of cesium, a radioactive source, was included among scrap material we received from a scrap supplier and accidentally melted in our Jacksonville mill furnace. Melt shop activities in that mill were halted for approximately 25 days until approximately 700 tons of contaminated material had been removed for proper disposal and equipment had been cleaned. The cost of clean-up was approximately $10.5 million; all but $0.4 million of this amount was paid by our insurer.

     Pension liabilities: Our pension and retirement plans are in compliance with applicable Canadian and United States regulatory and funding requirements and filings. However, a number of our pension plans were under funded when their assets and liabilities were last computed. As of December 31, 2002, the aggregate value of plan assets of our pension plans (including supplemental retirement plans) was $206.1 million, while the aggregate projected benefit obligation was $301.4 million, resulting in an aggregate deficit of $95.3 million. We anticipate the identified deficiencies to be larger at this time based on the recent performance of equity markets. We will have to make cash payments in the range of $15 million to $20 million to fund our under funded pension plans in 2003. Funding requirements in future years may be higher, depending on market conditions, and may restrict the cash available for our business. Our funding requirements may also be significantly higher commencing in 2005 if temporary relief provisions enacted by the United States Congress are not extended.

     We have post-retirement medical plans with unfunded liabilities of approximately $32 million as of December 31, 2002. These plans are not pre-funded, as is typical. During the year ended December 31, 2002, our benefit cost relating to our post-retirement medical plans was $1.2 million.

     The total liability for benefits provided through our supplementary retirement plans is approximately $19 million as of December 31, 2002. The combined total fair market value of the plan assets is $8 million as of December 31, 2002, resulting in an unfunded liability of $11 million.

     Under U.S. GAAP (but not Canadian GAAP) we recorded an after-tax charge to accumulated unfunded pension liability in other comprehensive income in the amount of approximately $16.9 million in the fourth quarter of 2002, because of the decline in the stock market returns on plan assets, coupled with lower interest rates and therefore lower discount factors. Additionally, the former Co-Steel operations recorded a fair valuation acquisition pre-tax adjustment of $36.8 million.

     For year-end purposes, and for the above valuation purposes, we estimated our liability for future benefits using a 6.5% discount rate for our Canadian plans and a 6.75% discount rate for our U.S. plans. Each half percentage change in the discount factor corresponds to an approximate 7%-9% inverse change in the pension obligations, which were approximately $300 million at December 31, 2002. A half percentage change in our assumed rate of return on plan assets corresponds to an inverse change in pension expense of approximately $1.0 million.

     Gallatin contingent obligations: As a general partner of Gallatin Steel, we are required to make capital contributions to that partnership unless its EBITDA meets certain specified targets. We are obligated to fund 50% of Gallatin's capital expenditures if its EBITDA is less than $10 million. We are also obligated to make capital contributions to Gallatin equal to 50% of the lease payments it pays to Gallatin County, Kentucky. Gallatin may, however, elect to fund its lease payment out of its working capital if its EBITDA at the time of such payment exceeds $20 million, and it would not as a result of such payment exceed certain stipulated thresholds under its financing arrangements. Although Gallatin has historically elected to fund its lease payments out if its working capital, it is not obligated to do so, and we therefore could be obligated to fund them in the future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The interest rates charged on our debt are predominantly variable, the majority of which is based on LIBOR (London Interbank Offered Rate). In November 1999, Gerdau Ameristeel Cambridge (now part of Gerdau Ameristeel) hedged $68.0 million of its debt (the "notional amount") via interest rate swaps that in effect resulted

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

in fixed interest rates on the notional amount. Under two separate swap arrangements, the notional amounts declined on predetermined dates by predetermined amounts. The first swap ran for a period of three years and terminated on November 4, 2002. The second swap terminates in September 2004. The notional amount swapped is currently $17.0 million. In late 2001, Ameristeel hedged $55.0 million of its debt using interest rate swaps that in effect resulted in a fixed interest rate on $55.0 million for a period of four to five years. As a result, Ameristeel has reduced its exposure to fluctuations in interest rates so that approximately 33% of the U.S. operations' debt is subject to changes in interest expense due to fluctuations of interest rates in the markets. A 10% change in interest rates would result in a change in annual interest expense of less than $0.5 million. The value of our interest rate swaps changes from period to period due to changes in the swap yield curve relative to the swap yield curve on the date it was entered into, and adjusted for the shortened duration. Generally the market value of the swap instrument will decline if interest rates remain lower than forecasted and will increase in value if interest rates rise faster than anticipated.

     We have interest rate derivatives that swap variable rate interest expense for fixed interest rate payments. As of September 30, 2003, the nominal principal value of the swaps to which the interest rates apply was $69.0 million. We pay fixed interest on the swaps as follows: 6.425% on $14 million; 4.86% on $30.0 million; 5.4% on $15 million and 5.03% on $10 million. In all cases, we receive a variable interest rate based on LIBOR in return for fixed payments. Because interest rates are markedly lower than they were when the swaps were arranged and the swap yield curves have remained low, the market value of the swaps result in a liability of $5.4 million as of September 30, 2003. Under Canadian GAAP, changes in the market values of the swaps are not reflected in the financial statements. Under U.S. GAAP, according to FAS 133, a portion of the swaps which is deemed to be an effective hedge is preferentially treated whereby the market value is recorded as an asset or liability, and the after tax market value reflected in other comprehensive income in shareholders' equity. Any market value that is deemed to be ineffective is charged to income, which would have resulted in our taking a charge in the aggregate of $3.5 million pro forma for the twelve months ended September 30, 2003. After completion of the refinancing, all $69.0 million of our interest rate swaps became effective and therefore the market value will be reflected in accumulated other comprehensive income.

     We sometimes use natural gas forward purchase contracts to partially manage our exposure to price risk of natural gas which we use during the manufacturing process. Our use of these contracts is immaterial for all periods presented.

RECENTLY ISSUED ACCOUNTING STANDARDS

     There are no recently issued accounting standards applicable under Canadian GAAP that have not been adopted and reflected in our financial statements. The following are recently issued accounting standards under U.S. GAAP:

     In April 2002, the Financial Accounting Standards Board, referred to as FASB, issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). The statement addresses, among other things, the income statement treatment of gains and losses related to debt extinguishments, requiring that such expenses no longer be treated as extraordinary items, unless the items meet the definition of extraordinary per APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". Upon adoption, any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented, that does not meet the criteria in APB Opinion No. 30 for classification as an extraordinary item, is required to be reclassified. We are required to adopt this statement no later than its fiscal year beginning January 1, 2003. Upon adoption of SFAS 145, net losses on the repayment of debt will no longer qualify as extraordinary items.

     In June 2002, FASB issued SFAS No. 146, ("SFAS 146") "Accounting for Costs Associated with Exit or Disposal Activities", which addresses issues relating to the recognition, measurement and reporting of costs associated with exit and disposal activities, including restructuring activities, and nullifies the guidance in Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS 146 would not have a material impact on our results of operations, financial condition and cash flows.

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     In December 2002, the FASB issued SFAS No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation -- Transition and Disclosure and Amendment of FASB No. 123," which amends FASB Statement No. 123 ("SFAS 123"). "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. It is effective for all such activities initiated after fiscal years beginning after December 15, 2002.

     In November 2002, FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This Interpretation will significantly change current practice in the accounting for and disclosure of guarantees. Guarantees meeting the characteristics described in the Interpretation are required to be initially recorded at fair value, which is different from the general current practice of recording a liability only when a loss is probable and reasonably estimable. The Interpretation's initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Interpretation also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor's having to make payments under the guarantee is remote. The Interpretation's disclosure requirements are effective for December 31, 2002 financial statements.

     In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Many variable interest entities have commonly been referred to as special-purpose entities or off-balance sheet structures, but this Interpretation applies to a larger population of entities. In general, a variable interest entity is any legal structure used for business purposes that either (i) does not have equity investors with voting rights or (ii) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate or other property. Until now, one company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. This Interpretation changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of this Interpretation apply to variable interest entities created after January 31, 2003 and apply to existing variable interest entities in the first fiscal year or interim period beginning after December 15, 2003. We are currently evaluating the impact of the new standard on our financial reporting.

     In December 2001, the Accounting Standards Board, referred to as the AcSB, released Accounting Guideline 13, "Hedging Relationships," ("AcG 13"). The primary purpose of the Guideline is to set criteria that an entity must meet in order to use "hedge accounting". AcG 13 requires an entity to document hedging strategies, relationships and effectiveness assessments in much greater detail than existing GAAP. AcG 13 will prohibit entities from applying hedge accounting for certain hedging strategies, such as so-called "macro hedge" accounting. Under the Guideline, derivatives and other hedging instruments generally must be matched, one for one, to individual assets, liabilities or anticipated transactions, or groups of similar assets, liabilities and anticipated transactions. This Guideline is effective for years starting on or after July 1, 2003. We do not believe the adoption of this would have an impact on our results.

     In September 2003, the AcSB released amendments to Section 3870 "Stock-Based Compensation and Other Stock-Based Payments" that would require the expensing of all stock-based compensation awards for fiscal years beginning on or after January 1, 2004. These amendments provide the same alternative methods of transition as in the United States for voluntary adoption of the fair value based method of accounting and allow for retroactive or prospective application. We are currently evaluating the impact of the new standard on our financial reporting.

     In November 2003, the AcSB approved, subject to written ballot, a revision to Handbook Section 3860, "Financial Instruments -- Disclosure and Presentation". The revision would require certain obligations that must or could be settled with an entity's own equity instruments to be presented as a liability. The revisions should be effective for all fiscal years beginning on or after November 1, 2004, with earlier adoption encouraged. This would result in the Company's convertible debt being classified as debt and the interest thereon being a charge to income.

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CO-STEEL INC.

     The following discussion and analysis of the financial condition and results of operations of Co-Steel, including Gallatin, is based on public filings by Co-Steel. This discussion and analysis should be read in conjunction with "Selected historical financial data -- Co-Steel" and Co-Steel's financial statements and related notes which are included elsewhere in this prospectus. The analysis is intended to provide additional information about Co-Steel's past performance. As of October 23, 2002, Co-Steel's financial results are included in our results. Co-Steel's results of operations are presented in Canadian dollars and in accordance with Canadian GAAP. Exchange rates for U.S. dollars, expressed in Canadian dollars, are presented under the heading "Exchange rate information" near the beginning of this prospectus. Canadian GAAP differs from U.S. GAAP in several respects. The material differences between Canadian GAAP and U.S. GAAP are described in note 17 to the financial statements of Co-Steel and note 10 to the unaudited financial statements of Co-Steel for the nine months ended September 30, 2001 and 2002 included elsewhere in this prospectus.

OVERVIEW

     On October 23, 2002, Co-Steel merged with the North American operations of Gerdau S.A. to form Gerdau Ameristeel. The financial results and management's discussion and analysis of Co-Steel include only the former Co-Steel operations, consisting of four minimills, in Whitby, Ontario; Perth Amboy, New Jersey; Sayreville, New Jersey; and Gallatin County, Kentucky (through a 50% owned joint venture). Co-Steel's operations also included the sourcing, trading and processing of scrap for Co-Steel's own use and for sale to third parties.

RESULTS OF OPERATIONS

Nine Months Ended September 30, 2002 Compared to Nine Months Ended September 30, 2001.

     Net sales: Net sales for the nine months ended September 30, 2002 were Cdn$922.8 million compared to Cdn$811.0 million for the nine months ended September 30, 2001. Finished tons shipped for the nine months ended September 30, 2002 were 1,914,000 tons, compared to 1,822,000 tons for the same period in 2001. This 5% increase in tons shipped in 2002 was primarily attributable to increased demand for flat rolled products from the Gallatin joint venture and increased shipments from the Whitby facility, which was impacted by a three month labor disruption during the nine months ended September 2001.

     Average mill finished goods selling prices were Cdn$482 per ton for the nine months ended September 30, 2002, an increase of Cdn$37 per ton from the same period of 2001. Selling prices were higher during the nine months ended September 30, 2002 on most of Co-Steel's product lines than in the nine months ended September 30, 2001, including flat rolled sheet produced by Gallatin, which rose to $288.6 per ton compared to $233.1 per ton for the nine months ended September 30, 2001.

     Cost of sales: Cost of sales as a percentage of net sales decreased to 88.6% for the nine months ended September 30, 2002, compared to 96.9% for the nine months ended September 30, 2001. Cost of sales for the nine months ended September 30, 2002 were Cdn$817.3 million compared to Cdn$786.4 million for the nine months ended September 30, 2001. This change was primarily attributable to the impact of the three month labor disruption at the Whitby mill which occurred during the first quarter of 2001. Direct costs related to the labor disruption of approximately Cdn$12 million were charged to cost of sales during the nine months ended September 30, 2001. In addition, energy costs for the nine months ended September 30, 2002 were approximately Cdn$8 per ton less than for the prior period due to lower natural gas prices. These cost savings were partially offset by an increase in the cost of scrap. The average cost of scrap consumed during the nine months ended September 30, 2002 was approximately Cdn$134 per ton, or Cdn$16 per ton higher than during the nine months ended September 30, 2001. Additionally, unforeseen maintenance costs and an extended summer shutdown at the Whitby facility resulted in increased costs.

     Selling, administrative: Selling and administrative expenses for the nine months ended September 30, 2002 were Cdn$27.2 million compared to Cdn$28.8 million for the nine months ended September 30, 2001, due to cost reduction efforts.

     Depreciation and amortization: Depreciation and amortization for the nine months ended September 30, 2002 was Cdn$50.5 million compared to Cdn$55.5 million for the nine months ended September 30, 2001, primarily due to a change in accounting for goodwill to conform to new recommendations of the Canadian Institute of Chartered Accountants. Pursuant to those recommendations, no amortization expense was recorded for the nine

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months ended September 30, 2002. The financial statements for the nine months ended September 30, 2001 have not been adjusted, and include Cdn$3.2 million of goodwill amortization expense.

     Other operating expense (income): Other operating expense (income) for the nine months ended September 30, 2002 includes Cdn$6.3 million received relating to settlements with electrode suppliers for price fixing violations. For the nine months ended September 30, 2001, Co-Steel recorded Cdn$13.0 million of pretax pension curtailment charges relating to special retirement benefits offered to hourly employees at its Whitby mill under its March 2001 collective bargaining agreement.

     Interest expense and deferred financing charges: For the nine months ended September 30, 2002, interest expense and deferred financing charges were Cdn$26.4 million, or Cdn$3.3 million less than for the nine months ended September 30, 2001. This decrease was a result of lower outstanding indebtedness as well as lower interest rates during the nine months ended September 30, 2002. Co-Steel incurred default interest rates in 2001 while it was in noncompliance with covenants contained in its credit agreements.

     Other (loss) gain: Co-Steel recorded a loss of Cdn$9.1 million during the nine months ended September 30, 2002 to write-off its remaining investment in ASW Holdings PLC ("ASW"), which went into receivership in July 2002. Included in the results for the nine months ended September 30, 2001 was a charge of Cdn$18.0 million that also resulted from a write-down of ASW shares. Co-Steel carried its investment in ASW as a result of its 1999 sale of Co-Steel Sheerness, and accounted for it as a portfolio investment. As of September 30, 2002, Co-Steel carried no further investment in ASW.

     Income tax expense (benefit): Co-Steel recorded a tax benefit of Cdn$4.0 million for the nine months ended September 30, 2002, compared to Cdn$31.2 million for the nine months ended September 30, 2001. Co-Steel financed its U.S. operations through its European subsidiaries, and its tax provision was influenced by the statutory rates of the countries in which it operated.

     Segments:  Co-Steel had three primary business units: (a) long products,
(b) flat rolled sheet and (c) recycling operations.

     Income from operations for the long products group was Cdn$6.1 million for the nine months ended September 30, 2002 compared to a loss of Cdn$51.6 million for the nine months ended September 30, 2001. Results for the nine months ended September 30, 2001 were impacted by the three month labor disruption at the Whitby mill, low-priced imports that drastically reduced profit margins, and high energy costs.

     The flat rolled sheet operations saw a dramatic increase in income from operations during the nine months ended September 30, 2002, realizing a gain of Cdn$32.5 million compared to an operating loss of Cdn$15.1 million during the prior year. A reduction in the supply of flat rolled sheet in the North American steel industry, primarily due to the Section 201 tariffs, caused selling prices to rise by over $130 per ton during the nine months ended September 30, 2002.

     Income from operations for Co-Steel's recycling operations remained steady at Cdn$4.2 million for the nine months ended September 30, 2002, compared to Cdn$3.8 million for the nine months ended September 30, 2001.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

     Net Sales: Net sales for the year ended December 31, 2001 were Cdn$1,047.6 million compared to Cdn$1,278.8 million for the year ended December 31, 2000. The strong U.S. dollar attracted steel imports into North America. The low prices at which the imported steel was sold, coupled with a slowing North American economy, forced domestic producers to reduce selling prices to maintain market share. On average, Co-Steel's selling prices decreased by Cdn$21 per ton from 2000 levels. Shipments of finished steel in the year ended December 31, 2001 were also negatively impacted by a three month labor disruption at Co-Steel's Whitby mill in the year ended December 31, 2001.

     Cost of Sales: Cost of sales as a percent of net sales increased to 97.1% for the year ended December 31, 2001 from 87.7% for the year ended December 31, 2000. Margins decreased by approximately Cdn$44 per ton to Cdn$13 per ton, compared to Cdn$57 per ton a year earlier. Conversion costs averaged Cdn$207 per ton for the year ended December 31, 2001, an increase from Cdn$192 per ton for the year ended December 31, 2000. The increase in conversion costs was the result of lower production volumes. Partially offsetting this increase was a reduction in scrap costs, which were Cdn$145 per ton for the year ended December 31, 2001 compared to Cdn$163 per ton for the year ended December 31, 2000.

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     Selling, administrative:  Selling and administrative costs for the year ended December 31, 2001 increased by approximately Cdn$4.2 million compared to the year ended December 31, 2000 due to legal expenses related to trade cases. A provision was also made for estimated future lease commitments associated with the relocation of Co-Steel's corporate office to Whitby, Ontario in January 2002.

     Depreciation and amortization: Depreciation and amortization for the year ended December 31, 2001 was Cdn$76.9 million, compared to Cdn$71.0 million for the year ended December 31, 2000, an increase of approximately Cdn$5.9 million, due to a change in the estimated life of goodwill arising from the acquisition of subsidiary companies. Co-Steel reduced the relevant amortization period from 40 years to 20 years.

     Other operating expense (income): For the nine months ended September 30, 2001, Co-Steel sold 22 acres of surplus land at a gain of Cdn$4.8 million. That gain was offset by Cdn$13.0 million of pretax pension curtailment charges, relating to special retirement benefits offered to hourly employees at Co-Steel's Whitby mill under its March 2001 collective bargaining agreement.

     Interest expense, and deferred financing costs: Interest expense and deferred financing costs were Cdn$40.1 million for the year ended December 31, 2001 compared to Cdn$32.9 million for the year ended December 31, 2000. The increase resulted from default rates that Co-Steel was obligated to pay while in breach of covenants contained in its credit agreements.

     Other (loss) gain: Co-Steel recorded a loss of Cdn$23.3 million during the year ended December 31, 2001 to write-off its investment in ASW Holdings PLC ("ASW"). Co-Steel carried the investment in ASW as a result of its 1999 sale of Co-Steel Sheerness, and accounted for it as a portfolio investment.

     Income tax expense (benefit): Co-Steel recorded a consolidated income tax recovery in the year ended December 31, 2001 of Cdn$44.0 million. Co-Steel financed its foreign operations through its European subsidiaries pursuant to tax treaties between certain European countries, Canada and the United States.

     Segments:  Co-Steel had three primary business units: (a) long products,
(b) flat rolled sheet, and (c) recycling operations.

     The long products segment included Co-Steel's Whitby, Perth Amboy and Sayreville mills. In general, low priced imports, lower demand, high energy prices (at the start of the year) and a three-month labor disruption all negatively impacted margins in Co-Steel's core operations for the year ended December 31, 2001. On average, margins for the long products segment were Cdn$38 per ton lower for the year ended December 31, 2001 than for the year ended December 31, 2000.

     Gallatin Steel faced similar challenges in 2001: high imports, high energy costs and low demand. Average selling prices declined by $50 per ton from the prior year. Conversion costs also dropped by $3 per ton and scrap costs decreased by $16 per ton. Gallatin incurred significant losses and on December 31, 2001, was in noncompliance with certain of its financial covenants under its credit agreement. In 2002, Gallatin obtained a waiver of the covenant violations and amended its financing agreement. As of December 31, 2001, Co-Steel's portion of cash at Gallatin was Cdn$4.0 million. Cash held at Gallatin was for the sole use of its operations.

     Income from operations for Co-Steel's recycling operations for the year ended December 31, 2001 were Cdn$4.3 million compared to Cdn$6.2 million for the year ended December 31, 2000. Increased shipments of scrap, along with a disciplined approach to inventory management, resulted in the operations maintaining positive earnings during a period in which scrap prices fell dramatically and shipments to the Whitby mill were lower.

LIQUIDITY AND CAPITAL RESOURCES

Cash flows

     Operating activities: Net cash provided by operations for the nine months ended September 30, 2002 was Cdn$15.2 million compared to Cdn$9.4 million for the nine months ended September 30, 2001. Net cash used for operations for the year ended December 31, 2001 was Cdn$6.7 million, compared to net cash provided for operations of Cdn$14.6 million for the year ended December 31, 2000.

     For the nine months ended September 30, 2002, working capital used Cdn$33.6 million (accounts receivable used Cdn$40.6 million, inventory used Cdn$22.6 million and accounts payable and accruals provided Cdn$29.5 million), while for the nine months ended September 30, 2001, working capital provided Cdn$49.9 million (accounts receivable used Cdn$17.1 million, inventories provided Cdn$75.0 million and accounts

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payable and accruals used Cdn$8.1 million). For the year ended December 31, 2001 working capital provided Cdn$45.8 million (accounts receivable provided Cdn$7.1 million, inventories provided Cdn$79.6 million and accounts payable and accruals used Cdn$40.8 million), while for the year ended December 31, 2000, working capital used Cdn$63.3 million (accounts receivable provided Cdn$14.6 million, inventories used Cdn$29.1 million and accounts payable and accruals used
Cdn$48.9 million).

     Due to the high number of bankruptcies in the North American steel industry and Co-Steel's distressed financial situation, suppliers to the steel industry demanded faster payment terms from Co-Steel during 2001, which required it to use significant amounts of cash. At the beginning of the year ended December 31, 2001, Co-Steel reduced inventory levels to generate liquidity. After it amended its credit facilities in 2002, it made capital expenditures to slightly raise inventory levels.

     Investing activities: In order to conserve cash, Co-Steel maintained low capital spending levels. For the nine months ended September 30, 2002, investing activities used Cdn$21.5 million compared to Cdn$21.0 million for the same period of the prior year. For the year ended December 31, 2001 investing activities used Cdn$18.8 million compared to Cdn$19.6 million for the year ended December 31, 2000 (excluding the proceeds received from the sale of Mayer Parry Recycling). Major capital spending projects were related to the development of Co-Steel's downstream initiative.

     Financing activities: Due in part to deteriorating steel market conditions, Co-Steel breached the financial covenants under its credit agreements in March 2001. At that time, Co-Steel's lenders refused to extend further credit and Co-Steel managed short-term liquidity needs with cash on hand. Co-Steel eventually reached agreements with its senior lenders to cure existing defaults and increase its total credit facilities by Cdn$20 million. Under the arrangement, the term of the financing was extended to January 15, 2004.

     On March 12, 2002, Co-Steel sold 20.9 million common shares at a price of Cdn$3.35 per share to a group of underwriters. Two-thirds of the proceeds were used to permanently reduce debt, while one-third was used to repay Co-Steel's revolving line of credit and for working capital purposes.

     Effective December 2000, Co-Steel's quarterly dividend was cancelled and restrictions were placed on its payment of dividends under the terms of the new credit arrangements.

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                                    BUSINESS

     Gerdau Ameristeel Corporation is incorporated in Ontario, Canada. GUSAP Partners is a Delaware partnership, all of the interest of which are owned by wholly-owned subsidiaries of Gerdau Ameristeel Corporation. The registered office of Gerdau Ameristeel Corporation is located at Hopkins Street South, Whitby, Ontario, Canada, L1N 5T1 and our telephone number at that address is
(905) 668-3535. Gerdau Ameristeel Corporation's principal executive office is located at 5100 West Lemon Street, Tampa, Florida, USA, 33609 and our telephone number at that address is (813) 286-8383. The registered office of GUSAP Partners is c/o Corporation Trust Company, 1209 Orange Street, Delaware, USA, 19801 and its head office is located at Hopkins Street South, Whitby, Ontario, Canada, L1N 5T1.

OUR COMPANY

     We are the second largest minimill steel producer in North America with annual manufacturing capacity of over 6.8 million tons of mill finished steel products. Through our vertically integrated network of 11 minimills (including one 50%-owned minimill), 13 scrap recycling facilities and 26 downstream operations, we primarily serve customers in the eastern half of North America. Our products are generally sold to steel service centers, fabricators, or directly to OEMs, for use in a variety of industries, including construction, automotive, mining and equipment manufacturing. For the twelve months ended September 30, 2003, we generated pro forma net sales of $1.8 billion, pro forma income from operations of $14.6 million and pro forma net loss of $14.3 million. During the same period, pro forma EBITDA was $97.5 million on a Canadian GAAP basis and $89.7 million on a U.S. GAAP basis.

     Our operations are segmented into two operating divisions, minimills and downstream operations.

     Minimills. ($1.2 billion of net sales for the nine months ended September 30, 2003.) We own and operate seven minimills in the United States and three in Canada. We also have a 50% interest in an eleventh minimill located in Kentucky that is a joint venture with Dofasco Inc. We manufacture and market a wide range of steel products, including reinforcing steel bar rebar, merchant bars, structural shapes, beams, special sections, rod, and flat rolled sheet. For the twelve months ended September 30, 2003, on a pro forma basis, we shipped approximately 4.6 million tons of mill finished steel products. Over 90% of the raw material feed for our minimill operations is recycled steel scrap, making us the second largest steel recycler in North America. Four of our mills are provided scrap from our network of 13 scrap recycling facilities. We believe our recycling operations provide a stable supply of these mills' primary raw material.

     Downstream operations. ($224.0 million of net sales for the nine months ended September 30, 2003.) We have secondary value-added downstream operations. These steel fabricating and product manufacturing operations process steel principally produced in our minimills. Our downstream operations consist of the following:

     - Rebar fabrication and epoxy coating -- We operate one of the largest rebar fabricating and epoxy coating operations in North America. Our network, consisting of 14 rebar fabricating facilities and three epoxy coating plants, services the concrete construction industry in the eastern half of the United States and Canada. Our rebar facilities have the capacity to produce over 650,000 tons of fabricated and epoxy coated rebar per year. The fabricating facilities purchase the majority of their rebar from our mills, at market prices, and cut and bend it to meet our customers' engineering, architectural and other end-product specifications. Our epoxy coating plants apply epoxy coating to rebar for use in construction projects requiring rust resistant steel, including bridge and tunnel construction.

     - Railroad spike operations -- Our two railroad spike operations forge steel square bars produced at our Charlotte mill into track spikes. We manufacture and distribute these spikes on an annual contract basis to the railroad industry throughout North America.

     - Cold drawn plants -- Our two cold drawn plants process hot rolled merchant and light structural steel bars into cold drawn bars with improved physical characteristics. The cold drawn plants purchased 37% of their raw material requirements from our minimills during the twelve months ended September 30, 2003.

     - Super light beam processing and elevator guide rails -- In accordance with rigid customer specifications, we process super light steel beams into cross members for the truck trailer industry and process steel guide rail sections for elevator manufacturers.

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     -  Wire mesh and collated nails -- We produce small-diameter drawn wire from coiled steel rod. The wire is woven into sheets and rolls of wire mesh for concrete pavement reinforcement or converted into collated nails for use in high-speed nail machines.

OUR STRATEGY

     By focusing on achieving our strategic goals, we believe we will improve our operational efficiency, increase our customer's satisfaction and enhance our corporate culture. Our strategy involves the following components:

     CONTINUE TO OFFER EXTENSIVE PRODUCT CAPABILITIES TO OUR CUSTOMERS. We believe that we distinguish ourselves from our competitors through our product diversity and quality, delivery performance, centralized order management system, and ability to fill orders quickly from multiple inventory sources. We have one of the widest bar product ranges in North America and we regularly add to our product mix in response to our customers' requirements. We believe many of our customers consider us one of their key suppliers for a wide range of their product needs. Through our network of minimills and downstream facilities, we believe that we can distinguish our company by offering one of the broadest ranges of long steel products in the eastern half of North America, and through our extensive geographic coverage and our commitment to providing market-leading customer service.

     PROMOTE SHARING OF BEST PRACTICES AND PURSUE OPPORTUNITIES FOR
SYNERGIES. We promote the sharing of best practices throughout the worldwide operations of the Gerdau group in order to enhance and improve operational efficiencies. Drawing on the operational experience of Gerdau S.A., we will continue to regularly pursue opportunities for operational synergies between each of our mills and vertical integration synergies between our scrap recycling facilities, our steel mills and our downstream operations. As part of our integration of Co-Steel, we have been rationalizing our rolling mill production schedules, improving our inventory management, exploring common procurement opportunities and pursuing logistical efficiencies.

     SELECTIVELY PURSUE STRATEGIC ACQUISITIONS. We believe that there is significant opportunity for future growth through selective acquisitions, given the pace of consolidation in the steel industry and the increasing trend of our customers to focus on fewer key suppliers. We intend to continue to pursue a selective and disciplined acquisition strategy, which is focused on improving our financial performance in the long-term and expanding our product lines and geographic reach. In our downstream business we are focused on enhancing our product offering and strengthening our market position. As a result of our scale and prior successes in managing and integrating acquisitions, we believe we are strategically positioned to assume an active role in the consolidation of the North American steel industry.

     FOCUS ON EMPLOYEE COMMUNICATION AND PARTICIPATION. We believe that a high level of employee involvement is a key factor in the success of our operations and our pursuit of a Total Quality Management platform. We intend to continue to foster a corporate culture that encourages our employees to communicate with management in order to achieve operational improvement. Through open and effective communication, we promote the sharing of best operating practices throughout our organization and the creation of a learning environment geared toward attaining escalating performance benchmarks. In addition, we regularly review our incentive-based compensation arrangements for employees and senior management to ensure that our employees' financial interest is aligned with that of our shareholders and competitive within the marketplace.

PRODUCTS

     The following table shows the breakdown of our pro forma tons shipped to third parties and average net selling prices by product for the two years ended December 31, 2001 and 2002:

                                                                                    PRO FORMA
                                                                PRO FORMA          AVERAGE NET
                                                               TONS SHIPPED     SELLING PRICES (1)
                                                              --------------    ------------------
                                                                YEAR ENDED          YEAR ENDED
                                                               DECEMBER 31,        DECEMBER 31,
                                                              --------------    ------------------
                                                              2001     2002      2001       2002
                                                              -----    -----    -------    -------
                                                               (Thousands)          (Per ton)
Merchant bar/special sections...............................  1,553    1,859     $305       $295
Stock rebar.................................................  1,203    1,275      264        251
Rods........................................................    741      653      265        291
Flat rolled (2).............................................    667      710      228        299
                                                              -----    -----
Total mill finished goods...................................  4,164    4,497
Fabricated steel............................................    683      656      441        433
                                                              -----    -----
Total finished goods........................................  4,847    5,153
                                                              -----    -----
Billets.....................................................    131       --      182         --
                                                              -----    -----
Total.......................................................  4,978    5,153
                                                              =====    =====

---------------

(1)  Selling prices are net of freight.

(2)  Includes 50% of Gallatin's pro forma tons shipped.

MERCHANT BARS/SPECIAL SECTIONS

     Merchant bars/special sections refers to merchant bars, structural products, special sections and special bar quality products.

     - Merchant bars consist of rounds, squares, flats, angles, and channels that are less than three inches in dimension. Merchant bars are generally sold to steel service centers and to manufacturers who fabricate the steel to meet engineering or end-product specifications. Merchant bars are used to manufacture a wide variety of products, including gratings, transmission towers, floor and roof joists, safety walkways, ornamental furniture, stair railings, and farm equipment. Merchant bars typically require more specialized processing and handling than rebar, including straightening, stacking, and specialized bundling. Due to their greater variety of shapes and sizes, merchant bars typically are produced in short production runs, necessitating frequent changeovers in rolling mill equipment.

     - Structural products consist of angles, channels and beams that are three inches and larger in size. Structural products are used in construction and in a wide variety of manufacturing applications, including housing, trailers, structural support for buildings. Like smaller merchant bars, structural products typically require specialized processing and handling, and are produced in short production runs. Structural products are generally sold to service centers, fabricators and OEMs.

     - Special sections are bar products with singular applications, as compared to merchant bar products, which can be used in a variety of applications. Special sections include custom shapes for use in the earth moving, material handling and transportation industries. Our special sections products include grader blades for tractors, elevator guide rails, light rails for crane and mine applications, and super light weight beams for truck trailer cross members.

     - Special bar quality products or SBQs are merchant bar shapes that have stringent chemical and dimensional tolerance requirements, and therefore are often more costly to produce and command a higher margin than smaller dimension bar products. SBQ are widely used in industries such as mining and automobile production, and are generally sold to OEMs.

STOCK REBAR

     Stock rebar refers to straight reinforcing steel bars, ranging from 20 to 60 feet and from 3/8(th) of an inch to 2 1/4 inches in diameter. Stock rebar is sold to companies that either fabricate it themselves or warehouse it for sale to others who fabricate it for reinforced concrete construction. Rebar products are used primarily in two sectors of the construction industry: private commercial building projects, such as institutional buildings, retail sites, commercial offices, apartments, condominiums, hotels, manufacturing facilities and sports stadiums; and infrastructure projects, such as highways, bridges, utilities and water and waste treatment facilities.

ROD

     Rod is coiled wire rod. We produce industrial quality rod products that are sold to customers in the automotive, agricultural, industrial fastener, welding, appliance, and construction industries. We sell rod to downstream manufacturers who further process it by cold drawing it into various shapes, including twisted or welded configurations such as coat hangers, supermarket baskets and chain link fences. We sell most of our rod to end users and depending on market conditions, use the remaining portion in our downstream operations to manufacture wire mesh and collated nails. Other end uses of wire rod products include the manufacture of fences, fine wire, chain, welding wire, plating wire, fasteners and springs.

FLAT ROLLED STEEL

     Flat rolled sheet is steel that is rolled flat onto coils. Gallatin Steel, our 50%-owned joint venture with Dofasco Inc., is our only mill that produces flat rolled sheet. Flat rolled sheet is used in the construction, automotive, appliance, machinery, equipment and packaging industries.

FABRICATED STEEL

     Fabricated steel is any steel that is further processed after being rolled by a mill. As a result of the further processing, fabricated steel generally receives a higher price in the market than mill finished products. Our stock rebar is fabricated by cutting it to size and bending it into various shapes, and used in reinforced concrete constructions, such as bridges, roads and buildings. We also process flats and squares at our cold drawn plants, and guide rails, super light beams, wire mesh and nails at other downstream facilities.

BILLETS

     Billets are rectangular sections of steel that are semi-finished in a casting process and cut to various lengths. Billets can be sold to other steel producers or further finished into steel products and sold to downstream users. Our melt shops produce billets for conversion in our rolling mills into the finished products listed above, such as rebar, merchant bar, structural shapes and special sections. A small portion of our billet production is sold in the open market to other steel producers for rolling into finished products.

OUR OPERATIONS

MINIMILLS

     We operate minimills, which are steel mills that use electric arc furnaces that melt scrap metal by charging it with electricity. Upon melting the scrap metal, we add alloys and other ingredients (such as fluxes) in measured quantities to achieve desired metallurgical properties. The resulting molten steel is cast into long strands called billets in a continuous casting process. The billets are typically cooled and stored, and then transferred to a rolling mill where they are reheated, passed through roughing mills for size reduction, and then rolled into products such as rebar, merchant bars, structural shapes, rods or special sections. These products emerge from the rolling mill and are uniformly cooled on a cooling bed. Most merchant and structural products then pass through automated straightening and stacking equipment. Finished products are neatly bundled prior to shipment to customers, typically by rail or truck. In some cases, we ship finished products by rail to a depot before delivery to our customers.

     The following picture shows the typical steel production process in our mills:

                              (PRODUCTION PROCESS)

     All of our mills are located on our owned property, typically located with convenient access to our raw materials, means of transportation (road, and in some cases, rail and water) and customers. In general, our scrap is supplied by owned or third party scrap recycling operations located within 500 miles of our mills. Four of our mills are vertically integrated with 13 scrap recycling facilities that supply a portion of their scrap needs. Our rebar deliveries are generally concentrated within 350 miles of our mills, and our merchant bar deliveries are generally concentrated within 500 miles. Some products, such as special sections produced by our Selkirk mill, are shipped greater distances, including overseas.

     The table below presents information regarding our mills, including the estimated annual production capacity and actual production for the year ended December 31, 2002. We calculate annual melting and rolling capacities based on our best historical months of production and best rolling mill cycles, respectively, both annualized and assuming 18 days per year for maintenance shutdown. Actual capacity may vary significantly from annual capacity due to changes in customer requirements; sizes, grades and types of products rolled; and production efficiencies. Our capacity calculations may also change from year to year because of these factors. We do not present manufacturer's design capacity information because we do not consider it a relevant measure due to differences in the product mix and production efficiency assumptions.

                                            YEAR ENDED                                 YEAR ENDED
                               APPROX.     DECEMBER 31,                   APPROX.     DECEMBER 31,
                                ANNUAL         2002         CAPACITY       ANNUAL         2002         CAPACITY
                               MELTING       MELTING       UTILIZATION    ROLLING       ROLLING       UTILIZATION
                               CAPACITY     PRODUCTION     PERCENTAGE     CAPACITY     PRODUCTION     PERCENTAGE
                               --------    ------------    -----------    --------    ------------    -----------
                                 (thousands of tons)                        (thousands of tons)
Cambridge, Ontario...........     360           333           92.5%          325           313           96.3%
Cartersville, Georgia........     860           368           42.8           600           288           48.0
Charlotte, North Carolina....     460           330           71.7           400           319           79.8
Gallatin, Kentucky (1).......   1,500           714           95.2         1,500           706           94.1(2)
Jackson, Tennessee...........     670           498           74.3           600           446           74.3
Jacksonville, Florida........     640           621           97.0           640           620           96.9
Knoxville, Tennessee.........     455           415           91.2           500           413           82.6
Perth Amboy, New Jersey......     900           596           66.2         1,000           654           65.4
Sayreville, New Jersey.......     800           595           74.4           600           450           75.0
Selkirk, Manitoba............     385           334           86.8           330           294           89.1
Whitby, Ontario..............     960           667           69.5         1,100           644           58.5
                                -----         -----           ----         -----         -----           ----
Total........................   7,990(1)      5,471           75.6%(2)     7,595(1)      5,147           75.2%(2)
                                =====         =====           ====         =====         =====           ====

---------------

(1) Includes 100% of the capacity and 50% of production of the Gallatin mill, which is a 50%-owned joint venture.

(2) Utilization % includes the Gallatin mill, calculated by dividing our 50% share of production by 50% of total capacity.

     We operate our mills so that inventory levels maintained within targeted ranges do not generally utilize 100% of our capacity. Although it is generally advantageous to run mills at full production levels to achieve the lowest unit costs, producing to targeted inventory levels balances production with marketing and gives management sufficient flexibility to limit maintenance delays and other downtime. This approach also results in better working capital management. In addition, some of our mills are run in ways that diverge from the assumptions used in calculating production capacity. For example, our Cambridge mill produces a large number of different products, which requires frequent switching of rolling equipment. Furthermore, the mills operated by Co-Steel prior to our combination have historically had lower capacity utilization for a variety of reasons. As market conditions in the steel industry improve, we expect that we will be able to improve the capacity utilization at those facilities, as well as at our Cartersville mill, so that their performance will be more consistent with that of our other facilities.

Cambridge Mill

     Cambridge mill began operations in 1980. It is located on a 32 acre site in Cambridge, Ontario, 100 kilometers west of Toronto. It produces merchant bar, SBQ products and rebar. Approximately 15% of the Cambridge mill's production is rebar, which is sold primarily to fabricators and service centers in Canada. Approximately 75% of the Cambridge mill's production is merchant bars and structural shapes. It generally produces smaller sizes in smaller production runs targeted to niche markets that earn higher margins than commodity merchant bars. Approximately 10% of the mill's production consists of SBQ products. The mill's melt shop was rebuilt in 1986 and includes a 45-ton electric arc furnace and a 3-strand continuous caster. The rolling mill was commissioned in 1987 and includes a 75-tons per hour reheat furnace, an 18 in-line stand rolling mill, a 256 foot cooling bed, an in-line cut-to-length shear, and a straightening, stacking, and bundling finishing end. We have recently replaced the mill's baghouse and the new unit is operational.

Cartersville Mill

     The Cartersville mill began its melting operations in 1989 and its rolling operations in 1999. It is located on a 264 acre site in Cartersville, Georgia. In addition to a wide range of merchant bars, the mill produces structural shapes and beams. The mill's melt shop has a 140-ton electric arc furnace, a ladle refining station and a 6-strand billet caster. Construction of a 63,000 square foot finished product warehouse was completed in October, 2003.

Charlotte Mill

     The Charlotte mill began operations in 1961. It is located on a 112 acre site in Charlotte, North Carolina. It produces rebar and merchant bars that are sold primarily within the eastern seaboard states from Florida to Pennsylvania. The mill's melting equipment includes a 75-ton electric arc furnace, a continuous scrap feeding and preheating system, and a ladle refining station. The melting facilities also include a 3-strand continuous caster and material handling equipment. Charlotte's rolling mill includes an 80-tons per hour reheat furnace, 15 in-line mill stands, a 200-foot cooling bed, an in-line straightener and flying cut-to-length shear, and an automatic stacker for merchant bars and rebar. Charlotte and the project should be completed in mid-December 2003.

Gallatin Mill

     The Gallatin mill began operations in 1995. It is our 50%-owned joint venture with Dofasco Inc. The mill is located in Gallatin County, Kentucky, 40 miles southwest of Cincinnati, on a 1,000-acre site that Gallatin Steel owns. It produces principally hot band rolled steel products that are used in the construction, automotive, appliance, machinery, equipment and packaging industries. The mill operates a direct current twin-shell 350-ton electric arc furnace with a ladle refining station and a thin slab caster. The rolling mill is a high-speed tandem rolling mill (which means the billets are rolled immediately after being melted without being cooled and reheated) and a cut-to-length operation.

Jackson Mill

     The Jackson mill began operations in 1981. It is located on a 283 acre site in Jackson, Tennessee. This mill is our largest single producer of merchant bars and also produces some larger size rebar. The merchant bars are marketed primarily in the southeastern United States, as well as southern Illinois, Indiana and Ohio. The Jackson mill's melting equipment includes a 140-ton electric arc furnace and a 4-strand continuous billet caster. The rolling mill consists of a 120-tons per hour reheat furnace, 16 vertical and horizontal in-line quick-change mill stands, a cooling bed, an in-line straightener, a cut-to-length product shear and an automatic stacker. The Jackson mill has a shredder that it uses to process scrap purchased from third parties. We are in the process of upgrading the caster at the Jackson mill and the project should be completed by the end of December 2003.

Jacksonville Mill

     The Jacksonville mill began operations in 1976. It is located on an approximately 550 acre site in Jacksonville, Florida and produces rebar and rods. The rebar is marketed primarily in Florida, the nearby Gulf Coast states and Puerto Rico, and coiled rebar is shipped throughout the eastern United States. The rod products are sold throughout the southeastern United States. Jacksonville's melting equipment consists of a 100-ton electric arc furnace and a 4-strand continuous caster. The rolling mill includes a 100 tons per hour reheat furnace, 16 in-line horizontal rolling mill, a 10-stand rod block, a cooling bed for straight bars and a controlled cooling line for coiled products, a cut-to-length product shear, and automatic bundling and tying equipment for straight bars and coils. 40% of the scrap needs of the Jacksonville mill is supplied by an on-site recycling facility owned and operated by a division of OmniSource Corporation, solely for the benefit of the mill.

Knoxville Mill

     The Knoxville mill began operations in 1984. It is located on a 52 acre site in Knoxville, Tennessee and produces almost exclusively rebar. The rebar is marketed throughout Ohio and Kentucky and parts of Illinois, Indiana, New Jersey, Maryland, Virginia, West Virginia, Tennessee, North and South Carolina, Georgia and Alabama. Knoxville's melt shop completed a $34.5 million modernization in July 2000. The new facility includes a 95-ton electric arc furnace, a continuous scrap feeding system and a preheating system. The rolling mill consists of a 90-tons per hour reheat furnace, 17 in-line mill stands utilizing an in-line heat treating process, a cooling bed and a cut-to-length shear line. The rolling mill electrical control system was upgraded in April 2003 at the Knoxville mill.

Perth Amboy Mill

     The Perth Amboy mill began operations in 1980. It is located on a 93 acre site in Perth Amboy, New Jersey. It produces industrial quality rod products that are sold to customers in the automotive, agricultural, industrial fastener, welding, appliance and construction industries in the northeastern United States. The Perth Amboy mill has a 150-ton electric arc furnace, a ladle arc refining unit, a 5-strand continuous caster, and a rod mill.

Sayreville Mill

     The Sayreville mill began operations in 1972 and constructed a new melt shop and caster in 1997. It is located on a 116.5 acre site in Sayreville, New Jersey, 30 miles south of New York City and 6 miles from our Perth Amboy mill. It produces principally merchant bar, structural shapes and rebar, which are generally sold to fabricators in the northeastern United States. The Sayreville mill operates a 135-ton electric arc furnace, a continuous scrap feeding and preheating system, a ladle arc refining unit, a 6-strand continuous caster, and a bar mill.

Selkirk Mill

     The Selkirk mill began operations in 1917. It is located on a 529 acre site in Selkirk, Manitoba. It produces special sections, merchant bars and stock rebar. Approximately 15% of the Selkirk mill's production is rebar which is sold primarily to fabricators and service centers in Canada. Up to 15% of its production is merchant bars and structurals. In 2001, the Selkirk mill increased production capabilities to include flats with a width of more than 10 inches. Approximately 75% of the Selkirk mill's shipments are special sections sold to the earth moving, material handling and transportation industries. The Selkirk mill has a 65-ton electric arc furnace, a ladle refining station, and a 3-strand continuous caster, which was installed in 1998. Selkirk operates two rolling mills. Rolling mill #1 has a 15-stand rolling mill. Rolling mill #2 includes two in-line stands, one horizontal (installed in 1998) and the other vertical (installed in 2000), along with a cooling bed (installed in 2000). The mill is vertically integrated with four scrap recycling facilities located in North Dakota that collect and/or process scrap for use by the mill and sale to third parties. The mill also has its own shredder and shears for processing scrap. The mill's scrap facilities can supply all of the mill's scrap needs. However, depending on market conditions, the mill may from time to time purchase a portion of its scrap needs from third parties and sell some of its collected scrap to third parties.

Whitby Mill

     The Whitby mill began operations in 1964. It is located on a 357 acre site in Whitby, Ontario, 35 miles east of Toronto. It produces principally merchant bar, structural shapes and rebar, which are generally sold to fabricators. The Whitby mill has a 150-ton electric arc furnace, a ladle refining unit, a 5-strand continuous caster, a bar mill, and a structural mill. We are planning to build a warehouse at the Whitby mill in the next six months. The mill is vertically integrated with five scrap recycling facilities in southern Ontario that collect and/or process scrap for use by the mill and sale to third parties. 100% of the mill's scrap needs are supplied by its scrap facilities. The electrical control system at the Whitby bar mill was upgraded in August 2003.

Depots

     We lease depots in Chicago, Illinois; North Jackson, Ohio; and Montreal, Quebec; and own a warehouse in Milton, Ontario. We ship finished product by rail from several of our mills to these depots, where it is stored before being shipped to customers. The following table provides information on these facilities:

LOCATION                                                      ACREAGE   EXPIRY OF LEASE
--------                                                      -------   ---------------
Milton, Ontario.............................................   32.27               N/A
Montreal, Quebec............................................    1.89     June 30, 2007
Chicago, Illinois...........................................    8.88     June 30, 2017
North Jackson, Ohio.........................................   21.75      May 31, 2016

     We expect that we will not renew our leases on these facilities when they expire, and will thereafter ship directly from our mills rather than using depots.

DOWNSTREAM OPERATIONS

     We have secondary value-added steel businesses, which we refer to as downstream operations. These steel fabricating and product manufacturing operations process steel principally produced in our minimills.

Rebar Fabrication

     We operate one of the largest rebar fabricating and epoxy coating groups in North America, and have a 50-year history of quality workmanship and service. Our network, consisting of 14 rebar fabricating plants and three epoxy coating plants, services the concrete construction industry in the eastern half of the United States. Our rebar fabricating capacity is over 500,000 tons per year. The fabricating facilities purchase rebar from our mills at competitive market prices, and cut and bend it to meet our customers' engineering, architectural and other end-product specifications. The fabricating plants purchase the majority of their rebar from our Jacksonville, Knoxville, Charlotte and Sayreville mills. We estimate capacity based on our best historical months of production, annualized. The following table shows our rebar fabricating plant locations and their respective approximate annual capacities:

REBAR FABRICATING PLANT (1)                                   CAPACITY
---------------------------                                   ---------
                                                              (In tons)
Plant City (Tampa), Florida.................................    45,000
Jacksonville, Florida.......................................    40,000
Ft. Lauderdale, Florida.....................................    40,000
Orlando, Florida............................................    15,000
Charlotte, North Carolina...................................    40,000
Raleigh, North Carolina.....................................    35,000
Duluth (Atlanta), Georgia...................................    40,000
Aiken, South Carolina.......................................    15,000
Knoxville, Tennessee........................................    50,000
Nashville, Tennessee........................................    35,000
Collierville (Memphis), Tennessee...........................    20,000
Louisville, Kentucky........................................    35,000
York, Pennsylvania..........................................    60,000
Milton, Pennsylvania........................................    15,000
Baltimore, Maryland.........................................    30,000
                                                               -------
Total.......................................................   515,000
                                                               =======

---------------

(1) On May 30, 2003, we announced the closure of our Sayreville fabricating plant which had an annual fabricating capacity of approximately 30,000 tons. The plant and property were sold as of November 26, 2003.

     In addition to the fabricating plants listed above, we operate three epoxy coating plants that are located in: Knoxville, Tennessee; Milton, Pennsylvania; and Sayreville, New Jersey. These facilities apply epoxy coating to fabricated rebar for rust applications, and have a combined annual coating capacity of approximately 150,000 tons.

Railroad Spike Operations

     We own two railroad spike facilities: a 52,000 square foot facility on 41 acres of land in Lancaster, South Carolina and a 23,000 square foot facility on
7.7 acres of land in Paragould, Arkansas. Our railroad spike operations forge steel square bars produced at the Charlotte mill into track spikes. These track spikes are generally sold on an annual contract basis to the major railroad companies in North America. We are one of the leading rail spike producers, and sold over 50,000 tons of track spikes in the year ended December 31, 2002.

Cold Drawn Plants

     We have two cold drawn plants. Our Orrville, Ohio plant is a 45,000 square foot greenfield facility built on 6.5 acres of land in 2000. The Orrville plant is owned by AmeriSteel Bright Bar, Inc., of which we own 80% and the remaining 20% is owned by members of management. It has the capacity to produce 30,000 tons of cold drawn flats and squares per year.

     Our Cartersville, Georgia cold drawn plant is located two miles away from the Cartersville mill. This 90,000 square foot facility was constructed in 1989 and was acquired in June 2002. The Cartersville cold drawn plant expanded our product offering to include rounds and hexagons. The plant has the capacity to produce up to 45,000 tons of cold drawn bars per year.

     The Jackson, Cambridge and Cartersville mills, along with third party mills, supply the Orrville and Cartersville cold drawn facilities. The cold drawn business, with two producing locations, expands our product offering and provides a downstream shipping opportunity for the our minimills. We sell cold drawn bars primarily to steel service centers.

Super Light Beam Processing and Elevator Guide Rails

     We operate a super light beam processing facility in Memphis, Tennessee, where we fabricate and coat super light beams purchased from a third party into cross members for the truck trailer industry. This facility is located on leased property, for which the lease expires on August 31, 2007. Bradley Steel Processors Inc., our 50%-owned joint venture with Buhler Industries Inc., also operates a super light beam processing facility. Bradley's facility is located on leased property in Winnipeg, Manitoba, near our Selkirk mill, and processes beams produced by that mill. Bradley's lease expires on September 30, 2008.

     SSS/MRM Guide Rail Inc., our 50%-joint venture with Monteferro S.p.A., processes our Selkirk mill's guide rail sections for elevator manufacturers. SSS/MRM carries on business under the name Monteferro North America and has two facilities, one in Steinbach, Manitoba and the other in Birds Hill, Manitoba. Both the Steinbach and Birds Hill facilities are located on leased property, for which the leases expire in June 30, 2008 and May 31, 2007, respectively. SSS/MRM Guide Rail also has a 50% interest in a guide rail processing facility in Brazil.

Wire Mesh and Collated Nails

     Our facility in New Orleans, Louisiana produces small-diameter drawn wire from coiled steel rod. The wire is then either manufactured into wire mesh for concrete pavement reinforcement or converted into collated nails for use in high-speed nail machines. We lease a 120,000 square foot wire fabric and nail facility on five acres of land in New Orleans, Louisiana. The lease was renewed on August 31, 2003 and renews annually, unless terminated by the Company.

OUR JOINT VENTURES

     We have three 50%-owned joint ventures. The Gallatin mill is our 50%-owned joint venture with Dofasco Inc., located in Gallatin County, Kentucky. It produces hot rolled steel products. Bradley Steel Processors Inc. is our 50%-owned joint venture with Buhler Industries Inc., which processes super light beams. SSS/MRM Guide Rail is our 50%-joint venture with Monteferro S.p.A., which processes the Selkirk mill's guide rail sections for elevator manufacturers.

     Under Canadian GAAP, our three 50%-owned joint ventures are proportionately consolidated, which means that 50% of individual items such as assets, sales and cost of sales are included in our results. In addition, to be consistent with the presentation of our financial information, information on tons shipped and other production information includes our 50% share of the joint ventures' production.

     In 1994, Co-Steel and Dofasco Inc. established the Gallatin joint venture by investing $75.0 million each into Co-Steel Dofasco LLC. This initial investment was used to purchase $150.0 million of industrial revenue bonds from Gallatin County, Kentucky. The investment and issuance of the bonds were structured to effectively reduce the amount of property taxes payable by Gallatin Steel. The bonds bear interest at a rate of 10%, mature in 2024 and can be prepaid without penalty. Gallatin County used the proceeds from the industrial revenue bonds to construct the Gallatin steel mill, which is being leased from Gallatin County by Gallatin Steel. Gallatin Steel makes lease payments to Gallatin County, which in turn redeems bonds and makes interest payments on the bonds to Co-Steel Dofasco LLC. As of September 30, 2003, there were approximately $73 million of bonds outstanding. All proceeds received by Co-Steel Dofasco LLC from Gallatin County are distributed equally between Dofasco and our company.

MARKETING

     Our products are generally sold to steel service centers, fabricators, or directly to OEMs east of the Mississippi River. Our products are used in a variety of industries, including construction, mining, automotive, commercial, cellular and electrical transmission, metal building manufacturing, and equipment manufacturing. We also sell fabricated rebar to contractors performing work in both private (commercial) and public (road, bridge and other construction or infrastructure) projects.

     In our rebar fabrication business, the market areas we cover are those east of the Mississippi River, with plants located in or near most major cities in the eastern United States. Our long-standing strategy is to have our production facilities located in close proximity to the job-sites we supply. Normally we are within 200 miles of our customers' job-sites, so we can provide quick response times to satisfy their reinforcing steel needs.

     The following table shows information on our customers during 2001 and 2002 on a pro forma basis:

                                                              PERCENTAGE OF
                                                                NET SALES
                                                               BY CUSTOMER
                                                              -------------
                                                              2001    2002
                                                              -----   -----
Fabricators.................................................    43%     41%
Steel service centers.......................................    31      35
Wire drawing................................................    17      15
Transportation..............................................     7       7
Other.......................................................     2       2
                                                               ---     ---
  Total.....................................................   100%    100%
                                                               ===     ===

     In the year ended December 31, 2002, on a pro forma basis, we sold products to over 1,000 customers. Given the diversity of our products and markets, no one customer comprises 3% or greater of our consolidated net sales on a pro forma basis. Our five largest customers comprised 7% of our total consolidated pro forma net sales in the year ended December 31, 2002. The following table provides a percentage breakdown of total net sales by customer location on a pro forma basis for 2001 and 2002:

                                                                PERCENTAGE OF NET
                                                                 SALES BY COUNTRY
                                                                ------------------
                                                                 2001       2002
                                                                -------    -------
United States...............................................      82.6%      80.3%
Canada......................................................      16.9       19.2
Other.......................................................       0.5        0.5
                                                                 -----      -----
                                                                 100.0%     100.0%
                                                                 =====      =====

     In general, sales of mill finished products to U.S. customers are centrally handled by our Tampa sales office, and sales to Canadian customers are centrally handled by our Whitby sales office. We also have sales offices in Perth Amboy, New Jersey, where rod sales are handled, and Selkirk, Manitoba, where sales of special sections are handled. Metallurgical service representatives at our mills provide technical support to our sales force but are not considered sales representatives.

     In general, sales of our cold drawn, rod and super light beam products are handled by sales representatives located at our relevant facilities. Our fabricated rebar and elevator guide rails are generally sold through a bidding process in which employees at our facilities work closely with each of our customers to tailor product requirements, shipping schedules and prices.

STEEL-MAKING TECHNOLOGY AND CAPITAL EXPENDITURES

     Our manufacturing processes are dependent upon critical steelmaking equipment, such as furnaces, continuous casters and rolling equipment, as well as electrical equipment. Like many minimill steel producers, we do not have a formal research and development program, since steel-making technology is readily available for purchase. However we are continuously implementing process and operational improvements and applying new technology in our operations. Over the last several years, we have introduced modern technologies in our minimills, such as high-power transformers, water-cooled side-walls and roofs, oxygen lance manipulators, and slag foaming and ladle furnaces. In our rolling mills, we have introduced automatic furnace control continuous rolling mills, high-speed finishing blocks, thermex heat treatment, stelmor wire rod processing, automatic tying machines and slit rolling, among others. Most of the sophisticated production equipment that we use is supplied by international machinery builders and steel technology companies. Such suppliers generally enter into technology transfer agreements with purchasers, and provide extensive technical support and staff training in connection with the installation and commissioning of the equipment. We have entered into technology transfer agreements with Corus, Kyoei Steel and BSW.

     We made $33.4 million of capital expenditures for the year ended December 31, 2002. We anticipate spending approximately $60.6 million on capital expenditures in the year ended December 31, 2003. The capital projects include rolling mill electrical control system upgrades at the Charlotte, Knoxville and Whitby bar mills; a new warehouse at the Cartersville mill; a new melt shop emissions control system at the Cambridge mill; and a caster upgrade at the Jackson mill.

SCRAP, ENERGY AND OTHER RAW MATERIALS

     Steel scrap is the primary raw material consumed in steel-making, and comprises approximately 30% to 45% of our cost of sales, depending on the mill and product mix. Scrap availability is a major factor in our ability to operate. Direct reduced iron, hot briquetted iron and pig iron can substitute for a limited portion of the steel scrap used in electric furnace minimill steel production. We do not use scrap substitutes in our long-product minimills, except for the small portion we use for their chemical properties in our rod facilities and to manufacture certain special sections. Scrap metal is readily available in the regions where we operate, but prices may become volatile from time to time due to various factors. Four of our mills are integrated with our recycling operations that supply a portion of their scrap needs. The balance of our scrap metal requirements are purchased in the open market either directly by our personnel or by brokers who procure and aggregate scrap as a business on our behalf.

     Electricity and natural gas represented approximately 9.0% and 4.2%, respectively, of our pro forma cost of sales for the twelve months ended September 30, 2003. Most of our facilities operate under long-term electricity supply contracts with major utilities. These contracts typically have two components to them: a firm portion and an interruptible portion. The firm portion supplies a base load for critical equipment and auxiliary services. The interruptible portion supplies the majority of our requirements including the electric arc furnace load. The interruptible portions of the contracts generally represent over 70% of the total load and, for the most part, are based on a spot-market price of electricity at the time it is being used. Energy costs in the northeastern United States, where two of our minimills are located, are typically significantly higher than in other parts of North America.

     We therefore have significant exposure to the variances of the electricity spot market. We do not have long-term contracts for natural gas, and are therefore subject to market variables and pricing swings for that energy source that could materially affect our operating margins and results of operations. Prices for natural gas have been very volatile in the recent past. For example, in 2002, the average NYMEX natural gas price was $3.22/mmBtu compared to $5.66/mmBtu which was the average price as of September 30, 2003. This reflects a 75% price increase when compared to average prices paid in 2002. We spent approximately $42.2 million and $53.7 million for our natural gas requirements in the nine months ended September 30, 2003 and the twelve months ended September 30, 2003 on a pro forma basis, respectively. If prices remain at current levels or increase further, our profitability will continue to be adversely affected. Any interruption in the supply of energy, whether scheduled or unscheduled, could materially adversely affect our sales and earnings.

     Although deregulation of both natural gas and wholesale electricity have afforded opportunities for lower costs resulting from competitive market forces, prices for both of these energy sources have become more volatile in the recent past and may continue to be. Volatility in the electric power and natural gas markets generally reflects extremes in weather conditions or physical disruptions to the supply system. As such, these sources of volatility are beyond our immediate control.

     Various domestic and foreign firms supply other important raw materials or operating supplies required for our business, including refractories, ferroalloys and carbon electrodes. We have historically obtained adequate quantities of such raw materials and supplies at competitive market prices to permit efficient mill operations. We are not dependent on any one supplier as a source for any particular material and believe there are adequate alternative suppliers available in the marketplace should the need arise to replace an existing one.

COMPETITION

LOCAL COMPETITION

     Our geographic market encompasses the eastern half of Canada and the United States, predominantly throughout the eastern seaboard, the Southeast and the Midwest. We experience substantial competition in the sale of each of our products from numerous competitors in our markets. Rebar, merchant bars, and structural shapes are commodity steel products for which price is the primary competitive factor. Due to the high cost of freight relative to the value of steel products, competition from non-regional producers is somewhat limited. Proximity of product inventories to customers, together with competitive freight costs and low-cost manufacturing processes, are key to maintaining margins on rebar and merchant bar products. Our rebar deliveries are generally concentrated within a 350 mile radius of our mills and our merchant bar deliveries are generally concentrated within a 500 miles. Some products, such as special sections produced by our Selkirk mill, are shipped greater distances, including overseas. Except in unusual circumstances, the customer's delivery expense is limited to freight charges from the nearest competitive mill, and the supplier absorbs any incremental freight charges.

     We believe our principal competitors include Ispat Sidbec Inc., Stelco Inc. and Ivaco Inc. in Canada; and Bayou Steel Corporation, Commercial Metals Corporation, Marion Steel Company, NorthStar Steel Company, Nucor Corporation, Roanoke Electric Steel Corporation, Sheffield Steel Corporation, and Steel Dynamics Inc. in the United States. Our Gallatin joint venture competes with numerous other integrated and minimill steel producers.

     Despite the commodity characteristics of the rebar, merchant bar and structural markets, we believe that we distinguish ourselves from our competitors due to our large product range, product quality, consistent delivery performance, capacity to service large orders, and ability to fill most orders quickly from inventory. We believe that we produce one of the largest ranges of bar products and shapes east of the Mississippi River. Our product diversity is an important competitive advantage in a market in which we believe our customers are looking to fulfill most of their requirements from a few key suppliers.

FOREIGN COMPETITION

     We and other North American steel producers have experienced significant and, we believe in some cases, unfair competition from foreign finished steel bar producers during the past several years. Due to unfavorable foreign economic conditions and global excess capacity, imports of steel bar products into the United States' and Canadian markets reached historically high levels in recent years, with a corresponding negative impact on domestic prices.

     In September 2001, the International Trade Commission unanimously found steel imports to be a major cause of material injury to the domestic steel industry, and sent proposed remedies to President Bush in December 2001. On March 5, 2002, President Bush imposed a series of tariffs relating to some imported steel products that were intended to give the domestic steel industry an opportunity to strengthen its competitive position through restructuring and consolidation, and that progressively decline in the month of March in the three years they were to be in effect prior to the termination of the safeguard tariffs on December 4, 2003.

     The following table summarizes the duties imposed for certain steel products:

                                                           SECTION 201 IMPORT TARIFFS BY PRODUCT
                                                   ------------------------------------------------------
TYPE                                                SEPTEMBER 2003     SEPTEMBER 2004     SEPTEMBER 2005
----                                               ----------------   ----------------   ----------------
Slab.............................................   30% after first    24% after first    18% after first
                                                   5.4 million tons   5.9 million tons   6.4 million tons
Finished flat products (plate, hot-rolled sheet,
  cold-rolled sheet, coated sheet)...............        30%                24%                18%
Hot-rolled bar...................................         30                 24                 18
Cold-finished bar................................         30                 24                 18
Rebar............................................         15                 12                  9

---------------

Source: Office of The United States Trade Representative.

     Many products and countries were not covered by these tariffs, and numerous foreign steel manufacturers received specific product exemptions from these tariffs. According to published reports, the exemptions are estimated to cover approximately 5.4 million of the original 13.1 million tons of imported steel products that were covered by the tariffs. The majority of the most recent exemptions were granted to products made by European Union and Japanese producers. To date, the Office of the United States Trade Representative and the United States Department of Commerce have granted 1,022 exclusion requests with respect to the Section 201 tariffs temporarily imposed on steel imports as a safeguard measure. According to the American Iron and Steel Institute (AISI), the number of exclusions granted is one reason the tariffs have not yet effectively reduced steel imports. The AISI does point to some early indications that the President's program worked, including improved operating performance, new stock offerings, increased consolidation activity and partial price restoration for some flat-rolled steel products; however, some analysts attribute these developments to other factors such as diminished domestic supply, higher domestic demand, the lower value of the United States dollar and recent successful anti-dumping cases. For the first nine months of 2002, steel imports were 23.9 million tons versus 22.1 million tons for the first nine months of 2001, according to the U.S. Census Bureau. The Bush administration subsequently announced its intention to review the impact of these tariffs and determine whether they should be ended prior to their scheduled expiration. In November 2003, the World Trade Organization (WTO) Appellate Body announced that the U.S. tariffs imposed to protect the U.S. steel industry from imports are illegal under trading rules. On December 4, 2003, President Bush signed a proclamation terminating the steel safeguard tariffs, and announced that the tariffs were being terminated as they had achieved their purpose and changed economic circumstances indicated it was time to terminate them. However, it is not known whether the termination of the safeguard tariffs is permanent as President Bush also announced that the steel import licensing and monitoring program will continue its work in order to be able to respond to future import surges that could unfairly damage the United States steel industry.

     One of our subsidiaries, Gerdau Ameristeel Perth Amboy Inc. (formerly Co-Steel Raritan), was party to a U.S. wire rod anti-dumping and countervailing duty case against a number of countries and steel producers. In October 2002, the U.S. Department of Commerce (DOC) made a determination of injury against wire roll producers in seven foreign countries with respect to both anti-dumping and countervailing duties that range from 4% to 369%. Although there have been recent increases in rod pricing following the imposition of these duties, a considerable amount of imported rod continues to enter U.S. markets.

     The Organization for Economic Cooperation and Development (OECD) recently initiated a process to address worldwide overcapacity in the steel industry. Although meetings have been held by the OECD Steel Committee to discuss methods to reduce this steel surplus, there is no certainty that such efforts will lead to a satisfactory resolution of this issue. Continuing overcapacity in the steel industry would adversely affect our ability to compete and our levels of sales.

     The tariffs imposed in the United States and any similar actions that may be taken in Canada may not have a material positive impact on the North American steel industry and may not reduce the volume or negative impact of imports. Global overcapacity, a strong U.S. dollar, the strength of the North American economy relative to the rest of the world, numerous exemptions under the tariffs, the short term (three years) duration of the tariffs, the decline in tariff rates after the first year, and the disparity of tariff rates across different product lines are all factors that may negate any benefits of the tariffs.

EMPLOYEES

     We believe that we have been, and continue to be, proactive in establishing and fostering a climate of positive employee relations. We have an "open book" management system and provide opportunities for our employees to participate in employee involvement teams. We believe high employee involvement is a key factor in the success of our operations. We are currently reviewing the compensation plans for our employees and our senior management. We are revising our programs in the United States and expect to do the same in Canada once that review is complete. Our objective is to ensure that our compensation programs are designed to make employees' financial interests congruous with those of our shareholders and competitive within the market place.

     Safety is our most important corporate value and we make every effort to put safety first in our operations. We also strive to involve employees in our safety programs and in improving our operations. We have implemented the Gerdau Ameristeel business system, in which we identify benchmarks for key operational and safety measures and then develop processes to improve our performance relative to these benchmarks. Our training and safety programs are currently embedded within this initiative. We have adopted plans at our former Gerdau and Ameristeel mills and fabricating facilities to visibly demonstrate our commitment to these safety and operating measures. We are now implementing this system at the former Co-Steel mills.

     We currently employ approximately 5,000 employees (including 50% of the employees at our joint ventures), of which approximately 3,200 employees work in our minimills, 1,400 work in our downstream, fabricating facilities and recycling operations and 200 work in our corporate and sales offices. These figures include 50% of those employed at our joint ventures. Approximately 1,300 employees are represented by unions under a number of different collective bargaining agreements. The agreements with our mill employees have different expiration dates with the earliest being the agreement with our Whitby mill employees which expires on February 27, 2004. The collective agreements for our recycling operations have different expiration dates beginning in 2006. Bradley Steel Processors Inc. employs 60 people, 57 of whom are represented by the United Steel Workers of America, (the USWA) and SSS/MRM Guide Rail employs 88 people, 39 of whom are represented by the USWA.

     In the first quarter of 2001, a three-month labor disruption occurred at the Whitby mill, and in the second quarter of 2002, a 13-day labor disruption occurred at the Selkirk mill.

     We believe that our relations with our employees are generally good at those mills Gerdau North America has been operating over the years. We are confident that we will be able to establish a similar trust level with our employees at the former Co-Steel facilities.

OTHER PROPERTIES

     In addition to our owned and leased facilities that are used in our operations, we own two closed minimills in Florida and industrial property in New Jersey, as set out below. An agreement has been reached for the sale of our Keasby, New Jersey property to a recycling corporation, which we expect to close in September 2003. We also lease our 37,000 square foot executive office located in Tampa, Florida under a lease that expires in May 2005.

LOCATION                                                      USE                   ACREAGE
--------                                                      ---                   -------
Tampa, Florida..............................................  Closed minimill         40.0
Indiantown, Florida.........................................  Closed minimill        151.5
Keasby, New Jersey..........................................  Industrial property     26.8

     On May 30, 2003 we announced the closing of our Sayreville fabricating plant. The plant and property were sold as of November 26, 2003.

ENVIRONMENTAL AND REGULATORY MATTERS

     Our business units are required to comply with an evolving body of environmental laws and regulations concerning, among other things, air emissions, discharges to soil, surface water and groundwater, noise control, the generation, handling, storage, transportation, and disposal of toxic and hazardous substances, and the cleanup of contamination. These laws and regulations vary by location and can fall within federal, provincial, state, or municipal jurisdictions.

     We generate certain wastes, primarily electric arc furnace dust and other contaminants, that are classified as hazardous and must be properly controlled and disposed of under applicable environmental laws and regulations. In the United States and Canada, certain environmental laws and regulations impose joint and several liability on certain classes of persons for the costs of investigation and cleanup of contaminated properties, regardless of fault, the legality of the original operation or disposal, or the ownership of the site. Some of our present and former facilities have been in operation for many years and, over such time, the facilities have used substances and disposed of wastes (both on-site and off-site) that may require cleanup for which we could be liable. Appropriate reserves have been made for the clean-up of sites of which we have knowledge. However, there is no assurance that the costs of such cleanups or the cleanup of any potential contamination not yet discovered will not materially adversely affect us.

     In 2000, our Perth Amboy and Sayreville mills took part in the EPA's Steel Minimill Audit Initiative Program. Both New Jersey minimills conducted a comprehensive, third party, multi-media environmental audit. The results of this audit were disclosed to the EPA along with a list of corrective actions, all of which are expected to be completed by the first half of 2003. None of the identified and disclosed items have resulted, or will result, in material costs being incurred.

     In meeting our overall environmental goals and government-imposed standards in 2002 and 2001, we incurred operating costs of approximately $30.3 million and spent $16.5 million on capital improvements. Our anticipated capital expenditures for pollution control in 2003 and 2004 are $1.4 million and $8.0 million respectively.

     In April 2001, we were notified by the EPA of an investigation that identifies us as a PRP in a Superfund Site in Pelham, Georgia. The Pelham site was a fertilizer manufacturer in operation from 1910 through 1992, last operated by Stoller Chemical Company, a now bankrupt corporation. We are included in this action because we shipped EAF dust to this property. The EPA offered a settlement to the named PRPs under which our allocation was approximately $1.8 million. We object to our inclusion as a PRP at this site, have asserted defenses and are pursuing legal alternatives, including the addition to the allocation of larger third parties which we believe were incorrectly excluded from the original settlement offer. The EPA has filed suit with us named as a defendant. As the ultimate exposure to us, if any, is uncertain, no liability has been accrued for this site.

     The potential presence of radioactive materials in our scrap supply presents a significant economic exposure and may present a safety risk to our workers. In addition to the risk to our workers and the public, the cost to clean up the contaminated material and the loss of revenue resulting from the loss in production time can be material. Radioactive materials are usually in the form of: sealed radioactive sources, typically installed in measurement gauges used in manufacturing operations or in hospital equipment; scrap from decommissioned nuclear power and U.S. Department of Energy facilities; and imported scrap. Current regulations for generally licensed devices do not provide for tracking of individual owners. This lack of accountability makes it easy for licensees to negligently discard sealed sources in scrap and evade prosecution. In response to this regulatory gap, we have installed sophisticated radiation detection systems at all of our minimills to monitor all incoming shipments of scrap. If we fail to detect radioactive material in the scrap we receive, and accidentally melt that material in our EAFs, we incur significant costs to clean up the contamination of our facilities and to dispose of the contaminated material. While we have several detection devices at all of our mills, occasionally radioactive scrap may go undetected. For example, in July 2001, a small amount of cesium, a radioactive source, was included among scrap material we received from a scrap supplier and accidentally melted in our Jacksonville mill furnace. Melt shop activities in that mill were halted for approximately 25 days until approximately 700 tons of contaminated material had been removed for proper disposal and equipment had been cleaned. The cost of clean-up was approximately $10.5 million; all but $0.4 million of this amount was paid for by our insurer. As a result of this accident, we reviewed our radiation detection systems to reduce the risk of a similar accident in the future.

     No assurance can be given that regulatory changes, such as new laws or enforcement policies, including potential restrictions on the emission of mercury and other pollutants, or an incident at one of our properties or operations, will not have a material adverse effect on the business, financial condition, or results of our operations. Our business units are required to have governmental permits and approvals. Any of these permits or approvals may be subject to denial, revocation or modification under various circumstances. Failure to obtain or comply with the conditions of permits and approvals may adversely affect our operations and may subject us to penalties. In addition, we may be required to obtain additional operating permits or governmental approvals and incur additional costs. There can be no assurance that we will be able to meet all applicable regulatory requirements. There is no assurance that our environmental capital expenditures will not materially increase in the future. Moreover, we may be subject to fines, penalties or other liabilities arising from actions imposed under environmental legislation or regulations.

LEGAL PROCEEDINGS

     Except as follows, there are no material pending legal proceedings, other than routine litigation incidental to our business, to which we are a party or in which any of our property is the subject, and no such proceedings are known to be contemplated.

     Carbon monoxide and other emissions at our Perth Amboy mill exceeded permitted levels on several occasions during 2001 and 2002, and carbon monoxide continues to periodically exceed current permit levels. We are conducting investigations to determine the cause of these episodes, what steps can be taken to reduce emissions and whether the Perth Amboy mill's environmental permits require modification. Discussions with the NJDEP to resolve these permit and compliance issues are continuing. Penalty assessments of approximately $250,000 were received for the third and fourth quarters of 2001. Additional penalties will likely be assessed in connection with efforts to resolve these matters. Penalty assessments of approximately $400,000 have been accrued.

     We received notice this year of a lawsuit brought by neighbors with respect to a waste disposal site in Louisiana that was operated by Safety Kleen, to which wastes from clean-up activities at our former dust processing division at our Jackson, Tennessee mill were sent during approximately one month in 1999. We have retained counsel and believe we have valid defenses, but cannot yet evaluate the extent of any costs that may be incurred to resolve this matter.

                            MANAGEMENT AND DIRECTORS

     Our board of directors currently consists of nine directors. The following table sets forth certain information regarding our directors and executive officers:

                                                                                       OWNERSHIP OF   PERCENTAGE
NAME AND MUNICIPALITY OF RESIDENCE             AGE   POSITION                           SECURITIES    OWNERSHIP
----------------------------------             ---   --------                          ------------   ----------
ANDRE BEAUDRY................................  45    Vice President,                       41,697          *
Tampa, Florida, U.S.                                 Steel Product Sales
PAULO F. BINS DE VASCONCELLOS................  58    Vice President, Steel Mill                --         --
Tampa, Florida, U.S.                                 Northeast Operations
PHILLIP E. CASEY (3)(7)......................  60    Director, Chief Executive          8,387,490       4.3%
Tampa, Florida, U.S.                                 Officer and President
KENNETH W. HARRIGAN (1)(4)(6)................  76    Director                               1,000          *
Oakville, Ontario, Canada
JOSEPH J. HEFFERNAN (1)(3)(5)(6).............  57    Director                               5,200          *
Toronto, Ontario, Canada
JORGE GERDAU JOHANNPETER (2).................  66    Director and Chairman of the              --         --
Porto Alegre, Rio Grande do Sul, Brazil              Board of Directors
FREDERICO C. GERDAU JOHANNPETER (2)..........  60    Director                                  --         --
Porto Alegre, Rio Grande do Sul, Brazil
ANDRE BIER JOHANNPETER (2)(7)................  40    Vice President, Business                  --         --
Tampa, Florida, U.S.                                 Development, Director
TOM J. LANDA.................................  52    Vice President, Finance,             228,822          *
Tampa, Florida, U.S.                                 Chief Financial Officer and
                                                     Secretary
J. SPENCER LANTHIER (1)(4)...................  62    Director                               2,043          *
Toronto, Ontario, Canada
GARRY A. LEACH...............................  56    Vice President,                           --         --
St. Paul, Manitoba, Canada                           MRM Special Sections
MICHAEL MUELLER..............................  56    Vice President, Steel Mill            22,214          *
Tampa, Florida, U.S.                                 Southeast Operations
ARTHUR SCACE (1)(4)(5).......................  65    Director                              15,000          *
Toronto, Ontario, Canada
DR. MICHAEL D. SOPKO (1).....................  64    Director                               1,000          *
Oakville, Ontario, Canada

---------------

(1)  Independent director.

(2) The Gerdau Johannpeter family indirectly controls Metalurgica Gerdau S.A., collectively holding 71.8% of the voting capital and 23.9% of the total capital, and Metalurgica Gerdau S.A. and its controlled companies hold 85% of the voting capital of Gerdau S.A. Gerdau S.A. beneficially owns indirectly approximately 67.3% of our common shares.

(3) Mr. Phillip E. Casey owns 2,906,328 common shares directly and the remaining 5,481,162 common shares indirectly. Mr. Joseph J. Heffernan owns 5,000 common shares directly and the remaining 200 common shares indirectly.

(4)  Member of the Audit Committee.

(5)  Member of Corporate Governance Committee.

(6)  Member of Human Resources Committee.

(7)  Member of Safety, Health and Environmental Committee.

*    Less than one percent.

     ANDRE BEAUDRY has been our Vice President, Steel Product Sales since October 2002. Prior to that, Mr. Beaudry was Vice President, Mill Product Sales, of Ameristeel from September 2001. Mr. Beaudry was employed by Gerdau Ameristeel Cambridge Inc. starting as Vice President Sales and Marketing in 1991 and serving as President from April 1998 through September 2001. Mr. Beaudry has over 20 years experience in the steel industry.

     PAULO F. BINS DE VASCONCELLOS has been working with the Gerdau group since 1972. He has been our Vice President, Steel Mill Northeast Operations since August 2003. Prior to that Mr. Vasconcellos was an Executive Vice President of Gerdau S.A.

     PHILLIP E. CASEY has been our President and Chief Executive Officer and a director since October 2002. Prior to that he was Chief Executive Officer and a director of Ameristeel starting in June 1994 and President of Ameristeel starting in September 1999. Mr. Casey was Chairman of the Board of Ameristeel from June 1994 until September 1999.

     KENNETH W. HARRIGAN has been a director of Gerdau Ameristeel since 1994. Mr. Harrigan is also Chairman of K. W. Harrigan Consultants and a director of a number of other Canadian public companies. Prior to that, he was Chairman and Chief Executive Officer of and consultant to Ford Motor Company of Canada, Limited.

     JOSEPH J. HEFFERNAN has been a director of Gerdau Ameristeel since 1996. He was Vice-Chairman of Gerdau Ameristeel (when it was Co-Steel) from 1999 until October 2002. Mr. Heffernan is also Chairman of Rothmans Inc., Chairman of Clairvest Group Inc. and a director of a number of other Canadian public companies.

     JORGE GERDAU JOHANNPETER has been working for the Gerdau group since 1954. Mr. Jorge Johannpeter became an executive officer of Gerdau S.A. in 1973 and was appointed President in 1983. Mr. Johannpeter became a director and was appointed Chairman of the Board of Directors of Gerdau Ameristeel in October 2002.

     FREDERICO C. GERDAU JOHANNPETER has worked for the Gerdau group since 1961. Mr. Johannpeter became an executive officer of Gerdau S.A. in 1973 and was appointed Vice President in 1983. Mr. Johannpeter became a director of Gerdau Ameristeel in October 2002.

     ANDRE BIER JOHANNPETER became a director of Gerdau Ameristeel in October 2002 and was appointed Vice President, Business Development of Gerdau Ameristeel in September 2003. He has been working for the Gerdau group since 1980. Mr. Andre Johannpeter became an executive officer of Gerdau S.A. in 1998 when he was appointed Director of Information Systems of Gerdau S.A. In 1999, he became Director of New Business Development of Gerdau S.A., in 2002 he was appointed Executive Vice President, North American Operations of Gerdau S.A. and in October 2002 he was appointed Vice President, Chief Operating Officer of Gerdau Ameristeel.

     TOM J. LANDA has been our Vice President, Finance, Chief Financial Officer and Secretary since October 2002. Prior to that, Mr. Landa was Chief Financial Officer, Vice President and Secretary of Ameristeel starting in April 1995. Mr. Landa was elected a director of Ameristeel in March 1997. Before joining Ameristeel, Mr. Landa spent over 19 years in various financial management positions with Exxon Corporation and its affiliates worldwide.

     J. SPENCER LANTHIER has been a director of Gerdau Ameristeel since 2000. Mr. Lanthier is also Vice-Chairman and a director of TSX Group Inc. and a director of a number of other Canadian public companies.

     GARRY A. LEACH became a Vice President of Gerdau Ameristeel in October 2002. He was a director from October 2002 to May 2003. Prior to October 2002, he held the position of President of Gerdau MRM since December 1988. Mr. Leach became the President of Mandak Metal Processors in 1978.

     MICHAEL MUELLER became our Vice President, Steel Mill Southeast Operations in October 2002. Prior to that, he was Group Vice President, Steel Mill Operations of Ameristeel, since April 2001. Prior to that, Mr. Mueller served as President and Chief Executive Officer of Auburn Steel from September 1998. Mr. Mueller previously worked for Ameristeel as Vice President, General Manager from October 1997 through September 1998. Prior to 1997, Mr. Mueller served as a Vice President for Birmingham Steel Corporation for three years. Mr. Mueller has over 32 years of steel industry experience.

     ARTHUR SCACE was elected to the board of Gerdau Ameristeel on May 6, 2003. Mr. Scace is a partner at McCarthy Tetrault LLP, a Canadian law firm, and is the former national chairman and managing partner of the firm. He is a director of several corporations, including the Bank of Nova Scotia.

     DR. MICHAEL D. SOPKO has been a director of Gerdau Ameristeel since 1997. Dr. Sopko is also a director of a number of Canadian public companies, including The Toronto-Dominion Bank and Voisey's Bay Nickel Company Limited.

     Messrs. Jorge and Frederico Johannpeter are brothers. Andre Johannpeter is the son of Jorge Johannpeter. None of the other directors are related to one another.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

     The tables and descriptive information set forth below are being furnished with respect to (i) those persons who were our Chief Executive Officer during the most recent financial year, (ii) our four other most highly compensated executive officers whose salary and bonus earned during the financial year ended December 31, 2002 exceeded Cdn$100,000, and (iii) those persons who were not our executive officers on December 31, 2002 because they left their positions during the year, but would have been among the most highly paid if they had been executive officers on December 31, 2002 (collectively the "named executive officers"). For Mr. Casey and Mr. Leach, the compensation below represents compensation for the 2.25 month period from October 23, 2002, the date on which they became our officers, to December 31, 2002.

SUMMARY COMPENSATION TABLE

     The summary compensation table details compensation information for the named executive officers for the three financial years ended December 31, 2002. The information includes: salary earned in each applicable year, incentive bonuses earned in each applicable year, annual compensation which represents amounts reimbursed for the payment of taxes, and all other compensation not reported elsewhere.

                                                  ANNUAL COMPENSATION            LONG TERM COMPENSATION AWARDS
                                            -------------------------------  -------------------------------------
                                                                             SECURITIES
                                                                               UNDER                     EXECUTIVE
                                            CURRENCY OF                       OPTIONS                      STOCK
                                FINANCIAL    PAYMENT &              ANNUAL    GRANTED      LONG-TERM     PURCHASE     ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      DISCLOSURE     SALARY    BONUS      (#)       INCENTIVE(8)    PLAN(9)    COMPENSATION
---------------------------     ---------   -----------   --------  -------  ----------   ------------   ---------   ------------
PHILLIP E. CASEY (1)..........    2002                     $67,500   21,104     --               --           --             --
  President and
  Chief Executive Officer
TERRY G. NEWMAN (2)...........    2002          Cdn       $552,025  161,563     --          379,775          276         38,066
  Former President and            2001          Cdn       $550,000       --     --               --        7,137         45,486
  Chief Executive Officer         2000          Cdn       $500,000  228,125     --          184,875        4,800         54,869
LORIE WAISBERG (3)............    2002          Cdn       $437,500  138,163     --          243,579          200      1,986,190
  Former Executive Vice
    President                     2001          Cdn       $500,000       --     --               --       20,040         44,405
  Finance and Administration      2000          Cdn       $197,917   90,299     --           54,885        4,575         16,820
LOUIS F. HAGAN JR. (4)........    2002                    $196,872   34,738     --           40,828        8,330        627,108
  Former Senior Vice
    President,                    2001                    $214,167       --     --               --        4,996         19,964
  U.S. Steel Operations           2000                    $200,000   54,750     --           22,185        2,150         13,772
R. STEPHEN GRESHAM (5)........    2002                    $173,000   38,775     --           34,180           --        955,553
  Former Vice President,
    Sales,                        2001                    $173,000       --     --               --        1,380         25,180
  Specialty Products              2000                    $165,000   60,225     --           18,303        1,785         20,773
RONALD L. WITZIG (6)..........    2002                    $161,076   28,422     --           33,405        2,820        518,676
  Former Vice President,          2001                    $174,167       --     --               --        8,280          9,151
  General Manager,                2000                    $165,000   45,169     --           18,303        1,785          9,301
  Co-Steel Raritan
GARRY A. LEACH (7)............    2002          Cdn        $53,065   49,114     --            4,475           --             --
  Vice President, Gerdau
  Ameristeel
  MRM Special Sections Inc.

---------------

(1) Mr. Casey became our President and Chief Executive Officer on October 23, 2002.

(2) Prior to August 24, 1999, Mr. Newman was Senior Vice President, Chief Operating Officer, North America, Co-Steel Inc. Mr. Newman became our Vice-Chairman on October 23, 2002 and retired in May 2003.

(3) Lorie Waisberg became an officer on August 1, 2000 and left on October 22, 2002. "All Other Compensation" includes a termination payment of Cdn$1,948,666.

(4) Prior to August 1, 2001, Louis F. Hagan Jr. was Vice President and Plant Manager, Co-Steel Sayreville. Mr. Hagan left effective November 23, 2002. "All Other Compensation" includes a termination payment of $604,096.

(5) Mr. Gresham left effective December 31, 2002. "All Other Compensation" includes a termination payment of $943,338.

(6) Prior to August 1, 2001, Ron Witzig was General Manager, Steel Production, Co-Steel Raritan and Co-Steel Sayreville, and prior to January 2001, he was General Manager, Support Services, Co-Steel Sayreville and Co-Steel Raritan. Mr. Witzig left effective November 23, 2002. "All Other Compensation" includes a termination payment of $491,002.

(7)  Mr. Leach became Vice President on October 23, 2002.

(8) In the year ended December 31, 2002, payouts under the long-term incentive plan to executive officers, other than Mr. Leach, were cash payments that vested immediately, as a result of the transaction with Co-Steel. Mr. Leach's long-term incentive plan award represents phantom options granted in respect of the value of Gerdau Ameristeel MRM Special Sections Inc. (2,801) and in respect of ADRs of Gerdau S.A. (1,674). These options were out of the money as of December 31, 2002.

(9) Our Executive Share Purchase Plan allowed each executive officer to contribute up to 5% of the executive officer's salary to purchase common shares, with our matching the executive officer's contribution. Our portion of the Executive Share Purchase Program does not vest for a period of 5 years. This plan has been terminated.

OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

                                                                                     MARKET VALUE
                                                                                     OF SECURITIES
                                                       % OF TOTAL                     UNDERLYING
                                                      OPTIONS/SARS                   OPTIONS/SARS
                                  SECURITIES UNDER     GRANTED TO     EXERCISE OR       ON THE
                                    OPTIONS/SARS      EMPLOYEES IN     BASE PRICE    DATE OF GRANT    EXPIRATION
NAME                                GRANTED (#)      FINANCIAL YEAR   ($/SECURITY)   ($/SECURITY)        DATE
----                              ----------------   --------------   ------------   -------------    ----------
PHILLIP E. CASEY................            --             --                  --             --             --
TERRY G. NEWMAN.................            --             --                  --             --             --
LORIE WAISBERG..................            --             --                  --             --             --
LOUIS F. HAGAN JR...............            --             --                  --             --             --
R. STEPHEN GRESHAM..............            --             --                  --             --             --
RONALD L. WITZIG................            --             --                  --             --             --
GARRY A. LEACH (1)..............      (a)2,801            68%         (a)Cdn$9.30            (a)(2)    February
                                      (b)1,674                           (b)$9.74       (b)$9.74(3)        2009

---------------

(1)  Item (a) shows grants of phantom options in respect of shares of MRM. Item
     (b) shows grants in respect of ADRs of Gerdau S.A. Grants vest as to 10% at the end of the first year after grant, as to 20% at the end of the second year, as to 30% at the end of the third year and as to 40% at the end of the fourth year.

(2) The value of MRM, for purposes of these phantom options, is calculated by MRM based on its financial performance over the three preceding years.

(3) Average trading price for the first seven trading days in February 2002 on the New York Stock Exchange.

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES

                                                                                              VALUE OF UNEXERCISED
                                                                     UNEXERCISED                  IN-THE-MONEY
                                 SECURITIES     AGGREGATE            OPTIONS/SARS                 OPTIONS/SARS
                                ACQUIRED ON       VALUE             AT FY-END (#)              AT FY-END ($) (2)
NAME                            EXERCISE (#)   REALIZED ($)   EXERCISABLE/ UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                            ------------   ------------   --------------------------   --------------------------
PHILLIP E. CASEY..............        --             --                  --/--                           --/--
TERRY G. NEWMAN...............        --             --              70,000/--                           --/--
LORIE WAISBERG................        --             --                  --/--                           --/--
LOUIS F. HAGAN JR.............        --             --              20,000/--                           --/--
R. STEPHEN GRESHAM............        --             --              27,600/--                           --/--
RONALD L. WITZIG..............        --             --              12,000/--                           --/--
GARRY A. LEACH (1)............        --             --           (a)20,125/25,465                    (a)--/--
                                      --             --           (b)12,709/13,091                (b)21,471/--

---------------

(1) Item (a) shows Mr. Leach's holding of phantom options granted in respect of shares of MRM. Item (b) shows Mr. Leach's holding of phantom options granted in respect of ADRs of Gerdau S.A.

(2) Except for Mr. Leach's phantom options in respect of ADRs of Gerdau S.A., all options/SARs were out of the money. The value of MRM, for purposes of these phantom options, is calculated by MRM based on its financial performance over the three preceding years. The price of the ADRs of Gerdau S.A. on the New York Stock Exchange on January 2, 2003 was $9.38.

RETIREMENT PLANS

Mr. Newman and Mr. Waisberg

     The Corporation provides pensions for Messrs. Newman and Waisberg in excess of what is provided under the general pension plans that cover all employees.

     Mr. Newman will be entitled to receive an annual pension commencing June 1, 2003 in the amount of Cdn$283,662. The pension benefit will be partially offset by a portion of the Canada Pension Plan benefit. The pension is increased annually after retirement by 80% of the annual percentage change in the Consumer Price Index, subject to a maximum increase of 4% per year. The normal form of retirement benefit for Mr. Newman is joint and survivor. On Mr. Newman's death, monthly payments equal to 60% of the pension being paid continue to be made for life to his surviving spouse.

     Mr. Waisberg will be entitled to receive an annual pension commencing on November 1, 2005 in the amount of Cdn$367,500. The pension is increased annually after retirement by 80% of the annual percentage change in the Consumer Price Index, subject to a maximum increase of 4% per year. The normal form of retirement benefit for Mr. Waisberg is joint and survivor. On Mr. Waisberg's death, monthly payments equal to 60% of the pension being paid continue to be made for life to his surviving spouse.

Mr. Casey

     Mr. Casey participates in a tax qualified non-contributory defined benefit pension plan (the "Retirement Plan"). The table below sets forth the estimated annual benefits, payable as a single life annuity beginning at retirement at age 65, at various remuneration levels and for representative years of service at normal retirement date.

                                                                   YEARS OF SERVICE
                                               --------------------------------------------------------
FINAL AVERAGE COMPENSATION                     20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
--------------------------                     --------    --------    --------    --------    --------
100,000.....................................   $25,603     $32,004     $38,405     $44,806     $ 49,806
150,000.....................................    40,603      50,754      60,905      71,056       78,556
200,000.....................................    55,603      69,504      83,405      97,306      107,306

     Under the Retirement Plan, the compensation taken into account generally includes all salary, bonuses and other taxable compensation, subject to an annual compensation limit, which currently is $200,000. As of December 31, 2002, Mr. Casey's final average compensation for purposes of the Retirement Plan was $172,000 and he had eight years of credited service. The benefits under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts.

Mr. Leach

     Mr. Leach participates in the Pension Plan for Salaried Employees of the MRM Steel Division of Gerdau Ameristeel MRM Special Sections Inc. (the "Salaried Employees Plan"), and a supplementary pension plan. The supplementary plan effectively tops up the amount payable under the Salaried Employees Plan to the levels that would be available if the Income Tax Act did not impose a maximum.

     The Salaried Employees Plan is a defined contribution plan. The employer matches each employee's contributions to the plan. Contributions are held in accounts for each employee. The total contributions at the retirement date are used to purchase an annuity. The plan provides for a benefit commencing the first month after retirement, normally in the form of a monthly annuity for the longer of the employee's life and 10 years after the employee commences retirement. The current estimated annual benefit payable to Mr. Leach under the Salaried Employees Plan is Cdn$50,696. However, this amount is expected to increase in future years as new contributions are made under the plan.

     In addition, if Mr. Leach is employed through his 56th birthday but not later than 60th birthday, Mr. Leach will receive a supplemental pension benefit for 180 months following the date of retirement. If Mr. Leach dies before 180 months following his retirement, the monthly payment will be payable to his surviving spouse (or to his estate, if no spouse survives him). The monthly benefit payable is generally the difference between: (a) the monthly benefit payable under the Salaried Employees Plan or, if greater, the amount Mr. Leach would be paid if he elected to receive his benefits under the Salaried Pension Plan in the form of a joint and 60% survivor annuity commencing at the time of retirement; and (b) the lesser of: (i) 2% of the monthly base salary at the time of retirement times his years of service; and (ii) 60% of the average base salary for the three years immediately preceding retirement, divided by 12. The current estimated annual amount payable to Mr. Leach under the supplementary plan is Cdn$131,206.

EMPLOYMENT AGREEMENTS

     Mr. Casey does not have an employment agreement.

     The employment agreements with Messrs. Newman, Waisberg, Hagan, Gresham and Witzig are substantially identical except for the compensation provisions. The employment of all of these officers has been terminated and they have received termination payments pursuant to their agreements. Mr. Newman's termination payment equal to approximately $2.2 million. For the other officers please see "-- Summary Compensation Table".

     Mr. Leach has an employment agreement with Gerdau MRM Inc., which is now our wholly-owned subsidiary, MRM. Mr. Leach is also entitled, pursuant to an unwritten arrangement with us, to receive phantom options which track the value of MRM and the value of the shares of Gerdau S.A. Awards of phantom options are made by investing Mr. Leach's base salary on the date of grant in notional shares of MRM and Gerdau S.A. ADRs. The phantom options vest as to 10% at the end of the first year, as to 20% at the end of the second year, as to 30% at the end of the third year and as to 40% at the end of the fourth year after grant. Upon exercise, Mr. Leach is entitled to a cash payment equal to the increase, if any, in value of the shares and ADRs of MRM and Gerdau S.A., respectively, multiplied by the number of notional shares and ADRs held by Mr. Leach. The phantom options expire after seven years.

     Mr. Leach's compensation also includes an annual bonus based on MRM's net income before taxes for such fiscal year with a minimum guaranteed bonus equal to 1% of such net income. If Mr. Leach's employment is terminated other than for just cause, as defined in the agreement, or for the incapacity or death of Mr. Leach, he will be entitled to receive Cdn$543,333 and a pro rata annual bonus, that is not less than 1% of the portion of MRM's net income before tax that was earned during the portion of the fiscal year that has elapsed through the date of termination. Mr. Leach's agreement also contains non-competition and non-solicitation covenants that run for a minimum of 20 months and 3 years, respectively, following his employment.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

     As of September 30, 2003, the aggregate indebtedness of all of our senior officers, directors and employees and all of our former officers, directors and employees made in connection with the purchase of our securities was approximately Cdn$2.0 million, all of which loans were made prior to 2002. This indebtedness represents loans to executives pursuant to the Co-Steel Long-Term Incentive Plan (which has been terminated), which are secured by the common shares purchased with the loan proceeds and, in some cases, life insurance.

     The following table sets forth loans made by Gerdau Ameristeel to any person who is, or at any time during the year ended December 31, 2002 was, a director, executive officer or senior officer of our company, entered into in connection with their purchases of our securities:

                                                                            AMOUNT           SECURITY FOR
                                                                         OUTSTANDING         INDEBTEDNESS
                                                     LARGEST AMOUNT         AS AT          (COMMON SHARES OF
                                                      OUTSTANDING       SEPTEMBER 30,      GERDAU AMERISTEEL
                                                      DURING 2002            2003            CORPORATION)
                                                     --------------   ------------------   -----------------
TERRY G. NEWMAN...................................    Cdn$732,200        Cdn$732,200            55,899
  Former President and Chief Executive Officer
LORIE WAISBERG....................................        736,321            736,321            68,394
  Former Executive Vice President Finance and
     Administration
RAYMOND LEPP......................................         82,500             82,500            13,870
  Former Senior Vice President, Canadian Steel
     Operations
LOUIS F. HAGAN JR.................................         73,640             73,640             4,875
  Former Senior Vice President, U.S. Steel
     Operations
R. STEPHEN GRESHAM................................         60,753             60,753             4,023
  Former Vice President, Sales, Specialty Products
RONALD L. WITZIG..................................         60,753             60,753             4,023
  Former Vice President, General Manager, Gerdau
     Ameristeel Perth Amboy Inc.
ANDREW W. BOULANGER...............................         42,592             42,592             2,896
  Former Vice President, Chief Financial Officer
BRETT A. RICHARDS.................................         42,592             42,592             2,896
  Former Vice President, Human Resources
MATTHEW C. YEATMAN................................         49,560             49,560             8,400
  Vice President, Canadian Scrap Operations

     The only other indebtedness of any officer, director or employee or former officer, director or employee of Gerdau Ameristeel or its subsidiaries outstanding since January 1, 2002, is the loan to Andre Beaudry, which is described under "Certain Relationships and Related Party Transactions".

COMPENSATION OF DIRECTORS

     Non-executive directors are currently paid an annual retainer of Cdn$25,000, a fee of Cdn$1,500 per board and committee meeting and an annual retainer of Cdn$5,000 for any director who acts as chair of a committee. Directors are also reimbursed for their reasonable expenses incurred to attend meetings.

     In the past, non-executive directors were provided the opportunity to defer their remuneration by receiving deferred share units in lieu of cash. A deferred share unit is a book keeping entry that is economically equivalent to ownership of a common share. The number of deferred share units credited to accounts maintained for each director is determined by dividing the compensation to be deferred by the market value of a common share at the date of the grant. Upon retirement from the board, the director is entitled to a cash payment determined by multiplying the number of deferred share units credited to the director's account by the market value of a common share at the date of retirement. In the year ended December 31, 2002, Messrs. Korthals, Heffernan and Schipper elected to defer all or a portion of their compensation in deferred share units.

     The following table shows the deferred share units granted in 2002 to the directors, as well as their aggregate number of units and their value on December 31, 2002.

                                                       DEFERRED SHARE     AGGREGATE NUMBER OF
                                                       UNITS GRANTED         UNITS HELD ON         YEAR END
DIRECTOR                                             DURING FISCAL 2002    DECEMBER 31, 2002       VALUE (1)
--------                                             ------------------   -------------------   ---------------
KENNETH W. HARRIGAN................................            --                5,460            Cdn$ 12,613
JOSEPH J. HEFFERNAN................................         7,700               19,068            Cdn$ 44,047
ROBERT W. KORTHALS.................................        18,527               47,469            Cdn$109,653
J. SPENCER LANTHIER................................            --                5,683            Cdn$ 13,128
LIONEL H. SCHIPPER.................................         8,315               18,945            Cdn$ 43,763

---------------

(1) Based on the closing price on the Toronto Stock Exchange on December 31, 2002 of Cdn$2.31.

     In the future, directors will all receive 50% of their compensation in the form of deferred share units.

     None of our executive officers received compensation for services rendered to or on behalf of us in his capacity as a director for the most recently completed fiscal year.

SENIOR OFFICERS

     The following table sets forth information regarding our senior officers as of September 30, 2003:

                                                                                      YEARS OF STEEL
NAME                                                       TITLE                    INDUSTRY EXPERIENCE
----                                                       -----                    -------------------
ANDRE BEAUDRY..........................   Vice President, Steel Products Sales              20
GLEN A. BEEBY..........................   Vice President Administration, Canada             21
                                          and Assistant Secretary; Vice
                                          President, Cambridge Mill
PAULO F. BINS DE VASCONCELLOS..........   Vice President, Steel Mill Northeast              35
                                          Operations
ROBERT L. BULLARD......................   Vice President, Perth Amboy Mill                  32
PHILLIP E. CASEY.......................   Chief Executive Officer and President             18
ANDRE B. JOHANNPETER...................   Vice President, Business Development              23
TOM J. LANDA...........................   Vice President, Finance, and Chief                 8
                                          Financial Officer
GARRY A. LEACH.........................   Vice President, MRM Special Sections              24
WILBURN G. MANUEL......................   Vice President, Jackson Steel Mill                38
J. NEAL MCCULLOHS......................   Vice President, Fabricated Reinforcing            25
                                          Steel Products
MICHAEL MUELLER........................   Vice President, Steel Mill Southeast              32
                                          Operations
ROBERT P. MUHLHAN......................   Vice President, Procurement, Logistics            35
                                          and Government Affairs
JAMES F. OLIVER........................   Vice President, Strategic Development             35
ROGER PAIVA............................   Vice President, Whitby Mill                       21
ARLAN PIEPHO...........................   Vice President, Knoxville Steel Mill              36
ANTHONY S. READ........................   Vice President, Charlotte Steel Mill              18
WILLIAM E. RIDER.......................   Vice President, Sayreville Mill                   28
JAMES S. ROGERS........................   Vice President, Human Resources                   28
DONALD R. SHUMAKE......................   Vice President, Jacksonville Steel Mill           41
EDWARD C. WOODROW......................   Vice President, Cartersville Mill                 11
MATTHEW C. YEATMAN.....................   Vice President, Canadian Scrap                    18
                                          Operations

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The following related party transactions occurred during the period from January 1, 2002:

     - $325.8 million of related party debt of Gerdau North America was converted to equity in connection with the combination with Co-Steel. Related party interest expense, net of interest income, was $14.0 million for the year ended December 31, 2002 compared to $25.0 million for the year ended December 31, 2001, a decrease of $11.0 million, due primarily to the conversion of debt to equity on October 23, 2002.

     - 13,198,501 of our common shares were exchanged with minority shareholders of Ameristeel, including approximately 8.3 million which were exchanged with members of our senior management, including Phillip Casey, our Chief Executive Officer.

     - During the year ended December 31, 2002, we paid $2.1 million in royalties and management fees to our parent company or its affiliates. The arrangements under which these payments were made terminated prior to the combination with Co-Steel on October 23, 2002.

     - In 2001, we loaned $500,000 to Andre Beaudry, our Vice President, Steel Product Sales, as a retention/ incentive package. The terms of the loan provided that the loan would be forgiven if Mr. Beaudry remained in our employment for a period of five years. We forgave the loan in the fourth quarter of 2002.

     - In January and February 2003, wholly-owned subsidiaries of Gerdau S.A. made loans totaling $30 million to our subsidiaries to increase liquidity within the group. These loans were intended to be used for working capital purposes and bear interest at the rate of 6.5%. Interest expense associated with these loans in the nine months ended September 30, 2003 was approximately $0.3 million. The loans did not have a stated maturity but we repaid these loans with the proceeds of the offering of the Existing Notes and the related borrowing under the senior secured credit facility.

     - An indirect wholly-owned subsidiary of Gerdau S.A. bought $35.0 million aggregate principal amount of the Existing Notes.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     Other than the Exchange Notes, the following indebtedness remains outstanding:

     Senior Secured Credit Facility: Our senior secured credit facility provides commitments of up to $350 million. We are able to borrow under the senior secured credit facility the (a) lesser of (i) the committed amount, and
(ii) our borrowing base (which is based upon a portion of the inventory and accounts receivable held by PASUG LLC, GUSAP Partners, Gerdau Ameristeel, Gerdau Ameristeel MRM Special Sections, Gerdau Ameristeel Lake Ontario Inc., MFT Acquisition, Corp., Porter Bros. Corporation, Ameristeel, Gerdau Ameristeel Perth Amboy and Gerdau Ameristeel Sayreville less certain reserves), minus (b) outstanding loans, letter of credit obligations and other obligations owing under the senior secured credit facility. Since the borrowing base under our senior secured credit facility is based on our actual inventory and accounts receivable levels, available borrowings under the facility will fluctuate, and these fluctuations could be significant. Additionally, beginning March 27, 2004, the calculation of our borrowing base may include a smaller portion of the value of our inventory, which would reduce our available borrowings under the senior secured credit facility. Our senior secured credit facility includes a Canadian swingline facility permitting swingline borrowings of up to $15 million and a U.S. swingline facility permitting swingline borrowings of up to $25 million. In Canada, we are limited in our borrowing to the Canadian borrowing base minus such portion of the Canadian borrowing base allocated to the United States, and in the United States, we are limited in our borrowing to the U.S. borrowing base plus such portion of the Canadian borrowing base allocated to the United States. We will also be subject to an allocation of commitments between Canada and the United States which can be changed from time to time upon our request. The administrative agent under the senior secured credit facility may make advances to us after a default or in certain other circumstances of up to 10% of the relevant borrowing base to preserve the collateral or enhance repayment. Borrowings under this facility are limited to our available borrowing base described above. As of September 30, 2003, our borrowing base supported borrowings of approximately $257.0 million under our senior secured credit facility, of which $150.0 million was drawn and an additional $61.6 million was represented by letters of credit (most of which are used to secure industrial revenue bonds), leaving approximately $107.0 million of borrowing availability. All of these borrowings under this facility are secured indebtedness. The senior secured credit facility consists of a U.S. dollar denominated credit facility and a Canadian dollar denominated credit facility, at our option) which matures in June 2008 and can be extended for successive one year terms.

     The senior secured credit facility is secured by certain of our assets including all of our accounts receivable, inventory and other goods held for sale or lease, accounts (including inter- company loans), chattel paper, documents of title, instruments, general intangibles (including intellectual property rights and supporting obligations), bank accounts (including collateral proceeds accounts and investment accounts), books and records, and the capital stock in all of our subsidiaries (with certain exceptions), and all products and proceeds from all of the foregoing.

     Our senior secured credit facility contains restrictive covenants that limit our ability to engage in specified types of transactions without the consent of the lenders. These covenants limit our ability to, among other things:

     -  incur additional debt;

     -  issue redeemable stock and preferred stock;

     -  pay dividends on our common shares or make other equity distributions;

     -  repurchase shares;

     - make other restricted payments including, without limitation, investments and loans;

     -  incur liens;

     -  sell or otherwise dispose of assets, including shares of subsidiaries;

     -  enter into agreements that restrict dividends from subsidiaries;

     -  enter into mergers or consolidations;

     -  enter into transactions with affiliates;

     -  guarantee indebtedness; and

     -  enter into sale/leaseback transactions.

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     The senior secured credit facility requires that we maintain a fixed charge coverage ratio of at least 1.10 to 1.00 on a rolling twelve months basis and, at any time that we fail to do so, we will be in default of the senior secured credit facility unless we maintain $60.0 million of excess availability until March 27, 2004 and $40.0 million of excess availability thereafter. If we fail to maintain $80.0 million of excess availability until March 27, 2004 and $70.0 million of excess availability thereafter, or if we are in default under the senior secured credit facility, the lenders will exercise dominion and control over all collections of accounts receivable and other amounts under lock-box and blocked-account arrangements. If we fail to maintain $75.0 million of excess availability, the lenders under the facility may (x) require us to make changes to the funding among the companies in our group that restrict payments and restrict intra-company loans and advances, (y) require us to implement lock-box arrangements and (z) restrict the type of loans that can be made to certain borrowers under the senior secured credit facility.

     Loans under the senior secured credit agreement bear interest at a per annum rate equal to one of several rate options (LIBOR, federal funds rate, bankers' acceptance or prime rate) based on the facility chosen at the time of borrowing plus an applicable margin determined by financial tests from time to time. Borrowings under the senior secured credit facility may be made in U.S. dollars or Canadian dollars, at our option. Borrowings in U.S. dollars bear interest at a rate equal to the higher of the bank's prime rate or 0.5% plus the federal funds rate plus the applicable margin (which ranges from nil to 0.5% per annum) or, at our option, LIBOR plus the applicable margin (which ranges from 2.00% to 2.75%). Borrowings in Canadian dollars bear interest at a rate equal to the bank's prime rate plus the applicable margin (which ranges from 0.25% to 1.0% per annum) or, at our option, at the bankers' acceptance rate plus the applicable margin (which ranges from 2.00% to 2.75% per annum). The weighted average interest rate on the senior secured credit facility at September 30, 2003 was 4.7% and at December 31, 2002 would have been approximately 4.5% on a pro forma basis.

     Convertible debentures: Our unsecured, subordinated convertible debentures in the principal amount of Cdn$125 million bear interest at 6.5% per annum, mature on April 30, 2007, and, at the holders' option, are convertible into our common shares at a conversion price of Cdn$26.25 per share. Under the terms of the trust indenture for the convertible debentures, no adjustment to the conversion price is required if we issue common shares in a customary offering. The debentures are redeemable after April 30, 2002, at our option at par plus accrued interest. We have the right to settle the principal amount by the issuance of common shares based on their market value at the time of redemption. Since the convertible debentures can be redeemed by us by the issuance of common shares, the debenture obligations are classified as shareholders' equity. Interest on the shareholders' equity component, net of related income taxes, is charged to reinvested earnings, and is deducted from the net earnings or added to net loss in calculating basic earnings per share.

     Industrial revenue bonds: We had $36.8 million of industrial revenue bonds outstanding as of September 30, 2003. $33.2 million of these bonds were issued by Gerdau Ameristeel US Inc. in prior years to construct facilities in Jackson, Tennessee; Charlotte, North Carolina; Jacksonville, Florida; and Plant City, Florida. The latest bond, in the amount of $3.6 million, is associated with the Cartersville cold drawn facility we acquired from Republic Technologies in September 2002. The interest rates on these bonds range from 50% to 75% of the prime rate. The industrial revenue bonds mature on November 1, 2003 and December 15, 2003 and in 2014, 2017 and 2018. These bonds are secured by letters of credit issued pursuant to the senior secured credit facility.

     Joint venture facility: Our joint venture, Gallatin Steel, has a $40.0 million revolving credit facility with $0.0 million outstanding as of September 30, 2003. Gallatin has $5.9 million of other bank indebtedness as of September 30, 2003. Under Canadian GAAP, 50% of the indebtedness is reflected on our consolidated balance sheet. As a general partner of Gallatin Steel, however, we could potentially be liable for all of the indebtedness of Gallatin Steel, in the event that neither Gallatin Steel nor our joint venture partner, Dofasco Inc., is able to satisfy those obligations.

     AmeriSteel Bright Bar, Inc. term loan: The AmeriSteel Bright Bar, Inc. $3.5 million term loan facility remains outstanding. The facility bears interest at a fixed rate of 6% and expires in June 2011.

     Capital leases:  We have approximately $2.5 million of capital leases.

     Leases: As of September 30, 2003 we had approximately $76.4 million of future lease commitments. Of this amount, $54.1 million relates to leased real estate including warehouses and $9.9 million relates to railcar leases.

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                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Existing Notes, the Issuers and the Subsidiary Guarantors entered into a registration rights agreement dated June 27, 2003 with the initial purchasers of the Existing Notes (the "Registration Rights Agreement") in which we agreed to file and use our reasonable best efforts to cause to become effective with the SEC a registration statement with respect to the exchange of Existing Notes for Exchange Notes which are registered under the Securities Act and to conduct this Exchange Offer after the Registration Statement becomes effective. This Exchange Offer is being made to satisfy our contractual obligations under this Registration Rights Agreement.

     Pursuant to the Registration Rights Agreement, if the Exchange Offer is not completed or, if required, the shelf registration statement is not declared effective on or before the date that is 210 days after June 27, 2003 (January 23, 2004), the annual interest rate borne by the Existing Notes will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1% per annum) until the Exchange Offer is completed or the shelf registration statement is declared effected. Upon completion of the Exchange Offer or effectiveness of such shelf registration statement, the interest rate payable with respect to the Existing Notes will revert to their original interest rate and holders of the Existing Notes will not be entitled to any further registration rights. A copy of the Registration Rights Agreement is attached as an exhibit to the Registration Statement of which this prospectus forms a part.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and conditions described in this prospectus and in the accompanying Letter of Transmittal, which together constitute the Exchange Offer, we will accept for exchange Existing Notes that are properly tendered on or before the Expiration Date and not withdrawn as permitted below. As used in this prospectus, the term "Expiration Date" means 5:00 p.m., New York City time,
on    --   , 2004. However, if we, in our sole discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which we extend the Exchange Offer.

     As of the date of this prospectus, $405 million aggregate principal amount of the Existing Notes are outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about December -- , 2003 to all holders of Existing Notes known to us. Our obligation to accept Existing Notes for exchange in the Exchange Offer is subject to the conditions described below under "Conditions to the Exchange Offer". The Exchange Notes will evidence the same indebtedness as, and will replace, the Existing Notes tendered in exchange therefor and will be issued pursuant to, and entitled to the benefits of, the Indenture.

     We reserve the right to extend the period of time during which the Exchange Offer is open. We would then delay acceptance for exchange of any Existing Notes by giving oral or written notice of an extension to the holders of Existing Notes as described below. During any extension period, all Existing Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Existing Notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the Exchange Offer.

     Existing Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

     We reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Existing Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Conditions to the Exchange Offer". We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Existing Notes as promptly as practicable. If we materially change the terms of the Exchange Offer, we will resolicit tenders of the Existing Notes, file a post-effective amendment to the prospectus and provide notice to the noteholders. If the change is made less than five business days before the expiration of the Exchange Offer, we will extend the offer so that the noteholders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on that date.

     Our acceptance of the tender of Existing Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and in the accompanying Letter of Transmittal.
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PROCEDURES FOR TENDERING

     Except as described below, a tendering holder must, on or prior to the Expiration Date:

     - transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by the Letter of Transmittal, to SouthTrust Bank at the address listed below under the heading "Exchange Agent"; or

     - if Existing Notes are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent's message to the Exchange Agent at the address listed below under the heading "Exchange Agent."

     In addition:

     - the Exchange Agent must receive, on or before the Expiration Date, certificates for the Existing Notes; or

     - the Exchange Agent must receive, on or before the Expiration Date, a timely confirmation of book-entry transfer of the Existing Notes into the Exchange Agent's account at DTC, the book-entry transfer facility, along with the Letter of Transmittal or an agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

     The Depository Trust Company will be referred to as DTC in this prospectus.

     The term "agent's message" means a message, transmitted to DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against this holder.

     The method of delivery of Existing Notes, Letters of Transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Existing Notes to us.

     If you are a beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Existing Notes by causing DTC to transfer the Existing Notes into the Exchange Agent's account.

     Signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed unless the Existing Notes surrendered for exchange are tendered:

     - by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or

     -  for the account of an "eligible institution."

     If signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by an "eligible institution." An "eligible institution" is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

     We will determine in our sole discretion all questions as to the validity, form and eligibility of Existing Notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

     We reserve the right to reject any particular Existing Note not properly tendered or any which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Note either before or after the Expiration Date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Note either before or after the Expiration Date, including the Letter of Transmittal and the instructions to the Letter of Transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured

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

within a reasonable period of time. Neither we, the Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Existing Notes. Nor will we, the Exchange Agent or any other person incur any liability for failing to give notification of any defect or irregularity.

     If the Letter of Transmittal is signed by a person other than the registered holder of Existing Notes, the Letter of Transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The Existing Notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the Existing Notes must be signed exactly as the name of any registered holder appears on the Existing Notes.

     If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

     By tendering, each holder will represent to us that, among other things,

     - the Exchange Notes are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not that person is the holder; and

     - neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes.

     In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

     If any holder or other person is an "affiliate" of ours, as defined under Rule 405 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where the Existing Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution".

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly after the Expiration Date, all Existing Notes properly tendered. We will issue the Exchange Notes promptly after acceptance of the Existing Notes. See "Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, we will be deemed to have accepted properly tendered Existing Notes for exchange when, as and if we have given oral or written notice to the Exchange Agent, with prompt written confirmation of any oral notice.

     For each Existing Note accepted for exchange, the holder of the Existing Note will receive an Exchange Note having a principal amount equal to that of the surrendered Existing Note. The Exchange Notes will evidence the same indebtedness as, and will replace, the Existing Notes tendered in exchange therefor. Holders of Existing Notes whose Existing Notes are accepted for exchange will not receive any payment for accrued interest on the Existing Notes at the time of exchange. Registered holders of Exchange Notes will be entitled, on the relevant record date for the first interest payment date following the completion of the Exchange Offer, to receive interest accruing from the most recent date to which interest has been paid in respect of the Existing Notes.

     In all cases, issuance of Exchange Notes for Existing Notes will be made only after timely receipt by the Exchange Agent of:

     - certificates for the Existing Notes, or a timely book-entry confirmation of the Existing Notes into the Exchange Agent's account at the book-entry transfer facility;

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     -  a properly completed and duly executed Letter of Transmittal or an agent's message; and

     -  all other required documents.

     Unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder of the Existing Notes. In the case of Existing Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Existing Notes will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account for the Existing Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of Existing Notes by causing DTC to transfer those Existing Notes into the Exchange Agent's account at DTC in accordance with DTC's procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the Expiration Date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered Existing Notes into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against this participant. Delivery of Exchange Notes issued in the Exchange Offer may be effected through book-entry transfer at DTC. However, the Letter of Transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

     - be transmitted to and received by the Exchange Agent at the address listed below under "-- Exchange Agent" on or prior to the Expiration Date; or

     -  comply with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of Existing Notes desires to tender the Existing Notes, and the Existing Notes are not immediately available, or time will not permit the holder's Existing Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

     -  the tender is made through an eligible institution;

     - prior to the Expiration Date, the Exchange Agent received from an eligible institution a properly completed and duly executed Letter of Transmittal, or a facsimile of it or an agent's message, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery,

       (1) stating the name and address of the holder of Existing Notes and the amount of Existing Notes tendered;

       (2)  stating that the tender is being made; and

       (3) guaranteeing that within three New York Stock Exchange trading days after the Expiration Date, the certificates for all physically tendered Existing Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the Exchange Agent; and

     - the certificates for all physically tendered Existing Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

WITHDRAWAL RIGHTS

     Tenders of Existing Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

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     For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under "Exchange Agent" before 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must:

     - specify the name of the person, referred to as the depositor, having tendered the Existing Notes to be withdrawn;

     - identify the Existing Notes to be withdrawn, including the certificate number or numbers and principal amount of the Existing Notes;

     - contain a statement that the holder is withdrawing his election to have the Existing Notes exchanged;

     - be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the Existing Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Existing Notes register the transfer of the Existing Notes in the name of the person withdrawing the tender; and

     - specify the name in which the Existing Notes are registered, if different from that of the depositor.

     If certificates for Existing Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. If Existing Notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Existing Notes. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued unless the Existing Notes so withdrawn are validly re-tendered. Any Existing Notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. In the case of Existing Notes tendered by book-entry transfer, the Existing Notes will be credited to an account maintained with the book-entry transfer facility for the Existing Notes. Properly withdrawn Existing Notes may be re-tendered by following the procedures described under "Procedures for Tendering" above at any time on or before 5:00 p.m., New York City time, on the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Existing Notes, and may terminate or amend the Exchange Offer, if at any time before the acceptance of the Existing Notes for exchange or the exchange of the Exchange Notes for the Existing Notes, any of the following events occurs:

     - there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

       (1) seeking to restrain or prohibit the making or completion of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result of this transaction;

       (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Existing Notes in the Exchange Offer; or

       (3) any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any governmental authority, domestic or foreign; or

     - any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses
        (1), (2) or (3) above or, in our sole judgment, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

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     -  the following has occurred:

       (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

       (2) any limitation by a governmental authority, which may adversely affect our ability to complete the transactions contemplated by the Exchange Offer; or

       (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

       (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening of these calamities; or

     - any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Existing Notes or the Exchange Notes; which in our sole judgment in any case makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

     These conditions to the Exchange Offer are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them in whole or in part in our sole discretion. If we do so, the Exchange Offer will remain open for at least 5 business days following any waiver of the preceding conditions. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

     In addition, we will not accept for exchange any Existing Notes tendered, and no Exchange Notes will be issued in exchange for any Existing Notes, if at this time any stop order is threatened or in effect relating to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     We have appointed SouthTrust Bank as the Exchange Agent for the Exchange Offer. You should direct all executed Letters of Transmittal to the Exchange Agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for notices of guaranteed delivery to the Exchange Agent addressed as follows:

                  Delivery To: SouthTrust Bank, Exchange Agent

          By Hand Before 5:00 p.m.:                      By Registered or Certified Mail:
               SouthTrust Bank                                   SouthTrust Bank
            110 Office Park Drive                             110 Office Park Drive
                  2nd Floor                                         2nd Floor
       Attention: Bond Holder Services                   Attention: Bond Holder Services
           Mail Code: A-001-0B-0201                          Mail Code: A-001-0B-0201
                Birmingham, AL                                    Birmingham, AL
                    35223                                             35223

                             For Information Call:
                                  205.254.5895

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                  205.581.8983

                             Confirm by Telephone:
                                  205.254.5895

If you deliver the Letter of Transmittal to an address other than any address indicated above or transmit instructions via facsimile other than any facsimile number indicated, then your delivery or transmission will not constitute a valid delivery of the Letter of Transmittal.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by us. We estimate these expenses in the aggregate to be approximately $300,000.

TRANSFER TAXES

     The Issuers will pay all transfer taxes, if any, applicable to the transfer of Existing Notes to the registered holder or its order pursuant to the Exchange Offer. If, however, Exchange Notes and/or substitute Existing Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder, or if tendered Existing Notes are registered in the name of any person other than the person tendering such Existing Notes, or if a transfer tax is imposed for any reason other than the transfer of Existing Notes to the Issuers or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE EXISTING NOTES

     Holders of Existing Notes who do not exchange their Existing Notes for Exchange Notes in the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Existing Notes and the restrictions on transfer of the Existing Notes as described in the legend on the Existing Notes as a consequence of the issuance of the Existing Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

     Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes would generally be freely transferable by holders after the Exchange Offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any purchaser of Exchange Notes who, is one of our "affiliates" (as defined in Rule 405 under the Securities Act) or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange
Notes:

     -  will not be able to rely on the interpretation of the SEC's staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "The Exchange Offer".

     We do not intend to seek our own interpretation regarding the Exchange Offer and there can be no assurance that the SEC's staff would make a similar determination with respect to the Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

EXCHANGE OFFER AND REGISTRATION RIGHTS AGREEMENT

     As part of the offering pursuant to which the Existing Notes were issued, the Issuers and the Subsidiary Guarantors entered into a Registration Rights Agreement with the initial purchasers of the Existing Notes dated June 27, 2003. The Issuers have filed the Registration Statement of which this prospectus forms a part pursuant to that Registration Rights Agreement. Assuming the Exchange Offer is completed, thereafter, holders of any Exchange Notes or Existing Notes, other than such holders who were ineligible to participate in the Exchange Offer, will not be entitled to any registration rights with respect to the Existing Notes.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for the Existing Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer".

     In the event that:

     - the Issuers and the Subsidiary Guarantors determine that the Exchange Offer is not available or may not be completed as soon as practicable after Expiration Date because it would violate any applicable law or applicable interpretations of the Staff of the SEC or the Canadian securities regulatory authorities;

     - the Exchange Offer is not for any other reason completed by January 23, 2004; or

     - upon completion of the Exchange Offer, but in no event later June 27, 2005, any of the initial purchasers makes a request for a shelf registration statement in connection with any offering or sale of Existing Notes;

the Issuers and the Subsidiary Guarantors shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or request, as the case may be, a shelf registration statement providing for the sale of all the Existing Notes by the holders thereof and to have such shelf registration statement declared effective by the SEC.

     In the event that the Issuers and the Subsidiary Guarantors are required to file a shelf registration statement pursuant to the third bullet above, the Issuers and the Subsidiary Guarantors shall use their reasonable best efforts to file and have declared effective by the SEC both an exchange offer registration statement with respect to all Existing Notes and a shelf registration statement (which may be a combined registration statement with the exchange offer registration statement) with respect to offers and sales of Existing Notes held by the initial purchasers after completion of the Exchange Offer.

     The Issuers and the Subsidiary Guarantors agree to use their reasonable best efforts to keep the shelf registration statement continuously effective until the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to the Existing Notes or such shorter period that will terminate when all the Existing Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement (the "shelf effectiveness period"). The Issuers and the Subsidiary Guarantors further agree to supplement or amend the shelf registration statement and the related prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuers and the Subsidiary Guarantors for such shelf registration statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a holder of Existing Notes with respect to information relating to such holder, and to use their reasonable best efforts to cause any such amendment to become effective and such shelf registration statement and prospectus to become usable as soon as thereafter practicable. The Issuers and the Subsidiary Guarantors agree to furnish to the holders of Existing Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     The Issuers and the Subsidiary Guarantors shall pay all registration expenses in connection with an exchange offer registration statement or shelf registration statement. Except as described in the section titled "The Exchange Offer -- Transfer Taxes", each holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Existing Notes pursuant to the shelf registration statement.

     In the event that either the Exchange Offer is not completed or the shelf registration statement, if required hereby, is not declared effective on or prior to January 23, 2004, the interest rate on the Existing Notes will be increased by (i) 0.25% per annum for the first 90-day period immediately following January 23, 2004 and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the shelf registration statement, if required hereby, is declared effective by the SEC or the Existing Notes become freely tradable under the Securities Act, up to a maximum of 1.00% per annum of additional interest.

     If the shelf registration statement has been declared effective and thereafter either ceases to be effective or the prospectus contained therein ceases to be usable at any time during the shelf effectiveness period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Existing Notes will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the shelf registration statement has again been declared effective or the prospectus again becomes usable.

                              DESCRIPTION OF NOTES

     The terms of the Exchange Notes to be issued in the Exchange Offer are identical in all material respects to the terms of the Existing Notes, except for the transfer restrictions relating to the Existing Notes. Any Existing Notes that remain outstanding after the Exchange Offer, together with Exchange Notes issued in the Exchange Offer, will be treated as a single class of securities under the Indenture for voting purposes. The Notes are governed by an Indenture (the "Indenture") dated June 27, 2003 among the Issuers, the Subsidiary Guarantors and SouthTrust Bank, as trustee (the "Trustee"). The terms of the Exchange Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     This description of the Exchange Notes is intended to be a useful overview of the material provisions of the Exchange Notes and the Indenture. Since this description of the Exchange Notes is only a summary, you should refer to the Indenture for a complete description of the obligations of the Issuers and your rights. Copies of the Indenture will be made available to you without charge upon request.

     You will find the definitions of capitalized terms used in this description under the heading "Certain Definitions." For purposes of this description, references to "the Company," refer only to Gerdau Ameristeel Corporation and not to its subsidiaries, and references to "the Issuers," "we," "our," and "us" refer only to the Company and GUSAP Partners, and not any of the Company's other subsidiaries. All accounting terms not otherwise defined herein are in accordance with GAAP. "Subsidiary Guarantors" refers to Co-Steel Benefit Plans Inc., Co-Steel Benefit Plans USA Inc., Co-Steel C.S.M. Corp., Gerdau Ameristeel Lake Ontario Inc., Gerdau Ameristeel MRM Special Sections Inc., Gerdau Ameristeel Perth Amboy Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel US Inc., Gerdau USA Inc., MFT Acquisition, Corp., N.J.S.C. Investment Co., Inc., PASUG LLC, Porter Bros. Corporation, Raritan River Urban Renewal Corporation, 1062316 Ontario Limited, 1300554 Ontario Limited, 1551533 Ontario Limited, 3038482 Nova Scotia Company, and any Restricted Subsidiary created or acquired by the Company after the Issue Date, that is required to issue a Subsidiary Guarantee or that elects to issue a Subsidiary Guarantee. "Notes" refers to the Existing Notes and the Exchange Notes, collectively.

GENERAL

     The Exchange Notes:

     -  are general unsecured, senior obligations of the Issuers;

     - are limited to an aggregate principal amount of $405 million, subject to our ability to issue Additional Notes;

     -  mature on July 15, 2011;

     - will be issued in denominations of $1,000 and integral multiples of $1,000;

     - will be represented by one or more registered Exchange Notes in global form, but in certain circumstances may be represented by Exchange Notes in definitive form. See "Book-Entry Settlement and Clearance";

     - rank equally in right of payment to any existing and future senior Indebtedness of the Company, without giving effect to collateral arrangements;

     - rank senior in right of payment to any existing and future subordinated Indebtedness;

     - are unconditionally guaranteed on a senior basis by the Subsidiary Guarantors, representing each subsidiary of the Company (that is providing a guarantee under the Senior Secured Credit Agreement). See "Subsidiary Guarantees"; and

     -  are freely tradeable and eligible for trading in the PORTAL market.

PRINCIPAL AND INTEREST

     The Issuers issued the Existing Notes initially with a maximum aggregate principal amount of $405 million. Under the Indenture, we may issue an unlimited principal amount of additional notes having identical terms and conditions as the Exchange Notes (the "Additional Notes"). We will only be permitted to issue such Additional Notes if at the time of such issuance, we were in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Exchange Notes that we are currently offering and will vote on all matters with the holders of the Exchange Notes. Interest on the Exchange Notes will compound semi-annually and:

     -  accrue at the rate of 10 3/8% per annum;

     - accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

     - be payable in cash semi-annually in arrears on January 15 and July 15, commencing on January 15, 2004;

     - be payable to the holders of record on December 31 and June 30 immediately preceding the related interest payment dates; and

     - be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Under certain circumstances described below under the heading "-- Exchange Offer and Registration Rights", we may be requested to pay additional interest on the Exchange Notes.

PAYMENTS ON THE EXCHANGE NOTES; PAYING AGENT AND REGISTRAR

     We will pay principal of, premium, if any, and interest on the Exchange Notes at the office or agency designated by the Issuers, except that we may, at our option, pay interest on the Exchange Notes by check mailed to holders of the Exchange Notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office of the Trustee in Birmingham, Alabama to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the Exchange Notes, and the Issuers or any of the Restricted Subsidiaries may act as Paying Agent or Registrar.

     We will pay principal of, premium, if any, and interest on, Exchange Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Exchange Note.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Issuers, the Trustee or the Registrar for any registration of, transfer or exchange of Notes, but the Issuers may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

OPTIONAL REDEMPTION

     Except as described below, the Exchange Notes are not redeemable until July 15, 2007. On and after July 15, 2007, the Issuers may redeem all or, from time to time, a part of the Exchange Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Exchange Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15th of the years indicated below:

                            YEAR                                PERCENTAGE
                            ----                                ----------
2007........................................................     105.375%
2008........................................................     103.583%
2009........................................................     101.792%
2010 and thereafter.........................................     100.000%

     Prior to July 15, 2006, the Issuers may on any one or more occasions redeem up to 35% of the original principal amount of the Exchange Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

     (1) at least 65% of the original principal amount of the Exchange Notes remains outstanding after each such redemption; and

     (2) the redemption occurs within 60 days after the closing of such Equity Offering.

     If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Exchange Note is registered at the close of business, on such record date, and no additional interest will be payable to holders whose Exchange Notes are subject to redemption by the Issuers.

     In the case of any partial redemption, selection of the Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed or, if the Exchange Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Exchange Note of $1,000 in original principal amount or less will be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Exchange Note will state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Exchange Note.

     The Issuers are not required to make mandatory redemption payments or sinking fund payments with respect to the Exchange Notes. However under certain circumstances we may be required to offer to purchase the Exchange Notes as discussed under "-- Limitation on Sales of Assets and Subsidiary Stock" and "-- Change of Control". We may, at any time and from to time, make purchases of Exchange Notes in the open market.

SPECIAL TAX REDEMPTION

     The Exchange Notes may be redeemed at the option of either of the Issuers, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time, at a redemption price equal to the principal amount of the Exchange Notes plus accrued and unpaid interest to the date fixed for redemption only if, as a result of (1) any change in or amendment to the laws of Canada or the United States (or of any political subdivision or taxing authority therein or thereof) or any regulations or rulings promulgated thereunder or any change in the official interpretation or official application of such laws, regulations or rulings (including a judgment, holding or order by a court of competent jurisdiction) which is publicly announced after the date of the Indenture, or
(2) any change in the official application or interpretation (including a judgment, holding or order by a court of competent jurisdiction) of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Canada or the United States (or such political subdivision or taxing authority) is a party, which change, amendment or treaty becomes publicly available after the date of the Indenture, either of the Issuers is or would be required on the next succeeding due date for a payment with respect to the Exchange Notes to pay any Canadian Additional Amounts or U.S. Additional Amounts with respect to the Exchange Notes as described under "-- Withholding Taxes".

     It is not anticipated that the Guarantees will be called upon and the mere fact that a Subsidiary Guarantor might have to pay withholding tax if ever required to make a payment should not give rise to a right to redeem.

     Prior to the publication of any notice of redemption of the Exchange Notes, the Issuers shall deliver to the Trustee an Officers' Certificate stating that the Issuers are entitled to effect such redemption, accompanied by an opinion of tax counsel satisfactory to the Trustee, acting reasonably, that the condition precedent to the right of redemption has occurred. The Issuers will be bound to redeem the Exchange Notes on the date fixed for redemption.

RANKING

     The Exchange Notes will be general unsecured obligations of the Issuers that rank senior in right of payment to all existing and future subordinated Indebtedness. The Exchange Notes will rank equally in right of payment with all existing and future Indebtedness of the Issuers that is not so subordinated and will be effectively subordinated to all of our secured Indebtedness and Indebtedness of the Company's Restricted Subsidiaries (other than GUSAP Partners) that do not guarantee the Exchange Notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Issuers or the Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Secured Credit Agreement or other secured Indebtedness, the assets of the Issuers and the Subsidiary Guarantors that secure secured Indebtedness will be available to pay obligations on the Exchange Notes and the Subsidiary Guarantees only after all Indebtedness under the Senior

Secured Credit Agreement and other secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Exchange Notes and the Subsidiary Guarantees then outstanding.

     As of September 30, 2003:

     - outstanding Indebtedness of the Issuers and the Subsidiary Guarantors (excluding intercompany liabilities, guarantees under the Senior Secured Credit Agreement and the Subsidiary Guarantees) was $595.4 million, $150.0 million of which would have been secured; and

     - Non-guarantor Subsidiaries had $35.1 million of liabilities (excluding intercompany obligations). Additionally, our joint ventures had $11.2 million of liabilities, for which we could become liable under certain circumstances.

SUBSIDIARY GUARANTEES

     The Subsidiary Guarantors have jointly and severally guaranteed, on a senior unsecured basis, the Issuers' obligations under the Existing Notes and all the obligations under the Indenture and will, jointly and severally, unconditionally guarantee on a senior unsecured basis the Issuers' obligations under the Exchange Notes and all obligations under the Indenture. Such Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket costs, fees and expenses (including reasonable out-of-pocket counsel fees and expenses) Incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to the obligations arising under the Subsidiary Guarantees.

     As of September 30, 2003, outstanding Indebtedness of Subsidiary Guarantors (excluding intercompany obligations) was $150.0 million, all of which was secured.

     Although the Indenture will limit the amount of Indebtedness that Subsidiary Guarantors may Incur, such Indebtedness may be substantial.

     The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors".

     In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, liquidation, amalgamation, the sale of its Capital Stock or the sale of all or substantially all of its assets), and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary, such Subsidiary Guarantor will be automatically released from its obligations under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement (if any) if:

     (1) such sale or other disposition is in compliance with the Indenture, including the covenants "-- Limitation on Sales of Assets and Subsidiary Stock" and "-- Limitation on Sale of Capital Stock of Restricted Subsidiaries"; and

     (2) all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

     In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement (if any) if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

CHANGE OF CONTROL

     If a Change of Control occurs, unless the Issuers have exercised their right to redeem all of the Exchange Notes as described under "Optional Redemption", then such Change of Control shall constitute a triggering event which shall trigger the obligation of the Issuers to offer to repurchase from each holder all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount of the Exchange Notes plus accrued and unpaid interest, if any, to the date of purchase

(subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Within 30 days following any Change of Control, unless the Issuers have exercised their right to redeem all outstanding Exchange Notes as described under "Optional Redemption", the Issuers will mail a notice (the "Change of Control Offer") to each holder, with a copy to the Trustee, stating:

     (1) that a Change of Control has occurred and that such holder has the right to require the Issuers to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount of such Exchange Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

     (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

     (3) the procedures determined by the Issuers, consistent with the Indenture, that a holder must follow in order to have its Exchange Notes repurchased.

     On the Change of Control Payment Date, the Issuers will, to the extent lawful:

     (1) accept for payment all Exchange Notes or portions of Exchange Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions of Exchange Notes so tendered; and

     (3) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions of Exchange Notes being purchased by the Issuers.

     The Paying Agent will promptly mail to each holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple thereof.

     If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name an Exchange Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

     Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused under such indenture or other agreement by the Change of Control or (ii) the Issuers will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of Exchange Notes under a Change of Control Offer or (iii) the Issuers must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Issuers covenant to effect such repayment or obtain such consent and/or waiver within 30 days following any Change of Control, it being a default of the Change of Control provisions of the Indenture if the Issuers fail to comply with such covenant. A default under the Indenture will result in a cross-default under the Senior Secured Credit Agreement.

     The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements

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set forth in the Indenture applicable to a Change of Control Offer made by the
Issuers and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Issuers will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in the Indenture by virtue of the conflict.

     The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person other than a Permitted Holder. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Exchange Notes may require the Issuers to make an offer to repurchase the Exchange Notes as described above. The provisions under the Indenture relative to the Issuers' obligation to make an offer to repurchase the Exchange Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Exchange Notes.

     The Issuers' ability to repurchase Exchange Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Senior Secured Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Secured Credit Agreement and cause a default under that agreement may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the Exchange Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Issuers' ability to pay cash to the holders upon a repurchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Agreement and future Indebtedness may prohibit the Issuers' prepayment of the Exchange Notes before their scheduled maturity. Consequently, if the Issuers are not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Issuers will be unable to fulfill their repurchase obligations if holders of the Exchange Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Senior Secured Credit Agreement.

CERTAIN COVENANTS

EFFECTIVENESS OF COVENANTS

     Following the first day:

     (a) the Notes have an Investment Grade Rating from both of the Ratings Agencies; and

     (b)  no Default has occurred and is continuing under the Indenture;

    the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the subheadings below:

     -  "Limitation on Indebtedness";

     -  "Limitation on Restricted Payments";

     -  "Limitation on Restrictions on Distributions from Restricted
        Subsidiaries";

     -  "Limitation on Sales of Assets and Subsidiary Stock";

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     -  "Limitation on Affiliate Transactions";

     - "Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries"; and

     -  Clause (3) of "Merger and Consolidation"

(collectively, the "Suspended Covenants"). If at any time the Notes' credit rating is downgraded from Investment Grade Rating, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain Investment Grade Rating (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Notes attain Investment Grade Rating and before any reinstatement of such Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

LIMITATION ON INDEBTEDNESS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

     (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

     (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

     The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

     (1) Indebtedness of the Issuers or any of the Subsidiary Guarantors Incurred pursuant to a Credit Facility in an aggregate amount up to the greater of (a) the Borrowing Base and (b) $350 million less the aggregate principal amount of all principal repayments with proceeds from Asset Dispositions utilized in accordance with clause (3)(a) of "-- Limitation on Sales of Assets and Subsidiary Stock" that permanently reduce the commitments thereunder;

     (2) Guarantees by the Issuers and Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

     (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however, (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in right of payment to the Exchange Notes, or (b) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor, then (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary, or (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (4) Indebtedness represented by (a) the Existing Notes and the Subsidiary Guarantees and the Exchange Notes and exchange guarantees evidencing the same Indebtedness as the Existing Notes and the Subsidiary Guarantees issued in this Exchange Offer, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8),
          (9), (10), (11) and (12)) outstanding on the

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          Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

     (5) Indebtedness of a Person Incurred and outstanding on the date on which such Person was acquired by the Company or a Restricted Subsidiary and became a Restricted Subsidiary or part of a Restricted Subsidiary or the Company or merged, consolidated, amalgamated or liquidated with or into a Restricted Subsidiary or the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or merged, consolidated, amalgamated or liquidated with or into a Restricted Subsidiary or the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such transactions or series of transactions is consummated, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

     (6) Indebtedness under Currency Agreements and Interest Rate Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company), and not for speculative purposes, in the ordinary course of business;

     (7) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings, conditional sale obligations, obligations under title retention agreements or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price, leasing or cost of acquisition, construction, development or improvements of property or assets used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million outstanding at the time of determination;

     (8) Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

     (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, property, assets or Capital Stock, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

     (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

     (11) Indebtedness arising out of any Earn-Out Payment obligation relating to any Investment made in accordance with clause (1) or (2) of the definition "Permitted Investment";

     (12) Indebtedness of the Issuers and the Subsidiary Guarantors extended by Gerdau S.A. or any of its wholly-owned Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, will not exceed $25.0 million at any time outstanding; and

     (13) in addition to the items referred to in clauses (1) through (12) above, Indebtedness of the Issuers and the Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $25.0 million at any time outstanding.

     The Issuers will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Issuers unless such Indebtedness will be subordinated to the Exchange Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any

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Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such
Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary other than a Subsidiary Guarantor or GUSAP Partners may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

     For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

     (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses;

     (2) all Indebtedness outstanding on the date of the Indenture under the Senior Secured Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant;

     (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

     (4) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

     (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof at the time of determination;

     (6) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

     (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on Indebtedness" covenant, the Company shall be in Default of this covenant).

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness

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being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

LIMITATION ON RESTRICTED PAYMENTS

     The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

     (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

        (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

        (b) any dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

     (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

     (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

     (4)  make any Restricted Investment in any Person;

       (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

        (a) a Default shall have occurred and be continuing (or would result therefrom); or

        (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

        (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

            (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

            (ii) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

            (iii) the amount by which Indebtedness of the Company or its
                  Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the

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                  Company or its Restricted Subsidiaries convertible or
                  exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

            (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                (A) repurchases, redemptions or liquidations of such Restricted
                    Investments by such Person, proceeds realized upon the sale or other transfer of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or

                (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

     The provisions of the preceding paragraph will not prohibit:

     (1) any purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Issuers or Guarantor Subordinated Obligation of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition, cancellation or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

     (2) any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuers or any Guarantor Subordinated Obligation of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under "Limitation on Indebtedness" and that in each case constitutes Refinancing Indebtedness; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

     (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under "Limitation on Indebtedness" and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

     (4) so long as no Default or Event of Default has occurred and is continuing, any purchase, prepayment, repayment, repurchase, retirement, defeasance or other acquisition or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under "-- Limitation on Sales of Assets and Subsidiary Stock" below; provided,
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          however, that such purchase, prepayment, repayment, repurchase, retirement, defeasance or other acquisition or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

     (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

     (6) so long as no Default or Event of Default has occurred and is continuing,

        (a) the purchase, repurchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former directors, employees or management of the Company or any Subsidiary of the Company or their assigns, transferees, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $1.0 million in the aggregate during any calendar year and $5.0 million in the aggregate for all such purchases, repurchases, redemptions or other acquisitions, cancellations and retirements; provided, however, that the amount of any such purchase, repurchase, redemption or other acquisition, cancellation or retirement will be included in subsequent calculations of the amount of Restricted Payments; and

        (b) loans or advances to employees or directors of the Company or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $2.0 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

     (7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company and Preferred Stock of any Restricted Subsidiary (other than Subsidiary Guarantors and GUSAP Partners) issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

     (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

     (9) the distribution, as a dividend or otherwise, of shares of Capital Stock and/or assets of any Unrestricted Subsidiary; provided, however, that such distribution shall be excluded in subsequent calculations of the amount of Restricted Payments;

     (10) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the "-- Change of control" covenant or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the "-- Limitation on Sales of Assets and Subsidiary Stock" covenant; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Exchange Notes and has repurchased all Exchange Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; and

     (11) Restricted Payments in an amount not to exceed $15.0 million; provided that the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such

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Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.
The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $5.0 million. Not later than the date of making any Restricted Payment pursuant to the first paragraph of this covenant, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

LIMITATION ON LIENS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Indebtedness due under the Indenture and the Exchange Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless:

     (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

     (2) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness";

     (3) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Exchange Notes by the covenant described under "-- Limitation on Liens"; and

     (4) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "-- Limitation on Sales of Assets and Subsidiary Stock" (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

     (2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other

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          Indebtedness Incurred by the Company or any Restricted Subsidiary
          shall not be deemed a restriction on the ability to make loans or advances); or

     (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

     The preceding provisions will not prohibit:

     (i) any encumbrance or restriction pursuant to an agreement or other instrument in effect at or entered into on the date of the Indenture and identified in an annex to the Indenture, including, without limitation, the Indenture and the Senior Secured Credit Agreement in effect on such date;

     (ii) any encumbrance or restriction with respect to a Person pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Person on or before the date on which such Person was acquired by the Company and became a Restricted Subsidiary or part thereof or of the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided that any such encumbrance or restriction may not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of the Person so acquired;

     (iii) any encumbrance or restriction with respect to the Company or a Restricted Subsidiary pursuant to an agreement or other instrument relating to Refinancing Indebtedness that refinanced Indebtedness Incurred pursuant to an agreement or other instrument referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement or other instrument referred to in clause (i) or (ii) of this paragraph or this clause
           (iii); provided, however, that the encumbrances and restrictions with respect to the Company or such Restricted Subsidiary contained in any such agreement or other instrument or amendment are no less favorable in any material respect to the holders of the Exchange Notes than the encumbrances and restrictions contained in such agreement or other instrument or amendment referred to in clauses (i) or (ii) of this paragraph on the Issue Date or the date such Person became a Restricted Subsidiary, whichever is applicable;

     (iv) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

        (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, sublease, license or similar contract, or the assignment or transfer of any such lease, sublease, license or other contract;

        (b) contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

        (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

     (v) (a) purchase money obligations for assets or property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

     (vi) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

     (vii) customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

     (viii) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

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     (ix) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined with respect to transactions in excess of $2.0 million in good faith by the chief executive officer or chief financial officer of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

     (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that this clause (2) shall not apply to dispositions of assets with a fair market value of $1.0 million or less; provided further that the aggregate of the fair market value of the transactions so excluded from this clause (2) shall not exceed $5.0 million in any calendar year; and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

        (a) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase, repurchase, redeem, retire, defease or otherwise acquire amounts payable under or in respect of a Credit Facility or other Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Wholly-Owned Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligation) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment, repurchase, redemption, retirement, defeasance or other acquisition or purchase of Indebtedness pursuant to this clause
             (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired; and

        (b) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest (or enter into a binding agreement to invest within 90 days of the date of such agreement) in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

       provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in Cash Equivalents or any other manner not prohibited by the Indenture.

     Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds". On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $5.0 million, a triggering event shall be deemed to have occurred, which will trigger the obligation of the Company to make an offer ("Asset Disposition Offer") to all holders of Exchange Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Exchange Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Exchange Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu

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Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Exchange Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Exchange Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Exchange Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

     The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Exchange Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Exchange Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

     If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name an Exchange Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Exchange Notes pursuant to the Asset Disposition Offer.

     On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Exchange Notes and Pari Passu Notes or portions of Exchange Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Exchange Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Exchange Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Exchange Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Exchange Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Exchange Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Exchange Note to such holder, in a principal amount equal to any unpurchased portion of the Exchange Note surrendered; provided that each such new Exchange Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Exchange Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

     For the purposes of this covenant, the following will be deemed to be cash:

     (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Wholly-Owned Subsidiary (other than Subordinated Obligations of GUSAP Partners, Guarantor Subordinated Obligations or Disqualified Stock of any Wholly-Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

     (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to

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the Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

LIMITATION ON AFFILIATE TRANSACTIONS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

     (1) the terms of such Affiliate Transaction are no less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

     (2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

     (3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

     The preceding paragraph will not apply to:

     (1) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments";

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees approved by the Board of Directors;

     (3) loans or advances to employees or officers in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $2.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

     (4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

     (5) Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with "Certain covenants -- Limitations on indebtedness";

     (6) the payment of reasonable and customary compensation and fees paid to, and indemnity provided on behalf of, directors, officers or employees of the Company or any Restricted Subsidiary providing services to the Company or any Restricted Subsidiary; and

     (7) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on a schedule to the Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Exchange Notes than the terms of the agreements in effect on the Issue Date.

     Notwithstanding the foregoing, the Company shall not be required to comply with clause (3) of the first paragraph of this "Limitation on Affiliate Transactions" covenant with respect to (i) any Indebtedness of the Company or any Restricted Subsidiary to Gerdau S.A. or any of its Subsidiaries Incurred in accordance with clauses (12) or (13) of the second paragraph of "Certain Covenants -- Limitation on Indebtedness" and (ii) any

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commercial supply arrangements between Gerdau S.A. and/or any of its
Subsidiaries, on the one hand, and the Company and/or any Restricted Subsidiary, on the other hand.

LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

     (1)  to the Company or a Wholly-Owned Subsidiary; or

     (2) in compliance with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

     Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock".

SEC REPORTS

     Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuers will file with the SEC, and make available to the Trustee and the registered holders of the Exchange Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Issuers are not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuers will nevertheless make available such Exchange Act information to the Trustee and the holders of the Exchange Notes as if the Issuers were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

     Notwithstanding the foregoing, in the event that the Company qualifies to report under the U.S./Canadian multijurisdictional disclosure system, such annual reports and such information, documents and other reports will be deemed to refer to those reports required of a Canadian company eligible to use Canadian continuous disclosure filings to satisfy its reporting requirements under such system; provided further, however, that notwithstanding anything to the contrary permitted by such U.S./Canadian multijurisdictional disclosure system, now or in the future, the reports required of a Canadian company under such system will be deemed to include (1) a reconciliation of such annual reports and such information, documents and other reports to accounting principles generally accepted in the United States, (2) a quarterly balance sheet and (3) a quarterly or annual, as the case may be, management's discussion and analysis of financial condition and results of operations substantially in the form that would be required by a U.S. Person subject to such Sections.

MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

     (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, organized and existing under the federal laws of Canada, any province or territory thereof, the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Indenture;

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     (2)  immediately after giving effect to such transaction (and treating any
          Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

     (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness" covenant;

     (4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to the Successor Company's obligations in respect of the Indenture and the Exchange Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

     (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all of its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Exchange Notes.

     Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

     Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may amalgamate, consolidate or merge with, or liquidate into or transfer all or part of its properties and assets to the Company or a Wholly-Owned Subsidiary and (y) the Company may amalgamate, consolidate or merge with or liquidate into an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby; provided that, in the case of the foregoing clause (x), the Company will not be required to comply with the preceding clause (5).

     In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than the Company or another Subsidiary Guarantor), and will not convey, transfer or lease all or substantially all of the assets of any Subsidiary Guarantor (other than to the Company or another Subsidiary Guarantor), unless:

     (1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized or formed and existing under the laws of the United States of America, any State of the United States or the District of Columbia, Canada or any province or territory of Canada and such Person (if not the Company or such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and
          (c) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

     (2) the transaction is made in compliance with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock".

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     Furthermore, the Company will not permit GUSAP Partners to consolidate with or merge with or into any Person (other than the Company or a Wholly-Owned Subsidiary), and will not convey, transfer or lease all or substantially all of the assets of GUSAP Partners (other than to the Company or a Wholly-Owned Subsidiary), unless (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized or formed and existing under the laws of the United States of America, any State of the United States or the District of Columbia, Canada or any province or territory of Canada and such Person (if not the Company or GUSAP Partners) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of GUSAP Partners under the Exchange Notes and the Indenture;
(b) after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

FUTURE SUBSIDIARY GUARANTORS

     After the Issue Date, the Company will cause each Restricted Subsidiary that is not at that time a Subsidiary Guarantor and that is required to Guarantee either any Indebtedness of either of the Issuers or Indebtedness under a Credit Facility to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Exchange Notes on a senior basis and all other obligations under the Indenture.

PAYMENTS FOR CONSENT

     Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid or is paid to all holders of the Exchange Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

EVENTS OF DEFAULT

     Each of the following is an Event of Default:

     (1) default in any payment of interest or additional interest (if any) (as required by the Registration Rights Agreement) on any Exchange Note when due, which continues for 30 days;

     (2) default in the payment of principal of or premium, if any, on any Exchange Note when due at its Stated Maturity, upon required repurchase or redemption (including after any exercise of an optional redemption right) or upon declaration or otherwise;

     (3) failure by the Issuers or any Subsidiary Guarantor to comply with its obligations under "Certain Covenants -- Merger and Consolidation";

     (4) failure by the Issuers to comply for 30 days after written notice with any of its obligations under the covenants described under "Change of Control" above or under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Exchange Notes which will constitute an Event of Default under clause
          (2) above and other than a failure to comply with "Certain Covenants -- Merger and Consolidation" which is covered by clause (3));

     (5) failure by the Issuers to comply for 60 days after written notice with its other agreements contained in the Indenture;

     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or is recourse to the Company or its Restricted Subsidiaries, by contract or operation of

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          law), other than Indebtedness owed to the Company or a Restricted
          Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

        (a) is caused by a failure to pay any Indebtedness at maturity prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

        (b) results in the acceleration of such Indebtedness prior to its final maturity (the "cross acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (7) certain events of bankruptcy, insolvency or reorganization of either of the Issuers or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

     (8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged, waived or stayed for a period of 60 days (the "judgment default provision"); or

     (9) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

     However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Exchange Notes notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

     If an Event of Default (other than an Event of Default described in clause
(7) above) occurs and is continuing, the Trustee by notice to the Issuers, or the holders of at least 25% in principal amount of the outstanding Exchange Notes by notice to the Issuers and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Exchange Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Exchange Notes because an Event of Default described in clause (6) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the Exchange Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if
(1) the annulment of the acceleration of the Exchange Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Exchange Notes that became due solely because of the acceleration of the Exchange Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Exchange Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Exchange Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Exchange Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Exchange Notes that have become due solely by such declaration of acceleration, have been cured or waived.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity
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or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Exchange Notes unless:

     (1) such holder has previously given the Trustee written notice that an Event of Default is continuing;

     (2) holders of at least 25% in principal amount of the outstanding Exchange Notes have requested the Trustee to pursue the remedy;

     (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

     (5) the holders of a majority in principal amount of the outstanding Exchange Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Exchange Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs or 30 days after it is actually known to a trust officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the executive officers signing such certificate know of any Default that occurred during the previous year. The Issuers also are required to deliver to the Trustee, within 10 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Issuers are taking or proposing to take in respect thereof.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Exchange Notes pursuant to the optional redemption provisions of the Indenture or were required to repurchase the Exchange Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes. If an Event of Default occurs prior to July 15, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to July 15, 2007, the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes.

WITHHOLDING TAXES

CANADIAN WITHHOLDING TAXES

     All payments made by or on behalf of the Issuers under or with respect to the Exchange Notes, or payments made by or on behalf of the Subsidiary Guarantors in respect of the Subsidiary Guarantees, must be made free and clear of, and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed by Canada, any province or municipality or local taxing authority (including penalties, interest and other liabilities related thereto) (hereinafter "Canadian Taxes"), unless an Issuer, or any Subsidiary Guarantor, as the case may be, is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If an Issuer, or a Subsidiary

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Guarantor, as the case may be, is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Exchange Notes, the Issuer, or the Subsidiary Guarantor, as the case may be, will be required to pay such additional amounts ("Canadian Additional Amounts") as may be necessary so that the net amount received by each holder (including Canadian Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted; provided, however, that no Canadian Additional Amounts will be payable with respect to a payment made to a holder (an "Excluded Holder") in respect of a beneficial owner

     (1) with which the Issuers and the Subsidiary Guarantors do not deal at arm's length (for the purposes of the Income Tax Act (Canada)) at the time of the making of such payment or

     (2) which is subject to such Canadian Taxes by reason of its being connected with the jurisdiction imposing such taxes other than by the mere holding of Exchange Notes or the receipt of payments thereunder.

     The Issuers, or the Subsidiary Guarantors, as the case may be, will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Issuers will furnish to the holders, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuers, or the Subsidiary Guarantors, as the case may be. The Issuers, or the Subsidiary Guarantors, as the case may be, will upon written request of each holder (other than an Excluded Holder), reimburse each such holder for the amount of

     (1) any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Exchange Notes and

     (2) any Canadian Taxes so levied or imposed and paid by such holder with respect to any reimbursement under the foregoing clause (1) this clause (2) or so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if Canadian Taxes on such reimbursement had not been imposed.

     Upon request, the Issuers will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Canadian Taxes with respect to which Canadian Additional Amounts are paid.

UNITED STATES WITHHOLDING TAXES

     All payments of principal, premium, if any, and interest with respect to the Exchange Notes will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction at source is required, the Issuer or Subsidiary Guarantors, as the case may be, will, subject to certain limitations and exceptions (set forth below), pay to a holder of Exchange Notes on behalf of an owner of a beneficial interest therein (an "Owner") who is a United States Alien (as defined herein) such additional amounts ("U.S. Additional Amounts") as may be necessary so that every net payment of principal, premium, if any, or interest with respect to such Exchange Notes after such withholding or deduction, will not be less than the amount provided for in the Exchange Notes. However, neither the Issuers nor the Subsidiary Guarantors shall be required to make any payment of U.S. Additional Amounts for or on account of:

     (a) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such Owner, if such Owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) the presentation of an Exchange Note for payment on a date more than

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          15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

     (c) any tax, fee, duty, assessment or other governmental charge imposed by reason of such Owner's past or present status as a personal holding company, foreign personal holding company or controlled foreign corporation with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

     (d) any tax, fee, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest with respect to the Exchange Notes;

     (e) any tax, fee, duty, assessment or other governmental charge imposed on interest received by anyone who owns (actually or constructively) 10% or more of the total combined voting power of all classes of stock of either Issuer;

     (f) any tax, fee, duty, assessment or other governmental charge imposed on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

     (g) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Owner of such Exchange Note, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

     (h) any combination of items (a), (b), (c), (d), (e), (f) and (g); nor shall U.S. Additional Amounts be paid to any holder of a Note on behalf of any Owner who is a fiduciary or partnership or other than the sole Owner to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or Owner would not have been entitled to payment of the U.S. Additional Amounts had such beneficiary, settlor, member or Owner been the sole Owner of the Exchange Note.

     The term "United States Alien" means any corporation, individual, fiduciary or partnership that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

     Whenever there is mentioned herein or in the Indenture, in any context, the payment of the principal of, or premium, if any, or interest on or in respect of an Exchange Note, or any other amount payable on or in respect of an Exchange Note, such mention shall be deemed to include mention of the payment of U.S. Additional Amounts and Canadian Additional Amounts as described in "--Withholding Taxes" to the extent that, in such context, U.S. Additional Amounts or Canadian Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of such Exchange Note and express mention of the payment of U.S. Additional Amounts or Canadian Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding U.S. Additional Amounts or Canadian Additional Amounts in those provisions hereof where such express mention is not made.

     The Issuers, or the Subsidiary Guarantors, as the case may be, will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Exchange Notes, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Exchange Notes, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of the Company or any Canadian Subsidiary Guarantor or any jurisdiction in which a paying agent is located, and will agree to indemnify the holders for any such taxes paid by such holders.

     The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Issuer is organized or any political subdivision or taxing authority or agency thereof or therein. For a discussion of withholding taxes

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applicable to payments under or with respect to the Exchange Notes, see "Certain
United States and Canadian Tax Considerations".

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture and the Exchange Notes may be amended or supplemented by the Issuers, the Subsidiary Guarantors and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Exchange Notes then outstanding (including without limitation, consents obtained in connection with a purchase of or tender offer for Exchange Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer for Exchange Notes). However, without the consent of each holder of an outstanding Exchange Note affected, no amendment may, among other things:

     (1) reduce the principal amount of Exchange Notes outstanding whose holders must consent to an amendment;

     (2) reduce the stated rate of or extend the stated time for payment of interest on any Exchange Note;

     (3) reduce the principal of or extend the Stated Maturity of any Exchange Note;

     (4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under "Optional Redemption" or "Change of Control", whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

     (5) make any Note payable in money other than that stated in the Exchange Note;

     (6) impair the right of any holder to receive payment of, principal of and interest on and premium, if any, on such holder's Exchange Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder's Exchange Notes;

     (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

     (8) modify the Subsidiary Guarantees in any manner adverse to the holders of the Exchange Notes.

     Notwithstanding the foregoing, without the consent of any holder (provided that such amendment does not adversely affect the tax treatment of the holders), the Issuers, the Subsidiary Guarantors and the Trustee may amend the Indenture and the Exchange Notes to:

     (1)  cure any ambiguity, omission, defect or inconsistency;

     (2) provide for the assumption by a successor corporation of the obligations of the Company, or a successor Person of the obligations of GUSAP Partners or any Subsidiary Guarantor, as applicable, under the Indenture;

     (3) provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (provided that the uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Notes are described in Section 163(f)(2)(B) of the Code);

     (4) add Subsidiary Guarantees with respect to the Exchange Notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or otherwise in accordance with the Indenture;

     (5)  secure the Exchange Notes;

     (6) add to the covenants of the Issuers for the benefit of the holders or surrender any right or power conferred upon the Issuers;

     (7) make any change that does not materially adversely affect the rights of any holder of Exchange Notes;

     (8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

     (9) provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Exchange Notes and evidence the same Indebtedness as the Exchange Notes (except that


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          the transfer restrictions contained in the Exchange Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Exchange Notes, as a single class of securities.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of Exchange Notes given in connection with a tender of such holder's Exchange Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Issuers are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders entitled to receive such notice, or any defect in the notice will not impair or affect the validity of the amendment.

DEFEASANCE

     The Issuers at any time may terminate all their obligations under the Exchange Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust, to replace mutilated, destroyed, lost or stolen Exchange Notes and to maintain a registrar and paying agent in respect of the Exchange Notes. If the Issuers exercise their legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

     The Issuers at any time may terminate the obligations under covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of Default" above and the limitations contained in clause (3) under "Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default with respect to the Exchange Notes. If the Issuers exercise their covenant defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries),
(8) or (9) under "Events of Default" above or because of the failure of the Company to comply with clause (3) under "Certain Covenants -- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Exchange Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (1) an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Exchange Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. or Canadian income tax law) and (2) an Opinion of Counsel in the jurisdictions of organization of each of the Issuers (if other than the United States) to the effect that holders of the Exchange Notes will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax of such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Exchange Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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CONCERNING THE TRUSTEE

     SouthTrust Bank is the Trustee under the Indenture and has been appointed by the Issuers as Registrar and Paying Agent with regard to the Exchange Notes.

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the Trustee thereunder should it become Issuers' creditor to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest it must eliminate such conflict, apply to the SEC for permission to continue to act or resign.

GOVERNING LAW

     The Indenture provides that it and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

ENFORCEABILITY OF JUDGEMENTS

     Since significant assets of the Company are located outside of the United States, any judgement obtained in the United States against the Company, including judgements with respect to the payment of principal or premium on the Exchange Notes, may not be enforceable within the United States.

     The Issuers have been informed by their Canadian counsel, Torys LLP, that the laws of the Province of Ontario permit an action to be brought in a court of competent jurisdiction in the Province of Ontario (a "Canadian Court") on any final and conclusive judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York ("New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario; (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; and (iv) the action to enforce such judgment is commenced within the applicable limitation period. In the opinion of such counsel, a Canadian Court would not avoid enforcement of judgments of New York Court respecting the Indenture or the Exchange Notes on the basis of public policy, as the term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein.

CONSENT TO JURISDICTION AND SERVICE

     Each of the Subsidiary Guarantors have appointed Gerdau Ameristeel US Inc. (located at 5100 West Lemon Street, Tampa, Florida, 33609) as their agent for actions brought under United States Federal or state securities laws brought in any United States Federal or state court located in the Borough of Manhattan in the City of New York and will submit to such jurisdiction.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or
(ii) assumed in connection with the acquisition of assets from a Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

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     "Additional Assets" means:

     (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary;

     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

     (4) capital expenditures, or commitments to make capital expenditures, by the Company or its Restricted Subsidiaries;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control unless another Person (and any other Person who directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person) has beneficial ownership of more than 50% of such Voting Stock.

     "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease or sublease entered into in the ordinary course of business), transfer, conveyance, issuance or other disposition, or a series of related sales, leases, transfers, conveyances, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

     (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary; provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

     (2)  the sale of Cash Equivalents in the ordinary course of business;

     (3)  a disposition of inventory in the ordinary course of business;

     (4) a disposition of obsolete, retired or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

     (5) transactions permitted under "Certain Covenants -- Merger and Consolidation";

     (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

     (7) for purposes of "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, the making of a Permitted Investment or a disposition subject to "Certain Covenants -- Limitation on Restricted Payments";

     (8) dispositions of assets with an aggregate fair market value since the Issue Date of less than $10.0 million;

     (9)  dispositions in connection with Permitted Liens;

     (10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and dispositions of accounts receivable, chattel paper, intangibles, documents, or other instruments pursuant to bona fide factoring arrangements;

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     (11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

     (12) foreclosure on assets.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Exchange Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of the Senior Secured Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Secured Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means, as to any Person, the board of directors of such Person (or if such Person is a partnership, the Board of Directors or other governing body of the general partner of such partnership) or any duly authorized committee thereof.

     "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication of (1) 85% of the net book value of the Company's and its Restricted Subsidiaries' accounts receivable at such date and (2) 65% of the net book value of the Company's and its Restricted Subsidiaries' inventories at such date, until March 27, 2004, and thereafter the lesser of (A) 65% of the net book value and (B) 85% of the appraised net recovery value of the Company's and its Restricted Subsidiaries' inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

     "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York and Birmingham, Alabama are authorized or required by law to close.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated and whether voting or non-voting) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated or prepaid by the lessee without penalty.

     "Cash Equivalents" means:

     (1) U.S. dollars, Canadian dollars, euros or such other local currencies held by the Company or any of its Subsidiaries from time to time in the ordinary course;

     (2) securities issued or directly and fully guaranteed or insured by the United States Government or the Canadian Government or any agency or instrumentality of the United States or Canada (provided that the full faith and credit of the United States or Canada is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

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     (3)  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and
          (3) entered into with any bank meeting the qualifications specified in clause (3) above;

     (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

     (6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

     "Change of Control" means:

     (1) (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purpose of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity) and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group "beneficially owns" directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

     (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

     (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

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     "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     "Common Stock" means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence (the "Four-Quarter Period") to (y) Consolidated Interest Expense for such Four-Quarter Period, provided, however, that:

     (1)  if the Company or any Restricted Subsidiary:

        (a) has Incurred any Indebtedness since the beginning of such Four-Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four-Quarter Period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such Four-Quarter Period or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such Four-Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four-Quarter Period; or

        (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the Four-Quarter Period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such Four-Quarter Period;

     (2) if since the beginning of such Four-Quarter Period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

        (a) the Consolidated EBITDA for such Four-Quarter Period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four-Quarter Period; and

        (b) Consolidated Interest Expense for such Four-Quarter Period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such Four-Quarter Period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (3) if since the beginning of such Four-Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged, consolidated or amalgamated with or into the Company or

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          a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such Four-Quarter Period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four-Quarter Period; and

     (4) if since the beginning of such Four-Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four-Quarter Period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four-Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such Four-Quarter Period.

     For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Four-Quarter Period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

     "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1)  Consolidated Interest Expense;

     (2)  Consolidated Income Taxes;

     (3)  consolidated depreciation expense;

     (4) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles";

     (5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

     (6) any cash restructuring charges not to exceed $5.0 million from the Issue Date, including any one-time costs incurred in connection with acquisitions or restructurings consummated after the Issue Date (which cash charges shall only be included in calculations of Consolidated EBITDA for the quarter such charge is incurred and the succeeding three fiscal quarters).

     Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted

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Subsidiaries (to the extent such income or profits were included in computing
Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

     (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

     (2) amortization or write-offs of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

     (3)  non-cash interest expense;

     (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

     (6) net costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than net costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

     (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

     (8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

     (9)  Receivables Fees; and

     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

     For the purpose of calculating Consolidated Interest Expense with respect to the fiscal quarter in which the Issue Date occurs and the first fiscal quarter after the Issue Date, any one-time expenses (including non-cash charges) not to exceed $8.0 million relating to the termination of any Interest Rate Agreement or the write-off of deferred financing costs in connection with the Transactions shall be excluded, provided that such amounts will not be included in the calculation of Consolidated EBITDA. Additionally, for the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of "Indebtedness", the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of "Indebtedness".

     For purposes of the foregoing, total interest expense will be determined
(i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries

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may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

     (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

        (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company's or a Restricted Subsidiary's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); provided that such cash dividend or other distribution relates to the net income of such Person for such fiscal year or net income of such Person for the fiscal year that commenced no earlier than 24 months prior to such cash dividend or distribution; and

        (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

     (2) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

        (a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

        (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

     (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (4)  any extraordinary gain or loss; and

     (5)  the cumulative effect of a change in accounting principles.

     "Credit Facility" means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

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     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

     (3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Exchange Notes or (b) on which there are no Exchange Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "Change of Control" and "Limitation on Sales of Assets and Subsidiary Stock" and such repurchase or redemption complies with "Certain Covenants -- Limitation on Restricted Payments."

     "Earn-Out Payment" means any contingent consideration based on future operating or other performance relating to an Investment of the type described in clause (1) or (2) of the definition "Permitted Investment," following the consummation of such Investment, based on criteria set forth in the documentation governing or relating to the Investment.

     "Equity Offering" means an offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company's Common Stock, or options, warrants or rights, registered on Form F-4.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

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     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "holder" means a Person in whose name an Exchange Note is registered on the Registrar's books.

     "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, amalgamation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

     (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

     (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

     (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

     (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, other than Subsidiary Guarantors and GUSAP Partners, any Preferred Stock;

     (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

     (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

     (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

     The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness" provided that such money is held to secure the payment of such interest.

     In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraphs (other than Indebtedness under the Amended and Restated Financing and Security Agreement, dated as of December 31, 2002, by and among Gallatin Steel Company and the lenders parties thereto, as such agreement may be amended, restated, modified, renewed, refunded or replaced in whole or in part; provided that the principal amount of Indebtedness under such agreement does not exceed $40.0 million) that would not appear as a liability on the balance sheet of such Person if:

     (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

     (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

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     (3)  there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

        (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

        (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

     (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

     (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

     (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

     For purposes of "Certain Covenants -- Limitation on Restricted Payments",

     (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

     (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor's Ratings Services with at least a stable outlook.

     "Issue Date" means June 27, 2003.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net

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proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

     (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

     (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

     (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

     "Non-Recourse Debt" means Indebtedness of a Person:

     (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) the terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of GUSAP Partners and any Subsidiary Guarantor has a correlative meaning.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each of the Issuers.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

     "Pari Passu Indebtedness" means Indebtedness of the Company that ranks equally in right of payment to the Exchange Notes.

     "Permitted Holder" means Gerdau S.A. and any of its wholly-owned Subsidiaries.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (1) the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, that any Earn-Out Payment made after the date such Person becomes a Restricted Subsidiary shall also be deemed to be a Permitted Investment made pursuant to

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          this clause (1); provided, further, that the primary business of such
          Restricted Subsidiary is a Related Business;

     (2) another Person if as a result of such Investment such other Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to or is liquidated into, the Company or a Restricted Subsidiary; provided, that any Earn-Out Payment made after the date of such transaction shall also be deemed to be a Permitted Investment made pursuant to this clause (2); provided, further, that such Person's primary business is a Related Business;

     (3)  cash and Cash Equivalents;

     (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and that are made in the ordinary course of business;

     (6) loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

     (7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

     (8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock";

     (9)  Investments in existence on the Issue Date;

     (10) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain Covenants -- Limitation on Indebtedness";

     (11) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $15.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value); and

     (12) Guarantees of Indebtedness Incurred by the Company or a Restricted Subsidiary that are issued in accordance with "Certain Covenants -- Limitations on Indebtedness".

     "Permitted Liens" means, with respect to any Person:

     (1) Liens existing on the Issue Date securing Indebtedness and other obligations under or in connection with the Senior Secured Credit Agreement, including Liens on all of the Company's and any Subsidiary's accounts receivable, accounts (including inter-company loans), inventory (including "rolls inventory") and other goods held for sale or lease, chattel paper, documents of title, instruments (including letters of credit, cheques and bills of exchange), general intangibles (including intellectual property rights), bank accounts (including collateral proceeds accounts and investment accounts), books and records, money, Capital Stock in all Subsidiaries of the Company, products and proceeds therefrom and from any of the foregoing, and related property or rights, but excluding Liens on real estate, improvements thereon, fixtures and equipment of the Company and its Restricted Subsidiaries;

     (2) Liens imposed, and pledges or deposits made by such Person, under workmen's compensation laws, unemployment insurance laws, Canadian Pension Plan laws or similar legislation, or good faith deposits made in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits made to secure public or statutory or regulatory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to

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          which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (3) Liens imposed by law, including carriers', warehousemen's, suppliers', materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

     (4) Liens for taxes, assessments or other governmental charges not yet due or payable subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

     (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the ordinary course operation of the business of such Person;

     (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

     (8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded or adequate cash reserves have been set aside to cover such obligations in respect of such Lien and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

     (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement, repair or construction of, assets or property improved, repaired, acquired or constructed in the ordinary course of business; provided that:

        (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired, improved, repaired or constructed; and

        (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

     (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

        (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

        (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

     (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or subleases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

     (13) Liens existing on the Issue Date (other than Liens relating to the Senior Secured Credit Agreement);

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     (14) Liens on property, assets or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary or becomes part of the Company or a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

     (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, liquidation, consolidation or amalgamation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

     (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary;

     (17) Liens securing the Exchange Notes and Subsidiary Guarantees;

     (18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

     (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

     (20) Liens in favor of customs and revenue authorities to secure the payment of custom duties in connection with the exporting or importing of goods;

     (21) Liens on the Capital Stock of an Unrestricted Subsidiary in order to secure Indebtedness of such Unrestricted Subsidiary; and

     (22) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $25.0 million.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Exchange Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

     "Receivable" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

     "Receivables Fees" means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

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     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, prepay, redeem, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

     (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Exchange Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Exchange Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Exchange Notes;

     (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

     (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or, if greater, the committed amount of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

     (4) if the Indebtedness being refinanced is subordinated in right of payment to the Exchange Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of the Indenture by and among the Issuers, the Subsidiary Guarantors and the initial purchasers set forth therein.

     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the United States Securities and Exchange Commission.

     "Senior Secured Credit Agreement" means the Credit Facility dated as of June 20, 2003 entered into among the Issuers, The CIT Group/Business Credit, Inc., as Administrative Agent, and CIT Business Credit Canada Inc., as Canadian Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or part from time to time (including increasing the amount loaned thereunder provided that such additional Indebtedness is Incurred in accordance with the covenant described under "Limitation on Indebtedness"); provided that a Senior Secured Credit Agreement shall not include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory

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redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Obligation" means any Indebtedness of the Issuers (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Exchange Notes pursuant to a written agreement.

     "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by
(1) such Person, (2) such Person and one or more Subsidiaries of such Person or
(3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

     "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Exchange Notes issued pursuant to the Exchange Offer by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

     "Subsidiary Guarantor" means (i) all of the Restricted Subsidiaries that are guarantors under the Senior Secured Credit Agreement, which includes Co-Steel Benefit Plans Inc., Co-Steel Benefit Plans USA Inc., Co-Steel C.S.M. Corp., Gerdau Ameristeel Lake Ontario Inc., Gerdau Ameristeel MRM Special Sections Inc., Gerdau Ameristeel Perth Amboy Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel US Inc., Gerdau USA Inc., MFT Acquisition, Corp., N.J.S.C. Investment Co., Inc., PASUG LLC, Porter Bros. Corporation, Raritan River Urban Renewal Corporation, 1062316 Ontario Limited, 1300554 Ontario Limited, 1551533 Ontario Limited and 3038482 Nova Scotia Company, and (ii) any Restricted Subsidiary created or acquired by the Company after the Issue Date, that is required to issue a Subsidiary Guarantee or that elects to issue a Subsidiary Guarantee.

     "Total Tangible Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, less goodwill, patents, trademarks and other intangible assets as determined in accordance with GAAP.

     "Transactions" means the issuance of the Existing Notes, borrowing made under the Senior Secured Credit Agreement on the Issue Date, and the repayment of a portion of the Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date using the proceeds thereof.

     "Unrestricted Subsidiary" means:

     (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

     (2)  any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation, amalgamation or Investment therein) to be an Unrestricted Subsidiary only if:

     (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

     (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

     (3) such designation and the Investment of the Company in such Subsidiary complies with "Certain Covenants -- Limitation on Restricted Payments";

     (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

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

     (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

        (a)  to subscribe for additional Capital Stock of such Person; or

        (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

     The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation.

     "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests of such Person then outstanding and normally entitled to vote (without regard to the occurrence of any contingency) in the election of directors, managers or trustees, as applicable.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

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                      BOOK-ENTRY SETTLEMENT AND CLEARANCE

THE GLOBAL NOTES

     The Exchange Notes will be issued in the form of several registered notes in global form, without interest coupons (the "global notes").

     Upon issuance, each of the global notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

     Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

     - upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

     - ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

     Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

     Each global note and beneficial interests in each global note will be subject to restrictions on transfer as described under "Transfer Restrictions".

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York State Banking Law;

     -  a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

     So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture (except with respect to the payment of Additional Amounts, if any). Except as provided below, owners of beneficial interests in a global note:

     - will not be entitled to have Exchange Notes represented by the global note registered in their names;

     - will not receive or be entitled to receive physical, certificated Exchange Notes; and

     - will not be considered the owners or holders of the Exchange Notes (except with respect to the payment of Additional Amounts, if any) under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

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     As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

     Payments of principal, premium (if any) and interest with respect to the Exchange Notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

     Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

     Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

     Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depository to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

     DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE NOTES

     Exchange Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Exchange Notes only if:

     - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

     - DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

     - we, at our option, notify the Trustee that we elect to cause the issuance of certificated Exchange Notes; or

     -  certain other events provided in the indenture should occur.

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             CERTAIN UNITED STATES AND CANADIAN TAX CONSIDERATIONS

            PART I: CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following is a summary of the material United States federal tax consequences of the exchange of Existing Notes for Exchange Notes in accordance with the Exchange Offer and the ownership and disposition of the Exchange Notes as of the date hereof. The summary is based upon the Code, the existing Treasury Regulations, rulings and judicial decisions. The Internal Revenue Service (the "IRS") and ultimately a court may reach different conclusions than are described herein. This discussion may become inaccurate because the law or administrative practice may be changed, possibly retroactively, whether by way of legislative, judicial or governmental action or interpretation.

     Please consult with your tax advisors concerning the U.S. federal tax consequences to you having regard to your own personal circumstances.

     This general discussion of the United States federal tax consequences applies to you if you hold the Exchange Notes at all relevant times as a "capital asset," within the meaning of Section 1221 of the Code. This summary does not consider any tax consequences arising under the tax laws of any state, local or foreign jurisdiction (but in respect of Canada please refer to Part II of this section for a discussion of the principal Canadian federal income tax consequences that may be applicable to you). In addition, it does not include all of the rules which may affect the United States federal tax treatment of your investment in the Exchange Notes. For example, special rules not discussed here may apply to you if you are:

     - a broker-dealer, a dealer in securities or foreign currency, or a financial institution;

     - a pass-through entity (e.g., a partnership) or an investor who holds the Exchange Notes through a pass-through entity (e.g., a partner in a partnership);

     -  an insurance company;

     -  a tax-exempt organization;

     -  subject to the alternative minimum tax provisions of the Code;

     - holding the Exchange Notes as part of a hedge, straddle or other risk reduction or constructive sale transaction; or

     - a United States expatriate, "controlled foreign corporation", "passive foreign investment company", "foreign personal holding company" or a corporation that accumulates earnings to avoid U.S. federal income tax.

     If a partnership holds Exchange Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Exchange Notes, you should consult your tax advisors.

EXCHANGE OF EXISTING NOTES FOR EXCHANGE NOTES

     The exchange of Existing Notes for Exchange Notes in accordance with the Exchange Offer will not constitute a taxable exchange for United States federal income tax purposes. Consequently, a holder of Existing Notes will not recognize any gain or loss upon the exchange of the Existing Notes for Exchange Notes in accordance with the Exchange Offer. For purposes of determining gain or loss upon the subsequent sale or other taxable disposition of the Exchange Notes, the holder will have the same adjusted tax basis and holding period in the Exchange Notes as such holder had in the Existing Notes immediately before the exchange.

UNITED STATES HOLDERS

     If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States Holders," applies to you.

     Definition of United States Holder. You are a "United States Holder" if you hold the Exchange Notes and you are:

     - an individual citizen or resident of the United States for United States federal income tax purposes, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

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

     - a corporation (or other entity taxable as a corporation) or partnership created or organized in or under the laws of the United States or of any of its political subdivisions;

     - an estate, the income of which is subject to United States federal income tax regardless of its source; or

     - a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a United States person.

     As used herein, a "Non-United States Holder" means a beneficial owner of Exchange Notes who is not a United States Holder.

     We intend to take the position that all interest and other payments made with respect to the Exchange Notes are U.S. source income as obligations of or co-borrowed by GUSAP and we intend to withhold U.S. taxes on that basis where applicable.

     Taxation of Stated Interest. Interest received on the Exchange Notes is generally taxable to you as ordinary income. You generally must pay United States federal income tax on the interest on the Exchange Notes:

     - when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

     - when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

     Market Discount. If a United States Holder purchased Existing Notes subsequent to the initial offering for less than the stated redemption price of the Existing Notes at maturity, the difference is considered market discount, subject to a statutory de minimis exception. If a United States Holder exchanges Existing Notes, with respect to which there is a market discount, for Exchange Notes pursuant to the Exchange Offer, the market discount applicable to the Existing Notes should carry over to the Exchange Notes received. If a United States Holder acquired Existing Notes at a market discount, the United States Holder will be required to treat as ordinary income any partial principal payment or gain recognized on the disposition of the Existing Notes to the extent of the market discount which has not previously been included in such United States Holder's income and is treated as having accrued at the time of the payment or disposition. In addition, a United States Holder may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Exchange Notes until the Exchange Notes are disposed of in a taxable transaction, unless the United States Holder elects to include market discount in income as it accrues.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Notes, unless the United States Holder elects to accrue on a constant yield method. A United States Holder may elect to include market discount in income currently as it accrues on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Amortizable Premium. If a United States Holder acquired Existing Notes subsequent to the initial offering for an amount which is greater than its principal amount, the United States Holder will be considered to have purchased the Existing Notes with amortizable bond premium equal to the amount of that excess. If a United States Holder exchanges Existing Notes, with respect to which there is bond premium, for Exchange Notes pursuant to the Exchange Offer, the bond premium applicable to the Existing Notes should carry over to the Exchange Notes received. A United States Holder may elect to amortize the premium using a constant yield method over the period from the acquisition date to the maturity date of the Exchange Notes. Amortized amounts may be offset only against interest paid with respect to the Exchange Notes. Once made, an election to amortize and offset interest on the Exchange Notes may be revoked only with the consent of the IRS and will apply to all notes a United States Holder holds on the first day of the taxable year to which the election relates and to subsequent taxable years and to all notes a United States Holder subsequently acquires.

     Sale or Other Taxable Disposition of the Exchange Notes. Upon a sale or other taxable disposition of Exchange Notes, you must recognize taxable gain or loss, if any, equal to the difference between the amount you receive for the Exchange Notes (in cash or other property, valued at fair market value), minus the amount

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attributable to accrued interest on the Exchange Notes (which will be taxable as interest income if not previously included in gross income), and your adjusted tax basis in the Exchange Notes. Your initial tax basis in a note equals the price you paid for the note.

     Any such gain or loss on a sale or other taxable disposition of Exchange Notes as described in the foregoing paragraph will generally constitute capital gain or loss and will be long-term capital gain or loss if you hold such note for more than one year. Under current law, net capital gains of non-corporate taxpayers under certain circumstances are taxed at lower rates than items of ordinary income. The deduction of capital losses is subject to certain limitations.

     Information Reporting and Backup Withholding. You will generally be subject to information reporting and may also be subject to backup withholding tax, currently at a rate of 28%, when you receive interest payments on the Exchange Notes or proceeds upon the sale or other disposition of Exchange Notes. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. In addition, the backup withholding tax will not apply to you if you provide your taxpayer identification number ("TIN") in the prescribed manner unless:

     -  the IRS notifies us or our agent that the TIN you provided is incorrect;

     - you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our agent that withholding is required; or

     - you fail to certify under penalties of perjury that you are not subject to backup withholding.

     Backup withholding tax is not an additional tax and you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the IRS.

NON-UNITED STATES HOLDERS

     This section applies only to you if you are a Non-United States Holder.

U.S. Federal Withholding Tax

     You generally will not be subject to United States federal withholding tax on payments of principal or interest including any additional interest paid on the Exchange Notes because of the "portfolio interest exemption" if:

     - you are not a United States person for United States federal income tax purposes; and

     - either (i) you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) certifying under penalties of perjury that you are not a United States person; or (ii) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the Exchange Notes on your behalf, and the certification requirements of applicable U.S. Treasury regulations are satisfied. Special certification and other rules apply to certain Non-United States Holders that are entities rather than individuals.

     You will not, however, qualify for the portfolio interest exemption described above if:

     - interest paid on the Exchange Notes is effectively connected with your conduct of a trade or business in the United States;

     - you own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting shares;

     - you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; or

     - you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

     If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to 30% United States federal withholding tax on interest payments made on the Exchange Notes. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted on Form W-8BEN. You may also be exempt from United States federal withholding tax if you provide a properly completed Form W-8ECI (or other applicable form) stating that interest paid on the Exchange Notes is not subject to withholding tax because it is effectively connected

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with your conduct of a trade or business in the United States (as discussed below under "United States Federal Income Tax").

     You will not be subject to United States federal withholding tax on gain recognized on a sale, exchange, redemption, repurchase, retirement, or other disposition of Exchange Notes.

     United States Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the Exchange Notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided you comply with certain certification and disclosure requirements discussed above in "United States Federal Withholding Tax") in the same manner as if you were a United States Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such amount, subject to adjustments.

     Any gain realized on the sale, exchange, retirement or other disposition of Exchange Notes (other than gain representing accrued but unpaid interest, which will be treated as such) generally will not be subject to United States federal income tax unless:

     - the gain is effectively connected with the conduct of a trade or business in the United States by you; or

     - you are an individual who is present in the United States for 183 days or more in the taxable year of that sale, exchange, retirement or other disposition, and certain other conditions are met.

     United States Federal Estate Tax. Your estate will not be subject to United States federal estate tax on Exchange Notes beneficially owned by you at the time of your death provided that:

     - any payment to you on the Exchange Notes would be eligible for exemption from the 30% United States federal withholding tax under the rules described in the bullet points under "United States Federal Withholding Tax," without regard to the certification requirements described therein; and

     - interest on those Exchange Notes would not have been, if received at the time of your death, effectively connected with your conduct of a trade or business in the United States.

     Information Reporting and Backup Withholding. We must report annually to the IRS and to you the amount of payments we make to you and the tax withheld with respect to such payments, regardless of whether withholding was required. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Backup withholding will not apply to payments of principal and interest on the Exchange Notes if you comply with certain procedures and certify as to your status as a Non-United States Holder under penalties of perjury, generally on a Form W-8BEN (or substitute form), or otherwise establish an exemption, and provided that we do not have actual knowledge or reason to know that you are a U.S. person.

     The payment of the proceeds from the disposition of the Exchange Notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possibly backup withholding, and payments made by the foreign office of a broker that has certain connections to the United States may be subject to information reporting, but not backup withholding. Exemptions apply if you certify as to your non-United States status under penalty of perjury or otherwise establish an exemption, provided that the broker does not have actual knowledge or reason to know that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied.

     Backup withholding tax is not an additional tax and you may use the amounts withheld as a refund or a credit against your United States federal income tax liability as long as you provide certain information to the IRS.

     THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, UNITED STATES HOLDERS AND NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF EXCHANGING EXISTING NOTES FOR EXCHANGE NOTES IN ACCORDANCE WITH THE EXCHANGE OFFER, HOLDING EXCHANGE NOTES AND DISPOSING OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

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          PART II: CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

SCOPE OF DISCUSSION:

     This discussion represents our best attempt to describe what the Canada Customs and Revenue Agency (the "CCRA") and ultimately a court would consider to be the Canadian federal income tax consequences that may apply to you based upon the Income Tax Act (Canada) (the "Tax Act"), the regulations made under the Tax Act (in this section, the "Regulations"), current published administrative and assessing practices of the CCRA published prior to the date hereof and all specific proposals to amend the Tax Act and the Regulations publicly announced prior to the date hereof, and assumes that all proposals will be enacted substantially as proposed, although no assurance in this regard can be given. Unless otherwise indicated, the Canadian federal income tax consequences applicable to the exchange of Existing Notes for Exchange Notes in accordance with the Exchange Offer and the acquisition, ownership and disposition of the notes will not be materially different if the proposals are not enacted. For purposes of this discussion, any reference to notes includes the Exchange Notes described under the heading "Registration Rights".

     The CCRA and ultimately a court may reach different conclusions than we have in our best attempt. This discussion may become inaccurate because the law or administrative practice may be changed, possibly retroactively, whether by way of legislative, judicial or governmental action or interpretation. This summary may not cover your particular circumstances because it does not consider foreign, state, provincial or local tax rules and disregards all Canadian federal tax changes other than those that are publicly released prior to the date hereof.

     Please consult with your tax advisor concerning the income tax consequences to you having regard to your own personal circumstances.

     This general discussion of certain Canadian federal income tax consequences applies to you if you exchange the Existing Notes for Exchange Notes in accordance with the Exchange Offer and thereafter hold the notes at all relevant times for purposes of the Tax Act as "capital property", and at all relevant times for purposes of the Tax Act you deal at "arm's length" with us and are not "affiliated" with us. The notes will generally be considered to be capital property to a holder unless the notes are held in the course of carrying on a business of trading or dealing in securities or otherwise as part of a business of buying and selling securities or were acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade. This summary does not consider any tax consequences arising under provincial, state, local or foreign jurisdictions (but in respect of the United States, please refer to Part I for a discussion of the principal United States federal income tax consequences that may be applicable to you). In addition, it does not include all of the rules which may affect the Canadian tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:

     - a broker-dealer, a dealer in securities or foreign currency, or a "financial institution", as defined in the Tax Act;

     -  an insurance company;

     -  a tax-exempt organization;

     -  subject to the alternative minimum tax provisions of the Tax Act;

     - holding the notes as part of a hedge, straddle or other risk reduction or constructive sale transaction; or

     -  a "tax shelter investment", as defined in the Tax Act.

     For purposes of the Tax Act, all amounts relating to our notes issued pursuant to this offering must be expressed in Canadian dollars including interest, "adjusted cost base", as defined in the Tax Act, and proceeds of disposition; amounts denominated in United States dollars generally must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time of the relevant transactions. You may therefore realize additional income or gains due to changes in foreign exchange rates. For purposes of this discussion, any reference to notes includes Exchange Notes described under the heading "Registration rights".

NON-CANADIAN HOLDERS

     If you are a "Non-Canadian Holder," as defined below, this section applies to you. Otherwise, the next section, "Canadian Holders," may apply to you.

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

     Definition of Non-Canadian Holder. You are a "Non-Canadian Holder" if you are the beneficial owner of the notes and:

     - you are or are deemed to be a non-resident of Canada, at all relevant times, for purposes of the Tax Act; and

     - your notes are not used or held by you in, or described in an inventory of, a business carried on in Canada.

     Exchange of Existing Notes for Exchange Notes. The exchange by a Non-Canadian Holder of an Existing Note for an Exchange Note will not constitute a taxable event for purposes of the Tax Act and accordingly, a Non-Canadian Holder will not be subject to tax under the Tax Act in respect of the exchange.

     Taxation of Interest. Interest paid or credited (or deemed to be paid or credited) to you on the notes will be exempt from Canadian withholding tax.

     Sale or Other Disposition of the Notes. You will not be subject to Canadian federal income tax or withholding tax on a gain recognized on a disposition or deemed disposition of a note (including, on a sale, exchange, redemption, repurchase, retirement discharge or payment on maturity of a note).

     Reporting. We will report annually to the CCRA and to you, the amount of interest paid to, and the tax withheld, if any, on payments made to you.

CANADIAN HOLDERS

     If you are a "Canadian Holder" as defined below, this section applies to you.

     Definition of Canadian Holder. You are a Canadian Holder if, at all relevant times, you are a beneficial owner of notes and you are a resident or deemed resident of Canada for the purposes of the Tax Act.

     United States Federal Income Tax Consequences to Canadian Holders. See also Part I above.

     Exchange of Existing Notes for Exchange Notes. The exchange by a Canadian Holder of an Existing Note for an Exchange Note will not constitute a taxable event for purposes of the Tax Act and accordingly, a Canadian Holder will not be subject to tax under the Tax Act in respect of the exchange. For purposes of determining the adjusted cost base of the Exchange Notes, it will be considered to be the same property as the Existing Note.

     Taxation of Interest. If you are a corporation, partnership, unit trust or a trust of which a corporation or a partnership is a beneficiary, you will be required to include in computing your income for a taxation year all interest that accrues to you on a note to the end of that taxation year or that is received or becomes receivable by you before the end of that taxation year, except to the extent such amount was included in computing your income for a preceding taxation year.

     If you are a beneficial owner of notes not described in the foregoing paragraph, including an individual:

     - you will be required to include in computing your income for a taxation year all interest on a note that is received or receivable by you in the taxation year (depending on the method you regularly follow in computing income); and

     - you will be required to include in income, any interest that accrued to you to the end of any "anniversary date" (as defined in the Tax Act), to the extent that such amount was not otherwise included in your income for that or a preceding taxation year.

     The amount of interest will include any United States non-resident withholding tax withheld on the interest. United States non-resident withholding tax on the interest may be eligible for foreign tax credit or deduction treatment subject to the detailed rules and limitations under the Tax Act. Canadian Holders are advised to consult their own tax advisors with respect to the availability of a credit or deduction to them having regard to their particular circumstances.

     Canadian-Controlled Private Corporations. If you are a Canadian-controlled private corporation, as defined in the Tax Act, you may be liable to pay an additional refundable tax of 6 2/3% on investment income, including interest income and taxable capital gains (described below).

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

     Sale or Other Disposition of the Notes. If you dispose of or are deemed to have disposed of a note (including on a sale, exchange (other than pursuant to the exchange offer described under the heading "Registration rights"), redemption, repurchase, retirement, discharge or payment on maturity) you must:

     - include in computing your income for the taxation year in which the disposition occurs an amount generally equal to the amount of interest (and premium paid on redemption or repurchase, if any) in respect of the note that has accrued on the note, to the extent such interest was not otherwise included in computing your income for the taxation year or a previous taxation year; and

     - recognize a capital gain (or capital loss) equal to the difference between the amount you receive as proceeds of disposition (net of accrued interest (and premium paid on redemption or repurchase, if any) on the note included in computing your income as described above, minus any reasonable costs of disposition and minus your adjusted cost base of the note immediately before the disposition).

     One-half of any capital gain (the taxable capital gain) will be included in the your income for the taxation year of disposition. You may deduct one-half of any capital loss so realized (the allowable capital loss) against your taxable capital gains in the year of disposition. Any excess of allowable capital losses over taxable capital gains that you realize in the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against your net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Tax Act.

     Capital gains realized by an individual or by most trusts may give rise to alternative minimum tax under the Tax Act.

                          CERTAIN ERISA CONSIDERATIONS

     The following is a summary of certain considerations associated with the purchase and holding of the Notes by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-United States or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include plan assets of such plans (as defined in the regulations promulgated under ERISA), accounts and arrangements (each, a "Plan").

GENERAL FIDUCIARY MATTERS

     ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

     In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

PROHIBITED TRANSACTION ISSUES

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons", within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by an ERISA Plan with respect to which we or the initial purchasers are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment

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

is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

     Because of the foregoing, the Notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

REPRESENTATION

     Accordingly, by acceptance of a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

     The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel (including Canadian counsel) regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable.

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                              PLAN OF DISTRIBUTION

     The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Existing Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities laws of such jurisdiction. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuers and the Subsidiary Guarantors have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer
for use in connection with any such resale. In addition, until    --   , 2004,
all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     Neither the Issuers nor the Subsidiary Guarantors will receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit resulting from any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Furthermore, any broker-dealer that acquired any of its Existing Notes directly from the Issuers may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (13th April 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (5th June 1991) and Shearman & Sterling, SEC no-action letter (2nd July 1993); and must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. For a period of 180 days after the Expiration Date, the Issuers and the Subsidiary Guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers and the Subsidiary Guarantors have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. No "underwriter" within the meaning of applicable Canadian securities legislation has been involved in the preparation of this prospectus or performed any review of its content.

                                 LEGAL MATTERS

     The validity of the Exchange Notes and the Subsidiary Guarantees in connection with this Exchange Offer will be passed upon for us by Torys LLP, New York, New York and Toronto, Ontario. Members of the firm of Torys LLP own common shares amounting to less than 1% of our outstanding shares.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

     Our auditors are PricewaterhouseCoopers LLP, Certified Public Accountants, whose Orlando office is located at Bank of America Building, 390 North Orange Avenue, Suite 2400, Orlando, Florida, 32801, U.S.A.

     The transfer agent and registrar for the common shares is CIBC Mellon Trust Company at its principal offices in Toronto, Montreal and Calgary.

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

                                    EXPERTS

     The financial statements of Gerdau Ameristeel Corporation as of December 31, 2002, 2001 and 2000 and for the years then ended included in this prospectus, except as they relate to the Gerdau Canada Group, have been so included in reliance on the report of PricewaterhouseCoopers LLP, Orlando, Florida, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Co-Steel Inc. as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, Toronto, Canada, chartered accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited financial statements of Gerdau Canada Group, not separately presented in this prospectus but forming part of the financial statements of Gerdau Ameristeel, have been audited by Ernst & Young LLP, chartered accountants. Such financial statements, to the extent they have been included in the financial statements of Gerdau Ameristeel, have been so included in reliance on the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

             DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

     The following documents have been or will be filed with the SEC as part of the Registration Statement on Form F-10 of which this prospectus forms a part:

     -  Certificate of Qualification;

     -  Calculation of Earnings Coverage;

     - The documents referred to under the heading "Documents Incorporated by Reference";

     - Registration Rights Agreement dated June 27, 2003 among the Issuers, the Subsidiary Guarantors and the initial purchasers of the Existing Notes;

     - Indenture dated as of June 27, 2003 among the Issuers, Subsidiary Guarantors and SouthTrust Bank, as Trustee;

     -  Form of Exchange Note (included in the Indenture);

     -  Consents of PricewaterhouseCoopers LLP;

     -  Consent of Ernst & Young LLP;

     -  Consent of Torys LLP; and

     - Powers of Attorney (included on the signature pages of the Registration Statement on Form F-10).

                 STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

     Securities legislation in the province of Ontario provides purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a prospectus and any amendment. In Ontario, securities legislation further provides a purchaser with remedies for rescission or damages where the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of Ontario. The purchaser should refer to any applicable provisions of the securities legislation of Ontario for the particulars of these rights or consult with a legal adviser.

                   CONTRACTUAL RIGHT OF ACTION FOR RESCISSION

     In the event that a holder of an Existing Note who receives an Exchange Note pursuant to the Exchange Offer as provided for in this short form prospectus, is or becomes entitled under applicable legislation to the remedy of rescission by reason of this short form prospectus or any amendment thereto containing a misrepresentation, the holder shall be entitled to rescission not only of the holder's exchange of the Existing Note for an Exchange Note but also of the private placement transaction pursuant to which the Existing Note was initially acquired and shall be entitled, in connection with such rescission, to a full refund of all consideration paid to the Issuers on the acquisition of the Existing Note. In the event the holder is a permitted assignee of the interest of the original Existing Note purchaser, that permitted assignee shall be entitled to exercise the right of rescission and refund described herein as if the permitted assignee were the original purchaser. The foregoing is in addition to any other right or remedy available to a holder of the Notes under Section 130 of the Securities Act (Ontario) or otherwise at law.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
CONSOLIDATED FINANCIAL STATEMENTS OF GERDAU AMERISTEEL
  CORPORATION AND SUBSIDIARIES FOR THE YEARS ENDED DECEMBER
  31, 2002, 2001 AND 2000...................................     F-2
  Report of independent certified public accountants........     F-3
  Consolidated balance sheets...............................     F-4
  Consolidated statements of earnings (loss)................     F-5
  Consolidated statements of shareholders' equity...........     F-6
  Consolidated statements of cash flows.....................     F-7
  Notes to the consolidated financial statements............     F-8
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF GERDAU
  AMERISTEEL CORPORATION AND SUBSIDIARIES FOR THE NINE
  MONTHS ENDED SEPTEMBER 30, 2003 AND 2002..................    F-35
  Consolidated balance sheets...............................    F-36
  Consolidated statements of (loss) earnings................    F-37
  Consolidated statements of shareholders' equity...........    F-38
  Consolidated statements of cash flows.....................    F-39
  Notes to the consolidated financial statements............    F-40
CONSOLIDATED FINANCIAL STATEMENTS OF CO-STEEL INC. FOR THE
  YEARS ENDED DECEMBER 31, 2001 AND 2000....................    F-52
  Report of accountants.....................................    F-53
  Consolidated statements of (loss) earnings................    F-54
  Consolidated statements of reinvested earnings............    F-55
  Consolidated balance sheets...............................    F-56
  Consolidated statements of cash flows.....................    F-57
  Notes to the consolidated financial statements............    F-58
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CO-STEEL INC.
  (RENAMED GERDAU AMERISTEEL CORPORATION) FOR THE NINE
  MONTHS ENDED SEPTEMBER 30, 2002 AND 2001..................    F-74
  Consolidated statements of profit (loss)..................    F-75
  Consolidated statements of reinvested earnings............    F-76
  Consolidated balance sheets...............................    F-77
  Consolidated statements of cash flows.....................    F-78
  Notes to the consolidated financial statements............    F-79

                           CANADIAN GAAP/U.S. DOLLAR
                       CONSOLIDATED FINANCIAL STATEMENTS

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES
                        DECEMBER 31, 2002, 2001 AND 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Gerdau Ameristeel Corporation:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings (loss), of shareholders' equity, and of cash flows present fairly, in all material respects, the financial position of Gerdau Ameristeel Corporation and its subsidiaries (the Company) at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles which, as described in Note 2, are generally accepted in Canada. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Gerdau Canada Group, a company under common control, as of December 31, 2001 and for the two years then ended, which statements reflect total assets of $330,463,000 as of December 31, 2001 and total revenues of $237,442,000 and $253,644,000 for the years ended December 31, 2001 and 2000, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Gerdau Canada Group, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 2 to the Consolidated Financial Statements, the Company adopted the provisions of CICA Handbook Section 3062, Goodwill and Other Intangible Assets, on January 1, 2002.

PricewaterhouseCoopers LLP
Certified Public Accountants

Orlando, Florida

January 24, 2003 except for certain information contained in Notes 3 and 20, as to which the date is April 4, 2003

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31,
                                                                ------------------------
                                                                   2002          2001
                                                                ----------    ----------
                                                                  (U.S.$ in thousands)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $   16,361    $    5,087
  Accounts receivable, net of allowance for doubtful
     accounts of $4,688 (2001 -- $2,210)....................       172,745        97,327
  Inventories (note 4)......................................       351,400       211,420
  Future tax assets (note 10)...............................        11,417         5,320
  Other current assets......................................         2,997         1,096
                                                                ----------    ----------
Total current assets........................................       554,920       320,250
Property, plant and equipment (note 5)......................       898,948       530,885
Goodwill....................................................       114,374       114,374
Other assets (note 8).......................................         3,159        96,430
                                                                ----------    ----------
Total assets................................................    $1,571,401    $1,061,939
                                                                ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable....................................    $  170,334    $   99,647
  Accrued salaries, wages and employee benefits.............        43,932        16,826
  Other current liabilities (note 12).......................        20,110         9,453
  Taxes payable.............................................         6,567            --
  Interest payable..........................................         3,395         6,563
  Bank Indebtedness (note 7)................................        23,379         4,083
  Current portion of long-term borrowings (note 7)..........        83,942        62,977
                                                                ----------    ----------
Total current liabilities...................................       351,659       199,549
Long-term borrowings, less current portion (note 7).........       411,833       251,346
Related party borrowings (note 8)...........................            --       405,227
Accrued benefit obligation (note 11)........................        70,166        20,746
Other liabilities (note 12).................................        29,175         5,530
Future tax liabilities (note 10)............................        82,158        99,109
Minority interest...........................................        33,312        30,634
                                                                ----------    ----------
Total liabilities...........................................       978,303     1,012,141
                                                                ----------    ----------
Shareholders' equity:
Capital stock (note 14).....................................       513,400        58,364
Convertible debentures (note 9).............................        79,134            --
Retained earnings (deficit).................................         1,329        (7,622)
Cumulative translation adjustment...........................          (765)         (944)
                                                                ----------    ----------
Total shareholders' equity..................................       593,098        49,798
                                                                ----------    ----------
Total liabilities and shareholders' equity..................    $1,571,401    $1,061,939
                                                                ==========    ==========

                See notes to consolidated financial statements.

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

                                                                     YEARS ENDED DECEMBER 31,
                                                                ----------------------------------
                                                                   2002         2001        2000
                                                                ----------    --------    --------
                                                                       (U.S.$ in thousands,
                                                                 except earnings per share data)
Net sales...................................................    $1,036,055    $840,836    $899,683
Operating expenses:
  Cost of sales.............................................       867,091     680,084     722,038
  Selling and administrative................................        62,173      56,431      57,394
  Depreciation..............................................        58,683      54,877      51,348
  Amortization of goodwill..................................            --       6,582       6,269
  Other operating (income) expense (note 17)................        (5,072)       (463)      2,738
                                                                ----------    --------    --------
                                                                   982,875     797,511     839,787
Income from operations......................................        53,180      43,325      59,896
Other expenses:
  Interest, net.............................................        38,598      48,852      50,360
  Foreign exchange loss (gain)..............................           230         249        (211)
  Loss on marketable securities.............................            --         707          --
  Amortization of deferred financing costs..................         1,172       1,180       1,461
                                                                ----------    --------    --------
                                                                    40,000      50,988      51,610
Income (loss) before income taxes...........................        13,180      (7,663)      8,286
Income tax expense (benefit)................................           341      (2,581)      2,177
                                                                ----------    --------    --------
Income (loss) before minority interest......................        12,839      (5,082)      6,109
Minority interest...........................................        (1,707)       (984)     (2,166)
                                                                ----------    --------    --------
Net income (loss)...........................................    $   11,132    $ (6,066)   $  3,943
                                                                ----------    --------    --------
Earnings per common share -- basic (note 14)................    $     0.07    $  (0.05)   $   0.03
Earnings per common share -- diluted........................    $     0.07    $  (0.05)   $   0.03

                See notes to consolidated financial statements.

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                             RETAINED    CUMULATIVE
                                                    INVESTED   CONVERTIBLE   EARNINGS    TRANSLATION     DEFERRED
                                        SHARES      CAPITAL    DEBENTURES    (DEFICIT)   ADJUSTMENT    COMPENSATION    TOTAL
                                      -----------   --------   -----------   ---------   -----------   ------------   --------
                                                              (U.S.$ in thousands, except share data)
Balance --
  December 31, 1999.................  133,388,400   $ 59,022     $    --      $11,132       $  --         $(192)      $ 69,962
                                      -----------   --------     -------      -------       -----         -----       --------
  Net income........................                                            3,943                                    3,943
  Subsidiary stock activity.........                    (403)                                                             (403)
  Foreign exchange..................                                                          (11)                         (11)
  Reduction in deferred
    compensation....................                                                                        116            116
  Dividends paid....................                      --                  (16,631)         --            --        (16,631)
                                      -----------   --------     -------      -------       -----         -----       --------
Balance --
  December 31, 2000.................  133,388,400     58,619          --       (1,556)        (11)          (76)        56,976
                                      -----------   --------     -------      -------       -----         -----       --------
  Net loss..........................                      --          --       (6,066)         --            --         (6,066)
  Subsidiary stock activity.........                    (255)         --           --          --            --           (255)
  Foreign exchange..................                      --          --           --        (933)           --           (933)
  Reduction in deferred
    compensation....................                                                                         76             76
                                      -----------   --------     -------      -------       -----         -----       --------
Balance --
  December 31, 2001.................  133,388,400     58,364          --       (7,622)       (944)           --         49,798
                                      -----------   --------     -------      -------       -----         -----       --------
  Net income........................                      --          --       11,132          --            --         11,132
  Subsidiary stock activity.........                    (187)         --           --          --            --           (187)
  Foreign exchange..................                      --          --           --         179            --            179
  Debt converted to equity (note
    8)..............................                 325,948          --           --          --            --        325,948
  Acquisition (note 3)..............   51,503,960    129,275      79,134           --          --            --        208,409
  Dividends paid....................                      --          --       (2,181)         --            --         (2,181)
                                      -----------   --------     -------      -------       -----         -----       --------
Balance --
  December 31, 2002.................  184,892,360   $513,400     $79,134      $ 1,329       $(765)        $  --       $593,098
                                      -----------   --------     -------      -------       -----         -----       --------

                See notes to consolidated financial statements.

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEARS ENDED DECEMBER 31,
                                                                ---------------------------------
                                                                  2002        2001        2000
                                                                --------    --------    ---------
                                                                      (U.S.$ in thousands)
Operating activities
Net income (loss)...........................................    $ 11,132    $ (6,066)   $   3,943
Adjustment to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................      58,683      54,877       51,348
  Amortization..............................................       1,172       7,762        7,730
  Deferred income taxes.....................................     (10,428)     (2,284)      (7,047)
  Loss (Gain) on disposition of property, plant and
     equipment..............................................       1,044         (17)        (595)
  Unrealized foreign exchange on related party loans........         436      (6,253)      (6,444)
  Accrued interest on related party loans...................      (2,561)     14,144        6,651
  Loss on sale of marketable securities.....................          --       3,658           --
  Deferred compensation.....................................          --          76          116
Changes in operating assets and liabilities, net of
  acquisitions:
  Accounts receivable.......................................      21,433      12,159          (14)
  Inventories...............................................     (17,991)     18,640        1,460
  Other assets..............................................      (9,061)          6         (350)
  Liabilities...............................................     (19,791)      5,878      (28,198)
                                                                --------    --------    ---------
Net cash provided by operating activities...................      34,068     102,580       28,600
                                                                --------    --------    ---------
Investing activities
  Additions to property, plant and equipment................     (33,482)    (28,419)     (52,690)
  Purchase price for acquisitions...........................      (6,856)    (51,184)          --
  Cash acquired in acquisition..............................      18,465          --           --
  Purchase of minority interest.............................          --          --      (35,640)
  Proceeds from dispositions................................         489         811          518
                                                                --------    --------    ---------
Net cash used in investing activities.......................     (21,384)    (78,792)     (87,812)
                                                                --------    --------    ---------
Financing activities
  Term debt payments........................................     (29,503)    (58,906)    (109,997)
  Revolving credit borrowings (payments)....................      27,273     (31,279)      75,253
  Increase in related party loans payable...................          --      64,638       97,217
  Reductions (additions) to deferred financing costs........         705          (4)      (1,765)
  Foreign exchange (loss) gain..............................        (195)        142            1
  Changes in minority interest..............................       2,678         984        2,166
  Subsidiary stock activity.................................        (187)       (232)      (1,814)
  Dividends paid............................................      (2,181)         --           --
                                                                --------    --------    ---------
Net cash provided by (used in) financing activities.........      (1,410)    (24,657)      61,061
                                                                --------    --------    ---------
Increase (decrease) in cash and cash equivalents............      11,274        (869)       1,849
Cash and cash equivalents at beginning of period............       5,087       5,956        4,107
                                                                --------    --------    ---------
Cash and cash equivalents at end of period..................    $ 16,361    $  5,087    $   5,956
                                                                --------    --------    ---------
Supplemental cash flow information
  Cash paid for interest....................................    $ 57,610    $ 45,882    $  50,040
                                                                --------    --------    ---------
  Cash paid for income taxes................................    $  2,289    $    690    $  10,132
                                                                --------    --------    ---------

                See notes to consolidated financial statements.

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
         (United States Dollars in thousands, except per share amounts)

NOTE 1 -- BASIS OF PRESENTATION

The 2001 and 2000 consolidated financial statements include the results and accounts of companies controlled by Gerdau Ameristeel Corporation, a Canadian corporation, whose ultimate parent is Gerdau S.A., a Brazilian Company. The financial statements include the accounts of Gerdau Ameristeel Cambridge Inc. and Gerdau MRM Holdings Inc. and their consolidated subsidiaries Gerdau Ameristeel MRM Special Sections Inc., Gerdau MRM America Holding Corp., Porter Bros. Corporation, GUSAP Partners, Mandak Car Crusher Inc., MFT Acquisition Corp., 3038482 Nova Scotia Company, PASUG Inc., (combined, referred to as Gerdau Canada Group), and Gerdau USA, Inc. and its consolidated subsidiaries FLS Holdings Inc., AmeriSteel Corporation and AmeriSteel Bright Bar, Inc. ("GUSA"), collectively, the "Gerdau North America Group". All significant intercompany transactions and accounts have been eliminated in consolidation.

On October 23, 2002, the ultimate parent company of the Gerdau North America Group entered into a transaction agreement with Co-Steel Inc. ("Co-Steel"), a Canadian public company. This transaction agreement resulted in Co-Steel acquiring all of the issued and outstanding shares of the companies included in the Gerdau North America Group, in exchange for Co-Steel common shares representing approximately 74% of Co-Steel's total common shares. As part of this transaction, certain related party loans payable of the Gerdau North America Group were converted into equity in October 2002. The transaction was accounted for by using the reverse-take-over method of purchase accounting. The Gerdau North America Group is deemed to be the acquirer and is assumed to be purchasing the assets and liabilities of Co-Steel, since the original shareholder of the Gerdau North America Group became owner of more than 50 percent of the voting shares of Co-Steel on a fully-diluted basis following the transaction. As a result, the Gerdau North America Group's historical accounts became the historical accounts of Co-Steel for all periods prior to the date of merger. In connection with the merger, Co-Steel's name was changed to Gerdau Ameristeel Corporation (the "Company" or "Gerdau Ameristeel").

The Company operates steel minimills, producing primarily steel bars and special sections for commercial and industrial building construction and original equipment manufacturers. Its principal market area is the eastern United States and Canada. Principal suppliers to the Company include scrap metal producers and electric utilities.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements are presented by management in accordance with accounting principles generally accepted in Canada. All dollar amounts are reported in United States dollars unless otherwise indicated.

CONSOLIDATION: These consolidated financial statements include the accounts of the Company and its subsidiaries. They include full year results for the Gerdau North America operations, and results for the Co-Steel operations for the period from October 23, 2002 through December 31, 2002, which represents the period subsequent to the date of acquisition.

JOINT VENTURES AND OTHER INVESTMENTS: The Company's investments in Gallatin Steel Company, Bradley Steel Processors and MRM Guide Rail are 50% joint ventures, and are proportionately consolidated. Other investments where the Company does not exercise significant influence are accounted for by the cost method. The Company evaluates the carrying value of the investments to determine if there has been an impairment in value considered other than temporary, which is assessed by review of cash flows, operating income and takes into consideration trading values on recognized stock exchanges. If impairment is considered other than temporary, a provision is recorded.

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS: The Company recognizes revenues from sales and the allowance for estimated costs associated with returns from these sales when the product is shipped and title transferred to the buyer. Provisions are made for estimated product returns and customer claims based on estimates and actual historical experience. If the historical data used in the estimates does not reflect future returns and claims trends, additional provisions may be necessary. An allowance for doubtful accounts is maintained for estimated losses resulting from the inability of customers to make required payments. If the financial condition of customers was to deteriorate, resulting in the impairment of their ability to make payments, additional allowance may be required.

CASH AND CASH EQUIVALENTS: The Company considers all cash on deposit and term deposits with original maturities of three months or less, to be cash equivalents. Cash held in the joint venture operations are for the sole use of the joint ventures.

INVENTORIES: Billets and finished goods are valued at the lower of cost or market value. Scrap, consumables and spare parts are valued at the lower of cost (calculated on an average basis) or replacement value. Consumables include rolls, which are recorded at cost and amortized based on usage.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are recorded at cost. Major renewals and betterments are capitalized and depreciated over their estimated useful lives. Maintenance and repairs are charged against operations as incurred. Upon retirement or other disposition of property, plant and equipment, the cost and related allowances for depreciation are removed from the accounts and any resulting gain or loss is recorded in the statement of operations.

Interest incurred in connection with significant capital projects is capitalized. Interest costs for property, plant and equipment construction expenditures of approximately $100 thousand was capitalized for the year ended December 31, 2002 (2001 -- $800 thousand; 2000 -- $97 thousand). For financial reporting purposes, the Company provides for depreciation of property, plant and equipment using the straight-line method over the estimated useful lives of 15 to 30 years for buildings and improvements and 4 to 15 years for other equipment. During 2002, the

Company changed the depreciable lives of certain buildings and equipment to reflect their updated estimated economic lives. The effect of this change in accounting estimate reduced depreciation expense in 2002 by approximately $3.2 million.

Property, plant and equipment Held for Sale is carried at the lower of cost or net realizable value.

GOODWILL: Goodwill represents the cost of investments in operating companies in excess of the fair value of the net identifiable assets acquired. On January 1, 2002, the Company adopted CICA Handbook Section 3062, Goodwill and Other Intangible Assets. This section requires that goodwill and intangible assets with indefinite lives are not amortized, but rather their fair value be assessed at least annually and written down for any impairment in value. For acquisitions made subsequent to July 1, 2001, and as of January 1, 2002 for all existing goodwill and intangible assets with indefinite lives, such assets will no longer be amortized, but will be evaluated annually for impairment. There was amortization of goodwill and intangible assets recorded under the prior accounting standard for 2001 and 2000. In 2001 and 2000, goodwill resulting from acquisitions was amortized over 20 to 25 years, the estimated lives of the related benefit.

Had goodwill not been amortized, net loss in 2001 would have been $2.1 million (versus a loss of $6.1 million), or $(0.02) per share, and net income in 2000 would have been $7.7 million (versus net income of $3.9 million), or $0.06 per share.

DEFERRED FINANCING COSTS: Deferred financing costs were incurred in relation to long term debt and are reflected net of accumulated amortization and are amortized over the term of the respective debt instruments, which range from 5 to 22 years from the debt inception date.

FUTURE INCOME TAXES: The liability method of accounting for income taxes is used whereby future income taxes arise from temporary differences between the book value of assets and liabilities and their respective tax value. Future income tax assets and liabilities are measured using substantially enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the substantive enactment date. A valuation allowance is recorded to the extent the recoverability of future income tax assets is considered more likely than not.

PENSIONS AND POST-RETIREMENT BENEFITS: The Company accrues its obligations under employee benefit plans and the related costs, net of plan assets. The Company has adopted the following policies:

    - The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance for funded plans, salary escalation, retirement ages of employees and expected health care costs. The discount rate used for determining the liability for future benefits is the current interest rate at the balance sheet date on high quality fixed income investments with maturities that match the expected maturity of the obligations.

    -   Pension assets are valued at fair market value.

    - Past service costs from plan amendments are amortized on a straight-line basis over the average remaining service period of employees active at the date of amendment.

    - The excess of the net actuarial gain or loss over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized over the average remaining service period of the active employees.

    - A plan curtailment will result if there has been a significant reduction in the expected future service of present employees. A net curtailment loss is recognized when the event is probable and can be estimated, a net curtailment gain is deferred until realized.

ENVIRONMENTAL LIABILITIES: The Company has reserved for potential environmental liabilities based on the best estimates of potential clean-up and remediation estimates for known environmental sites. The Company employs a staff of environmental experts to administer all phases of its environmental programs, and uses outside experts where needed. These professionals develop estimates of potential liabilities at these sites based on projected and known remediation costs. This analysis requires the Company to make significant estimates, and changes in facts and circumstances could result in material changes in the environmental accrual.

REPORTING CURRENCY AND FOREIGN CURRENCY TRANSLATION: Operating revenue and expenses arising from foreign currency transactions are translated into U.S. dollars at exchange rates in effect on the date of the transactions. Monetary assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Gains or losses arising from these translations are included in earnings, with the exception of unrealized foreign exchange gains or losses on long-term monetary items that hedge net investments in foreign operations which are accumulated in the foreign currency translation adjustment account in shareholders' equity, until there is a reduction in the net investment in the foreign operation.

Assets and liabilities of self-sustaining foreign operations are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Operating revenue and expense items are translated at average exchange rates prevailing during the year. Any corresponding foreign exchange gains and losses are deferred and disclosed separately as part of shareholders' equity and are recognized in earnings when the ownership interest in the foreign operations is reduced.

The consolidated financial statements have been prepared in U.S. dollars as the majority of the Company's transactions occur in this currency.

EARNINGS PER SHARE: The Company's diluted earnings per share is determined using the treasury stock method for the effect of outstanding share purchase options and the dilution impact of the convertible debenture at the stated conversion price.

STOCK OPTION PLAN: The Company has a stock option plan described in Note 15. No compensation expense is recognized when stock options are issued to employees as the option price is equivalent to the market value of the shares at the date of grant. Consideration paid on exercise of stock options is credited to share capital. No options were granted in 2002.

DEFERRED SHARE UNIT PLAN:  The Corporation offers a Deferred Share Unit Plan
(DSUP) for members of the Board of Directors. Under the DSUP each director receives a percentage of their annual compensation in the form of deferred share units (DSUs) which are notional Common

Shares of the Company. The issue price of each DSU is based on the closing trading value of the Common Shares on the meeting dates and an expense is recognized at that time. The DSU account of each director includes the value of dividends, if any, as if reinvested in additional DSUs. The director is not permitted to convert DSUs into cash until retirement from the Board. The value of the DSUs, when converted to cash, will be equivalent to the market value of the Common Shares at the time the conversion takes place. The value of the outstanding DSUs as at December 31, 2002 was $141 thousand (2001 -- $67 thousand).

USE OF ESTIMATES: The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 -- ACQUISITIONS

On October 23, 2002, Brazilian Steelmaker Gerdau S.A. and Canadian steelmaker Co-Steel combined their North American operations. In the transaction, Co-Steel acquired all of the issued and outstanding shares of the Gerdau North America Group in exchange for shares of Co-Steel representing approximately 74% of the shares of the combined entity. A portion of these shares will be issued to minority shareholders of AmeriSteel Corporation on March 31, 2003, as described below. The name of Co-Steel was changed to Gerdau Ameristeel Corporation as part of the transaction.

For accounting purposes, the business combination of the Gerdau North America Group and Co-Steel has been accounted for using the reverse take-over method of purchase accounting. Gerdau North America is deemed to be the acquirer and is assumed to be purchasing the assets and liabilities of Co-Steel, since the original shareholders of the Gerdau North America Group have become owners of more than 50% of the voting shares of Co-Steel on a fully diluted basis. The results of the operations of Co-Steel are included from the date of the transaction.

The following table summarizes the fair value of assets and liabilities acquired at the date of the acquisition ($000s):

Net assets (liabilities) acquired
  Current assets............................................    $242,252
  Current liabilities.......................................    (130,345)
  Property, plant and equipment.............................     389,915
  Other assets..............................................        (177)
  Long-term debt............................................    (219,969)
  Other long-term liabilities...............................     (81,386)
  Net future income taxes...................................      15,768
  Convertible debenture (recorded as equity)................     (80,113)
                                                                --------
                                                                $135,945
                                                                --------
Purchase consideration, representing 51,503,960 Co-Steel
  shares at $2.51 per share.................................    $129,275
Plus transaction costs......................................       6,670
                                                                --------
                                                                $135,945
                                                                ========

Effective March 31, 2003, non-controlling shareholders holding, in the aggregate, approximately 13% of the issued and outstanding shares of AmeriSteel Corporation ("Ameristeel"), will have their holdings exchanged for Gerdau Ameristeel common shares in a ratio of 9.4617 Gerdau Ameristeel shares for each common share of Ameristeel exchanged. The acquisition of the minority interest of Ameristeel will be accounted for as a step acquisition under the purchase method of accounting, whereby the purchase price of the shares will be allocated to the net assets acquired based upon their relative fair values. The exchange will result in the issuance of an additional 13,199,260 shares of Gerdau Ameristeel (see Note 20).

On June 24, 2002, the Company acquired certain assets and assumed certain liabilities of Republic Technologies' cold drawn plant in Cartersville, Georgia. The purchase price was $8.4 million and the transaction was accounted for as a business combination. The plant commenced operations under Gerdau Ameristeel ownership on July 2, 2002.

On December 28, 2001, AmeriSteel acquired certain assets and assumed certain liabilities of the Cartersville, Georgia mill (Cartersville), a producer of structural steel products, from Birmingham Steel Corporation. In a separate transaction on the same date, AmeriSteel acquired certain assets that were being leased by Cartersville from the existing lessor group for cash and negotiated a new operating lease. The two transactions are being accounted for as a business combination for financial reporting purposes. The results of operations for Cartersville have been included in the accompanying combined statement of financial position as of December 31, 2001, but had no significant impact on the results of operations for the year ended December 31, 2001. The aggregate purchase price was $49.4 million, including $41.5 million cash, $0.2 million marketable securities and $7.7 million assumed liabilities.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition ($000s).

                                                                AT DECEMBER 28,
                                                                     2001
                                                                ---------------
Inventory...................................................        $20,674
Property, plant and equipment...............................         28,757
                                                                    -------
Total assets acquired.......................................         49,431
                                                                    -------
Accounts payable............................................         (6,756)
Accrued liabilities.........................................           (959)
                                                                    -------
Total liabilities assumed...................................         (7,715)
                                                                    -------
Net assets acquired.........................................        $41,716
                                                                    =======

On March 13, 2001, AmeriSteel acquired 80% of the operations of American Bright Bar of Orrville, Ohio, a producer of cold drawn flat bar, for total consideration of $4.2 million cash and $5.3 million of debt. The transaction was accounted for as a purchase and goodwill of approximately $4.8 million was recorded.

NOTE 4 -- INVENTORIES

Inventories consist of the following ($000s):

                                                                  AT DECEMBER 31,
                                                                --------------------
                                                                  2002        2001
                                                                --------    --------
Ferrous and non-ferrous scrap...............................    $ 40,983    $ 18,999
Work in-process.............................................      33,701      19,077
Finished goods..............................................     195,893     127,818
Raw materials (excluding scrap) and operating supplies......      80,823      45,526
                                                                --------    --------
                                                                $351,400    $211,420
                                                                ========    ========

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following ($000s):

                                                                          AT DECEMBER 31, 2002
                                                                ----------------------------------------
                                                                              ACCUMULATED        NET
                                                                   COST       DEPRECIATION    BOOK VALUE
                                                                ----------    ------------    ----------
Land and improvements.......................................    $   65,021      $  1,769       $ 63,252
Buildings and improvements..................................       142,971        14,472        128,499
Machinery and equipment.....................................       889,779       203,119        686,660
Construction in progress....................................        14,315            --         14,315
Property, plant and equipment held for sale.................         6,222            --          6,222
                                                                ----------      --------       --------
                                                                $1,118,308      $219,360       $898,948
                                                                ==========      ========       ========

                                                                         AT DECEMBER 31, 2001
                                                                --------------------------------------
                                                                            ACCUMULATED        NET
                                                                  COST      DEPRECIATION    BOOK VALUE
                                                                --------    ------------    ----------
Land and improvements.......................................    $ 31,098      $  1,177       $ 29,921
Buildings and improvements..................................      84,545        10,011         74,534
Machinery and equipment.....................................     562,151       154,995        407,157
Construction in progress....................................      12,724            --         12,724
Property, plant and equipment held for sale.................       6,550            --          6,550
                                                                --------      --------       --------
                                                                $697,068      $166,183       $530,885
                                                                ========      ========       ========

NOTE 6 -- JOINT VENTURES

The Company's investments in Gallatin Steel Company, Bradley Steel Processors and SSS/MRM Guide Rail are 50% joint ventures. The Company's interests in the joint ventures have been accounted for using the proportional consolidation method under which the Company's proportionate share of assets, liabilities, revenues and expenses of the joint ventures have been included in these consolidated financial statements.

The Company's interest in the joint ventures is as follows ($000s):

                                                                 AT DECEMBER 31,
                                                                -----------------
                                                                 2002       2001
                                                                -------    ------
BALANCE SHEET
Current assets (1)(2).......................................    $45,234    $3,984
Property, plant and equipment (3)
  Land......................................................      4,525        --
  Buildings.................................................     19,740        38
  Machinery and equipment...................................     81,378     2,519
  Construction in progress..................................      1,778        --
Current liabilities.........................................     26,505        88
Long-term debt..............................................      3,415        --

                                                                      FOR THE YEAR ENDED
                                                                         DECEMBER 31,
                                                                ------------------------------
                                                                  2002       2001       2000
                                                                --------    -------    -------
STATEMENT OF EARNINGS
Sales.......................................................    $ 53,591    $14,141    $14,579
Operating earnings..........................................       6,836      1,833      2,196
Earnings before income taxes................................       6,275      1,774      2,196
CHANGES IN CASH FLOWS
Cash provided from (used in)
  Operating activities......................................       6,098        973      1,073
  Investing activities......................................      (1,809)      (738)      (457)
  Financing activities......................................     (17,026)      (198)       (61)
                                                                --------    -------    -------
Proportionate share of increase (decrease) in cash..........    $(12,737)   $    37    $   555
                                                                ========    =======    =======

---------------

(1)  Includes $4.8 million (2001 -- $1.5 million) of cash and cash equivalents.

(2) Current assets are net of allowance for doubtful accounts of $2.2 million (2001 -- $9 thousand).

(3)  Net of accumulated depreciation of $5.9 million (2001 -- $2.6 million).

NOTE 7 -- LONG-TERM DEBT

The Company has debt agreements that are specific to the Gerdau Canada Group, GUSA and former Co-Steel entities.

Gerdau Ameristeel debt includes the following ($000s):

                                                                   AT DECEMBER 31,
                                                                ---------------------
                                                                  2002         2001
                                                                ---------    --------
Gerdau Canada Group:
  Bank indebtedness.........................................    $  17,243    $  4,083
  U.S. Dollar Floating Rate Term Loan.......................       61,743      85,855
  Canadian dollar revolving loan (Cdn $35.0 million)........       22,157      15,068
  Other.....................................................        1,444       1,458
GUSA:
  AmeriSteel Revolving Credit Agreement.....................      100,800      80,000
  AmeriSteel Term Loan......................................       68,750      93,750
  Industrial Revenue Bonds..................................       36,795      33,195
  AmeriSteel Bright Bar.....................................        3,522       3,867
  Other.....................................................          809       1,130
Co-Steel Group:
  Bank Indebtedness.........................................        6,136          --
  Canadian dollar revolving loan (Cdn$48.3 million).........       30,577          --
  U.S. Dollar Fixed Rate Reducing Term Loan.................       96,784          --
  Fair value of early payment penalty of fixed rate reducing
    term loans..............................................        9,065          --
  U.S. dollar revolving loan................................       59,768          --
  Other.....................................................        3,561          --
                                                                ---------    --------
                                                                  519,154     318,406
  Less current portion......................................     (107,321)    (67,060)
                                                                ---------    --------
                                                                $ 411,833    $251,346
                                                                =========    ========

GERDAU CANADA GROUP

The Gerdau Canada Group has a total authorized revolver facility of Cdn$73 million ($46 million) that bears interest at floating market rates approximating the bank's prime rate (as defined in the agreement) plus 1.75% (2001 -- 2.25%) or Bankers' Acceptance plus 2.75% (2001 -- 3.25%). Companies in the Gerdau Canada Group have pledged accounts receivable and inventory as collateral. The revolver facility expires on September 30, 2003 and is renewable through January 15, 2004.

The total authorized Canadian term facility is Cdn$97.5 million [$61.7 million] (2001 -- Cdn$135 million [$84.8 million]) with a due date of January 15, 2004, bearing interest at floating market rates approximating the bank's prime rate (as defined in the agreement) plus 1.75% (2001 -- 2.25%). Interest rate swap agreements related to this facility were entered into with the Gerdau Canada Group's bank as the counterparty in November 1999 that effectively fixes the rate of interest on approximately 50% of the balance. The agreement is for $17 million and bears interest at 6.425% for a term of five years expiring in 2004. The aggregate fair value of the interest rate swap agreements, which represents the amount that would be paid by the Gerdau Canada Group if the agreements were terminated at December 31, 2002, was $1.2 million (2001 -- $2.2 million).

The Canadian banking agreement, which includes Gerdau Steel Inc. (the controlling shareholder of Gerdau Ameristeel), contains various restrictive covenants with respect to maintenance of certain financial ratios. At December 31, 2002, the Company was not in compliance with certain covenants and requested and received a waiver of compliance (see Note 20).

In addition, the Gerdau Canada Group banking agreement requires additional principal repayments of 50% of surplus combined cash flow as defined by the banking agreement for years 2001 -- 2003. Based on the cash flows recorded in 2002, Gerdau Canada will be required to make an additional principal repayment of $4.1 million in 2003. Collateral for the Canadian credit facility includes:
(i) Cdn$350 million demand debentures given by each of Gerdau Steel Inc., Gerdau MRM Holdings Inc., Gerdau Ameristeel MRM Special Sections Inc. and Gerdau Ameristeel Cambridge Inc., each granting a first priority fixed charge on real estate, machinery and equipment, a first priority floating charge on all other assets and a first priority fixed charge on inventory and accounts receivable to a maximum of $20 million, (ii) pledges and guaranties of various Gerdau Canada Group members, and (iii) a guaranty by Gerdau S.A. In addition, an "all risks" insurance policy for full insurable value on a replacement cost basis has been pledged to the lenders.

At December 31, 2002, Gerdau Canada Group was not in compliance with certain covenants and requested and received a waiver of compliance from its lenders.

GUSA

GUSA's primary financial obligation outstanding as of December 31, 2002 is a $285 million credit facility (the "Revolving Credit Agreement"). It is collateralized by first priority security interests in substantially all accounts receivable and inventories of GUSA as well as a lien on the Company's Charlotte Mill property, plant and equipment. The Revolving Credit Agreement was amended in September 2000 and increased the total facility from $150 million to $285 million, of which $100 million is a term loan that amortizes at the rate of 25% per year beginning in December 2001. The Revolving Credit Agreement matures in September 2005. Loans under the Revolving Credit Agreement bear interest at a per annum rate equal to one of several rate options (LIBOR, Fed Funds or Prime Rate, as defined in the agreement) based on the facility chosen at the time of borrowing plus an applicable margin determined by tests of performance from time to time. The effective interest rate at December 31, 2002 and 2001 was approximately 3.8% and 4.2%, respectively. The Revolving Credit Agreement contains certain covenants including the requirement to maintain financial ratios and limitations on indebtedness, liens, investments and disposition of assets and dividends. Letters of credit are subject to an aggregate sublimit of $50 million.

GUSA's industrial revenue bonds ("IRBs") were issued to obtain funding to construct facilities in Jackson, Tennessee; Charlotte, North Carolina; Jacksonville, Florida; and Plant City, Florida. GUSA incurred an additional $3.6 million IRB with the acquisition of the Cartersville cold drawn facility in June 2002. The interest rates on these bonds range from 50% to 75% of the prime rate (3.8% to 4.3% at December 31, 2002); $9.4 million of the IRBs mature in 2003, $3.8 million matures in 2015, $20.0 million matures in 2017, and $3.6 million matures in 2018. Irrevocable letters of credit issued pursuant to the Revolving Credit Agreement back the IRBs. As of December 31, 2002, GUSA had approximately $44.8 million of outstanding letters of credit, primarily for IRBs and insurance.

The AmeriSteel Bright Bar Loan represents a bank loan of GUSA's majority-owned subsidiary, secured by machinery and equipment. The loan matures in 2011 with amortization payments that began in July 2001. The loan currently bears interest at a rate of approximately 6.0% per year with the rate having been reset in June 2002 and every three years thereafter based on prime plus 1%. AmeriSteel is a guarantor of the loan.

In order to reduce its exposure to interest-rate fluctuations, GUSA entered into interest-rate swap agreements in August and September 2001. The interest-rate swaps have a notional value of $55 million, with the Company paying a fixed interest rate and receiving a variable interest rate based on three-month LIBOR. The underlying hedged instruments are specific tranches of LIBOR-based revolving credit and term loan borrowings under the Company's Revolving Credit Agreement. The aggregate fair value of the effective portion of the interest rate agreements, which represents the amount that would be paid by GUSA if the agreements were terminated at December 31, 2002, was approximately $4.6 million. As the hedged transaction occurs, this amount will be charged as interest expense.

CO-STEEL GROUP

The Co-Steel entities at December 31, 2002 have revolving facilities of Cdn$133.9 million and Cdn$22.2 million which can be drawn in either Canadian or U.S. dollars. These facilities come due on January 15, 2004 and bear interest at the bankers' acceptance rate or LIBOR plus 2% to 5% depending on debt to EBITDA (earnings before interest, taxes, depreciation and amortization) ratios.

The fixed rate reducing term loan at December 31, 2002 was $96.8 million. This facility is reduced by $59.3 million on January 15, 2004 and then reduces by U.S.$12.5 million on July 15 in each of the years 2004 to 2006 and bears interest at a fixed rate of 8.9% to 10.9% depending on debt to EBITDA ratios. The terms of this facility include a make-whole provision (in the event of prepayment) that requires the Company to pay a penalty if interest rates had decreased since the original inception of the loan. At December 31, 2002, the amount of the make-whole provision (which was included in the fair value adjustments related to the acquisition of Co-Steel) was $9.1 million.

The facilities are secured by a first charge against substantially all assets of the former Co-Steel entities.

The maturities of borrowings for the years subsequent to December 31, 2002 are as follows ($000s):

                                                                 AMOUNT
                                                                --------
2003........................................................    $107,321
2004........................................................     233,056
2005........................................................     133,188
2006........................................................      13,483
2007........................................................         730
Thereafter..................................................      31,376
                                                                --------
                                                                $519,154
                                                                ========

NOTE 8 -- RELATED PARTY TRANSACTIONS

Amounts due from (to) related companies at December 31, 2001 are as follows ($000's):

Notes receivable from Gerdau Steel Inc.
Interest ranging from 0.0%-10.25% (included in Other
  Assets)...................................................    $  90,682
                                                                ---------
Notes payable to Gerdau Steel Inc.
Interest ranging from 0.0%-9.775%...........................    $(213,516)
Notes payable to GTL Financial Corporation B.V.
Interest ranging from 0.0%-9.10%............................     (156,071)
Notes payable by GUSA to Gerdau Steel Inc.
Interest rate of 9.23%......................................      (35,640)
                                                                ---------
Long-term related party loans payable.......................    $(405,227)
                                                                =========

The Company is affiliated with a group of companies controlled by Gerdau S.A. The related parties noted in the table above are related to Gerdau S.A. Related party loans bear interest that is expensed but is not payable on a current basis. Except for the $35.6 million debt of GUSA to Gerdau Steel Inc., interest is added to the loan balance. All advances were repayable on demand with no collateral. The related parties indicated that it was not their intent to demand repayment during 2002 and, as a result, the amounts were classified as long-term. Intercompany charges for interest income (expense) of $4.3 million/($18.3 million), $6.6 million/($31.6 million) and $6.6 million/($(18.7) million) in 2002, 2001 and 2000, respectively. Intercompany charges for management fees and royalties from related parties were $2.1 million, $2.8 million and $3.0 million for the years ended December 31, 2002, 2001 and 2000, respectively.

The $35.6 million note payable by GUSA to Gerdau Steel Inc. related to the September 2000 acquisition by Gerdau of the outstanding common stock of FLS formerly owned by Kyoei Steel Ltd. The loan accrued interest at the rate of 9.23% and had no stated maturity date. Gerdau Steel Inc. had represented that no repayments are required prior to December 31, 2003, and therefore the loan was classified as long-term.

As part of the Co-Steel transaction (see Note 1), all of the related party notes payable, net of the notes receivable from Gerdau Steel Inc., were converted to equity in October 2002.

NOTE 9 -- CONVERTIBLE DEBENTURES

The Company's unsecured, subordinated convertible debentures bear interest at 6.5% per annum, mature on April 30, 2007, and, at the holders' option, are convertible into Common Shares of the Company at a conversion price of Cdn$26.25 per share. Under the terms of the Trust Indenture for the Convertible Debentures, no adjustment to the conversion price is required if the Company issues Common Shares in a customary offering. The debentures are redeemable after April 30, 2002, at the option of the Company at par plus accrued interest. The Company has the right to settle the principal amount by the issuance of Common Shares based on their market value at that the time of redemption.

As the convertible debentures can be redeemed by the Company by the issuance of Common Shares, the debenture obligations are classified as shareholders' equity. Interest on the shareholders' equity component, net of related income taxes, has been charged to retained earnings, and was deducted from the net earnings or added to net loss in calculating basic earnings per share.

NOTE 10 -- INCOME TAXES

The effective income tax rate on earnings (loss) is influenced by the geographic mix of the consolidated earnings (loss), as well as various tax incentives introduced by governments from time to time to encourage investment. The following table reconciles income tax recovery (expense) calculated at a combined U.S. federal/state and Canadian federal/provincial tax rate with the income tax provision ($000s):

                                                                 2002       2001       2000
                                                                -------    -------    ------
Income (loss) before provision for income taxes.............    $13,180    $(7,663)   $8,286
                                                                -------    -------    ------
Tax provision at Canadian statutory rates of 38.62%, (43% in
  2000).....................................................    $ 5,091    $(2,402)   $3,844
Increased (decreased) by the tax effect of:
  Foreign (losses) taxed at lower rates.....................     (4,437)    (9,933)   (8,341)
  Canadian manufacturing and processing credit..............       (215)       532      (747)
  Capital losses not tax affected...........................                 4,719     3,186
  Goodwill amortization.....................................         --      2,531     2,508
  Other items, net..........................................        (98)     1,972     1,727
                                                                -------    -------    ------
Income tax expense (recovery)...............................    $   341    $(2,581)   $2,177
                                                                =======    =======    ======

The components of the future tax assets and liabilities consisted of the following:

                                                                  2002         2001
                                                                ---------    ---------
CURRENT ASSETS
Allowance for doubtful accounts.............................    $   3,716    $     497
Liabilities not currently deductible for tax purposes.......        7,701        4,823
                                                                ---------    ---------
Gross current future tax assets.............................    $  11,417    $   5,320
                                                                ---------    ---------
NON-CURRENT ASSETS
  Operating loss carry forwards.............................    $  37,244    $      --
  Recycling and AMT credits.................................        6,694           --
  Pension and retirement accruals...........................       23,722        9,461
  Long-term liabilities not currently deductible............       25,171        2,605
                                                                ---------    ---------
Gross non-current future tax assets.........................       92,831       12,066
                                                                ---------    ---------
NON-CURRENT LIABILITIES
  Property, plant and equipment.............................     (164,406)    (109,715)
  Assets held for sale......................................       (2,161)      (2,183)
  Other.....................................................       (8,422)         723
                                                                ---------    ---------
Gross future tax liabilities................................     (174,989)    (111,175)
                                                                ---------    ---------
Net long-term future tax liability..........................    $ (82,158)   $ (99,109)
                                                                =========    =========

The provision for income tax recovery (expense) by jurisdiction is as follows:

                                                                 2002       2001       2000
                                                                -------    -------    -------
Earnings (loss) before income taxes
  Canada....................................................    $ 4,863    $46,788    $(4,884)
  U.S.......................................................      4,691    (54,451)    12,714
  Other.....................................................      3,626         --         --
                                                                -------    -------    -------
                                                                $13,180    $(7,663)   $ 7,830
Current income tax recovery (expense)
  Canada....................................................    $ 2,889    $    20    $ 3,694
  U.S.......................................................      8,255       (317)     5,530
  Other.....................................................       (375)        --         --
                                                                -------    -------    -------
                                                                 10,769       (297)     9,224
                                                                -------    -------    -------
Future income tax expense
  Canada....................................................       (830)    (1,201)    (1,726)
  U.S.......................................................     (9,598)    (1,083)    (5,321)
  Other.....................................................         --         --         --
                                                                -------    -------    -------
                                                                (10,428)    (2,284)    (7,047)
                                                                -------    -------    -------
Net income tax expense (recovery)...........................    $   341    $(2,581)   $ 2,177
                                                                =======    =======    =======

NOTE 11 -- POST RETIREMENT BENEFITS

The Company maintains a defined benefit pension plan covering the majority of employees. The benefits are based on years of service and compensation during the period of employment. Annual contributions are made in conformity with minimum funding requirements and maximum deductible limitations. The remaining employees are covered by defined contribution retirement plans for which Company contributions and expense amounted to approximately $8.2 million (2001 -- $1.1 million, 2000 -- $0.7 million).

The Company currently provides specified health care benefits to retired employees. Employees who retire after a certain age with specified years of service become eligible for benefits under this unfunded plan. The Company has the right to modify or terminate these benefits.

The following tables summarize the accumulated pension benefits and postretirement medical benefit obligations included in the Company's consolidated statements of financial position ($000s):

                                            PENSION BENEFITS                              OTHER BENEFIT PLANS
                              --------------------------------------------    --------------------------------------------
                               YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                  2002            2001            2000            2002            2001            2000
                              ------------    ------------    ------------    ------------    ------------    ------------
COMPONENTS OF NET PERIODIC
  BENEFIT COST
Service cost................   $    5,606      $    4,947      $    4,168     $       341      $     247       $     210
Interest cost...............       12,830          10,921          10,098             876            586             564
Expected return on plan
  assets....................      (13,536)        (12,258)        (11,494)             --             --              --
Amortization of prior
  service cost..............          388             282             (35)             --             --             (11)
Recognized actuarial gain...            4            (134)            106              --             --             (18)
                               ----------      ----------      ----------     -----------      ---------       ---------
Net periodic benefit cost...   $    5,292      $    3,758      $    2,843     $     1,217      $     833       $     745
                               ----------      ----------      ----------     -----------      ---------       ---------
CHANGE IN BENEFIT
  OBLIGATIONS
Benefit obligation at
  beginning of period.......   $  164,260      $  146,934      $  131,935     $     9,068      $   7,858       $   7,834
Acquisition of Co-Steel.....      111,531              --              --          22,048             --              --
Service cost................        5,606           4,947           4,168             341            247             210
Interest cost...............       12,829          10,921          10,098             876            585             564
Plan participants'
  contributions.............           --              --              --             532            466             429
Amendments..................        2,232             973              --              --            135              --
Actuarial loss..............       13,659           7,777           7,758             444          1,180              50
Benefits and administrative
  expenses paid.............       (8,765)         (7,292)         (7,025)         (1,331)        (1,403)         (1,229)
                               ----------      ----------      ----------     -----------      ---------       ---------
Benefit obligation at end of
  period....................   $  301,352      $  164,260      $  146,934     $    31,978      $   9,068       $   7,858
                               ----------      ----------      ----------     -----------      ---------       ---------
CHANGE IN PLAN ASSETS
Fair value of plan assets at
  beginning of period.......   $  133,827      $  140,599      $  134,964     $        --      $      --       $      --
Acquisition of Co-Steel.....       79,628              --              --              --             --              --
Actual return on plan
  assets....................       (8,762)         (1,390)         11,455              --             --              --
Employer contribution.......       10,142           1,910           1,205             799            937             800
Plan participants'
  contributions.............           --              --              --             532            466             429
Benefits and administrative
  expenses paid.............       (8,765)         (7,292)         (7,025)         (1,331)        (1,403)         (1,229)
                               ----------      ----------      ----------     -----------      ---------       ---------
Fair value of plan assets at
  end of period.............   $  206,070      $  133,827      $  140,599     $        --      $      --       $      --
                               ----------      ----------      ----------     -----------      ---------       ---------
RECONCILIATION OF FUNDED
  STATUS -- END OF PERIOD
Funded status...............   $  (95,282)     $  (30,433)     $   (6,476)    $   (31,979)     $  (9,068)      $  (7,858)
Unrecognized transition
  liability.................        1,702           1,845           5,286              --             --              --
Unrecognized prior service
  cost......................        2,564             578            (257)             --             --            (135)
Unrecognized actuarial
  loss......................       52,139          16,086          (8,729)            690            246            (933)
                               ----------      ----------      ----------     -----------      ---------       ---------
Net amount recognized.......   $  (38,877)     $  (11,924)     $  (10,176)    $   (31,289)     $  (8,822)      $  (8,926)
                               ----------      ----------      ----------     -----------      ---------       ---------
ASSUMPTIONS
Rate of return on plan
  assets....................    7.5%-9.25%      7.0%-9.25%      7.0%-9.25%
Discount rate...............    6.5%-6.75%      7.0%-7.25%       7.0%-7.5%      6.5%-6.75%          7.25%            7.5%
Rate of compensation
  increases.................    4.25%-4.5%       2.5%-4.5%       2.5%-4.5%
Trend rate -- beginning next
  year......................                                                   10.0%-12.0%           8.6%            9.3%
Trend rate -- ending year
  2008......................                                                          5.5%      5.5%-6.0%       5.5%-6.0%

The Company also has a voluntary savings plan available to substantially all of its employees. Under this plan, the Company contributes amounts based upon a percentage of the savings paid into the plan by employees. The Company matches 50% of the employees' contributions up to 4% of employees' salaries. Costs under this plan for the period ended December 31, 2002 were $1.9 million (2001 -- $1.8 million, 2000 -- $1.8 million).

NOTE 12 -- OTHER LIABILITIES

Other liabilities consist of the following ($000s):

                                                                 AT DECEMBER 31,
                                                                ------------------
                                                                 2002       2001
                                                                -------    -------
Unfavorable long-term lease obligations (a).................    $18,510    $    --
Environmental remediation costs (note 16)...................     14,900      1,755
Royalties and management fees payable to parent.............      6,410     11,024
Other.......................................................      9,475      2,204
                                                                -------    -------
                                                                 49,295     14,983
Less current portion........................................    (20,120)    (9,453)
                                                                -------    -------
                                                                $29,175    $ 5,530
                                                                =======    =======

---------------

(a) Certain of the operating lease commitments of the former Co-Steel entities were at lease rates in excess of fair value as of the acquisition date. Accordingly, a purchase accounting liability has been recorded by the Company for the present value of the unfavorable lease commitments.

NOTE 13 -- FINANCIAL INSTRUMENTS

The Company's use of derivative instruments is limited. Derivative instruments are not used for speculative purposes but they are used to manage well-defined foreign exchange and interest rate risks arising out of the normal course of business.

At certain times throughout the year the Company enters into forward foreign exchange contracts and put and call options (collectively "foreign exchange contracts") to hedge accounts receivable and future revenues denominated in U.S. dollars. At December 31, 2002, the Company had no forward foreign exchange contracts outstanding. Unrealized gains and losses on outstanding forward foreign exchange contracts are recorded in the financial statements for accounts receivable and not recorded in the financial statements for hedges against future foreign currency revenue.

The Company's estimate of the fair value of the financial instruments, which include receivables, accounts payable, long-term debt and the liability component of the convertible debentures, approximates their carrying value due to their short maturity.

NOTE 14 -- CAPITAL STOCK
    CAPITAL STOCK:

   Capital stock consists of the following shares:

                                                                    AUTHORIZED      ISSUED          INVESTED
                                                                      NUMBER        NUMBER          CAPITAL
                                                                    ----------    -----------    --------------
                                                                                                 (In thousands)
    DECEMBER 31, 2001
    COMMON......................................................    Unlimited     133,388,400       $ 58,364
    PREFERRED...................................................    Unlimited              --             --
                                                                                  -----------       --------
                                                                                  133,388,400       $ 58,364
                                                                                  ===========       ========
    December 31, 2002
    Common......................................................    Unlimited     184,892,360       $513,400
    Preferred...................................................    Unlimited              --             --
                                                                                  -----------       --------
                                                                                  184,892,360       $513,400
                                                                                  ===========       ========

   The predecessor of the Company is the Gerdau North America Group, which was not a legal entity but a combination of Gerdau companies in North America and therefore had no capital structure of its own. The 133,388,400 issued shares as of December 31, 2001 represent those shares issued to Gerdau as a result of the acquisition which occurred on October 23, 2002.

   The Company has two stock options plans; one, the former Co-Steel Stock-Based Option Plan, and the other, a plan administered by the Ameristeel subsidiary. The following discussion relates to the former Co-Steel Stock-Based Option Plan. Please see Note 15 -- Subsidiary Stock Compensation Plans for details regarding the AmeriSteel plans.

   Under the Company's Stock-Based Option Plan, the Company was permitted to grant options to employees and directors to acquire up to a maximum of 3,041,335 Common Shares. The exercise price was based on the closing price of Common Shares on the trading date previous to the date the options are issued. The options have a maximum term of 10 years, have a vesting term of various periods as determined by the Plan administrator at the time of grant, and are exercisable in installments.

   A summary of all share purchase options is as follows:

                                                                                 WEIGHTED
                                                                     NUMBER       AVERAGE
                                                                       OF        EXERCISE       AGGREGATE
                                                                     SHARES        PRICE       OPTION PRICE
                                                                    ---------    ---------    --------------
                                                                                              (In thousands)
    Balance -- December 31, 2002................................    1,367,400    Cdn$14.69      Cdn$20,092
                                                                    =========    =========      ==========

   The following table summarizes information about share purchase options outstanding at December 31, 2002:

                                                                    WEIGHTED AVG.      WEIGHTED AVG.
    EXERCISE PRICE RANGE                  NUMBER OUTSTANDING AT       REMAINING        EXERCISE PRICE    NUMBER EXERCISABLE AT
    CDN$                                    DECEMBER 31, 2002      CONTRACTUAL LIFE         CDN$           DECEMBER 31, 2002
    --------------------                  ---------------------    ----------------    --------------    ---------------------
    18.60 to 19.75....................            295,500             4.5 years            19.07                 295,500
    22.00 to 30.625...................          1,071,900             3.2 years            24.35               1,071,900

   The options expire on various dates up to April 13, 2008.

   On October 23, 2002, the Gerdau companies in North America, consisting of GUSA, Gerdau Courtice Steel Inc. and Gerdau MRM Steel Inc., among other holding companies, were combined with Co-Steel Inc., a Canadian minimill steel producer. The combined entity was renamed Gerdau Ameristeel Corporation and is publicly traded on the Toronto Stock Exchange under the ticker symbol GNA.TO. As part of this transaction, minority shareholders of AmeriSteel, consisting primarily of management and other employees, are required to exchange their shares of AmeriSteel stock for shares of Gerdau Ameristeel. Gerdau Ameristeel has filed Form F-4 with the Securities and Exchange Commission and the exchange of shares is expected to be completed on or about March 31, 2003. As a result, an additional 13,199,794 shares of Gerdau Ameristeel will be issued.

   On October 23, 2002, the sole owner (Gerdau U.S.A., Inc., or "GUSA1") of AmeriSteel's parent (FLS Holdings, Inc., or "FLS") was merged into FLS, which then changed its name to Gerdau USA Inc. As a result, AmeriSteel is a majority-owned subsidiary of GUSA whose only business is to own common stock of AmeriSteel. GUSA, which owns 87% of the common stock of AmeriSteel, is an indirect majority owned subsidiary of Gerdau Ameristeel Corporation, a Canadian corporation. GUSA acquired 88% of FLS in September 1999, and the remaining 12% in September 2000, in each instance from Kyoei Steel Ltd. An institutional investor owns approximately 4% of the common stock of AmeriSteel. Executives, other employees and related persons own the remaining 9% of AmeriSteel's common stock.

    EARNINGS PER SHARE:

   The following table identifies the components of basic and diluted earnings per share ($000s except per share data):

                                                                        2002            2001            2000
                                                                    ------------    ------------    ------------
    Net income (loss)...........................................    $     11,132    $     (6,066)   $      3,943
    Less interest on equity component of convertible
      debentures................................................            (631)             --              --
                                                                    ------------    ------------    ------------
    Adjusted net income (loss)..................................    $     10,501    $     (6,066)   $      3,943
                                                                    ------------    ------------    ------------
    Weighted average shares outstanding -- Basic................     143,045,393     133,388,400     133,388,400
                                                                    ------------    ------------    ------------
    Earnings per share -- Basic.................................    $       0.07    $      (0.05)   $       0.03
                                                                    ------------    ------------    ------------
    Weighted average shares outstanding -- Diluted..............     143,045,393     133,388,400     133,388,400
                                                                    ------------    ------------    ------------
    Earnings per share -- Diluted...............................    $       0.07    $      (0.05)   $       0.03

   At December 31, 2002, options to purchase 1,367,400 (2001 -- 1,801,209; 2000
   -- 1,810,209) common shares were not included in the computation of diluted earnings (loss) per share because the options' exercise price was greater than the market price of the common shares.

   The conversion into common shares of the convertible debentures has not been included in the diluted earnings (loss) per share calculations as the conversion rate of Cdn$26.25 per share is antidilutive.

NOTE 15 -- SUBSIDIARY STOCK COMPENSATION PLANS

A subsidiary of the Company, AmeriSteel Corporation, has a number of stock compensation plans for its employees. Under the terms of the Transaction Agreement relating to the acquisition of Co-Steel, minority shareholders of AmeriSteel will exchange shares of AmeriSteel stock and options for stock and options of Gerdau Ameristeel at an exchange rate of 9.4617 Gerdau Ameristeel shares and options for each AmeriSteel share or option. This exchange is scheduled to occur by March 31, 2003.

In March 2000, AmeriSteel's Board of Directors approved a long-term incentive plan available to executive management (the "Stakeholder Plan") to ensure AmeriSteel's senior management's interest is congruent with AmeriSteel's shareholders. Awards are determined by a formula based on AmeriSteel's return on capital employed in a given plan year. Earned awards vest and are paid out over a period of four years. Participants may elect cash payout or investments in phantom stock of AmeriSteel and Gerdau, for which a 25% premium is earned if elected. Benefits charged to expense under this plan for the years ended December 31, 2002, 2001 and 2000, were $90 thousand, $257 thousand and $300 thousand, respectively.

In July 1999, AmeriSteel's Board of Directors approved a Stock Purchase/SAR Plan (the "SAR Plan") available to essentially all employees. The SAR Plan authorizes 100,000 shares of common stock to be sold to employees during three offering periods, July through September in each of 1999, 2002 and 2005. Employees who purchase stock are awarded stock appreciation rights ("SARs") equal to four times the number of shares purchased. In the 1999 offering period, a total of 42,321 shares were sold under the SAR Plan at a purchase price of $15.30 per share, with 28,683 of these shares outstanding as of December 31, 2002. SARs were granted at fair value at the date of the grant, determined based on an independent appraisal as of the previous year-end. In the 1999 offering period, a total of 169,284 SARs were granted under the SAR Plan, with 114,451 of these rights outstanding as of December 31, 2002. In the 2002 offering period, a total of 44,299 shares were sold under the SAR Plan at a purchase price of $14.45 per share, with 44,299 of these shares outstanding as of December 31, 2002. SARs were granted at fair value at the date of the grant, determined based on an independent appraisal as of the previous year-end. In the 2002 offering period, a total of 177,196 SARs were granted under the SAR Plan, with 177,048 of these rights outstanding as of December 31, 2002. The SARs become exercisable at the rate of 25% annually from the grant date and may be exercised for 10 years from the grant date.

In September 1996, AmeriSteel's Board of Directors also approved the AmeriSteel Corporation Equity Ownership Plan (the "Equity Ownership Plan"), which provides for grants of common stock, options to purchase common stock and SARs. The maximum number of shares that can be issued under the plan is 438,852. The Company has granted 493,350 incentive stock options and 52,100 shares of common stock under the Equity Ownership Plan through December 31, 2002, with 279,553 incentive stock options and 22,006 shares of common stock outstanding at December 31, 2002. All issued options and shares of issued common stock become one-third vested two years from the grant date, and one third in each of the subsequent two years from the grant date. All grants were at the fair market value of the common stock on the grant date, determined based on an independent appraisal as of the end of the previous year-end. Options may be exercised for 10 years from the grant date.

In May 1995, AmeriSteel's Board of Directors approved a Stock Purchase/Option Plan (the "Purchase Plan") available to essentially all employees. Employees who purchased stock were awarded stock options equal to six times the number of shares purchased. A total of 37,689 shares were sold under the Purchase Plan at a purchase price of $10.63 per share, with 397 of these shares outstanding as of December 31, 2002. The options were granted at fair value at the date of the grant, determined based on an independent appraisal as of the end of the previous year-end. A total of 226,134 options were granted under the Purchase Plan, with 1,644 of these options outstanding as of December 31, 2002. No options remain available for future grant. All options outstanding are currently vested. Options may be exercised for 10 years from the grant date.

The following tables summarize AmeriSteel's stock option activity for the years ended December 31, 2002, 2001 and 2000:

                                                                        EQUITY OWNERSHIP PLAN
                                                                       YEARS ENDED DECEMBER 31,
                                              --------------------------------------------------------------------------
                                                       2002                      2001                      2000
                                              ----------------------    ----------------------    ----------------------
                                                           WEIGHTED-                 WEIGHTED-                 WEIGHTED-
                                                            AVERAGE                   AVERAGE                   AVERAGE
                                              NUMBER OF    EXERCISE     NUMBER OF    EXERCISE     NUMBER OF    EXERCISE
                                               SHARES        PRICE       SHARES        PRICE       SHARES        PRICE
                                              ---------    ---------    ---------    ---------    ---------    ---------
Outstanding, beginning of period..........     305,840      $19.22       204,006      $19.22       192,467      $15.86
Granted...................................      58,650       17.00       121,000       13.00        51,900       28.00
Exercised.................................     (17,053)      12.75        (9,631)      13.42       (31,281)      13.12
Forfeited.................................     (67,884)      14.02        (9,535)      19.31        (9,080)      19.74
                                               -------      ------       -------      ------       -------      ------
Outstanding, end of period................     279,553      $17.91       305,840      $16.94       204,006      $19.22
                                               -------      ------       -------      ------       -------      ------
Options vested at end of period...........     115,395      $18.29        92,977      $15.57        64,389      $14.24
                                               -------      ------       -------      ------       -------      ------
Weighted-average fair value of options
  granted during the period...............                  $ 3.22                    $ 2.87                    $12.50
                                                            ------                    ------                    ------

                                                                            PURCHASE PLAN
                                                                       YEARS ENDED DECEMBER 31,
                                              --------------------------------------------------------------------------
                                                       2002                      2001                      2000
                                              ----------------------    ----------------------    ----------------------
                                                           WEIGHTED-                 WEIGHTED-                 WEIGHTED-
                                                            AVERAGE                   AVERAGE                   AVERAGE
                                              NUMBER OF    EXERCISE     NUMBER OF    EXERCISE     NUMBER OF    EXERCISE
                                               SHARES        PRICE       SHARES        PRICE       SHARES        PRICE
                                              ---------    ---------    ---------    ---------    ---------    ---------
Outstanding, beginning of period..........      1,824       $12.50        3,468       $12.50        15,960      $12.50
Granted...................................         --           --           --           --            --          --
Exercised.................................       (180)       12.50       (1,644)       12.50       (12,492)      12.50
Forfeited.................................         --        12.50           --        12.50            --       12.50
                                                -----       ------       ------       ------       -------      ------
Outstanding, end of period................      1,644       $12.50        1,824       $12.50         3,468      $12.50
                                                =====       ======       ======       ======       =======      ======
Options vested at end of period...........      1,644       $12.50        1,824       $12.50         3,468      $12.50
                                                =====       ======       ======       ======       =======      ======

The weighted-average remaining contractual life of the options under the Equity Ownership Plan and the Purchase Plan as of December 31, 2002, is 4.1 years for options granted through 1997 at a price between $12.50 and $13.50 per share, and
6.6 years for those options granted between 1998 and 2000 at a price between $20.00 and $28.00 per share, and 8.9 years for options granted between 2001 and 2002 at a price between $13.00 and $17.00 per share. The weighted-average exercise price of the options under the Equity Ownership Plan as of December 31, 2002 is $13.21 for options granted through 1997 at a price between $12.50 and $13.50 per share, $22.17 for those options granted between 1998 and 2000 at a price between $20.00 and $28.00 per share, and $14.95 for options granted in 2001 and 2002 at a price between $13.00 and $17.00 per share. The weighted-average exercise price of the options under the Purchase Plan as of December 31, 2002 is $12.50.

NOTE 16 -- CONTINGENCIES AND COMMITMENTS

    ENVIRONMENTAL

   As the Company is involved in the manufacture of steel, it produces and uses certain substances that may pose environmental hazards. The principal hazardous waste generated by current and past operations is electric arc furnace ("EAF") dust, a residual from the production of steel in electric arc furnaces. Environmental legislation and regulation at both the federal and state level over EAF dust is subject to change, which may change the cost of compliance. While EAF dust is generated in current production processes, such EAF dust is being collected, handled and disposed of in a manner that the Company believes meets all current federal, state and provincial environmental regulations. The costs of collection and disposal of EAF dust are being expensed as operating costs when incurred. In addition, the Company has handled and disposed of EAF dust in other manners in previous years, and is responsible for the remediation of certain sites where such dust was generated and/or disposed.

   In general, the Company's estimate of remediation costs is based on its review of each site and the nature of the anticipated remediation activities to be undertaken. The Company's process for estimating such remediation costs includes determining for each site the expected remediation methods, and the estimated cost for each step of the remediation. In such determinations, the Company may employ outside consultants and providers of such remedial services to assist in making such determinations. Although the ultimate costs associated with the remediation are not known precisely, the Company estimated the total remaining costs as at December 31, 2002 to be approximately $6.3 million (2001 -- $2.9 million), with these costs recorded as a liability at December 31, 2002, of which the Company expects to pay approximately $5.1 million within the year ended December 31, 2003.

   An additional liability of $8.6 million has been recorded in respect of certain environmental obligations which were triggered by the change in control of Co-Steel in certain jurisdictions in which Co-Steel operated. This liability was recorded at the present value of the estimated future costs of these obligations.

   Based on past use of certain technologies and remediation methods by third parties, evaluation of those technologies and methods by the Company's consultants and third-party estimates of costs of remediation-related services provided to the Company or which the Company and its consultants are aware, the Company and its consultants believe that the Company's cost estimates are reasonable. Considering the uncertainties inherent in determining the costs associated with the clean-up of such contamination, including the time periods over which such costs must be paid, the extent of contribution by parties which are jointly and severally liable, and the nature and timing of payments to be made under cost sharing arrangements, there can be no assurance the ultimate costs of remediation may not differ from the estimated remediation costs.

   In April 2001, the Company was notified by the United States Environmental Protection Agency (the "EPA") of an investigation that identifies the Company as a potential responsible party ("PRP") in a Superfund Site in Pelham, Georgia. The Pelham site was a fertilizer manufacturer in operation from 1910 through 1992, lastly operated by Stoller Chemical Company, a now bankrupt corporation. The EPA offered a settlement to the named PRPs under which the Company's allocation was approximately $1.8 million. The Company objects to its inclusion as a PRP in this site and is pursuing legal alternatives, including the addition to the allocation of larger third parties which the Company believes were incorrectly excluded from the original settlement offer. The EPA has filed suit with the Company named as a defendant. As the ultimate exposure to the Company, if any, is uncertain, no liability has been established for this site.

   Carbon monoxide and other emissions at Gerdau Ameristeel Perth Amboy exceeded permitted levels on several occasions during 2001 and early 2002. Gerdau Ameristeel is conducting investigations to determine the cause of these episodes, what steps can be taken to reduce emissions and whether the Gerdau Ameristeel Perth Amboy environmental permits require modification. Discussions with the NJDEP regarding permit and compliance issues are in a preliminary stage. Penalty assessments of approximately $400 thousand have been accrued.

    OTHER CLAIMS

   In the normal course of its business, various lawsuits and claims are brought against the Company. The Company vigorously contests any claim which it believes is without merit. Management believes that any settlements will not have a material effect on the financial position or the consolidated earnings of the Company.

    OPERATING LEASE COMMITMENTS

   The Company leases certain equipment and real property under non-cancelable operating leases. Aggregate future minimum payments under these leases are as follows ($000s):

    YEAR ENDING
    DECEMBER 31                                                     AMOUNT
    -----------                                                     -------
    2003........................................................    $13,242
    2004........................................................     10,757
    2005........................................................      9,417
    2006........................................................      6,859
    2007........................................................      5,981
    Thereafter..................................................     38,095
                                                                    -------
                                                                    $84,351
                                                                    =======

    SERVICE COMMITMENTS

   The Company has long-term contracts with several raw material suppliers. The Company typically realizes lower costs and improved service from these contracts. The Company believes these raw materials would be readily available in the market without such contracts.

NOTE 17 -- OTHER (INCOME) EXPENSE

Other income, net of other expenses for the year ended December 31, 2002, consists of $6.1 million proceeds from an insurance settlement relating to environmental costs incurred by the Company in prior years, partially offset by $1.0 million relating to the closing of the Wilmington, Delaware and St. Albans, West Virginia fabricating plants.

Other income, net of other expenses for the year ended December 31, 2001, includes prior year tax refunds ($.7 million income), expenses relating to the melting of a small amount of cesium at the Jacksonville mill ($.4 million expense), a settlement with electrode suppliers ($2.8 million income), and the loss on sale of marketable securities ($2.6 million expense.)

Other expenses, net of other income for the year ended December 31, 2000, includes $3.0 million startup costs associated with a new melt shop at the Knoxville mill partially offset by a $300 thousand settlement with electrodes suppliers for price fixing violations.

NOTE 18 -- SEGMENT INFORMATION

The Company is organized into two primary business segments: (a) Mills and (b) Downstream. Steel products sold to the downstream divisions are sold at market prices with intracompany transactions eliminated upon consolidation. Performance is evaluated and resources allocated based on specific segment requirements and measurable factors. Segment assets are those assets that are specifically identified with the operations in each operational segment. Corporate assets include primarily: cash; assets held for sale; some property, plant and equipment; deferred income taxes; and deferred financing costs. Corporate expense includes: corporate headquarters staff, including executive management; human resources; finance and accounting; procurement and environmental; and management information systems. Included in these respective areas are payroll costs, travel and entertainment, professional fees and other costs that may not be directly attributable to either specific segment.

Operational results and other financial data for the geographic and two business segments for the years ended December 31 are presented below ($000s):

                                                                  MILLS       DOWNSTREAM      TOTAL
                                                                ----------    ----------    ----------
2002
Revenue from external customers.............................    $  771,906     $264,149     $1,036,055
Intersegment revenues.......................................       159,027           --        159,027
Depreciation and amortization expense.......................        46,460        3,775         50,235
Segment profit..............................................        49,973        8,842         58,815
Total assets................................................     1,424,363      122,425      1,546,788
Expenditures for long-lived assets..........................        24,581        7,131         31,712

                                                                  MILLS       DOWNSTREAM      TOTAL
                                                                ----------    ----------    ----------
2001
Revenue from external customers.............................    $  562,216     $278,620     $  840,836
Intersegment revenues.......................................       176,846           --        176,846
Depreciation and amortization expense.......................        44,842        4,650         49,492
Segment profit..............................................        42,852       13,008         55,860
Total assets................................................     1,052,211      113,531      1,165,742
Expenditures for long-lived assets..........................        24,176        3,748         27,924

                                                                  MILLS       DOWNSTREAM      TOTAL
                                                                ----------    ----------    ----------
2000
Revenue from external customers.............................    $  617,124     $282,559     $  899,683
Intersegment revenues.......................................       184,617           --        184,617
Depreciation and amortization expense.......................        43,628        3,921         47,549
Segment profit..............................................        52,099       23,087         75,186
Total assets................................................     1,042,259      108,206
Expenditures for long-lived assets..........................        47,439        5,083

Geographic data is as follows:

                                                                UNITED STATES     CANADA       TOTAL
                                                                -------------    --------    ----------
2002
Revenue from external customers.............................      $862,300       $173,754    $1,036,055
Long-lived assets...........................................       665,055        233,251       898,948
2001
Revenue from external customers.............................      $704,474       $136,362    $  840,836
Long-lived assets...........................................       395,844        135,041       530,885
2000
Revenue from external customers.............................      $769,438       $130,245    $  899,683

The reconciliation of reportable segments to combined totals is as follows ($000s):

                                                                       YEAR ENDED DECEMBER 31,
                                                                --------------------------------------
                                                                   2002          2001          2000
                                                                ----------    ----------    ----------
REVENUE
Total segments revenue......................................    $1,195,082    $1,017,682    $1,084,300
Elimination of intersegment revenues........................      (159,027)     (176,846)     (184,617)
                                                                ----------    ----------    ----------
Combined revenues...........................................    $1,036,055    $  840,836    $  899,683
                                                                ----------    ----------    ----------
DEPRECIATION AND AMORTIZATION
Total segments depreciation and amortization................    $   50,235    $   49,492    $   47,549
Corporate depreciation and amortization.....................         9,620        13,147        11,529
                                                                ----------    ----------    ----------
Combined depreciation and amortization......................    $   59,855    $   62,639    $   59,078
                                                                ----------    ----------    ----------
PROFIT
Total segments profit.......................................    $   58,815    $   55,860    $   75,186
Other income (expense)......................................         5,072         1,079        (2,738)
Elimination of intersegment profits.........................           899          (480)       (4,276)
Unallocated amounts:
  Corporate expense.........................................       (11,606)      (13,134)       (8,983)
  Interest expense..........................................       (39,770)      (50,032)      (51,114)
  Foreign exchange loss.....................................          (230)         (249)          211
  Taxes (expense) benefit...................................          (341)        2,581        (2,177)
  Loss on investment........................................            --          (707)           --
  Minority interest.........................................        (1,707)         (984)       (2,166)
                                                                ----------    ----------    ----------
  Consolidated profit (loss)................................    $   11,132    $   (6,066)   $    3,943
                                                                ----------    ----------    ----------
ASSETS
Total segments assets.......................................    $1,546,788    $1,165,742
Elimination of intersegment assets..........................      (133,085)     (241,726)
Other unallocated assets....................................       157,698       137,923
                                                                ----------    ----------
Combined assets.............................................    $1,571,401    $1,061,939
                                                                ----------    ----------
EXPENDITURES FOR LONG-LIVED ASSETS
Total segments expenditures.................................    $   31,712    $   27,924    $   52,522
Corporate expenditures......................................         1,770           495           168
                                                                ----------    ----------    ----------
Combined expenditures for long-lived assets.................    $   33,482    $   28,419    $   52,690
                                                                ==========    ==========    ==========

                                                                 YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                    2002            2001            2000
                                                                ------------    ------------    ------------
REVENUES BY PRODUCT LINES
Mill finished goods:
  Stock rebar...............................................     $  198,460       $185,032        $177,025
  Merchant bar/special sections.............................        440,909        338,218         396,565
  Rods......................................................         47,060         16,925          20,744
  Flat rolled...............................................         38,572             --              --
                                                                 ----------       --------        --------
Total mill finished goods:..................................        725,001        540,175         594,334
Billets.....................................................         15,313          5,790          10,630
                                                                 ----------       --------        --------
Total mill products.........................................        740,314        545,965         604,964
Other mill segments.........................................         31,101         15,913              --
Fabricating and downstream..................................        264,640        278,958         294,719
                                                                 ----------       --------        --------
Total segment revenues......................................     $1,036,055       $840,836        $899,683
                                                                 ==========       ========        ========

NOTE 19 -- LIQUIDITY

The Company's Canadian credit facilities are scheduled to be reduced by approximately $120 million on January 15, 2004 and total debt to be repaid under existing repayment terms in fiscal 2004 totals $233 million. In March 2003, the Company commenced a $750 million refinancing program which the Company expects to complete in the second quarter of 2003. If successful, the proceeds from the refinancing program will be used to repay existing revolving credit facilities and term loans.

NOTE 20 -- SUBSEQUENT EVENTS

In the first quarter of 2003, Gerdau S.A. made loans totaling $30 million to GUSA to increase liquidity within Gerdau Ameristeel. These loans will be used for working capital purposes and bear interest at the rate of 6.5%. The loans do not have a stated maturity, but it is the intent of the Company to repay these loans as soon as practicable.

In April 2003, AmeriSteel received a waiver from its lenders as it expected to exceed its leverage ratio covenant of 3.75 to one due to weak operating margins in the first quarter. The Company believes AmeriSteel will be able to comply with the covenants during the remainder of 2003.

In April 2003, the Gerdau Canada Group requested and received waivers for non-compliance with certain covenants for the December quarter and expected non-compliance for fiscal 2003.

On March 31, 2003, under the terms of the Transaction Agreement relating to the acquisition of Co-Steel, the Company completed an exchange of minority shares of AmeriSteel for shares of Gerdau Ameristeel. Minority shareholders of AmeriSteel, mostly executives and employees, exchanged 1,395,041 shares of AmeriSteel for 13,199,260 shares of Gerdau Ameristeel, an exchange ratio of 9.4617 to one. As a result, AmeriSteel became a wholly owned subsidiary of Gerdau Ameristeel.

NOTE 21 -- DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company's consolidated financial statements are prepared in accordance with Canadian GAAP. The most significant differences between Canadian and United States GAAP, in terms of impact on the Company's consolidated financial statements, relate to the accounting for pensions, convertible debentures, derivative instruments and the reporting of comprehensive income.

The following table reconciles the consolidated statements of (loss) earnings as reported under Canadian GAAP with those that would have been reported under United States GAAP:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ----------------------------
                                                                 2002       2001       2000
                                                                -------    -------    ------
NET INCOME (LOSS) -- CANADIAN GAAP..........................    $11,132    $(6,066)   $3,943
Increase in interest expense related to convertible
  debentures(a).............................................       (590)        --        --
Adjustment to purchase price allocation relating to
  differences in treatment of Joint Ventures(b).............       (450)        --        --
Changes in fair value of interest rate derivatives(d).......        368     (1,021)     (339)
Unrealized loss on investment held for sale(e)..............         --        707        --
Other.......................................................        589         --        --
                                                                -------    -------    ------
NET INCOME (LOSS) -- UNITED STATES GAAP.....................     11,049     (6,380)    3,604
                                                                -------    -------    ------
OTHER COMPREHENSIVE (LOSS) INCOME:
  Derivative loss (d).......................................     (2,310)      (163)       --
  Foreign currency translation adjustment...................        179       (933)     (125)
  Minimum unfunded pension liability (f)....................    (16,309)      (195)     (352)
                                                                -------    -------    ------
                                                                (18,440)    (1,291)     (477)
                                                                -------    -------    ------
COMPREHENSIVE (LOSS) INCOME -- UNITED STATES GAAP...........    $(7,391)   $(7,671)   $3,127
                                                                =======    =======    ======
Net (loss) earnings per share -- United States GAAP
  Basic.....................................................    $  0.08    $ (0.05)   $ 0.03
                                                                -------    -------    ------
  Diluted...................................................    $  0.08    $ (0.05)   $ 0.03
                                                                =======    =======    ======

    (A) CONVERTIBLE DEBENTURES

   Under Canadian GAAP, the convertible debenture obligation is classified as an equity instrument. For Canadian GAAP, the interest, net of taxes, of the equity component of the convertible debentures is recorded as an after-tax charge to reinvested earnings. Under US GAAP, the convertible debenture obligation would be accounted for entirely as a liability and, accordingly, interest costs would be recorded as interest expense. The Company has the ability to redeem the convertible debenture at par plus accrued interest by the issuance of Common Shares or cash. As a result, for US GAAP, the convertible debenture would be classified as current debt in the 12-month period in advance of the redemption date, and as long-term debt during the remainder of the 20 year term. Therefore, for US GAAP the liability would be classified as long term debt for 2002, 2001 and 2000.

    (B) ADJUSTMENT TO PURCHASE PRICE ALLOCATION RELATING TO JOINT VENTURES

   Under Canadian GAAP, joint ventures are accounted for using the proportionate consolidation method, while under US GAAP, joint ventures are accounted for under the equity method. The different accounting treatment affects only the display and classification of financial statement items and not net income or shareholders' equity. See note 6 for summarized financial information in respect of the Company's joint ventures.

   Because of the different treatment of joint ventures between Canadian GAAP and US GAAP, a permanent difference results in the allocation of the purchase price. Under purchase accounting, the excess of the value of the assets over the purchase price (negative goodwill) is allocated to the long term assets acquired. Under Canadian GAAP, because the joint venture assets are proportionately accounted for and therefore there is no investment in subsidiary long term asset, the negative goodwill is allocated only against property, plant and equipment. Under US GAAP, the negative goodwill is allocated to both property, plant and equipment and to investment in subsidiary. As a result, there is a difference in depreciation expense.

    (C) COMPREHENSIVE INCOME

   United States accounting standards for reporting comprehensive income are set forth in SFAS No. 130. Comprehensive income represents the change in equity during a reporting period from transactions and other events and circumstances from non-owner sources. Components of comprehensive income include items such as net earnings (loss), changes in the fair value of investments not held for trading, minimum pension liability adjustments, derivative instruments and certain foreign currency translation gains and losses.

    (D) DERIVATIVE INSTRUMENTS

   The Company has interest rate swap agreements. Under US GAAP, unrealized gains and losses on the mark-to-market valuation of the swaps may be subject to hedge treatment under SFAS No. 133 whereby all or a portion of the mark-to-market gain or loss is recorded to other comprehensive income and the swap recorded at fair value. Any ineffective portion is recorded against income. In 2002, a portion of the US interest rate swap mark-to-market value was deemed to be ineffective and therefore recorded as an expense under US GAAP. Under Canadian GAAP, which does not recognize Comprehensive Income on the face of the financial statements, mark-to-market valuation changes are only reported in the footnotes.

    (E) INVESTMENTS

   United States accounting standards for equity investments, which are set forth in SFAS No. 115, require that certain equity investments not held for trading be recorded at fair value with unrealized holding gains and losses excluded from the determination of earnings and reported as a separate component of other comprehensive income. At December 31, 2001, the Company had an investment held for sale which was below market value.

    (F) ACCUMULATED UNFUNDED PENSION LIABILITY

   Under U.S. GAAP, the Company should recognize an additional minimum pension liability charged to other comprehensive income in shareholders' equity to the extent that the unfunded accumulated benefit obligation ("ABO") exceeds the fair value of the plan assets and this amount is not covered by the pension liability already recognized in the balance sheet. The calculation of the ABO is based on the actuarial present value of the vested benefits to which the employee is currently entitled, based on the employee's expected date of separation or retirement. Canadian GAAP does not require the recognition of an additional minimum liability.

    (G) FREIGHT COSTS

   For Canadian GAAP, sales are recorded net of freight costs for delivery. US GAAP would require that freight costs be included in cost of sales. The impact of this adjustment is to increase sales and cost of sales by $70.6 million in 2002, $58.3 million in 2001, and $56.4 million in 2000.

   The following table indicates the cumulative effect of the above adjustments on balance sheet accounts, displaying results under Canadian GAAP and US
   GAAP:

                                                                       CANADIAN GAAP           UNITED STATES GAAP
                                                                    --------------------      --------------------
                                                                        DECEMBER 31,              DECEMBER 31,
                                                                    --------------------      --------------------
                                                                     2002         2001         2002         2001
                                                                    -------      -------      -------      -------
                                                                       $            $            $            $
    ASSETS
      Current assets............................................    554,920      320,250      518,144      316,454
      Property, plant & equipment...............................    898,948      530,885      765,644      528,300
        Goodwill................................................    114,374      114,374      114,374      114,374
        Other assets............................................      3,159       96,430      115,562       99,428
    LIABILITIES
        Current liabilities (excl indebtedness).................    244,338      132,489      222,471      130,810
        Current portion of long-term debt.......................    107,321       67,060      101,090       68,545
        Long-term debt & related party debt.....................    411,833      251,346      463,423      251,346
        Related party borrowings................................         --      405,227           --      405,227
        Other long-term liabilities.............................     99,341       26,276      132,894       26,548
        Deferred income taxes...................................     82,158       99,109       67,341       97,718
        Minority interest.......................................     33,312       30,634       33,312       30,634
    SHAREHOLDERS' EQUITY
        Invested capital........................................    513,400       58,364      513,393       58,357
        Convertible debentures..................................     79,134           --           --           --
        Retained earnings (deficit).............................      1,329       (7,622)        (107)      (8,975)
        Cumulative translation adjustment.......................       (765)        (944)
        Accumulated other comprehensive loss....................                              (20,094)      (1,654)

   Changes in shareholders' equity under US GAAP were as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ----------------------------
                                                                     2002       2001      2000
                                                                    -------    ------    -------
                                                                       $         $          $
    Shareholders' equity at beginning of year...................     47,728    55,799     69,599
    Net (loss) earnings.........................................     11,049    (6,380)     3,604
    Subsidiary stock activity...................................       (187)     (476)      (403)
    Changes in deferred compensation............................         --        76        116
    Foreign currency translation adjustment.....................        179      (933)      (125)
    Debt converted to equity....................................    325,948        --         --
    Acquisition.................................................    129,275        --         --
    Other comprehensive loss....................................    (18,619)     (358)      (352)
    Dividends...................................................     (2,181)       --    (16,640)
                                                                    -------    ------    -------
    Shareholders' equity at end of year.........................    493,192    47,728     55,799
                                                                    =======    ======    =======

   The difference in consolidated shareholders' equity may be reconciled as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     2002       2001      2000
                                                                    -------    ------    ------
                                                                       $         $         $
    Shareholders' equity based on Canadian GAAP.................    593,098    49,798    56,976
    Debenture reclassified to debt..............................    (79,134)       --        --
    Adjust purchase price for Gallatin joint venture............       (450)       --        --
    Accumulated unfunded pension................................    (16,856)     (547)     (352)
    Unrealized losses on interest rate derivatives..............     (3,466)   (1,523)     (339)
    Other.......................................................         --        --      (486)
                                                                    -------    ------    ------
    Cumulative reduction under US GAAP..........................    (99,906)   (2,070)   (1,177)
                                                                    -------    ------    ------
    Shareholders' equity based on US GAAP.......................    493,192    47,728    55,799
                                                                    =======    ======    ======

   There are no significant differences with respect to the consolidated statement of cash flows between US GAAP and Canadian GAAP for 2002, 2001 and 2000.

NOTE 22 -- FINANCIAL INFORMATION RELATED TO SUBSIDIARY GUARANTORS

Consolidating financial information related to the Company and its Subsidiary Guarantors and non-Guarantors as of December 31, 2002 and 2001 and for the years ended December 31, 2002, December 31, 2001 and December 31, 2000 is disclosed to comply with the reporting requirements of the Company's Subsidiary Guarantors. The Subsidiary Guarantors are wholly-owned Subsidiaries of the Company which have fully and unconditionally guaranteed the Company's 10 3/8% Senior Notes due 2011 which may be delivered upon the exchange of the Company's 10 3/8% Senior Notes due 2011. The non-Guarantors are subsidiaries of the Company, and non-wholly-owned subsidiaries like Ameristeel Bright Bar, which have not fully and unconditionally guaranteed the Company's 10 3/8% Senior Notes due 2011 which may be delivered upon the exchange of the Company's 10 3/8% Senior Notes due 2011. Consolidating financial information follows:

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEETS
                               December 31, 2002
                                ($ in thousands)

                                                 GERDAU
                                               AMERISTEEL                              NON-
                                               CORPORATION    GUSAP    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                               -----------   -------   ----------   ----------   ------------   ------------
ASSETS
Current Assets
  Cash and cash equivalents..................   $  9,118     $   --    $   2,161     $  5,082     $      --      $   16,361
  Accounts receivable, net...................     25,950         --      129,113       21,480        (3,798)        172,745
  Inventories................................     47,883         --      281,879       21,797          (159)        351,400
  Deferred tax assets and recoverable
    taxes....................................     32,019         --      (57,001)      36,399            --          11,417
  Other current assets.......................         --         --        2,923           74            --           2,997
                                                --------     -------   ----------    --------     ---------      ----------
Total Current Assets.........................    114,970         --      359,075       84,832        (3,957)        554,920
Property, Plant and Equipment................    100,040         --      656,939      141,616           353         898,948
Goodwill.....................................         --         --      109,687        4,687            --         114,374
Investment in subsidiaries...................         --     94,208        8,356         (562)     (102,002)
Other Assets.................................      5,593      1,201       (3,678)          43            --           3,159
                                                --------     -------   ----------    --------     ---------      ----------
Total Assets.................................   $220,603     $95,409   $1,130,379    $230,616     $(105,606)     $1,571,401
                                                ========     =======   ==========    ========     =========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
    Trade accounts payable...................   $ 30,298     $   --    $ 121,968     $ 22,445     $  (4,377)     $  170,334
    Accrued salaries, wages and employee
      benefits...............................      4,436         --       35,950        3,546            --          43,932
    Other current liabilities................         --         --       20,069           41            --          20,110
    Taxes Payable............................      1,939       (837)       5,451           14            --           6,567
    Interest Payable.........................      1,497        145        1,723           30            --           3,395
    Bank indebtedness........................     24,880         --       (7,185)       5,684            --          23,379
    Current maturities of long-term
      borrowings.............................         --     14,501       68,907          535            --          83,942
                                                --------     -------   ----------    --------     ---------      ----------
Total Current Liabilities....................     63,050     13,809      246,883       32,295        (4,377)        351,659
Long Term Borrowings, Less Current Portion...    146,967     35,500      222,803        6,562            --         411,833
Related party borrowings.....................         --     23,398      (23,398)          --            --
Accrued Benefit obligation...................         --         --       70,166           --            --          70,166
Other Liabilities............................     13,099         --       16,076           --            --          29,175
Future Tax Liabilities.......................         --         --       81,583          222           353          82,158
Minority Interest............................         --         --       33,312           --            --          33,312
                                                --------     -------   ----------    --------     ---------      ----------
Total Liabilities............................    223,116     72,707      647,425       39,079        (4,024)        978,303
Shareholder's Equity
    Invested capital.........................    (81,647)    22,385      483,473      190,610      (101,421)        513,400
    Convertible debentures...................     79,134         --           --           --            --          79,134
    Retained (deficit) earnings..............         --        317          246          927          (161)          1,329
    Cumulative foreign currency
      translation............................         --         --         (765)          --            --            (765)
                                                --------     -------   ----------    --------     ---------      ----------
Total Shareholders' Equity...................     (2,513)    22,702      482,954      191,537      (101,582)        593,098
                                                --------     -------   ----------    --------     ---------      ----------
Total Liabilities and Shareholders' Equity...   $220,603     $95,409   $1,130,379    $230,616     $(105,606)     $1,571,401
                                                ========     =======   ==========    ========     =========      ==========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEETS
                               December 31, 2001
                                ($ in thousands)

                                        GUSAP     GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                       --------   ----------   --------------   ------------   ------------
ASSETS
Current Assets
  Cash and cash equivalents..........  $     --   $    5,086      $     1        $      --      $    5,087
  Accounts receivable, net...........        --       94,635        2,934             (242)         97,327
  Inventories........................        --      208,644        2,924             (148)        211,420
  Deferred tax assets and recoverable
     taxes...........................        --        5,320           --               --           5,320
  Other current assets...............        --          973          123               --           1,096
                                       --------   ----------      -------        ---------      ----------
Total Current Assets.................        --      314,658        5,982             (390)        320,250
Property, Plant and Equipment........        --      523,980        6,391              514         530,885
Goodwill.............................        --      109,687        4,687               --         114,374
Investment in subsidiaries...........   227,519        8,298         (534)        (235,283)
Other Assets.........................     1,906       94,474           50               --          96,430
                                       --------   ----------      -------        ---------      ----------
Total Assets.........................  $229,425   $1,051,097      $16,576        $(235,159)     $1,061,939
                                       ========   ==========      =======        =========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Trade accounts payable.............  $     --   $   96,614      $ 3,849        $    (816)     $   99,647
  Accrued salaries, wages and
     employee benefits...............        --       16,797           29               --          16,826
  Other current liabilities..........      (592)       9,855          190               --           9,453
  Interest payable...................        --        6,536           27               --           6,563
  Bank indebtedness..................       461        5,119       (1,497)              --           4,083
  Current maturities of long-term
     borrowings......................        --       62,694          283               --          62,977
                                       --------   ----------      -------        ---------      ----------
Total Current Liabilities............      (131)     197,615        2,881             (816)        199,549
Long Term Borrowings, Less Current
  Portion............................    50,006      197,740        3,600               --         251,346
Related party borrowings.............   160,761      244,466           --               --         405,227
Accrued benefit obligation...........        --       20,746           --               --          20,746
Other Liabilities....................    (2,839)       8,369           --               --           5,530
Future Tax Liabilities...............        --       98,411          184              514          99,109
Minority Interest....................        --       30,634           --               --          30,634
                                       --------   ----------      -------        ---------      ----------
Total Liabilities....................   207,797      797,981        6,665             (302)      1,012,141
Shareholder's Equity
  Invested capital...................    22,202      263,682        7,186         (234,706)         58,364
  Retained (deficit) earnings........      (574)      (9,622)       2,725             (151)         (7,622)
  Cumulative foreign currency
     translation.....................        --         (944)          --               --            (944)
                                       --------   ----------      -------        ---------      ----------
Total Shareholders' Equity...........    21,628      253,116        9,911         (234,857)         49,798
                                       --------   ----------      -------        ---------      ----------
Total Liabilities and Shareholders'
  Equity.............................  $229,425   $1,051,097      $16,576        $(235,159)     $1,061,939
                                       ========   ==========      =======        =========      ==========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                          Year ended December 31, 2002
                                ($ in thousands)

                                                GERDAU
                                              AMERISTEEL                                NON-
                                              CORPORATION     GUSAP     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                              -----------   ---------   ----------   ----------   ------------   ------------
OPERATING ACTIVITIES
Net (loss) income...........................    $  (743)    $   7,098   $   2,633     $  4,158      $(2,014)       $ 11,132
Adjustment to reconcile net income (loss) to
  net cash
  Provided by (used for) operating
    activities:
  Depreciation..............................      1,576            --      52,782        4,242           83          58,683
  Amortization..............................         --            --       1,167            5           --           1,172
  Deferred income taxes.....................     (1,518)           --     (10,017)       1,268         (161)        (10,428)
  Gain on disposition of property, plant and
    equipment...............................         --            --       1,044           --           --           1,044
  Unrealized foreign exchange on related
    party loans.............................         --            --         436           --           --             436
  Accrued interest on related party loans...         --            --      (2,561)          --           --          (2,561)
Changes in operating assets and liabilities,
  net of acquisitions:
  Accounts receivable.......................     16,125            --         878          874        3,556          21,433
  Inventories...............................     (3,535)           --     (15,261)         794           11         (17,991)
  Other assets..............................     (4,410)          705      (5,544)         188           --          (9,061)
  Liabilities...............................     (3,710)        2,739     (10,579)      (5,156)      (3,085)        (19,791)
                                                -------     ---------   ---------     --------      -------        --------
NET CASH PROVIDED BY (USED FOR) OPERATING
  ACTIVITIES................................      3,785        10,542      14,978        6,373       (1,610)         34,068
INVESTING ACTIVITIES
  Additions to property, plant and
    equipment...............................       (265)           --     (34,620)       1,325           78         (33,482)
  Purchase price for acquisitions...........         --            --      (6,856)          --           --          (6,856)
                                                -------     ---------   ---------     --------      -------        --------
  Cash acquired in acquisition..............      1,688            --         131       16,646           --          18,465
                                                -------     ---------   ---------     --------      -------        --------
  Proceeds from dispositions................         --            --         489           --           --             489
                                                -------     ---------   ---------     --------      -------        --------
NET CASH USED IN INVESTING ACTIVITIES.......      1,423            --     (40,856)      17,971           78         (21,384)
FINANCING ACTIVITIES
  Term debt payments........................         --          (466)    (29,037)          --           --         (29,503)
  Revolving credit borrowings (payments)....      3,910            --      39,344      (15,981)          --          27,273
  Increase in related party loans...........         --      (137,363)    139,113       (1,750)          --
  Additions to deferred financing costs.....         --            --         705           --           --             705
  Foreign exchange loss.....................         --            --        (195)          --           --            (195)
  Changes in minority interest..............         --            --       2,678           --           --           2,678
  Issuance of common stock..................         --       127,287    (127,287)      (1,532)       1,532              --
                                                -------     ---------   ---------     --------      -------        --------
  Subsidiary stock activity.................         --            --        (187)          --           --            (187)
                                                -------     ---------   ---------     --------      -------        --------
  Dividends paid............................         --            --      (2,181)          --           --          (2,181)
                                                -------     ---------   ---------     --------      -------        --------
NET CASH (USED FOR) PROVIDED BY FINANCING
  ACTIVITIES................................      3,910       (10,542)     22,953      (19,263)       1,532          (1,410)
                                                -------     ---------   ---------     --------      -------        --------
(INCREASE) DECREASE IN CASH AND CASH
  EQUIVALENTS...............................      9,118            --      (2,925)       5,081           --          11,274
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD....................................         --            --       5,086            1           --           5,087
                                                -------     ---------   ---------     --------      -------        --------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD....................................    $ 9,118     $      --   $   2,161     $  5,082      $    --        $ 16,361
                                                =======     =========   =========     ========      =======        ========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                          Year ended December 31, 2001
                                ($ in thousands)

                                                                       NON-
                                             GUSAP     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                            --------   ----------   ----------   ------------   ------------
OPERATING ACTIVITIES
Net (loss) income.........................  $ 17,525    $(24,286)    $   543        $ 152         $(6,066)
Adjustment to reconcile net income (loss)
  to net cash
  Provided by (used for) operating
     activities:
  Depreciation............................        --      54,006         786           85          54,877
  Amortization............................        --       7,613         149           --           7,762
  Deferred income taxes...................        --      (2,333)         25           24          (2,284)
  Gain on disposition of property, plant
     and equipment........................        --         (17)         --           --             (17)
  Unrealized foreign exchange on related
     party loans..........................     3,249      (9,502)         --           --          (6,253)
  Accrued interest on related party
     loans................................        --      14,144          --           --          14,144
  Loss on sale of marketable securities...        --       3,658          --           --           3,658
  Deferred compensation...................        --          76          --           --              76
Changes in operating assets and
  liabilities, net of acquisitions:
  Accounts receivable.....................        --      13,149        (978)         (12)         12,159
  Inventories.............................        --      20,286      (1,539)        (107)         18,640
  Other assets............................        --         (19)         25           --               6
  Liabilities.............................     1,970       1,949       2,101         (142)          5,878
                                            --------    --------     -------        -----         -------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES..............................    22,744      78,724       1,112           --         102,580
INVESTING ACTIVITIES
  Additions to property, plant and
     equipment............................        --     (24,064)     (4,355)          --         (28,419)
  Purchase price for acquisitions.........        --     (50,921)       (263)          --         (51,184)
  Proceeds from dispositions..............        --         811          --           --             811
                                            --------    --------     -------        -----         -------
NET CASH USED IN INVESTING ACTIVITIES.....        --     (74,174)     (4,618)          --         (78,792)
                                            --------    --------     -------        -----         -------
FINANCING ACTIVITIES
  Term debt payments......................        --     (58,906)         --           --         (58,906)
  Revolving credit borrowings
     (payments)...........................   (23,237)    (11,962)      3,920           --         (31,279)
  Increase in related party loans
     payable..............................        --      65,001        (363)          --          64,638
  Additions to deferred financing costs...        --          46         (50)          --              (4)
  Foreign exchange loss...................       493        (351)         --           --             142
  Changes in minority interest............        --         984          --           --             984
  Subsidiary stock activity...............        --        (232)         --           --            (232)
                                            --------    --------     -------        -----         -------
NET CASH (USED FOR) PROVIDED BY FINANCING
  ACTIVITIES..............................   (22,744)     (5,420)      3,507           --         (24,657)
                                            --------    --------     -------        -----         -------
(DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS.............................        --        (870)          1           --            (869)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD..................................        --       5,956          --           --           5,956
                                            --------    --------     -------        -----         -------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD..................................  $     --    $  5,086     $     1        $  --         $ 5,087
                                            --------    --------     -------        -----         -------

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                          Year ended December 31, 2000
                                ($ in thousands)

                                                                      NON-
                                            GUSAP     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                           --------   ----------   ----------   ------------   ------------
OPERATING ACTIVITIES
Net (loss) income........................  $(18,812)  $  21,514      $1,172        $  69        $   3,943
Adjustment to reconcile net income (loss)
  to net cash
  Provided by (used for) operating
     activities:
  Depreciation...........................        --      50,772         576           --           51,348
  Amortization...........................        --       7,730          --           --            7,730
  Deferred income taxes..................        --      (7,048)          1           --           (7,047)
  Gain on disposition of property, plant
     and equipment.......................        --        (595)         --           --             (595)
  Unrealized foreign exchange on related
     party loans.........................     8,637     (15,081)         --           --           (6,444)
  Accrued interest on related party
     loans...............................        --       6,651          --           --            6,651
  Deferred compensation..................        --         116          --           --              116
Changes in operating assets and
  liabilities, net of acquisitions:
  Accounts receivable....................     3,849      (3,204)       (659)          --              (14)
  Inventories............................        --       1,370          90           --            1,460
  Other assets...........................        --        (388)         38           --             (350)
  Liabilities............................        --     (27,112)     (1,017)         (69)         (28,198)
                                           --------   ---------      ------        -----        ---------
NET CASH PROVIDED BY (USED FOR) OPERATING
  ACTIVITIES.............................    (6,326)     34,725         201           --           28,600
INVESTING ACTIVITIES
  Additions to property, plant and
     equipment...........................        --     (51,555)     (1,135)          --          (52,690)
  Purchase of minority interest..........        --     (35,640)         --           --          (35,640)
  Proceeds from dispositions.............        --         518          --           --              518
                                           --------   ---------      ------        -----        ---------
NET CASH USED IN INVESTING ACTIVITIES....        --     (86,677)     (1,135)          --          (87,812)
FINANCING ACTIVITIES
  Term debt payments.....................        --    (109,997)         --           --         (109,997)
  Revolving credit borrowings
     (payments)..........................   (58,155)    132,853         555           --           75,253
  Increase in related party loans
     payable.............................    64,481      32,357         379           --           97,217
  Additions to deferred financing
     costs...............................        --      (1,765)         --           --           (1,765)
  Foreign exchange loss..................        --           1          --           --                1
  Changes in minority interest...........        --       2,166          --           --            2,166
  Subsidiary stock activity..............        --      (1,814)         --           --           (1,814)
                                           --------   ---------      ------        -----        ---------
NET CASH PROVIDED BY FINANCING
  ACTIVITIES.............................     6,326      53,801         934           --           61,061
                                           --------   ---------      ------        -----        ---------
INCREASE IN CASH AND CASH EQUIVALENTS....        --       1,849          --           --            1,849
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD.................................        --       4,107          --           --            4,107
                                           --------   ---------      ------        -----        ---------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.................................  $     --   $   5,956      $   --        $  --        $   5,956
                                           ========   =========      ======        =====        =========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS
                          Year ended December 31, 2002
                                ($ in thousands)

                                GERDAU
                              AMERISTEEL
                              CORPORATION    GUSAP    GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                              -----------   -------   ----------   --------------   ------------   ------------
Net Sales...................   $     --     $40,547    $937,612       $64,353         $(6,457)      $1,036,055
Operating Expenses
  Cost of sales.............         --      38,777     784,516        50,245          (6,447)         867,091
  Selling and
     administrative.........        725       1,591      57,570         2,288              (1)          62,173
  Depreciation..............         --       1,576      52,782         4,242              83           58,683
  Other operating expense...    (17,385)         --      12,300            13              --           (5,072)
                               --------     -------    --------       -------         -------       ----------
                                (16,660)     41,944     907,168        56,788          (6,365)         982,875
Income (Loss) From
  Operations................     16,660      (1,397)     30,444         7,565             (92)          53,180
Other Expenses
  Interest..................      8,304       1,918      25,082         1,289           2,005           38,598
  Foreign exchange (gains)
     losses.................         --          --         230            --              --              230
  Amortization of deferred
     financing costs........         --          --       1,167             5              --            1,172
                               --------     -------    --------       -------         -------       ----------
                                  8,304       1,918      26,479         1,294           2,005           40,000
(Income) Loss Before
  Taxes.....................      8,356      (3,315)      3,965         6,271          (2,097)          13,180
Income Tax (Expense)
  Benefit...................      1,258      (2,572)       (375)        2,113             (83)             341
                               --------     -------    --------       -------         -------       ----------
(Income) Loss before
  Minority Interest.........      7,098        (743)      4,340         4,158          (2,014)          12,839
Minority Interest...........         --          --      (1,707)           --              --           (1,707)
                               --------     -------    --------       -------         -------       ----------
Net (Income) Loss...........   $  7,098     $  (743)   $  2,633       $ 4,158         $(2,014)      $   11,132
                               ========     =======    ========       =======         =======       ==========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS
                          Year ended December 31, 2001
                                ($ in thousands)

                                          GUSAP     GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   --------------   ------------   ------------
Net Sales..............................  $     --    $841,095       $18,889         $(19,148)      $840,836
Operating Expenses
  Cost of sales........................        --     684,543        14,796          (19,255)       680,084
  Selling and administrative...........       735      54,157         1,532                7         56,431
  Depreciation.........................        --      54,006           786               85         54,877
  Amortization of goodwill.............        --       6,437           145               --          6,582
  Other operating expense..............        --        (475)           12               --           (463)
                                         --------    --------       -------         --------       --------
                                              735     798,668        17,271          (19,163)       797,511
Income (Loss) From Operations..........      (735)     42,427         1,618               15         43,325
Other Expenses
  Interest.............................   (18,260)     66,839           302              (29)        48,852
  Foreign exchange (gains) losses......        --         249            --               --            249
  Loss on marketable securities........        --         707            --               --            707
  Amortization of deferred financing
     costs.............................        --       1,176             4               --          1,180
                                         --------    --------       -------         --------       --------
                                          (18,260)     68,971           306              (29)        50,988
(Loss) Income Before Taxes.............    17,525     (26,544)        1,312               44         (7,663)
Income Tax (Benefit) Expense...........        --      (3,242)          769             (108)        (2,581)
                                         --------    --------       -------         --------       --------
(Loss) Income before Minority
  Interest.............................    17,525     (23,302)          543              152         (5,082)
Minority Interest......................        --        (984)           --               --           (984)
                                         --------    --------       -------         --------       --------
Net (Loss) Income......................  $ 17,525    $(24,286)      $   543         $    152       $ (6,066)
                                         ========    ========       =======         ========       ========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                          Year Ended December 31, 2000
                                ($ in thousands)

                                          GUSAP     GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   --------------   ------------   ------------
Net Sales..............................  $     --    $891,042       $14,579         $(5,938)       $899,683
Operating Expenses
  Cost of sales........................        --     717,129        10,847          (5,938)        722,038
  Selling and administrative...........       754      55,692           958             (10)         57,394
  Depreciation.........................        --      50,772           576              --          51,348
  Amortization of goodwill.............        --       6,269            --              --           6,269
  Other operating expense..............        22       2,716            --              --           2,738
                                         --------    --------       -------         -------        --------
                                              776     832,578        12,381          (5,948)        839,787
Income (Loss) From Operations..........      (776)     58,464         2,198              10          59,896
Other Expenses
  Interest.............................    18,036      32,292             2              30          50,360
  Foreign exchange (gains) losses......        --        (211)           --              --            (211)
  Amortization of deferred financing
     costs.............................        --       1,461            --              --           1,461
                                         --------    --------       -------         -------        --------
                                           18,036      33,542             2              30          51,610
(Loss) Income Before Taxes.............   (18,812)     24,922         2,196             (20)          8,286
Income Tax (Benefit) Expense...........        --       1,242         1,024             (89)          2,177
                                         --------    --------       -------         -------        --------
(Loss) Income before Minority
  Interest.............................   (18,812)     23,680         1,172              69           6,109
Minority Interest......................        --      (2,166)           --              --          (2,166)
                                         --------    --------       -------         -------        --------
Net (Loss) Income......................  $(18,812)   $ 21,514       $ 1,172         $    69        $  3,943
                                         ========    ========       =======         =======        ========

                           CANADIAN GAAP/U.S. DOLLAR
                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES
                          SEPTEMBER 30, 2003 AND 2002

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                SEPTEMBER 30, 2003    DECEMBER 31, 2002
                                                                ------------------    -----------------
                                                                         (U.S.$ in thousands)
                                                                              (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.................................        $   20,411           $   16,361
  Accounts receivable, net..................................           225,829              172,745
  Inventories...............................................           374,053              351,400
  Deferred tax assets and recoverable taxes.................            17,514               11,417
  Other current assets......................................            10,913                2,997
                                                                    ----------           ----------
Total current assets........................................           648,720              554,920
Property, plant and equipment...............................           917,789              898,948
Goodwill....................................................           116,564              114,374
Deferred financing costs....................................            15,491                2,514
Future tax assets...........................................             8,364                   --
Other assets................................................             2,033                  645
                                                                    ----------           ----------
Total assets................................................        $1,708,961           $1,571,401
                                                                    ==========           ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable....................................        $  212,853           $  170,334
  Accrued salaries, wages and employee benefits.............            26,220               27,342
  Other current liabilities.................................            57,819               46,662
  Bank indebtedness.........................................             2,810               23,379
  Current maturities of long-term borrowings................            10,771               83,942
                                                                    ----------           ----------
Total current liabilities...................................           310,473              351,659
Long term borrowings, less current portion..................           581,816              411,833
Other liabilities...........................................           105,542               99,341
Future tax liabilities......................................            60,991               82,158
Minority interest...........................................                --               33,312
                                                                    ----------           ----------
Total liabilities...........................................         1,058,822              978,303
Shareholder's equity
  Invested capital..........................................           547,601              513,400
  Convertible debentures....................................            92,565               79,134
  Retained (deficit) earnings...............................           (16,813)               1,329
  Cumulative foreign currency translation...................            26,786                 (765)
                                                                    ----------           ----------
Total shareholders' equity..................................           650,139              593,098
                                                                    ----------           ----------
Total liabilities and shareholders' equity..................        $1,708,961           $1,571,401
                                                                    ==========           ==========

                See notes to consolidated financial statements.

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS
                      Nine months ended September 30, 2003

                                                                           NINE MONTHS ENDING
                                                                ----------------------------------------
                                                                SEPTEMBER 30, 2003    SEPTEMBER 30, 2002
                                                                ------------------    ------------------
                                                                  (U.S.$ in thousands, except earnings
                                                                      per share data) (unaudited)
Net Sales...................................................        $1,401,270             $697,622
Operating Expenses
  Cost of sales.............................................         1,283,916              571,298
  Selling and administrative................................            59,312               45,369
  Depreciation..............................................            60,467               38,520
  Other operating expense...................................               144                1,007
                                                                    ----------             --------
                                                                     1,403,839              656,194
Income (Loss) From Operations...............................            (2,569)              41,428
Other Expenses
  Interest..................................................            30,147               30,562
  Foreign exchange (gains) losses...........................               186                  386
  Amortization of deferred financing costs..................             4,130                  879
                                                                    ----------             --------
                                                                        34,463               31,827
(Loss) Income Before Taxes..................................           (37,032)               9,601
Income Tax (Benefit) Expense................................           (21,525)                 565
                                                                    ----------             --------
(Loss) Income before Minority Interest......................           (15,507)               9,036
Minority Interest...........................................               217               (1,430)
                                                                    ----------             --------
Net (Loss) Income...........................................        $  (15,290)            $  7,606
EPS -- Basic................................................             (0.09)            $   0.06
EPS -- Diluted..............................................             (0.09)            $   0.06

                See notes to consolidated financial statements.

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                           RETAINED    CUMULATIVE
                                NUMBER OF                    CONVERTIBLE   EARNINGS    TRANSLATION
                                 SHARES      CAPITAL STOCK   DEBENTURES    (DEFICIT)   ADJUSTMENT     TOTAL
                               -----------   -------------   -----------   ---------   -----------   --------
                                                  (U.S.$ in thousands, except share data)
                                                                (Unaudited)
Balance December 31, 2001....  133,388,400     $ 58,364        $    --     $ (7,622)     $  (944)    $ 49,798
  Net income.................                                                 7,606                     7,606
  Subsidiary stock
     activity................                      (418)                                                 (418)
  Foreign exchange...........                                                             (1,649)      (1,649)
  Debt converted to equity...                   325,948                                               325,948
                               -----------     --------        -------     --------      -------     --------
Balance September 30, 2002...  133,388,400     $383,894        $    --     $    (16)     $(2,593)    $381,285
                               ===========     ========        =======     ========      =======     ========
Balance December 31, 2002....  184,892,360     $513,400        $79,134     $  1,329      $  (765)    $593,098
  Net Loss...................                        --             --      (15,290)          --      (15,290)
  Acquisition of minority
     shares..................   13,198,501       34,201             --           --           --       34,201
  Foreign exchange...........                        --         13,431           --       27,551       40,982
  Interest on convertible
     debentures..............                        --             --       (2,852)          --       (2,852)
                               -----------     --------        -------     --------      -------     --------
Balance September 30, 2003...  198,090,861     $547,601        $92,565     $(16,813)     $26,786     $650,139
                               ===========     ========        =======     ========      =======     ========

                See notes to consolidated financial statements.

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Nine months ended September 30, 2003

                                                                   NINE MONTHS ENDING
                                                              -----------------------------
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  2003            2002
                                                              -------------   -------------
                                                                  (U.S.$ in thousands)
                                                                       (Unaudited)
Operating activities
Net (loss) income...........................................    $(15,290)       $  7,606
Adjustment to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation..............................................      60,467          38,520
  Amortization..............................................       4,130             879
  Deferred income taxes.....................................     (20,739)         (4,861)
  Gain on disposition of property, plant and equipment......         (93)             --
  Unrealized foreign exchange on related party loans........       7,241             181
  Accrued interest on related party loans...................      (2,884)           (594)
Changes in operating assets and liabilities, net of
  acquisitions:
  Accounts receivable.......................................     (56,501)        (36,320)
  Inventories...............................................      (2,808)         (3,467)
  Other assets..............................................     (10,034)         (5,152)
  Liabilities...............................................      39,691          12,736
                                                                --------        --------
Net cash provided by operating activities...................       3,180           9,528
Investing activities
  Additions to property, plant and equipment................     (40,475)        (21,787)
  Assets acquisition........................................          --          (8,356)
  Proceeds from dispositions................................          77             134
                                                                --------        --------
Net cash used in investing activities.......................     (40,398)        (30,009)
Financing activities
  Proceeds from issuance of new debt........................     542,357
  (Payment) borrowing of short-term and long-term
     borrowings, net........................................    (484,554)         20,572
  Additions to deferred financing costs.....................     (15,034)             --
  Foreign exchange loss.....................................        (520)             --
  Changes in minority interest..............................        (218)          2,365
  Subsidiary stock activity.................................        (763)            947
                                                                --------        --------
Net cash provided by financing activities...................      41,268          23,884
                                                                --------        --------
Increase in cash and cash equivalents.......................       4,050           3,403
Cash and cash equivalents at beginning of period............      16,361           5,087
                                                                --------        --------
Cash and cash equivalents at end of period..................    $ 20,411        $  8,490
                                                                ========        ========

                See notes to consolidated financial statements.

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
         (United States Dollars in thousands, except per share amounts)

NOTE 1 -- BASIS OF PRESENTATION

The consolidated financial statements include the results and accounts of companies controlled by Gerdau Ameristeel Corporation, a Canadian corporation, whose indirect majority shareholder is Gerdau S.A., a Brazilian company. Gerdau Ameristeel's financial statements are presented in United States dollars and in accordance with Canadian generally accepted accounting principles ("GAAP").

The 2002 consolidated financial statements include the accounts of "Gerdau North America Group" consisting of the Gerdau Canada Group (Gerdau Ameristeel Cambridge Inc. and Gerdau MRM Holdings Inc. and their consolidated subsidiaries) and Gerdau USA, Inc. and its consolidated subsidiaries FLS Holdings Inc., Ameristeel Corporation and AmeriSteel Bright Bar, Inc. (collectively, "GUSA"). All significant intercompany transactions and accounts have been eliminated in consolidation.

On October 23, 2002, Gerdau S.A., parent company of the Gerdau North America Group, entered into a transaction agreement with Co-Steel Inc. ("Co-Steel"), a Canadian public company. This transaction agreement resulted in Co-Steel acquiring all of the issued and outstanding shares of the companies included in the Gerdau North America Group, in exchange for Co-Steel common shares representing approximately 74% of Co-Steel's total common shares The transaction was accounted for using the reverse-takeover method of purchase accounting. The Gerdau North America Group is deemed to be the acquirer and is assumed to be purchasing the assets and liabilities of Co-Steel, since the original shareholder of the Gerdau North America Group became owner of more than 50 percent of the voting shares of Co-Steel on a fully-diluted basis following the transaction. As a result, the Gerdau North America Group's historical accounts became the historical accounts for all periods prior to the date of merger. In connection with the merger, Co-Steel's name was changed to Gerdau Ameristeel Corporation (the "Company" or "Gerdau Ameristeel"). As part of this transaction, certain related party loans of the Gerdau North America Group were converted into equity in October 2002.

On March 31, 2003, under the terms of the Transaction Agreement relating to the acquisition of Co-Steel, the Company completed an exchange of minority shares of AmeriSteel Corporation for shares of Gerdau Ameristeel. Minority shareholders of AmeriSteel, mostly executives and employees, exchanged 1,395,041 shares of AmeriSteel for 13,198,501 shares of Gerdau Ameristeel, an exchange ratio of
9.4617 to 1. As a result, AmeriSteel became a wholly owned subsidiary of Gerdau Ameristeel.

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for interim period reports and, therefore, do not include all the information or footnotes necessary for a complete presentation of financial condition, results of operations and cash flows in conformity with Canadian GAAP. However, all adjustments which, in the opinion of management, are necessary for a fair presentation have been included. Such adjustments consisted of only normally recurring items. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's latest annual report and have been prepared using the same accounting policies as described in Note 2 of the latest annual report. Certain amounts have been reclassified to conform to the current-period financial statement presentation. The results of the three and nine month periods ended September 30, 2003 and 2002 are not necessarily indicative of the results to be expected for future periods. The Company operates steel mini-mills, producing primarily steel bars and special sections for commercial and industrial building construction, steel service centers and original equipment manufacturers. Its principal market area is the eastern United States and Canada. Principal suppliers to the Company include scrap metal producers, electric utilities, natural gas suppliers, rail and truck carriers.

NOTE 2 -- INVENTORIES

Inventories consist of the following ($000s):

                                                              AT SEPTEMBER 30,   AT DECEMBER 31,
                                                                    2003              2002
                                                              ----------------   ---------------
                                                                (Unaudited)
Ferrous and non-ferrous scrap...............................      $ 65,628          $ 40,983
Work in-process.............................................        44,076            33,701
Finished goods..............................................       161,288           195,893
Raw materials (excluding scrap) and operating supplies......       103,061            80,823
                                                                  --------          --------
                                                                  $374,053          $351,400
                                                                  ========          ========

NOTE 3 -- PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following ($000s):

                                                                       AT SEPTEMBER 30, 2003
                                                              ---------------------------------------
                                                                           ACCUMULATED     NET BOOK
                                                                 COST      DEPRECIATION      VALUE
                                                              ----------   ------------   -----------
                                                                                          (Unaudited)
Land and improvements.......................................  $   81,956     $ 11,511      $ 70,445
Buildings and improvements..................................     220,474      113,266       107,208
Machinery and equipment.....................................     891,128      200,540       690,588
Construction in progress....................................      38,953                     38,953
Property, plant and equipment held for sale.................      10,595                     10,595
                                                              ----------     --------      --------
                                                              $1,243,106     $325,317      $917,789
                                                              ==========     ========      ========

NOTE 4 -- STOCK BASED COMPENSATION

The Company accounts for stock options granted to employees using the intrinsic value based method of accounting. Under this method, the Company does not recognize compensation expense for the stock options because the exercise price is equal to the market price of the underlying stock on the date of grant. Had the Company applied the fair value based method of accounting, net loss and loss per share and net income and income per share would be as shown on the following table. The Black-Scholes option pricing model was used to estimate the fair value of each option grant on the date of grant and calculate the pro forma stock-based compensation costs. For purposes of the pro forma disclosures, the assumed compensation expense is amortized over the option's vesting periods and includes option granted subsequent to January 1, 2002 and excludes options issued prior to January 1, 2002. The following assumptions were used:

Expected dividend yield.....................................       0%
Expected share price volatility.............................      25%
Risk-free rate of return....................................       4%
Expected period until exercise..............................  5 years

                                                                 FOR THE NINE MONTHS ENDED
                                                               ------------------------------
                                                               SEPTEMBER 30,    SEPTEMBER 30,
                                                                   2003             2002
                                                               -------------    -------------
                                                                        (Unaudited)
                                                                  (Amounts in $000 except
                                                                      per share data)
Net (loss) income, as reported..............................     $(15,290)         $7,606
Pro forma stock-based
  Compensation cost.........................................           75              75
Pro forma, net income.......................................     $(15,365)         $7,531
Earnings per share
  Basic, as reported........................................     $  (0.09)         $(0.06)
  Basic, pro forma..........................................        (0.09)          (0.06)
  Diluted, as reported......................................        (0.09)          (0.06)
  Diluted, pro forma........................................        (0.09)          (0.06)

NOTE 5 -- JOINT VENTURES

The Company's investments in Gallatin Steel Company, Bradley Steel Processors and SSS/MRM Guide Rail are 50% joint ventures. The results for Gallatin Steel are presented from the date of acquisition, October 23, 2002; therefore the results for the nine months ending September 30, 2002 exclude Gallatin Steel. The Company's interests in the joint ventures have been accounted for using the proportional consolidation method under which the Company's proportionate share of assets, liabilities, revenues and expenses of the joint ventures have been included in the consolidated financial statements. The Company's interest in the joint ventures is as follows ($000s):

                                                                   AT              AT
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
                                                               (Unaudited)
BALANCE SHEET
Current assets..............................................    $ 45,976        $ 45,234
Property, plant and equipment...............................     108,991         107,421
Current liabilities.........................................      21,215          26,505
Long-term debt..............................................       4,670           3,415

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2003       2002
                                                              --------    -------
                                                                  (Unaudited)
STATEMENT OF EARNINGS
Sales.......................................................  $163,072    $10,674
Operating earnings..........................................    13,980      1,045
Earnings before income taxes................................     1,729      1,052

                                                                NINE MONTHS
                                                                   ENDED
                                                               SEPTEMBER 30,
                                                              ---------------
                                                               2003      2002
                                                              -------    ----
                                                                (Unaudited)
CHANGES IN CASH FLOWS
Cash provided by (used in)
  Operating activities......................................  $ 5,673    $ 36
  Investing activities......................................   (4,592)    (36)
  Financing activities......................................   (2,146)     --
                                                              -------    ----
Proportionate share of decrease in cash.....................   (1,065)     --
                                                              =======    ====

NOTE 6 -- LONG-TERM DEBT

At September 30, 2003, Gerdau Ameristeel debt includes the following ($000s):

Senior Notes, 10 3/8% due 2011, net of original issue
  discount..................................................  $397,087
Senior Secured Credit Facility..............................   149,991
Industrial Revenue Bonds....................................    36,795
  AmeriSteel Bright Bar Term Loan...........................     3,368
  Gallatin Joint Venture Debt...............................     6,375
  Other.....................................................     1,781
                                                              --------
                                                               595,397
  Less current portion......................................    13,581
                                                              --------
                                                              $581,816
                                                              ========

At December 31, 2002, the Company had debt agreements that were specific to the Gerdau Canada Group, GUSA and former Co-Steel entities and included the following ($000s):

Gerdau Canada Group:
  Bank indebtedness.........................................  $  17,243
  U.S. Dollar Floating Rate Term Loan.......................     61,743
  Canadian dollar revolving loan (Cdn$35.0 million).........     22,157
  Other.....................................................      1,444
GUSA:
  AmeriSteel Revolving Credit Agreement.....................    100,800
  AmeriSteel Term Loan......................................     68,750
  Industrial Revenue Bonds..................................     36,795
  AmeriSteel Bright Bar.....................................      3,522
  Other.....................................................        809
Co-Steel Group:
  Bank Indebtedness.........................................      6,136
  Canadian dollar revolving loan (Cdn$48.3 million).........     30,577
  U.S. Dollar Fixed Rate Reducing Term Loan.................     96,784
  Fair value of early payment penalty of fixed rate reducing
    term loans..............................................      9,065
  U.S. dollar revolving loan................................     59,768
  Other.....................................................      3,561
                                                              ---------
                                                                519,154
  Less current portion......................................   (107,321)
                                                              ---------
                                                              $ 411,833
                                                              =========

On June 27, 2003, the Company refinanced its debt by issuing $405 million aggregate principal 10 3/8% Senior Notes, of which $35.0 million were sold to an indirect wholly-owned subsidiary of the Company's parent, Gerdau S.A. The notes mature July 15, 2011 and were issued at 98% of face value. The Company also entered into a new Senior Secured Credit Facility, with a term of up to five years, which provides commitments of up to $350 million. The borrowings under the Senior Secured Credit Facility are secured by the Company's inventory and accounts receivable. The proceeds were used to repay existing indebtedness. At September 30, 2003, approximately $103.5 million was available under the Senior Secured Credit Facility.

Gerdau Ameristeel US Inc. issued industrial revenue bonds ("IRBs") in prior years to obtain funding to construct facilities in Jackson, Tennessee; Charlotte, North Carolina; Jacksonville, Florida; and Plant City, Florida. The Company assumed an additional $3.6 million IRB with the acquisition of the Cartersville cold drawn facility in June 2002. The interest rates on these bonds range from 50% to 75% of the prime rate. $9.4 million of the IRBs mature in the fourth quarter of 2003, $3.8 million matures in 2015, $20.0 million matures in 2017, and $3.6 million matures in 2018. Irrevocable letters of credit issued pursuant to the Senior Secured Credit Facility back the IRBs.

The AmeriSteel Bright Bar Term Loan represents a bank loan of Gerdau Ameristeel US Inc.'s majority-owned subsidiary, secured by machinery and equipment. The loan matures in 2011 with amortization payments that began in July 2001. The loan currently bears interest at a rate of approximately 6.0% per year. Gerdau Ameristeel US Inc. is a guarantor of the loan. Gallatin Joint Venture Debt represents the Company's proportionate 50% share of the joint venture's outstanding debt, including borrowings under its $40 million credit facility and capital leases. Other debt includes equipment loans and capital leases at various subsidiaries.

In order to reduce its exposure to interest-rate fluctuations, the Company had entered into four interest-rate swap agreements. The interest-rate swaps have a notional value of $69 million, with the Company paying a fixed interest rate and receiving a variable interest rate based on three-month LIBOR. The aggregate mark-to-market (fair value) of the interest rate agreements, which represents the amount that would be paid by GUSA if the agreements were terminated at September 30, 2003, was approximately $5.4 million.

NOTE 7 -- ACQUISITION

On June 24, 2002, the Company acquired certain assets and assumed certain liabilities of Republic Technologies' cold drawn plant in Cartersville, Georgia. The purchase price was $8.4 million and the transaction was accounted for as a business combination. The plant commenced operations under Gerdau Ameristeel's ownership on July 2, 2002.

NOTE 8 -- SEGMENT INFORMATION

The Company is organized into two primary business segments: (a) Steel mills and
(b) Downstream products. Steel products sold to the downstream divisions are sold at market prices with intra-company transactions eliminated upon consolidation. Performance is evaluated and resources allocated based on specific segment requirements and measurable factors. Segment assets are those assets that are specifically identified with the operations in each operational segment. Corporate assets include primarily cash, assets held for sale, some property, plant and equipment, deferred income taxes and deferred financing costs. Operational results and other financial data for the two business segments for the nine months ended September 30, 2003 and 2002, are presented below ($000s):

                                                                    NINE MONTHS ENDING
                                                               -----------------------------
                                                               SEPTEMBER 30,   SEPTEMBER 30,
                                                                   2003            2002
                                                               -------------   -------------
                                                                        (Unaudited)
Revenue from external customers:
  Steel mills...............................................    $1,177,233       $ 483,258
  Downstream products.......................................       224,037         214,364
                                                                ----------       ---------
    Total...................................................    $1,401,270       $ 697,622
                                                                ==========       =========
Inter-company sales:
  Steel mills...............................................    $  235,008       $ 126,006
  Downstream products.......................................            --              --
  Corp/eliminations/other...................................      (235,008)       (126,006)
                                                                ----------       ---------
    Total...................................................    $       --       $      --
                                                                ==========       =========
Total sales:
  Steel mills...............................................    $1,412,241       $ 609,264
  Downstream products.......................................       224,037         214,364
  Corp/eliminations/other...................................      (235,008)       (126,006)
                                                                ----------       ---------
    Total...................................................    $1,401,270       $ 697,622
                                                                ==========       =========
Income (loss) from operations:
  Steel mills...............................................    $    1,806       $  43,345
  Downstream products.......................................         4,343          12,179
  Corp/eliminations/other...................................        (8,718)        (14,096)
                                                                ----------       ---------
    Total...................................................    $   (2,569)      $  41,428
                                                                ==========       =========

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
Segment assets:
  Steel mills...............................................   $1,545,306      $1,424,363
  Downstream products.......................................      134,110         122,425
  Corp/eliminations/other...................................       29,545          24,613
                                                               ----------      ----------
    Total...................................................   $1,708,961      $1,571,401
                                                               ==========      ==========

Geographic data is as follows:

                                                              UNITED STATES    CANADA      TOTAL
                                                              -------------   --------   ----------
SEPTEMBER 30, 2003
Revenue from external customers.............................   $1,078,686     $322,584   $1,401,270
Long-lived assets...........................................      655,496      262,293      917,789
SEPTEMBER 30, 2002
Revenue from external customers.............................   $  578,688     $118,934   $  697,622
Long-lived assets...........................................      388,235      140,472      528,707

NOTE 9 -- OTHER OPERATING EXPENSE

Other operating expense for the nine months ended September 30, 2003 was approximately $0.1 million. This includes a $1.8 million charge from a settlement of environmental warranties from the May 2000 sale of Co-Steel's Mayer Parry Recycling unit in England, asset write-downs of $.8 million, $0.5 million charge relating to start-up costs associated with new process automation controls at the Knoxville rolling mill and fabricating plant shutdown expenses of $0.3 million. The charges were offset by income of $3.5 million in electric power rebates from the Province of Ontario. Other operating expense for the nine months ended September 30, 2002 was $1.0 million relating to the closing of certain of the Company's fabricating plants.

NOTE 10 -- DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company's consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The most significant differences between Canadian and United States GAAP, in terms of impact on the Company's consolidated financial statements, relate to the accounting for pensions, convertible debentures, derivative instruments and the reporting of comprehensive income.

The following table reconciles the consolidated statements of (loss) earnings as reported under Canadian GAAP with those that would have been reported under United States GAAP:

                                                                  NINE MONTHS
                                                              ENDED SEPTEMBER 30,
                                                              --------------------
                                                                2003        2002
                                                              --------     -------
NET (LOSS) INCOME -- CANADIAN GAAP..........................  $(15,290)    $ 7,606
Increase in interest expense related to convertible
  debentures (a)............................................    (2,852)         --
Adjustment to purchase price allocation relating to
  differences in treatment of Joint Ventures (b)............    (1,881)         --
Changes in fair value of interest rate derivatives (d)......    (3,294)       (144)
                                                              --------     -------
NET (LOSS) INCOME -- UNITED STATES GAAP.....................   (23,317)      7,462
                                                              --------     -------
OTHER COMPREHENSIVE (LOSS) INCOME:
  Derivative loss (d).......................................     3,588         263
  Foreign currency translation adjustment (c)...............    27,551      (1,649)
                                                                31,139       1,386
                                                              --------     -------
COMPREHENSIVE INCOME (LOSS) -- UNITED STATES GAAP...........  $  7,822     $ 6,076
                                                              ========     =======
Net (loss) earnings per share -- United States GAAP
  Basic.....................................................  $  (0.12)    $  0.06
  Diluted...................................................  $  (0.12)    $  0.06
                                                              ========     =======

(A) CONVERTIBLE DEBENTURES

Under Canadian GAAP, the convertible debenture obligation is classified as an equity instrument. For Canadian GAAP, the interest, net of taxes, of the equity component of the convertible debentures is recorded as an after-tax charge to reinvested earnings. Under US GAAP, the convertible debenture obligation would be accounted for entirely as a liability and, accordingly, interest costs would be recorded as interest expense. The Company has the ability to redeem the convertible debenture at par plus accrued interest by the issuance of Common Shares or cash. For US GAAP the liability is classified as long term debt.

(B) ADJUSTMENT TO PURCHASE PRICE ALLOCATION RELATING TO JOINT VENTURES

Under Canadian GAAP, joint ventures are accounted for using the proportionate consolidation method, while under US GAAP, joint ventures are accounted for under the equity method. Under an accommodation of the US Securities and Exchange Commission, accounting for joint ventures need not be reconciled from Canadian to US GAAP. The different accounting treatment affects only the display and classification of financial statement items and not net income or shareholders' equity. See note 6 for summarized financial information in respect of the Company's joint ventures.

Because of the different treatment of joint ventures between Canadian GAAP and US GAAP, a permanent difference results in the allocation of the purchase price. Under purchase accounting, the excess of the value of the assets over the purchase price (negative goodwill) is allocated to the long term assets acquired. Under Canadian GAAP, because the joint venture assets are proportionately accounted for and therefore there is no investment in subsidiary long term asset, the negative goodwill is allocated only against property, plant and equipment. Under US GAAP, the negative goodwill is allocated to both property, plant and equipment and to investment in subsidiary. As a result, there is a difference in depreciation expense.

(C) COMPREHENSIVE INCOME

United States accounting standards for reporting comprehensive income are set forth in SFAS No. 130. Comprehensive income represents the change in equity during a reporting period from transactions and other events and circumstances from non-owner sources. Components of comprehensive income include items such as net earnings (loss), changes in the fair value of investments not held for trading, minimum pension liability adjustments, derivative instruments and certain foreign currency translation gains and losses.

(D) DERIVATIVE INSTRUMENTS

The Company has interest rate swap agreements. Under US GAAP, unrealized gains and losses on the mark-to-market valuation of the swaps may be subject to hedge treatment under SFAS No. 133 whereby all or a portion of the mark-to-market gain or loss is recorded to other comprehensive income and the swap recorded at fair value. Any ineffective portion is recorded against income.

(E) FREIGHT COSTS

For Canadian GAAP, sales are recorded net of freight costs for delivery. US GAAP would require that freight costs be included in cost of sales. The impact of this adjustment is to increase sales and cost of sales by $87.0 million in the nine months ended September 30, 2003 and by $53.2 million in the nine months ended September 30, 2002.

The following table indicates the cumulative effect of the above adjustments on balance sheet accounts, displaying results under Canadian GAAP and US GAAP:

                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                              CANADIAN   UNITED STATES
                                                                GAAP         GAAP
                                                              --------   -------------
                                                                2003         2003
                                                              --------   -------------
                                                                 $             $
ASSETS
  Current assets............................................  648,720       602,743
  Property, plant & equipment...............................  917,789       791,480
  Goodwill..................................................  116,564       116,564
  Other assets..............................................   25,888       187,430
LIABILITIES
  Current liabilities (excl indebtedness)...................  296,892       282,336
  Current portion of long-term debt.........................   13,581        12,198
  Long-term debt & related party debt.......................  581,816       650,704
  Other long-term liabilities...............................  105,542       131,474
  Deferred income taxes.....................................   60,991        86,290
SHAREHOLDERS' EQUITY
  Invested capital..........................................  547,601       547,594
  Convertible debentures....................................   92,565            --
  Retained earnings (deficit)...............................  (16,813)      (23,424)
  Cumulative translation adjustment.........................   26,786            --
  Other comprehensive income................................       --        11,045

Changes in shareholders' equity under US GAAP were as follows:

                                                                  NINE MONTHS
                                                              ENDED SEPTEMBER 30,
                                                              --------------------
                                                               2003         2002
                                                              -------      -------
                                                                 $            $
Shareholders' equity at beginning of year...................  493,192       47,728
Net (loss) earnings.........................................  (23,317)       7,339
Subsidiary stock activity...................................       --         (418)
Minority interest exchange..................................   34,201           --
Foreign currency translation adjustment.....................   27,551       (1,649)
Debt converted to equity....................................       --      325,948
Other comprehensive income..................................    3,588          318
Shareholders' equity at end of period.......................  535,215      379,266

The difference in consolidated shareholders' equity may be reconciled as follows:

                                                                   NINE MONTHS
                                                               ENDED SEPTEMBER 30,
                                                              ---------------------
                                                                2003         2002
                                                              --------      -------
                                                                 $             $
Shareholders' equity based on Canadian GAAP.................   650,139      381,285
Debenture reclassified to debt..............................   (92,565)          --
Adjust purchase price for Gallatin joint venture............    (2,331)          --
Accumulated unfunded pension................................   (16,856)        (547)
Unrealized losses on interest rate derivatives..............    (3,172)      (1,404)
                                                              --------      -------
Cumulative reduction in net earnings under US GAAP..........  (114,923)      (1,951)
Shareholders' equity based on US GAAP.......................   535,215      379,334

There are no significant differences with respect to the consolidated statement of cash flows between US GAAP and Canadian GAAP.

NOTE 11 -- FINANCIAL INFORMATION RELATED TO SUBSIDIARY GUARANTORS

Unaudited consolidating financial information related to the Company and its Subsidiary Guarantors and non-Guarantors as of September 30, 2003 and for the nine months ended September 30, 2003 and September 30, 2002 is disclosed to comply with the reporting requirements of the Company's Subsidiary Guarantors. The Subsidiary Guarantors are wholly-owned subsidiaries, and non-wholly-owned like Ameristeel Bright Bar, of the Company which have fully and unconditionally guaranteed the Company's 10 3/8% Senior Notes due 2011 which may be delivered upon the exchange of the Company's 10 3/8% Senior Notes due 2011. The non-Guarantors are subsidiaries of the Company which have not fully and unconditionally guaranteed the Company's 10 3/8% Senior Notes due 2011 which may be delivered upon the exchange of the Company's 10 3/8% Senior Notes due 2011. Unaudited consolidating financial information follows:

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEET
                               September 30, 2003
                                ($ in thousands)

                                    GERDAU
                                  AMERISTEEL
                                  CORPORATION    GUSAP     GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                  -----------   --------   ----------   --------------   ------------   ------------
ASSETS
Current Assets
  Cash and cash equivalents.....   $  4,960     $     --   $    8,669     $   6,782      $        --     $   20,411
  Accounts receivable, net......     52,914           --      152,396        20,519               --        225,829
  Inventories...................     74,780           --      277,691        21,582               --        374,053
  Deferred tax assets and
     recoverable taxes..........         --           --       17,514            --               --         17,514
  Other current assets..........      9,610           --          266         1,037               --         10,913
                                   --------     --------   ----------     ---------      -----------     ----------
Total Current Assets............    142,264           --      456,536        49,920               --        648,720
Property, Plant and Equipment...    176,863           --      598,830       142,096               --        917,789
Goodwill........................         --           --      111,877         4,687               --        116,564
Deferred Financing Costs........         --       11,117        4,334            40               --         15,491
Future Tax Assets...............         --           --        8,364            --               --          8,364
Investment in subsidiaries......    269,376      477,866      256,584            --       (1,003,826)
Other Assets....................     11,058           --       (9,112)           87               --          2,033
                                   --------     --------   ----------     ---------      -----------     ----------
Total Assets....................   $599,561     $488,983   $1,427,413     $ 196,830      $(1,003,826)    $1,708,961
                                   ========     ========   ==========     =========      ===========     ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current Liabilities
  Trade accounts payable........   $ 43,855     $     --   $  148,784     $  20,214      $        --     $  212,853
  Accrued salaries, wages and
     employee benefits..........      3,141           --       23,079            --               --         26,220
  Other current liabilities.....      9,502       (1,224)      48,469         1,072               --         57,819
  Intercompany..................    (51,142)      36,368      124,569      (109,795)              --
  Bank indebtedness.............     (6,111)          --        7,696         1,225               --          2,810
  Current maturities of
     long-term borrowings.......         --           --       10,162           609               --         10,771
                                   --------     --------   ----------     ---------      -----------     ----------
Total Current Liabilities.......       (755)      35,144      362,759       (86,675)              --        310,473
Long Term Borrowings, Less
Current Portion.................     85,686      407,942       81,303         6,885               --        581,816
Other Liabilities...............     13,433           --       92,109            --               --        105,542
Future Tax Liabilities..........    (33,819)          --      129,130       (35,671)           1,351         60,991
Total Liabilities...............     64,545      443,086      665,301      (115,461)           1,351      1,058,822
Shareholder's Equity
  Invested capital..............    374,822       61,108      837,387       296,957       (1,022,673)       547,601
  Convertible debentures........     92,565           --           --            --               --         92,565
  Retained (deficit) earnings...     97,135       (9,313)    (148,489)       36,598            7,256        (16,813)
  Cumulative foreign currency
     translation................    (29,506)      (5,898)      73,214       (21,264)          10,240         26,786
                                   --------     --------   ----------     ---------      -----------     ----------
Total Shareholders' Equity......    535,016       45,897      762,112       312,291       (1,005,177)       650,139
                                   --------     --------   ----------     ---------      -----------     ----------
Total Liabilities and
  Shareholders' Equity..........   $599,561     $488,983   $1,427,413     $ 196,830      $(1,003,826)    $1,708,961
                                   ========     ========   ==========     =========      ===========     ==========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                      Nine months ended September 30, 2003
                                ($ in thousands)

                                             GERDAU
                                           AMERISTEEL
                                           CORPORATION     GUSAP     GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                           -----------   ---------   ----------   --------------   ------------   ------------
OPERATING ACTIVITIES
Net (loss) income........................   $(12,153)    $  (5,897)  $ (13,869)     $  16,629       $      --      $ (15,290)
Adjustment to reconcile net income (loss)
  to net cash
  Provided by (used for) operating
    activities:
  Depreciation...........................     11,539            --      41,903          7,025              --         60,467
  Amortization...........................      8,555         1,723      (6,150)             2              --          4,130
  Deferred income taxes..................     (1,800)           --     (20,443)           506             998        (20,739)
  Gain on disposition of property, plant
    and equipment........................        (93)           --          --             --              --            (93)
  Unrealized foreign exchange on related
    party loans..........................         --         7,241          --             --              --          7,241
  Accrued interest on related party
    loans................................         --        (2,884)         --             --              --         (2,884)
Changes in operating assets and
  liabilities, net of acquisitions:
  Accounts receivable....................    (30,381)           --     (23,283)           961          (3,798)       (56,501)
  Inventories............................     (7,052)           --       4,188            215            (159)        (2,808)
  Other assets...........................    (20,093)        1,201       9,908         (1,050)             --        (10,034)
  Liabilities............................     57,677       (14,520)    (36,929)       (11,186)         44,649         39,691
                                            --------     ---------   ---------      ---------       ---------      ---------
NET CASH PROVIDED BY (USED FOR) OPERATING
  ACTIVITIES.............................      6,199       (13,136)    (44,675)        13,102          41,690          3,180
INVESTING ACTIVITIES
  Additions to property, plant and
    equipment............................    (49,529)           --      16,206         (7,505)            353        (40,475)
  Investments in subsidiaries............   (269,377)     (383,658)   (248,226)          (562)        901,823
  Proceeds from dispositions.............         77            --          --             --              --             77
                                            --------     ---------   ---------      ---------       ---------      ---------
NET CASH USED IN (PROVIDED BY) INVESTING
  ACTIVITIES.............................   (318,829)     (383,658)   (232,020)        (8,067)        902,176        (40,398)
FINANCING ACTIVITIES
  Proceeds from issuance of new debt.....    (61,281)      357,941    (200,245)           397         445,545        542,357
  (Payment) borrowing of short-term and
    long-term borrowings, net............    (30,991)           --      14,881         (4,459)       (463,985)      (484,554)
  Increase in related party loans
    payable..............................    (51,142)       12,970     147,968       (109,796)             --             --
  Additions to deferred financing
    costs................................     (2,194)      (12,840)         --             --              --        (15,034)
  Foreign exchange loss..................       (520)           --          --             --              --           (520)
  Issuance of common stock...............    454,600        38,723     321,580        110,523        (925,426)
  Changes in minority interest...........         --            --        (218)            --              --           (218)
  Subsidiary stock activity..............         --            --        (763)            --              --           (763)
                                            --------     ---------   ---------      ---------       ---------      ---------
NET CASH (PROVIDED BY) USED FOR FINANCING
  ACTIVITIES.............................    308,472       396,794     283,203         (3,335)       (943,866)        41,268
                                            --------     ---------   ---------      ---------       ---------      ---------
(DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS............................     (4,158)           --       6,508          1,700              --          4,050
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD.................................      9,118            --       2,161          5,082              --         16,361
                                            --------     ---------   ---------      ---------       ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD.................................   $  4,960     $      --   $   8,669      $   6,782       $      --      $  20,411
                                            ========     =========   =========      =========       =========      =========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                      Nine months ended September 30, 2002
                                ($ in thousands)

                                          GUSAP     GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        ---------   ----------   --------------   ------------   ------------
Operating Activities
Net (loss) income.....................  $  (8,145)  $  16,069        $  690        $  (1,008)      $  7,606
Adjustment to reconcile net income
  (loss) to net cash
  Provided by operating activities:
  Depreciation........................         --      37,865           592               63         38,520
  Amortization........................        544         331             4               --            879
  Deferred income taxes...............         --      (4,861)           --               --         (4,861)
  Unrealized foreign exchange on
     related party loans..............         --         181            --               --            181
  Accrued interest on related party
     loans............................         --        (594)           --               --           (594)
Changes in operating assets and
  liabilities, net of acquisitions:
  Accounts receivable.................         --     (35,714)         (606)              --        (36,320)
  Inventories.........................         --      (3,229)         (238)              --         (3,467)
  Other assets........................         --      (5,200)           48               --         (5,152)
  Liabilities.........................     11,962         (56)          830               --         12,736
                                        ---------   ---------        ------        ---------       --------
Net Cash Provided by Operating
  Activities..........................      4,361       4,792         1,320             (945)         9,528
Investing Activities
     Additions to property, plant and
       equipment......................         --     (21,359)         (428)              --        (21,787)
     Investments in Subsidiary........     96,125    (135,101)           --           38,976             --
     Assets acquisition...............         --      (8,356)           --               --         (8,356)
     Proceeds from dispositions.......         --         134            --               --            134
                                        ---------   ---------        ------        ---------       --------
Net Cash Used in Investing
  Activities..........................     96,125    (164,682)         (428)          38,976        (30,009)
Financing Activities
  (Payment) borrowing of short-term
     and long-term borrowings, net....         --    (206,121)         (892)         227,585         20,572
  Increase in related party debt......    (99,815)      1,604            --           98,211             --
  Issuance of Common Stock............       (671)    365,289            --         (364,618)            --
  Changes in minority interest........         --       2,365            --               --          2,365
  Subsidiary stock activity...........         --         947            --               --            947
                                        ---------   ---------        ------        ---------       --------
Net Cash Provided by Financing
  Activities..........................   (100,486)    164,084          (892)         (38,822)        23,884
Increase in Cash and Cash
  Equivalents.........................         --       4,194            --             (791)         3,403
Cash and Cash Equivalents at Beginning
  of Period...........................         --       5,086             1               --          5,087
Cash and Cash Equivalents at End of
  Period..............................  $      --   $   9,280        $    1        $    (791)      $  8,490
                                        =========   =========        ======        =========       ========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                     Nine months ending September 30, 2003
                              (U.S.$ in thousands)
                                  (Unaudited)

                                            GERDAU
                                          AMERISTEEL
                                          CORPORATION    GUSAP    GUARANTORS   NON-GUARANTORS   CONSOLIDATED
                                          -----------   -------   ----------   --------------   ------------
Net Sales...............................   $267,479     $    --    $962,492       $171,299       $1,401,270
Operating Expenses
  Cost of sales.........................    245,414          --     886,328        152,174        1,283,916
  Selling and administrative............     10,277          --      43,838          5,197           59,312
  Depreciation..........................     11,539          --      41,903          7,025           60,467
  Other operating expense...............        582          --         930         (1,368)             144
                                           --------     -------    --------       --------       ----------
                                            267,812          --     972,999        163,028        1,403,839
Income(Loss) From Operations............       (333)         --     (10,507)         8,271           (2,569)
Other Expenses
  Interest..............................      7,309      13,101      19,482         (9,745)          30,147
  Foreign exchange (gains) losses.......        939      (8,668)      7,913              2              186
  Amortization of deferred financing
     costs..............................      8,555       1,723      (6,150)             2            4,130
                                           --------     -------    --------       --------       ----------
                                             16,803       6,156      21,245         (9,741)          34,463
(Loss) Income Before Taxes..............    (17,136)     (6,156)    (31,752)        18,012          (37,032)
Income Tax (Benefit) Expense............     (4,983)       (259)    (17,666)         1,383          (21,525)
                                           --------     -------    --------       --------       ----------
(Loss) Income before Minority
  Interest..............................    (12,153)     (5,897)    (14,086)        16,629          (15,507)
Minority Interest.......................         --          --         217             --              217
                                           --------     -------    --------       --------       ----------
Net (Loss) Income.......................   $(12,153)    $(5,897)   $(13,869)      $ 16,629       $  (15,290)
                                           ========     =======    ========       ========       ==========

                 GERDAU AMERISTEEL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF OPERATIONS
                     Nine months ending September 30, 2002
                                ($ in thousands)
                                  (Unaudited)

                                           GUSAP    GUARANTORS   NON-GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          -------   ----------   --------------   ------------   ------------
Net Sales...............................  $    --    $685,265       $17,329         $(4,972)       $697,622
Operating Expenses
  Cost of sales.........................       --     562,015        14,262          (4,979)        571,298
  Selling and administrative............     (122)     44,336         1,154               1          45,369
  Depreciation..........................       --      37,865           592              63          38,520
  Other operating expense...............       --       1,007            --              --           1,007
                                          -------    --------       -------         -------        --------
                                             (122)    645,223        16,008          (4,915)        656,194
Income (Loss) From Operations...........      122      40,042         1,321             (57)         41,428
Other Expenses
  Interest..............................    7,531      21,818           202           1,011          30,562
  Foreign exchange (gains) losses.......      192         194            --              --             386
  Amortization of deferred financing
     costs..............................      544         331             4              --             879
                                          -------    --------       -------         -------        --------
                                            8,267      22,343           206           1,011          31,827
(Loss) Income Before Taxes..............   (8,145)     17,699         1,115          (1,068)          9,601
Income Tax (Benefit) Expense............       --         200           425             (60)            565
                                          -------    --------       -------         -------        --------
(Loss) Income before Minority
  Interest..............................   (8,145)     17,499           690          (1,008)          9,036
Minority Interest.......................       --      (1,430)           --              --          (1,430)
                                          -------    --------       -------         -------        --------
Net (Loss) Income.......................  $(8,145)   $ 16,069       $   690         $(1,008)       $  7,606
                                          =======    ========       =======         =======        ========

                         CANADIAN GAAP/CANADIAN DOLLAR
                       CONSOLIDATED FINANCIAL STATEMENTS

                                 CO-STEEL INC.
                           DECEMBER 31, 2001 AND 2000

                                AUDITOR'S REPORT

To the Shareholders of
Co-Steel Inc.

     We have audited the consolidated balance sheets of Co-Steel Inc. as at December 31, 2001 and 2000 the consolidated statements of (loss) earnings, reinvested earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

                                                      PricewaterhouseCoopers LLP
                                                           Chartered Accountants

Toronto, Ontario
February 22, 2002

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCE

     In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the consolidated financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Reporting standards for auditors in the United States also require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company's financial statements, such as the change described in Note 1 to the financial statements. Our report to the shareholders, dated February 22, 2002 is expressed in accordance with Canadian reporting standards, which do not permit references to such matters, events and conditions in the auditors' report when these are adequately disclosed in the consolidated financial statements.

                                                      PricewaterhouseCoopers LLP
                                                           Chartered Accountants

Toronto, Ontario
February 22, 2002

                                 CO-STEEL INC.

                   CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS

                                                               YEARS ENDED DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                                 (Canadian dollars in
                                                              thousands, except per share
                                                                       amounts)
Sales.......................................................   $1,047,649     $1,278,814
                                                               ----------     ----------
Costs of sales excluding depreciation and amortization......    1,017,930      1,121,558
Depreciation and amortization...............................       76,887         71,032
Pension curtailment charge (note 15)........................       13,000             --
Selling, general and administrative expense.................       40,968         36,738
                                                               ----------     ----------
                                                                1,148,785      1,229,328
Operating (loss) earnings...................................     (101,136)        49,486
Interest on long-term debt..................................       32,209         26,359
Other interest expense......................................        9,280          8,138
Interest and investment income..............................       (1,364)        (1,594)
Gain sale of land (note 4)..................................       (4,770)            --
Write-down of portfolio investment (note 5).................       23,250             --
                                                               ----------     ----------
(Loss) earnings before income taxes.........................     (159,741)        16,583
Income tax recovery (expense) (note 13)
  Current...................................................        2,100         (6,243)
  Future....................................................       41,889          9,710
                                                               ----------     ----------
                                                                   43,989          3,467
                                                               ----------     ----------
(Loss) earnings from continuing operations..................     (115,752)        20,050
Net earnings from discontinued operations (note 2)..........           --         18,471
Net (loss) earnings.........................................   $ (115,752)    $   38,521
                                                               ==========     ==========
(Loss) earnings per Common Share (note 11)
Basic -- Continuing operations..............................   $    (3.95)    $     0.50
      -- Net (loss) earnings................................   $    (3.95)    $     1.10
Diluted -- Continuing operations............................   $    (3.95)    $     0.50
        -- Net (loss) earnings..............................   $    (3.95)    $     1.10
Cash dividend per Common Share..............................   $       --     $     0.40

                See notes to consolidated financial statements.

                                 CO-STEEL INC.

                 CONSOLIDATED STATEMENTS OF REINVESTED EARNINGS

                                                                YEARS ENDED DECEMBER 31,
                                                              ----------------------------
                                                                  2001            2000
                                                              -------------   ------------
                                                                  (Canadian dollars in
                                                              thousands, except per share
                                                                        amounts)
Balance -- beginning of year................................    $ 277,911       $277,876
Cumulative adjustment due to change in accounting policy
  (note 1)..................................................           --        (21,427)
Net (loss) earnings.........................................     (115,752)        38,521
Interest, net of taxes, on equity component of convertible
  debentures................................................       (5,156)        (4,820)
Dividends...................................................           --        (12,239)
                                                                ---------       --------
Balances -- end of year.....................................    $ 157,003       $277,911
                                                                =========       ========

                See notes to consolidated financial statements.

                                 CO-STEEL INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                                 (Canadian dollars in
                                                              thousands, except per share
                                                                       amounts)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   34,484     $    3,903
  Accounts receivable, net of allowance for doubtful
     accounts of $12,399 (2000 -- $8,951)...................      114,845        116,990
Inventories (note 3)........................................      178,486        250,518
Future income taxes (note 13)...............................       11,486          9,003
Current assets of discontinued operations (note 2)..........           --             --
                                                               ----------     ----------
                                                                  339,301        380,414
Property, plant and equipment (note 4)......................      730,946        739,513
Other assets (note 5).......................................       80,404        109,914
Accrued benefit asset (notes 1 and 15)......................           --             --
Future income taxes (note 13)...............................       36,374             --
Non-current assets of discontinued operations (note 2)......           --             --
                                                               ----------     ----------
                                                               $1,187,025     $1,229,841
                                                               ==========     ==========
LIABILITIES
Current liabilities:
  Bank indebtedness (note 7)................................   $   96,562     $  100,639
  Accounts payable and accrued liabilities..................      128,792        170,119
  Current portion of long-term liabilities (notes 8 and
     9).....................................................      319,569         48,907
  Current liabilities of discontinued operations (note 2)...           --             --
                                                               ----------     ----------
                                                                  544,923        319,665
Long-term debt (note 8).....................................        5,686        191,186
Convertible debenture liability (note 9)....................           --          3,807
Accrued benefit obligations (note 15).......................       35,659         25,611
Future income taxes (note 13)...............................           --            934
Non-current liabilities of discontinued operations (note
  2)........................................................           --             --
                                                               ----------     ----------
                                                               $  586,268     $  541,203
                                                               ----------     ----------
SHAREHOLDERS' EQUITY
Capital stock (notes 8c and 11).............................      269,859        269,859
Convertible debentures (note 9).............................      122,859        114,850
Reinvested earnings.........................................      157,003        277,911
Foreign currency translation adjustments (note 12)..........       51,036         26,018
                                                               ----------     ----------
                                                               $  600,757     $  688,638
                                                               ----------     ----------
                                                               $1,187,025     $1,229,841
                                                               ==========     ==========

                Basis of presentation -- Going concern (note 1)
                    Contingencies and commitments (note 14)

                See notes to consolidated financial statements.

                                 CO-STEEL INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                                 (Canadian dollars in
                                                              thousands, except per share
                                                                       amounts)
Operating activities
(Loss) earnings from continuing operations..................   $(115,752)     $  20,050
Items not affecting cash
  Depreciation and amortization.............................      76,887         71,032
  Future income tax recovery................................     (41,889)        (9,710)
  Net pension and other benefit plans expense (funding)
     (note 15)..............................................       9,691         (3,412)
  Gain on sale of land (note 4).............................      (4,770)            --
  Write-down of portfolio investment (note 5)...............      23,250             --
Cash provided from (used for) working capital
  Accounts Receivable.......................................       7,147         14,618
  Inventories...............................................      79,571        (29,055)
  Accounts payable and accrued liabilities..................     (40,825)       (48,907)
                                                               ---------      ---------
Cash provided by (used for) operations......................   $  (6,690)     $  14,616
                                                               ---------      ---------
Financing activities
(Repayment of) additions to bank indebtedness...............      (7,954)        38,795
Additions to (repayment of) long-term debt..................      63,999       (115,210)
Issue of shares.............................................          --            130
Dividends...................................................          --        (12,239)
                                                               ---------      ---------
Cash provided by (used for) financing.......................   $  56,045      $ (88,524)
                                                               ---------      ---------
Investing activities
Additions to property, plant and equipment..................     (24,989)       (17,327)
Proceeds from sale of land (note 4).........................       4,875             --
Cash proceeds on sale of discontinued operations............          --         84,987
Additions to other assets...................................       1,340         (2,237)
                                                               ---------      ---------
Cash (used for) provided by investing.......................   $ (18,774)     $  65,423
                                                               ---------      ---------
Change in cash..............................................      30,581         (8,485)
Cash and cash equivalents -- Beginning of year..............       3,903         12,388
                                                               ---------      ---------
Cash and cash equivalents -- End of year....................   $  34,484      $   3,903
                                                               ---------      ---------
Supplemental disclosure of cash flow information
  Cash paid for interest....................................   $  34,820      $  35,721
  Cash paid (received) for income taxes.....................   $   2,097      $  (5,557)
                                                               =========      =========

                See notes to consolidated financial statements.

                                 CO-STEEL INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
           (Canadian Dollars in thousands, except per share amounts)

Co-Steel Inc. (the "Company" or "Co-Steel") is a minimill steel producer and steel scrap processor with operations in Canada and the United States. The Company manufactures steel bar and rod, structural shapes and flat rolled steel for a large number of customers in many steel markets, including the construction, automotive, appliance and machinery and equipment industries. Co-Steel also processes and trades ferrous scrap, the principal raw material in the minimill process, and non-ferrous scrap for its own use and for sale to third parties.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   These consolidated financial statements are prepared by management in accordance with accounting principles generally accepted in Canada. All amounts are reported in Canadian dollars unless otherwise indicated.

    BASIS OF PRESENTATION -- GOING CONCERN

   These consolidated financial statements have been prepared using Canadian Generally Accepted Accounting Principles applicable to, and assuming, a "going concern". "Going concern" assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business.

   Since March 31, 2001, the Company has been in breach of financial covenants contained in its credit agreements and as a result, the debt has been reclassified from long-term to current liabilities. Principal payments amounting to $12.5 million due on July 15, 2001 and $15 million due on January 15, 2002, have not been made.

   The appropriateness of the "going concern" assumption is dependent upon, amongst other things, the Company successfully renegotiating its senior lending facilities (note 8) and the ability of the Company to generate sufficient cash from operations. On February 19, 2002, the Company reached an agreement in principle with its senior lenders which is subject to the preparation and execution of definitive agreements -- see note 8b.

   If the going concern basis was not appropriate then significant adjustments would be necessary to the carrying value of the assets and liabilities of the Company.

    CONSOLIDATION

   These consolidated financial statements include the accounts of the Company and its subsidiaries.

    REVENUE RECOGNITION

   The Company recognizes revenue when title is transferred to the customers in accordance with the sale agreement.

    CASH AND CASH EQUIVALENTS

   Cash and cash equivalents includes cash on deposit and term deposits with remaining maturities of less than three months at the date of purchase. Cash held in the joint venture operation is for the sole use of the joint venture operations.

    JOINT VENTURES AND OTHER INVESTMENTS

   The Company's investment in Gallatin Steel Company, a 50% joint venture, is proportionately consolidated. Other investments where the Company does not exercise significant influence are accounted for by the cost method. The Company evaluates the carrying value of the investments to determine if there has been an impairment in value considered other than temporary, which is assessed by review of cash flows, operating income and takes into consideration trading values on recognized stock exchanges. If an impairment is considered other than temporary, a provision is recorded.

    INVENTORIES

   Inventories are valued at the lower of average cost and net realizable value.

    PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment are recorded at cost. Interest incurred in connection with construction of major new facilities is capitalized.

   Depreciation is provided for buildings, machinery and equipment so as to amortize their cost on a straight-line basis principally over a period of 15 to 20 years. No depreciation is provided on assets under construction.

    GOODWILL

   Goodwill, which arose from the acquisition of subsidiary companies, is amortized on a straight-line basis over its estimated benefit life. Effective January 1, 2001, the Company reduced the amortization period for goodwill from 40 years to 20 years. This change in estimate has been applied prospectively and its impact was to increase depreciation and amortization expense by approximately $6.9 million for the year ended December 31, 2001.

   The Company evaluates the carrying value of goodwill to determine if there has been a decline in value, based on estimates of current and expected undiscounted cash flows from operations of each underlying business, taking into consideration operating trends and other relevant factors.

    FOREIGN CURRENCY TRANSLATION

   Operating revenue and expenses arising from foreign currency transactions are translated into Canadian dollars at exchange rates in effect on the date of the transactions. Monetary assets and liabilities are translated into Canadian Dollars at the exchange rate in effect at the balance sheet date. Gains or losses arising from these translations are included in earnings, with the exception of unrealized foreign exchange gains or losses on long-term monetary items that hedge net investments in foreign operations which are accumulated in the foreign currency translation adjustment account in shareholders' equity, until there is a reduction in the net investment in the foreign operation.

   Assets and liabilities of self-sustaining foreign operations are translated into Canadian dollars at the exchange rate in effect at the balance sheet date. Operating revenue and expense items are translated at average exchange rates prevailing during the year. Any corresponding foreign exchange gains and losses are deferred and disclosed separately as part of shareholders' equity and are recognized in earnings when the ownership interest in the foreign operations is reduced.

    FUTURE INCOME TAXES

   The liability method of accounting for income taxes is used whereby future income taxes arise from temporary differences between the book value of assets and liabilities and their respective tax value.

   Future income tax assets and liabilities are measured using substantially enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the substantive enactment date. A valuation allowance is recorded to the extent the recoverability of future income tax assets is not considered more likely than not.

    PENSIONS AND POST-RETIREMENT BENEFITS

   Effective January 1, 2000, the Company changed its method of accounting for employee future benefits to conform with the recommendations of The Canadian Institute of Chartered Accountants. Under the new method, the discount rate used for determining the liability for future benefits is the current interest rate at the balance sheet date on high quality fixed income investments with maturities that match the expected maturity of the obligations. In prior years, the discount rate used for pensions was management's best estimate of the long-term interest rate.

   The financial statements for the years ended December 31, 2001 and 2000 have been prepared on the new basis. As a result of the adoption, at January 1, 2000, the accrued pension obligation was increased by $33.5 million, the future income tax asset increased by $12.1 million and the reinvested earnings was reduced by $21.4 million.

   The Company accrues its obligations under employee benefit plans and the related costs, net of plan assets. The Company has adopted the following policies:

    - The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance for funded plans, salary escalation, retirement ages of employees and expected health care costs.

    -   Pension assets are valued at fair market value.

    - Past service costs from plan amendments are amortized on a straight-line basis over the average remaining service period of employees active at the date of amendment.

    - The excess of the net actuarial gain or loss over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized over the average remaining service period of the active employees.

    - A plan curtailment will result if there has been a significant reduction in the expected future service of present employees (greater than 5%). A net curtailment loss is recognized when the event is probable and can be estimated, a net curtailment gain is deferred until realized.

    EARNINGS PER SHARE

   The Company's diluted earnings per share is determined using the treasury stock method for the effect of outstanding share purchase options and the dilution impact of the convertible debenture at the stated conversion price.

    STOCK-BASED OPTION PLAN

   The Company has a stock-based option plan which is described in note 11. No compensation expense is recognized when stock options are issued to employees, as the option price is equivalent to the market value of the shares at the date of grant. Consideration paid on the exercise of stock options is credited to share capital.

    DEFERRED SHARE UNIT PLAN

   The Corporation offers a Deferred Share Unit Plan (DSUP) for members of the Board of Directors. Under the DSUP each director may elect to receive all, or a percentage of, their annual compensation in the form of deferred share units (DSUs) which are notional Common Shares of the Company. The issue price of each DSU is based on the closing trading value of the Common Shares on the meeting dated and an expense is recognized at that time. The DSU account of each director includes the value of dividends, if any, as if reinvested in additional

   DSUs. The director is not permitted to convert DSUs into cash until retirement from the Board. The value of the DSUs, when converted to cash, will be equivalent to the market value of the Common Shares at the time the conversion takes place. The value of the outstanding DSUs as at December 31, 2001, was $107,401 (2000 -- $115,295).

    USE OF ESTIMATES

   The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    COMPARATIVE RESULTS

   Certain comparative amounts have been reclassified to conform to the current year's presentation.

2.  DISCONTINUED OPERATIONS

   On May 4, 2000, the Company completed its sale of Mayer Parry Recycling Ltd.
   (MPR) to European Metal Recycling Ltd., a third party. The cash transaction was valued at L50 million of which Co-Steel's share was 76%.

   During 2000, the Company procured insurance to mitigate certain contingent environmental liabilities related to its 1999 sale of Co-Steel Sheerness. As a result, the Company reevaluated its provision requirements resulting in $1.4 million being recorded as income from discontinued operations in 2000.

   The income from discontinued operations recorded in the 2000 results is as follows:

                                                                    2000
                                                                  --------
    Sales.......................................................  $121,707
                                                                  --------
    Earnings before income taxes................................    12,879
    Income taxes................................................    (3,936)
    Non-controlling shareholders' interest......................    (2,247)
                                                                  --------
    Net earnings from operations................................     6,696
                                                                  --------
    Net gain on disposition of MPR..............................    10,341
    Adjustments recorded to provisions related to 1999 sale of
      Co-Steel Sheerness........................................     1,434
                                                                  --------
    Net earnings from discontinued operations...................    18,471
                                                                  ========
    Earnings from discontinued operations per Common Share
      Basic.....................................................  $   0.60
      Diluted...................................................  $   0.60
                                                                  ========

   The net earnings on the 2000 disposition of MPR includes an allocation of interest expense (net of income taxes) of $0.5 million. The net gain on disposition includes transaction costs and other estimated provisions.

   Cash from (used for) discontinued operations is as follows:

                                                                    2000
                                                                   -------
    Operating activities........................................   $  (143)
    Financing activities........................................      (697)
    Investing activities........................................      (387)
                                                                   -------
                                                                   $(1,227)
                                                                   =======

3.  INVENTORIES

                                                                    2001       2000
                                                                  --------   --------
    Ferrous and non-ferrous scrap...............................  $ 19,767   $ 33,500
    Billets.....................................................    18,990     25,931
    Finished goods..............................................    69,427    126,399
    Plant supplies..............................................    70,302     64,688
                                                                  --------   --------
                                                                  $178,486   $250,518
                                                                  ========   ========

4.  PROPERTY, PLANT AND EQUIPMENT

                                                                 2001                                   2000
                                                 ------------------------------------   ------------------------------------
                                                              ACCUMULATED    NET BOOK                ACCUMULATED    NET BOOK
                                                    COST      DEPRECIATION    VALUE        COST      DEPRECIATION    VALUE
                                                 ----------   ------------   --------   ----------   ------------   --------
    Land.......................................  $   44,413     $     --     $44,413    $   42,556     $     --     $ 42,556
    Buildings..................................     139,433       62,360      77,073       135,062       59,764       75,298
    Machinery and equipment....................   1,226,265      618,904     607,361     1,149,193      531,433      617,760
    Construction-in-progress...................       2,099           --       2,099         3,899           --        3,899
                                                 ----------     --------     --------   ----------     --------     --------
                                                 $1,412,210     $681,264     $730,946   $1,330,710     $591,197     $739,513
                                                 ==========     ========     ========   ==========     ========     ========

   During 2001, the Company sold 22 acres of surplus land for net cash proceeds of $4.9 million, and recorded a gain of $4.8 million.

5.  OTHER ASSETS

                                                                   2001       2000
                                                                  -------   --------
    Goodwill (1)................................................  $68,665   $ 73,557
    Portfolio investment (2)....................................    4,488     27,738
    Debenture (3)...............................................    4,587      4,587
    Deferred financing expenses (4).............................      626      2,169
                                                                  -------   --------
    Share loan receivable (5)...................................    2,038      1,863
                                                                  -------   --------
                                                                  $80,404   $109,914
                                                                  =======   ========

    -------------------

   (1)  Goodwill is net of accumulated amortization of $20,412 (2000 -- $10,848)

   (2) The portfolio investment represents 64.9 million shares of ASW and is accounted for at cost less provisions recorded. During the year, the Company determined that the decline in value of ASW can no longer be considered temporary and accordingly recorded a provision of $23.3 million to reflect an estimated decline in value. Based on the trading value of the shares on the London Stock Exchange of 2.3p per share on December 31, 2001, the value of the 64.9 million shares of ASW was L1.5 million or $3.5 million (2000 -- $8.7 million). Management currently believes that the difference between the adjusted cost of $4.5 million and the trading value of $3.5 million represents a temporary decline in value. Accordingly, no further provision has been recorded.

   (3) The debenture represents an 8% unsecured junior subordinated loan note from ASW (note 2).

   (4) The deferred financing expenses are amortized over the life of the financing arrangements.

   (5) The share loan receivable is from key management employees. The funds loaned were used by the employees to purchase 184,105 (2000 -- 151,155) shares of the Company. The loans are interest free, secured by the shares and life insurance policies, and are repayable at the earlier of 10 years from the date of the loan, or 90 days after employment termination. The trading value of the Company shares at December 31, 2001 which are held by the Company as security for the loans was $319 (2000 -- $937).

6.  JOINT VENTURE PARTNERSHIP

   The Company owns 50% of Gallatin Steel Company ("Gallatin"), a joint venture partnership with Dofasco Inc. Gallatin is a minimill in Kentucky specializing in the production of flat rolled steel.

   Summarized below is the Company's 50% proportionate share of Gallatin included in the Company's accounts. As Gallatin Steel Company is a partnership, these accounts do not include a provision for income taxes since taxes are imposed upon the partners.

                                                                    2001       2000
                                                                  --------   --------
    BALANCE SHEET
    Current assets (1)(2).......................................  $ 54,661   $ 58,921
    Property, plant and equipment (3)
      Land......................................................    11,506     10,838
      Buildings.................................................    18,496     18,531
      Machinery and equipment...................................   201,656    209,608
      Construction-in-progress..................................       589      1,276
    Current liabilities.........................................    48,584     43,251
    Long-term debt..............................................     5,686      5,608
    STATEMENT OF EARNINGS (LOSS)
    Sales.......................................................   235,248    266,154
    Operating (loss) earnings...................................   (28,630)    15,208
    (Loss) earnings before income taxes.........................   (29,298)    13,835
    CASH FLOWS
    Cash provided from (used in)
      Operating activities......................................       419     19,729
      Investing activities......................................    (4,244)    (9,629)
      Financing activities......................................     7,832    (10,168)
                                                                  --------   --------
    Proportionate share of increase (decrease) in cash..........  $  4,007   $    (68)
                                                                  ========   ========

    -------------------

   (1) Includes $4,010 of cash and cash equivalents (2000 -- nil).

   (2) Current assets are net of allowance for doubtful accounts of $6,397 (2000 -- $1,599).

   (3) Net of accumulated depreciation of $132.9 million in 2001 (2000 -- $103.0 million).

   At December 31, 2001 Gallatin was in non-compliance with certain of its financial covenants under its credit agreement. Subsequent to year end, Gallatin has obtained a waiver of the covenant violations and negotiated an amendment to the credit agreement modifying certain of the existing terms and conditions.

7.  BANK INDEBTEDNESS

   The weighted average interest rate on bank indebtedness at December 31, 2001 was 7.1% (2000 -- 8.35%). These credit facilities expire at various dates until March 31, 2004. See note 8b.

   The Company has outstanding letters of credit at December 31, 2001 of $14.2 million (2000 -- $3.6 million).

8.  LONG-TERM DEBT

   a.

                                                                         2001       2000
                                                                       --------   --------
         Fixed Rate Reducing Term Loans (note 10)
           $45 million (2000 -- $60 million) (1).....................  $ 71,667   $ 90,012
           $75 million (2000 -- $75 million) (2).....................   119,445    112,515
         Floating Rate Loans (note 10)
           $78.1 million revolving term loans (2000 -- $16.2 million)
             (3).....................................................   124,382     24,303
         Other Loans.................................................     5,951      5,999
                                                                       --------   --------
                                                                        321,445    232,829
         Less: Current portion.......................................   315,759     41,643
                                                                       --------   --------
                                                                       $  5,686   $191,186
                                                                       ========   ========

    -------------------

   (1) Interest is payable semi-annually and at December 31, 2001, the rate was 8.75% (2000 -- 8.07%). Scheduled principal repayments are in three instalments: $15 million in each of the years 2002 to 2004.

   (2) Interest is payable quarterly and at December 31, 2001, the rate was 9.09% (2000 -- 8.59%;). Scheduled principal repayments are in six instalments: $12.5 million in each of the years 2001 to 2006.

   (3) At December 31, 2001, the interest rate on the loans was 9.0% (2000 -- 8.69%).

   Since March 31, 2001, the Company has been in breach of financial covenants contained in its credit agreements and as a result, the debt has been reclassified from long-term to current liabilities (Note 1). Principal payments amounting to $12.5 million due on July 15, 2001 and $15 million due on January 15, 2002 have not been made but will be deferred under the new credit arrangements described in note 8b.

   b. On February 19, 2002, Co-Steel reached an agreement in principle with its senior lenders which will cure existing defaults and increase total credit facilities to approximately $420 million. The agreement in principle provides Co-Steel with approximately $20 million of additional liquidity. Under this agreement in principle, the term of financing will be extended to September 30, 2003 and will be further extended to January 15, 2004 if Co-Steel is able to obtain at least $50 million of new financing, either through equity or subordinated debt. If new financing is not obtained, Co-Steel may be required to redeem its 6.5% convertible unsecured subordinated debentures for Common Shares by December 31, 2002. Implementation of the revised credit arrangements is subject to the preparation and execution of definitive agreements, including the granting of security over all the Company's material assets.

   c. On February 20, 2002, the Company entered into an agreement to sell 15,000,000 Common Shares to a group of underwriters at a price of $3.35 per Common Share representing aggregate gross proceeds of $50,250,000. The Company has granted the underwriters an option to purchase up to an additional 6,000,000 Common Shares exercisable until 48 hours prior to the closing date. Closing is expected on or about March 12, 2002. This offering satisfies the new financing requirements (referred to in note
        8b) contained in the agreement in principle with its senior lenders, and results in the proposed covenants being neutral on whether the Convertible Debentures must be redeemed.

9.  CONVERTIBLE DEBENTURES

                                                                    2001       2000
                                                                  --------   --------
    Current liability component.................................  $  3,810   $  7,264
    Long-term liability component...............................        --      3,807
    Equity component............................................   122,859    114,850
                                                                  --------   --------
                                                                  $126,669   $125,921
                                                                  ========   ========

   On April 23, 1997, the Company issued unsecured subordinated convertible debentures in the aggregate principal amount of $125 million. After deducting issue costs of $3.8 million, the proceeds of the issue amounted to $121.2 million.

   The debentures bear interest at 6.5% per annum, mature on April 30, 2007, and, at the holders' option, are convertible into Common Shares of the Company at a conversion price of $26.25 per share. Under the terms of the Trust Indenture for the Convertible Debentures, no adjustment to the conversion price is required if the Company issues Common Shares in a customary offering. The debentures are redeemable after April 30, 2002, at the option of Co-Steel at par plus accrued interest. The Company has the right to settle the principal amount by the issuance of Common Shares based on their market value at the time of the redemption.

   As the convertible debentures can be redeemed by the Company by the issuance of Common Shares, the debenture obligations were classified partly as a liability and partly as shareholders' equity. The liability component was calculated as the present value of the required interest payments discounted (for the period to April 30, 2002) at an interest rate approximating that which would have been applicable to non-convertible subordinate debt at the time the debentures were issued.

    Issue Price.................................................   $125,000
    Less: Liability component...................................    (33,409)
                                                                   --------
    Shareholders' equity component..............................     91,591
    Less: Issue costs applicable to shareholders' equity
      component net of related income taxes.....................     (1,798)
                                                                   --------
    Net amount classified as shareholders' equity at issuance...   $ 89,793
                                                                   ========

   Interest on the liability component has been included in the computation of earnings (loss) for the period. Interest on the shareholders' equity component, net of related income taxes, has been charged to reinvested earnings, and was deducted from the net earnings or added to net loss in calculating basic earnings per share.

10. FINANCIAL INSTRUMENTS

   a. The Company's use of derivative instruments is limited. Derivative instruments are not used for speculative purposes but they are used to manage well-defined foreign exchange and interest rate risks arising out of the normal course of business.

      At certain times throughout the year the Company enters into forward foreign exchange contracts and put and call options (collectively "foreign exchange contracts") to hedge accounts receivable and future revenues denominated in U.S. dollars. At December 31, 2001, the Company had no forward foreign exchange contracts outstanding. At December 31, 2000 the Company had forward foreign exchange contracts to sell U.S. dollars in the amount of $19 million on U.S. and various European currencies) which expired on various dates up to March 27, 2001. The market value of such foreign exchange contracts was such that if these contracts had been closed out at December 31, 2000, the Company would have recorded a gain of $0.2 million.

      Unrealized gains and losses on outstanding forward foreign exchange contracts are recorded in the financial statements for accounts receivable and not recorded in the financial statements for hedges against future foreign currency revenue.

   b. The Company's estimate of the fair value of the financial instruments, which include receivables, accounts payable, long-term debt and the liability component of the convertible debentures, approximates their carrying value due to their short maturity.

11. CAPITAL STOCK

   a.   Capital stock consists of the following shares:

                                                                       AUTHORIZED NUMBER   ISSUED NUMBER   (IN THOUSANDS)
                                                                       -----------------   -------------   --------------
         December 31, 2001
         Common......................................................      Unlimited        30,596,960        $269,859
         Preferred...................................................      Unlimited                --              --
                                                                                           -------------   --------------
                                                                                            30,596,960        $269,859
                                                                                           =============   ==============
         December 31, 2000
         Common......................................................      Unlimited        30,596,960        $269,859
         Preferred...................................................      Unlimited                --              --
                                                                                           -------------   --------------
                                                                                            30,596,960        $269,859
                                                                                           =============   ==============

   b. During fiscal 2000, 8,600 Common Shares were issued for cash consideration of $130 under the stock option plan. No Common Shares were issued in 2001. -- See note 8c.

   c. Under the Company's Stock-Based Option Plan, the Company may grant options to employees and directors to acquire up to a maximum of 3,041,335 Common Shares. The exercise price will be based on the closing price of Common Shares on the trading date previous to the date the options are issued. The options have a maximum term of 10 years, have a vesting term of various periods as determined by the Plan administrator at the time of grant, and are exercisable in instalments. A summary of all share purchase options is as follows:

                                                                                      WEIGHTED        AGGREGATE
                                                                       NUMBER OF      AVERAGE        OPTION PRICE
                                                                        SHARES     EXERCISE PRICE   (IN THOUSANDS)
                                                                       ---------   --------------   --------------
         Balance -- December 31, 1998................................  2,305,160       $21.60          $49,793
         Balance -- December 31, 1999................................  2,193,209       $21.55          $47,254
         Exercised during the year...................................    (8,600)        15.13             (130)
         Cancelled during the year...................................  (374,400)        15.85           (5,936)
                                                                       ---------       ------          -------
         Balance -- December 31, 2000................................  1,810,209       $22.75          $41,188
         Cancelled during the year...................................    (9,000)        26.25             (236)
                                                                       ---------       ------          -------
         Balance -- December 31, 2001................................  1,801,209       $22.74          $40,952
                                                                       =========       ======          =======

      No options have been granted since 1998.

      The following table summarizes information about share purchase options outstanding at December 31, 2002.

                                                                NUMBER           WEIGHTED                            NUMBER
                                                            OUTSTANDING AT       AVERAGE           WEIGHTED      EXERCISABLE AT
                                                             DECEMBER 31,       REMAINING          AVERAGE        DECEMBER 31,
         EXERCISE PRICE RANGE                                    2001        CONTRACTUAL LIFE   EXERCISE PRICE        2001
         --------------------                               --------------   ----------------   --------------   --------------
         15.125 to 19.75..................................      496,006         3.4 years           $18.77           484,009
         22.00 to 30.625..................................    1,305,200         3.7 years           $24.24         1,305,200

      The options expire on various dates beginning February 12, 2002 and ending on April 13, 2008.

   d.   Earnings per share

      The following table reconciles the numerators and denominators of the basic and fully diluted earnings (loss) per share calculations.

                                                               2001                                  2000
                                                -----------------------------------   -----------------------------------
                                                NUMERATOR   DENOMINATOR   PER SHARE   NUMERATOR   DENOMINATOR   PER SHARE
                                                ---------   -----------   ---------   ---------   -----------   ---------
         (Loss) earnings from continuing
           operations.........................  $(115,752)          --         --      $20,050            --         --
         Less interest on equity component of
           convertible earnings...............    (5,156)           --         --       (4,820)           --         --
                                                ---------   ----------     ------      -------    ----------      -----
         Adjusted (loss) earnings.............  $(120,908)  30,596,960     $(3.95)      15,320    30,596,310      $0.50
                                                ---------   ----------     ------      -------    ----------      -----
         Effect of dilutive options...........        --            --         --           --            --         --
                                                ---------   ----------     ------      -------    ----------      -----
                                                $(120,908)  30,596,960     $(3.95)     $15,230    30,596,310      $0.50
         Net (loss) earnings..................  $(115,752)          --         --      $38,521            --         --
         Less interest on equity component of
           convertible debenture..............    (5,156)           --         --       (4,820)           --         --
                                                ---------   ----------     ------      -------    ----------      -----
                                                (120,908)   30,596,960      (3.95)      33,701    30,596,310       1.10
         Effect of dilutive options...........        --            --         --           --            --         --
                                                ---------   ----------     ------      -------    ----------      -----
         Adjusted (loss) earnings.............  $(120,908)  30,596,960     $(3.95)     $33,701    30,596,310      $1.10
                                                =========   ==========     ======      =======    ==========      =====

      At December 31, 2001, options to purchase 1,801,209 (2000 -- 1,810,209)
      common shares were not included in the computation of diluted earnings
      (loss) per share because the options' exercise price was greater than the market price of the common shares.

      The conversion into Common Shares of the convertible debentures has not been included in the diluted earnings (loss) per share calculations as the conversion rate of $26.25 per share is antidilutive.

12. FOREIGN CURRENCY TRANSLATION ADJUSTMENTS

   Transactions reflected in the statement of cash flows have been translated at the rates of exchange in effect when the related transactions took place. They do not reflect the changes in the balance sheet accounts which arise from changes in exchange rates during the year. Significant foreign exchange adjustments impacting the carrying value of assets and liabilities during the periods are noted as follows:

                                                                   2001     2000
                                                                  ------   ------
                                                                   (IN MILLIONS)
    Assets -- increase (decrease)
    Non -- cash net working capital.............................  $  4.4   $  2.8
    Property, plant and equipment...............................    34.2     22.0
    Other assets................................................     4.1      0.7
                                                                  ------   ------
                                                                  $ 42.7   $ 25.5
                                                                  ======   ======
    Liabilities -- (increase) decrease
    Long-term debt..............................................  $(17.4)  $(11.7)
    Future income taxes.........................................    (0.3)    (0.2)
                                                                  ------   ------
                                                                  $(17.7)  $(11.9)
                                                                  ------   ------
    Discontinued operations -- decrease.........................      --       --
    Foreign currency translation adjustments Increase...........  $ 25.0   $ 13.6
                                                                  ======   ======

13. INCOME TAXES

   The effective income tax rate on earnings (loss) is influenced by the geographic mix of the consolidated earnings (loss), as well as tax incentives introduced by governments from time to time to encourage investment.

   The following table reconciles income tax (expense) recovery calculated at a combined Canadian federal/provincial tax rate with the income tax provision.

                                                                    2001       2000
                                                                  ---------   -------
    (Loss) earnings before provision for income taxes...........  $(159,741)  $16,583
                                                                  ---------   -------
    Income taxes recovery (expense) at Canadian statutory rates
      of 41.74% (2000 -- 43.96%)................................     66,676    (7,290)
    Increased (decreased) by the tax effect of:
      Foreign earnings taxed at lower rates.....................      9,856    12,359
      Canadian manufacturing and processing credit..............     (9,124)   (3,190)
      Valuation allowance on certain net operating losses.......    (11,000)       --
      Capital losses not tax affected...........................     (9,704)       --
      Other.....................................................     (2,715)    1,588
                                                                  ---------   -------
    Total income tax recovery...................................  $  43,989   $ 3,467
                                                                  =========   =======

   Income tax recovery (expense) by jurisdiction is as follows:

                                                                    2001        2000
                                                                  ---------   --------
    Earnings (loss) before income taxes
      Canada....................................................  $(132,585)  $(30,330)
      Foreign...................................................    (27,156)    46,913
                                                                  ---------   --------
                                                                  $(159,741)  $ 16,583
                                                                  ---------   --------
    Current income tax recovery (expense)
      Canada....................................................  $  (1,322)  $ (2,006)
      Foreign...................................................      3,422     (4,237)
                                                                  ---------   --------
    Future income tax recovery (expense)........................  $   2,100   $ (6,243)
      Canada....................................................  $  35,120   $ 10,097
      Foreign...................................................      6,769       (387)
                                                                  ---------   --------
                                                                  $  41,889   $  9,710
                                                                  ---------   --------
    Total income tax recovery...................................  $  43,989   $  3,467
                                                                  =========   ========

   Components of future income taxes are summarized on the balance sheet as follows:

                                                                    2001        2000
                                                                  ---------   ---------
    CURRENT ASSETS
    Allowance for doubtful accounts.............................  $   4,011   $   2,134
    Liabilities not currently deductible for tax purposes.......      7,475       6,869
                                                                  ---------   ---------
    Gross current future tax assets.............................  $  11,486   $   9,003
                                                                  ---------   ---------
    NON-CURRENT ASSETS
    Operating loss carry forwards...............................  $ 151,491   $ 132,852
    Recycling credits...........................................      8,571       8,041
    AMT credits.................................................      6,745      11,073
    Long-term liabilities not currently deductible..............     19,930      12,831
                                                                  ---------   ---------
    Gross non-current future tax assets.........................  $ 186,737   $ 164,797
                                                                  ---------   ---------
    LIABILITIES
    Property, plant and equipment...............................  $(139,540)  $(148,446)
    Other.......................................................    (10,823)    (17,285)
                                                                  ---------   ---------
    Gross future tax liabilities................................  $(150,363)  $(165,731)
                                                                  ---------   ---------
    Net non-current future income tax asset (liability).........  $  36,374   $    (934)
                                                                  =========   =========

   The total gross non-tax affected operating loss carry forwards are $502 million. A valuation allowance with respect to $57 million of operating losses ($20 million tax affected) has been provided as at December 31, 2001. Of these losses, $410 million are in the United States and expire on various dates up to December 31, 2021; $92 million are in Canada and expire on various dates but primarily in 2008.

14. CONTINGENCIES AND COMMITMENTS
    ENVIRONMENTAL

   The Company's principal raw material is ferrous scrap and recycling this material makes a significant positive contribution to the environment. In addition, as part of an ongoing commitment to environmental improvement, the Company continues to invest in new equipment and processes. Nevertheless, rapidly changing environmental legislation and approval processes will require future expenditures to modify operations and treat waste products. The Company believes, with respect to both its operations and real property, that it is in material compliance with environmental laws or is in the process of effecting remedial actions that will bring the Company into material compliance. Based on known existing conditions and the Company's experience in complying with emerging environmental issues, the Company is of the view that future costs relating to environmental compliance will not have a material adverse effect on its financial position. However, there can be no assurance that unforeseen changes in the laws or enforcement policies of relevant governmental bodies, or the discovery of changed conditions on the Company's real property or in its operations, will not result in the incurrence of significant costs.

    ENERGY

   In order to manage some of the volatility in the price of natural gas, the Company entered into various contracts to fix the price with respect to a portion of its natural gas purchase requirements. At December 31, 2001, the Company had entered into various contracts to purchase 2.6 million Gigajoules of natural gas. These contracts expire on various dates up to November 2003. The market value of the contracts was such that if the contracts had been closed on December 31, 2001, the Company would have recorded a loss of $8.2 million.

   The Company's New Jersey and Kentucky operations have long-term contracts with major utilities for the supply of electricity. These contracts typically have two components to them, a firm portion, which supplies a base load for each plant's rolling mill and auxiliary services, and an interruptible portion which supplies the electric arc furnace load. The interruptible portion of the contract represents up to 60% to 70% of the total load and, for the most part, is based on a spot market price of electricity at the time it is being used and as such the Company has significant exposures to the electricity spot market.

   The Company is currently soliciting offers to supply electricity to its Whitby plant in anticipation of electricity deregulation in Ontario. The Company expects to structure this power contract similar to those in New Jersey and Kentucky where the base load would be established at fixed consumption and cost, and the balance of the load purchased at spot market rates.

   The Company also has long-term oxygen contracts. The Company believes that the current market price of oxygen is approximately equal to the cost contained in the supply contracts.

    OTHER CLAIMS

   In the normal course of its business, various lawsuits and claims are brought against the Company. The Company vigorously contests any claim which it believes is without merit. Management believes that any settlements will not have a material effect on the financial position or the consolidated earnings of the Company.

    OPERATING LEASE COMMITMENTS

   At December 31, 2001, the Company's operating lease commitments, consisting primarily of machinery and equipment and real property were:

    2002........................................................  $ 14,301
    2003........................................................    10,947
    2004........................................................     8,549
    2005........................................................     7,420
    2006........................................................     7,298
    Thereafter..................................................    64,131
                                                                  --------
                                                                  $112,646
                                                                  ========

15. ACCRUED BENEFIT OBLIGATIONS--PENSIONS AND POST-RETIREMENT BENEFITS

    PENSION PLANS

   The Company sponsors several defined benefit plans for the majority of Canadian and certain employees in the United States. Most of the Canadian plans are funded, with pension assets held separately from those of the Company. The remaining employees are covered by defined contribution retirement plans for which Company contributions and expense amount to approximately $1.6 million (2000 -- $2.4 million).

    OTHER POST-RETIREMENT BENEFITS

   The Company's Canadian and its wholly-owned U.S. operations maintain certain health and other similar benefits for qualifying retirees. These plans are not funded.

   Information about the Company's defined benefit plans as at December 31, 2001 and 2000 is as follows:

                                                                    PENSION BENEFIT
                                                                         PLANS          OTHER BENEFIT PLANS
                                                                  -------------------   -------------------
                                                                    2001       2000       2001       2000
                                                                  --------   --------   --------   --------
    ACCRUED BENEFIT OBLIGATION
    Balance, beginning of year..................................  $132,854   $107,688   $ 21,649   $ 19,934
    Change in accounting principle..............................        --     33,547         --         --
    Adjustment to unamortized accrued benefits..................        --    (14,964)        --         --
    Current service cost........................................     3,599      3,305        420        731
    Interest cost...............................................    10,067      8,893      1,595      1,431
    Benefits paid...............................................    (7,225)    (5,729)    (1,505)      (658)
    Actuarial loss (gain).......................................    (2,039)       597        868          2
    Plan Amendments.............................................     4,864         --         --         --
    Restructuring curtailment & settlement......................    11,122       (828)     1,363         --
    Foreign exchange loss.......................................       535        345        388        209
                                                                  --------   --------   --------   --------
    Balance, end of year........................................  $153,777   $132,854   $ 24,778   $ 21,649
                                                                  --------   --------   --------   --------
    PLAN ASSETS AT MARKET VALUE
    Fair value, beginning of year...............................  $129,066   $113,574   $     --   $     --
    Actual return on assets.....................................       (63)    12,963         --         --
    Employer contributions......................................     8,224      8,727      1,505        658
    Benefits paid...............................................    (7,225)    (5,729)    (1,505)      (658)
    Restructuring curtailment & settlement......................      (362)      (693)        --         --
    Foreign exchange gain (loss)................................       331        224         --         --
                                                                  --------   --------   --------   --------
    Fair value, end of year.....................................  $129,971   $129,066   $     --   $     --
                                                                  --------   --------   --------   --------
    ACCRUED BENEFIT ASSET (LIABILITY)
    Funded status -- (deficit)..................................  $(23,806)  $ (3,788)  $(24,778)  $(21,649)
    Unamortized net actuarial loss (gain).......................     4,386     (4,123)       661       (324)
    Unamortized past service costs..............................     4,540        604      3,338      3,669
    Unamortized transitional obligation.........................        --         --         --         --
                                                                  --------   --------   --------   --------
                                                                  $(14,880)  $ (7,307)  $(20,779)  $(18,304)
                                                                  --------   --------   --------   --------

                                                                    PENSION BENEFIT
                                                                         PLANS          OTHER BENEFIT PLANS
                                                                  -------------------   -------------------
                                                                    2001       2000       2001       2000
                                                                  --------   --------   --------   --------
    ASSUMPTIONS
    Rate of return on plan assets...............................      8.0%       8.0%
    Discount rate...............................................  6.75% to    7.0% to   6.75% to    7.0% to
                                                                      7.0%       7.5%       7.0%       7.5%
    Rate of compensation increases..............................   2.5% to    2.5% to
                                                                     4.25%       4.5%
    Trend rate -- beginning next year...........................                         8.2% to       9.0%
                                                                                            9.5%
    Trend rate -- ending year 2007..............................                         4.5% to    4.5% to
                                                                                            5.5%       5.5%
    NET BENEFIT PLAN EXPENSE
    Current service cost........................................  $  3,599   $  3,305   $    420   $    731
    Interest cost...............................................  $ 10,067   $  8,893   $  1,595   $  1,431
    Expected return on plan assets..............................    (9,933)    (8,818)        --         --
    Amortization of net actuarial loss..........................      (188)       (55)       101        (21)
    Amortization of past service costs..........................       402         77        348        339
    Amortization of transitional obligation.....................        --         --         --         --
    Restructuring Curtailment...................................    11,700         27      1,300         --
    Restructuring Settlement....................................         9         64         --         --
                                                                  --------   --------   --------   --------
    Net benefit plan expense....................................  $ 15,656   $  3,493   $  3,764   $  2,480
                                                                  ========   ========   ========   ========

   Under the March 2001 collective agreement with the hourly employees of Co-Steel Lasco, Co-Steel offered special retirement benefits whereby hourly employees had until August 31, 2001 to accept. As at August 31, 2001 approximately 60 employees elected retirement under these special arrangements. This resulted in a significant reduction in the expected years of future service for the remaining active employees. An actuarially determined pre-tax charge of $13 million representing the immediate expense of the unamortized portion of the past service costs of the early retirees was recorded. "Pension Curtailment Charge".

   The Company is currently preparing a funding valuation with respect to the defined benefit pension plan for the hourly employees of Co-Steel Lasco as at January 1, 2002. The Company estimates that funds of approximately $14 million will be required in 2002 for this plan.

16. SEGMENTED INFORMATION

   Co-Steel is a minimill steel producer and a steel scrap processor with operations in Canada and the United States. The Company manufactures steel bar and rod, structural shapes and flat rolled steel for a large number of customers in many steel markets, including the construction, automotive, appliance and machinery and equipment industries. Co-Steel also processes and trades ferrous scrap, the principal raw material in the minimill process, and non-ferrous scrap for its own use and for sale to third parties.

   The Company's treasury function, including worldwide tax planning, is centrally managed by the corporate office and has not been allocated to the segments identified below.

                                                                         STEEL
                                                                  -------------------
                                                                   NORTH      NORTH
                                                                  AMERICAN   AMERICAN
                                                                    LONG       FLAT
    2001                                                          PRODUCTS    ROLLED    RECYCLING   CORPORATE     TOTAL
    ----                                                          --------   --------   ---------   ---------   ----------
    SALES
    United States...............................................  $532,623   $235,248   $     --    $     --    $  767,871
    Canada......................................................   201,908         --    159,702          --       361,610
                                                                  --------   --------   --------    --------    ----------
                                                                   734,531    235,248    159,702          --     1,129,481
                                                                  --------   --------   --------    --------    ----------
    Inter-segment...............................................    27,574         --     54,258          --        81,832
                                                                  $706,957   $235,248   $105,444    $     --    $1,047,649
    Export sales of Canadian segment............................  $103,069   $     --   $ 60,984    $     --    $  164,053
                                                                  --------   --------   --------    --------    ----------
    OPERATING EARNINGS (LOSS)BEFORE DEPRECIATION AND
    AMORTIZATION
    United States...............................................   $21,197   $ (4,695)  $     --    $     --    $   16,502
    Canada......................................................   (36,091)        --      6,724          --    $  (29,367)
    Corporate...................................................        --         --         --     (11,384)      (11,384)
                                                                  --------   --------   --------    --------    ----------
                                                                  $(14,894)  $ (4,695)  $  6,724    $(11,384)   $  (24,249)
                                                                  --------   --------   --------    --------    ----------
    DEPRECIATION AND AMORTIZATION
    United States...............................................   $31,891   $ 24,603   $     --    $     --    $   56,494
    Canada......................................................    16,237        --       2,439          --        18,676
    Corporate...................................................        --        --          --       1,717         1,717
                                                                  --------   --------   --------    --------    ----------
                                                                  $ 48,128   $ 24,603   $  2,439    $  1,717    $   76,887
                                                                  --------   --------   --------    --------    ----------
    ASSETS
    United States...............................................  $519,530   $292,724   $     --    $     --    $  812,254
    Canada......................................................   268,344         --     41,587          --       309,931
    Corporate...................................................        --         --         --      64,840        64,840
                                                                  --------   --------   --------    --------    ----------
                                                                  $787,874   $292,724   $ 41,587    $ 64,840    $1,187,025
                                                                  --------   --------   --------    --------    ----------
    ADDITIONS TO PROPERTY, PLANTAND EQUIPMENT
    United States...............................................  $ 13,080   $  4,183   $     --    $     --    $   17,263
    Canada......................................................     5,970         --      1,088          --         7,058
    Corporate...................................................        --         --         --         668           668
                                                                  --------   --------   --------    --------    ----------
                                                                  $ 19,050   $  4,183   $  1,088    $    668    $   24,989
                                                                  ========   ========   ========    ========    ==========

   The gain on sale of land of $4.8 million relates to the Canadian Long Products segment and the write-down of the portfolio investment relates to the Corporate segment.

                                                                         STEEL
                                                                  -------------------
                                                                   NORTH      NORTH
                                                                  AMERICAN   AMERICAN
                                                                    LONG       FLAT
    2000                                                          PRODUCTS    ROLLED    RECYCLING   CORPORATE     TOTAL
    ----                                                          --------   --------   ---------   ---------   ----------
    SALES
    United States...............................................  $623,531   $266,154   $     --     $    --    $  889,685
    Canada......................................................   305,865         --    217,854          --       523,719
                                                                  --------   --------   --------     -------    ----------
                                                                   929,396    266,154    217,854          --     1,413,404
                                                                  --------   --------   --------     -------    ----------
    Inter-segment...............................................    21,827         --    112,763          --       134,590
                                                                  $907,569   $266,154   $105,091     $    --    $1,278,814
    Export sales of Canadian segment............................  $163,830   $     --   $ 38,015     $    --    $  201,845
                                                                  --------   --------   --------     -------    ----------
    OPERATING EARNINGS (LOSS) BEFORE DEPRECIATION AND
      AMORTIZATION
    United States...............................................  $ 53,626    $37,327   $     --     $    --    $   90,953
    Canada......................................................    28,163         --      8,668          --    $   36,831
    Corporate...................................................        --         --         --      (7,266)       (7,266)
                                                                  --------   --------   --------     -------    ----------
                                                                  $ 81,789    $37,327   $  8,668     $(7,266)   $  120,518
                                                                  --------   --------   --------     -------    ----------
    DEPRECIATION AND AMORTIZATION
    United States...............................................  $ 32,501    $22,119   $     --     $    --    $   54,620
    Canada......................................................    13,720         --      2,487          --        16,207
    Corporate...................................................        --         --         --         205           205
                                                                  --------   --------   --------     -------    ----------
                                                                  $ 46,221    $22,119   $  2,487     $   205    $   71,032
    ASSETS
    United States...............................................  $557,649   $303,507   $     --     $    --    $  861,156
    Canada......................................................   282,302         --     34,080          --       316,382
    Corporate...................................................        --         --         --      52,303        52,303
                                                                  --------   --------   --------     -------    ----------
                                                                  $839,951   $303,507   $ 34,080     $52,303    $1,229,841
                                                                  --------   --------   --------     -------    ----------
    ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
    United States...............................................  $  3,614    $ 9,426   $     --     $    --    $   13,040
    Canada......................................................     2,788         --         --          --         2,788
    Corporate...................................................        --         --         --       1,499         1,499
                                                                  --------   --------   --------     -------    ----------
                                                                  $  6,402    $ 9,426   $     --       1,499    $   17,327
                                                                  ========   ========   ========     =======    ==========

17. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

   The Company's consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"). The most significant differences between Canadian and United States GAAP, in terms of impact on the Company's consolidated financial statements, relate to the accounting for pensions, convertible debentures, derivative instruments and the reporting of comprehensive income.

   The following table reconciles the consolidated statements of (loss) earnings as reported under Canadian GAAP with those that would have been reported under United States GAAP:

    YEAR ENDED DECEMBER 31                                          2001       2000
    ----------------------                                        ---------   -------
    Earnings (loss) from continuing operations -- Canadian
      GAAP......................................................  $(115,752)  $20,050
    Increase in pension expense(a)..............................     (1,559)   (1,544)
    Increase in interest expense related to convertible
      debentures(b).............................................     (5,156)   (4,820)
    Unrealized net loss on gas contracts(c).....................     (5,700)       --
    Changes in fair value of foreign exchange derivatives(c)....       (200)      100
                                                                  ---------   -------
    Earnings (loss) from continuing operations -- United
    States GAAP.................................................   (128,367)   13,786
    Discontinued operations.....................................         --    18,471
                                                                  ---------   -------
    Net earnings (loss) -- United States GAAP...................  $(128,367)  $32,257
                                                                  =========   =======
    Other comprehensive income (loss):(d)
        Unrealized losses on investments(e).....................     18,000   (13,700)
        Currency translation adjustment(d)......................     25,018    13,643
                                                                  ---------   -------
    Other comprehensive income (loss) -- United States
      GAAP(d)...................................................     43,018       (57)
                                                                  ---------   -------
    Comprehensive income (loss) -- United States GAAP(d)........  $ (85,349)  $32,200
                                                                  =========   =======
    Earnings (loss) from continuing operations per share --
      United States GAAP
        Basic...................................................  $   (4.20)  $  0.45
        Diluted.................................................  $   (4.20)  $  0.38
                                                                  =========   =======
    Net earnings (loss) per share -- United States GAAP
        Basic...................................................  $   (4.20)  $  1.05
        Diluted.................................................  $   (4.20)  $  0.74
                                                                  =========   =======

    (A)  PENSIONS

      United States accounting standards for pensions are set forth in Statement of Financial Accounting Standards (SFAS) No. 87. In 2001, the Company adopted, for Canadian GAAP reporting purposes, a new accounting standard in respect of pensions. The new standard, Canadian Institute of Chartered Accountants ("CICA") Section 3461, was adopted on a retroactive basis without a prior period restatement, with effect as of January 1, 2000. The new accounting standard is substantially identical to accounting standards for pensions in the United States.

      For prior years, the Company used the former CICA accounting standard for pensions, CICA Section 3460, which calculates the projected pension benefit obligation and rate of return on plan assets based on management's best estimates of long term interest rates and actuarial assumptions. SFAS No. 87 "Employers' Accounting for Pensions" in the United States requires that the projected pension benefit obligation be calculated using a discount rate that reflects the rate at which pension benefits can be effectively settled at the date of the financial statements. The Company was unable to determine the effect of implementing SFAS No. 87 for the original effective implementation date of January 1, 1989 due to the unavailability of actuarial data for the periods required. Accordingly, the Company has adopted the standard at the beginning of the first period for which U.S. GAAP reconciled data has been presented in these financial statements -- January 1, 1999. As the standard has been implemented on a date later than the effective date specified in the standard, a portion of the transitional obligation has been charged to reinvested earnings directly at the date of adoption, based on a ratio of: a) the years that have elapsed between the effective date of the standard and the adoption date, and b) the remaining service period of employees expected to receive benefits. The impact of this difference at January 1, 1999 is an increase in the accrued pension obligation of $29.1 million, a decrease in future tax liabilities of $10.4 million, and a reduction of reinvested earnings of $18.7 million. The remaining transitional obligation has been amortized to periods following the adoption date on a straight-line basis, resulting in an extinguishment of the liability to occur at a similar date as if the standard had been adopted on the original effective implementation date. The impact of this adjustment is an increase in pension expense of $2.4 million in 2001 (2000 -- $2.4 million with a corresponding future tax recovery of $0.8 million in 2001 (2000 -- $0.9 million) resulting in a net of tax adjustment of $1.6 million in 2001 (2000 -- $1.5 million).

      Under U.S. GAAP, if the accumulated benefit obligation exceeds the market value of plan assets, a minimum liability for the excess is recognized to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to past service cost is recognized as an intangible asset while the remainder is charged to Other Comprehensive Income. Canadian GAAP has no such requirement to record a minimum liability. At December 31, 2001, the minimum additional pension liability would have been $4.0 million (2000 -- nil), which entirely relates to unrecognized past service cost and, accordingly, has been allocated to intangible pension asset.

      The Company accounts for other post-retirement benefits on a basis consistent with U.S. GAAP.

    (B) CONVERTIBLE DEBENTURES

      Under Canadian GAAP, a portion of the convertible debenture obligation is classified as an equity instrument. The equity portion of the convertible debenture obligation accretes over the period from issuance to April 30, 2002 at which time the value at maturity is recorded entirely as equity. For Canadian GAAP, the interest, net of taxes, of the equity component of the convertible debentures is recorded as an after-tax charge to reinvested earnings. Under U.S. GAAP, the convertible debenture obligation would be accounted for entirely as a liability and, accordingly, interest costs would be recorded as interest expense. The Company has the ability to redeem the convertible debenture at par plus accrued interest by the issuance of Common Shares or cash. As a result, for U.S. GAAP, the convertible debenture would be classified as current debt in the 12-month period in advance of the redemption date, and as long-term debt during the remainder of the 20 year term. Therefore, for U.S. GAAP the liability would be classified as long term debt for 2001 and 2000.

    (C)  DERIVATIVE INSTRUMENTS

      The Company enters into contacts to fix the price with respect to a portion of its natural gas purchase requirements. At December 31, 2001 an unrealized net loss of $8.2 million (2000 -- nil), with a corresponding future tax recovery of $2.5 million for 2001 (2000 -- nil) resulting in a net of tax loss of $5.7 million for 2001 (2000 -- nil) would have been recorded in earnings.

      At certain times throughout the year, the Company enters into foreign exchange contracts and put and call options (collectively "foreign exchange contracts") to hedge accounts receivable and future revenues denominated in U.S. dollars. The unrealized loss, net of tax, at December 31, 2001 was $0.2 million (2000 -- $0.1 million gain) on outstanding foreign exchange contracts would have been reflected in earnings under U.S. GAAP.

    (D) COMPREHENSIVE INCOME

      United States accounting standards for reporting comprehensive income are set forth in SFAS No. 130. Comprehensive income represents the change in equity during a reporting period from transactions and other events and circumstances from non-owner sources. Components of comprehensive income include items such as net earnings (loss), changes in the fair value of investments not held for trading, minimum pension liability adjustments, derivative instruments and certain foreign currency translation gains and losses.

    (E)  INVESTMENTS

      United States accounting standards for equity investments, which are set forth in SFAS No. 115, require that certain equity investments not held for trading be recorded at fair value with unrealized holding gains and losses excluded from the determination of earnings and reported as a separate component of other comprehensive income. At December 31, 2001, other assets would have decreased by $1.0 million (2000 -- $19.0 million), and accumulated other comprehensive loss would have increased by $1.0 million (2000 -- $19.0 million).

    (F)  JOINT VENTURE

      Under Canadian GAAP, joint ventures are accounted for using the proportionate consolidation method, while under U.S. GAAP, joint ventures are accounted for under the equity method. Under an accommodation of the U.S. Securities and Exchange Commission, accounting for joint ventures need not be reconciled from Canadian to U.S. GAAP. The different accounting treatment affects only the display and classification of financial statement items and not net income or shareholders' equity. See note 6 for summarized financial information in respect of the Company's joint ventures.

    (G)  FREIGHT COSTS

      For Canadian GAAP, sales are recorded net of freight costs for delivery. U.S. GAAP would require that freight costs be included in cost of sales. The impact of this adjustment is to increase sales and cost of sales by $79.6 million (2000 -- $90.7 million).

      The following table indicates the cumulative effect of the above adjustments on balance sheet accounts, displaying results under Canadian GAAP and U.S. GAAP:

                                                                                    DECEMBER 31,
                                                                       --------------------------------------
                                                                                              UNITED STATES
                                                                         CANADIAN GAAP            GAAP
                                                                       ------------------   -----------------
                                                                        2001       2000      2001      2000
                                                                       -------   --------   -------   -------
         ASSETS
           Other Assets..............................................  $80,404   $109,914   $83,425   $91,114
           Future Income Taxes.......................................   36,374         --    39,846        --
         LIABILITIES
           Accounts payable and accrued liabilities..................  128,792    170,119   138,661   171,040
           Current portion of long-term liabilities..................  319,569     48,907   315,759    41,643
           Long-term debt............................................    5,686    191,186   130,686   316,186
           Accrued benefit obligations...............................   35,659     25,611    42,884    26,393
           Future income taxes.......................................       --        934        --       825
         SHAREHOLDERS' EQUITY
           Convertible Debentures....................................  122,859    114,850        --        --
           Reinvested Earnings.......................................  157,003    277,911   149,071   277,438
           Accumulated other comprehensive loss......................       --         --    50,036     7,018
           Foreign currency translation adjustments..................   51,036     26,018        --        --

      Changes in reinvested earnings and accumulated other comprehensive loss under U.S. GAAP were as follows:

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         2001        2000
                                                                       ---------   --------
         Reinvested earnings at beginning of year....................  $ 277,438   $257,420
         Implementation of FAS 87....................................         --         --
         Net (loss) earnings.........................................   (128,367)    32,257
         Dividends...................................................         --    (12,239)
                                                                       ---------   --------
         Reinvested earnings at end of year..........................  $ 149,071   $277,438
                                                                       =========   ========
         Accumulated other comprehensive loss at beginning of year...  $   7,018   $  7,075
         Other comprehensive loss....................................     43,018        (57)
                                                                       ---------   --------
         Accumulated other comprehensive loss at end of year.........  $  50,036   $  7,018
                                                                       =========   ========

      The difference in consolidated shareholders' equity may be reconciled as follows:

                                                                         2001        2000
                                                                       ---------   ---------
         Shareholders' equity based on Canadian GAAP.................  $ 600,757   $ 688,638
         Other comprehensive income-write down of investment.........     (1,000)    (19,000)
         Debenture reclassified to debt..............................   (122,859)   (114,850)
         Pension expense adjustment..................................     (1,559)     (1,544)
         Minimum pension adjustment..................................         --          --
         Foreign exchange contracts..................................       (200)        100
         Adjustment for change in accounting policy..................         --      21,427
         Loss on gas contracts.......................................     (5,700)         --
         Cumulative reduction in net earnings under U.S. GAAP........       (473)    (20,456)
                                                                       ---------   ---------
         Shareholders' equity based on U.S. GAAP.....................  $ 468,966   $ 554,315
                                                                       =========   =========

      There are no significant differences with respect to the consolidated statement of cash flows between U.S. GAAP and Canadian GAAP for 2001 and 2000.

                         CANADIAN GAAP/CANADIAN DOLLAR
                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

             CO-STEEL INC. (RENAMED GERDAU AMERISTEEL CORPORATION)
                          SEPTEMBER 30, 2002 AND 2001

                                 CO-STEEL INC.

                    CONSOLIDATED STATEMENTS OF PROFIT (LOSS)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2002       2001
                                                              --------   ---------
                                                                  (Unaudited)
                                                              (Canadian dollars in
                                                                   thousands)
Sales.......................................................  $922,839   $ 811,040
Costs of sales excluding depreciation and amortization......   817,308     786,375
Depreciation and amortization...............................    50,474      55,504
Electrode settlement (note 2)...............................    (6,272)         --
Pension curtailment charge..................................        --      13,000
Selling, general and administrative expense.................    27,213      28,809
                                                              --------   ---------
                                                               888,723     883,688
                                                              --------   ---------
Operating earnings (loss)...................................    34,116     (72,648)
Interest on long-term debt..................................    23,774      23,550
Other interest expense......................................     3,067       6,895
Interest and investment income..............................      (411)       (724)
Write-down of portfolio investment (note 3).................     9,075      18,000
                                                              --------   ---------
Income (loss) before income taxes...........................    (1,389)   (120,369)
Income tax recovery (expense)
  Current...................................................    (2,146)     (4,827)
  Future....................................................     6,146      36,012
                                                              --------   ---------
                                                                 4,000      31,185
Net income (loss)...........................................     2,611     (89,184)
                                                              ========   =========
Net income (loss) per share
  Basic.....................................................  $  (0.03)  $   (3.04)
  Diluted...................................................  $  (0.03)  $   (3.04)
                                                              ========   =========

                                 CO-STEEL INC.

                 CONSOLIDATED STATEMENTS OF REINVESTED EARNINGS

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2002        2001
                                                              ---------   ---------
                                                                   (Unaudited)
                                                              (Canadian dollars in
                                                                   thousands)
Reinvested earnings -- beginning of period..................  $157,003    $277,911
Cumulative adjustment due to change in accounting policy
  (note 1)..................................................   (68,665)         --
Net income (loss)...........................................     2,611     (89,184)
Interest, net of taxes, on equity component of convertible
  debentures................................................    (4,164)     (3,867)
                                                              --------    --------
Reinvested earnings -- end of period........................  $ 86,785    $184,860
                                                              ========    ========

                                 CO-STEEL INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                   2002              2001
                                                              ---------------   --------------
                                                                (Unaudited)
                                                              (Canadian dollars in thousands)
ASSETS
Current assets:
  Cash and cash equivalents.................................     $    9,595       $   34,484
  Accounts receivable (net of allowance for doubtful
     accounts)..............................................        152,529          114,845
  Inventories...............................................        201,157          178,486
  Future income taxes.......................................         11,355           11,486
                                                                 ----------       ----------
                                                                    374,636          339,301
Property, plant and equipment...............................        696,310          730,946
Goodwill (note 1)...........................................             --           68,665
Other assets................................................          6,168           11,739
Future income taxes.........................................         47,251           36,374
                                                                 ----------       ----------
                                                                 $1,124,365       $1,187,025
                                                                 ----------       ----------
LIABILITIES
Current liabilities:
  Bank indebtedness.........................................     $       --       $   96,562
  Accounts payable and accrued liabilities..................        162,073          128,792
  Current portion of long-term liabilities (note 4).........            244          319,569
                                                                 ----------       ----------
                                                                    162,317          544,923
Long-term debt (note 4).....................................        335,394            5,686
Accrued benefit obligations.................................         28,499           35,659
                                                                 ----------       ----------
                                                                    526,210          586,268
                                                                 ----------       ----------
SHAREHOLDERS' EQUITY
Capital stock (note 5)......................................        336,596          269,859
Convertible debentures (note 1).............................        125,000          122,859
Reinvested earnings.........................................         86,785          157,003
Foreign currency translation adjustments....................         49,774           51,036
                                                                 ----------       ----------
                                                                    598,155          600,757
                                                                 ----------       ----------
                                                                 $1,124,365       $1,187,025
                                                                 ==========       ==========

                                 CO-STEEL INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2002        2001
                                                              ---------   ---------
                                                                   (Unaudited)
                                                              (Canadian dollars in
                                                                   thousands)
Operating activities
Net Income (loss)...........................................  $  2,611    $(89,184)
Items not affecting cash
  Depreciation and amortization.............................    50,474      55,504
  Future income tax (recovery) expense......................    (6,146)    (36,012)
  Net pension and other benefit plans (funding) expense
     (note 7)...............................................    (7,143)     11,228
Write-down of portfolio investment..........................     9,075      18,000
                                                              --------    --------
                                                                48,871     (40,464)
Cash provided from (used for) working capital
  Accounts receivable.......................................   (40,564)    (17,062)
  Inventories...............................................   (22,564)     75,037
  Accounts payable and accrued liabilities..................    29,494      (8,124)
                                                              --------    --------
Cash provided by operations.................................    15,237       9,387
                                                              --------    --------
Financing activities
(Repayment of) additions to bank indebtedness...............   (22,948)    (17,776)
(Repayment of) additions to long-term debt..................   (62,371)     67,752
Issue of shares.............................................    66,737          --
                                                              --------    --------
Cash used for financing.....................................   (18,582)     49,976
                                                              --------    --------
Investing activities
Additions to property, plant and equipment..................   (17,462)    (20,199)
Additions to other assets...................................    (4,082)       (764)
                                                              --------    --------
Cash used for investing.....................................   (21,544)    (20,963)
                                                              --------    --------
Change in cash..............................................   (24,889)     38,400
Cash -- Beginning of period.................................    34,484       3,903
                                                              --------    --------
Cash -- End of period.......................................  $  9,595    $ 42,303
                                                              ========    ========

                                 CO-STEEL INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                  (Canadian dollars in thousands) (unaudited)

1.  ACCOUNTING POLICIES

   These are financial statements of Co-Steel Inc. (renamed Gerdau Ameristeel Corporation) and its subsidiaries and joint ventures (the "Company"). These statements include the results of Co-Steel Inc. and its subsidiaries and joint ventures and do not give effect to the combination with Gerdau Steel Inc. which was completed on October 23, 2002.

   The accounting policies of the interim financial statements are the same as those described in the Company's 2001 Annual Report except that effective January 1, 2002, the Company changed its method of accounting for goodwill and the stock based option plan to conform to the new recommendations of the Canadian Institute of Chartered Accountants.

   Under the new method of accounting for goodwill, no amortization expense is recorded, however goodwill is recorded at the lower of cost and fair market value. With the effect of the recent high levels of unfairly priced imports, North American steel producers have experienced a significant deterioration in operating margins. This resulted in a reduction in the enterprise value of the Sayreville and Perth Amboy mills (the U.S. long products group) which has caused the Company to write down the value of goodwill associated with these operations to zero. This resulted in a $68,665 write-down, and in accordance with the transitional rules of implementing this new standard, has been charged to opening reinvested earnings. The change in policy with respect to the amortization of goodwill is applied prospectively. The financial statements for the nine month period ended September 30, 2002 have been prepared on the new accounting policy.

   The financial statements for the nine month period ended September 30, 2001 have not been adjusted. The new standard requires disclosure, on a pro forma basis, as if no amortization of goodwill were charged to expense.

   The pro forma impact for the prior period is as follows:

                                                                     NINE MONTHS
                                                                        ENDED
                                                                    SEPTEMBER 30,
                                                                  -----------------
                                                                   2001      2000
                                                                  ------   --------
    Reported net income (loss)..................................   2,611    (89,184)
    Add back: Goodwill amortization.............................      --      3,242
                                                                  ------   --------
    Adjusted net income (loss)..................................   2,611    (85,942)
    Basic income (loss) per share...............................  $(0.03)  $  (3.04)
    Goodwill amortization.......................................      --       0.11
                                                                  ------   --------
    Adjusted income (loss) per share............................  $(0.03)  $  (2.93)
    Diluted income (loss) per share.............................  $(0.03)  $  (3.04)
    Goodwill amortization.......................................      --       0.11
    Adjusted diluted income (loss) per share....................  $(0.03)  $  (2.93)
                                                                  ======   ========

   Under the fair value based method of accounting for Stock Based Option Plans, the Company's policy is that the compensation cost of any options that the Company grants after January 1, 2002 will be charged to earnings based on their fair value amortized over their vesting period in the period in which granted. This change in policy has been applied prospectively and therefore there is no impact relating to options outstanding at January 1, 2002. No options have been granted in 2002. Details of outstanding options are disclosed in note 11 of the Company's 2001 Annual Report.

   The disclosures in the interim financial statements do not conform in all respects to the requirements of generally accepted accounting principles for annual financial statements. The interim financial statements should be read in conjunction with the financial statements included in the Company's 2001 Annual Report.

2.  ELECTRODE SETTLEMENT

   During the first quarter of fiscal 2002, the Company received $6.3 million in cash in full settlement of claims arising from past purchases of electrodes. This has been recorded as income for the nine months ended September 30, 2002.

3.  PORTFOLIO INVESTMENT

   On July 10, 2002 ASW Holdings PLC ("ASW") announced that it had invited its bankers to appoint administrative receivers over the business and assets of ASW. As part of the consideration on the 1999 sale of Co-Steel Sheerness, the Company received approximately 30% of the ordinary shares of ASW and holds a L2.0 million subordinated debenture in ASW (its "Investment in ASW"). The Company was not permitted to have representation on ASW's Board of Directors and had no influence over ASW. Accordingly, the investment was accounted for as a portfolio investment. The Company recorded a provision of $9.1 million during the second quarter of fiscal 2002 to write-off its remaining Investment in ASW. At September 30, 2002, the Company carries no further Investment in ASW.

   Included in the results for the nine months ended September 30, 2001 is a charge of $18.0 million that also resulted from a write-down of the shares of ASW.

4.  LONG-TERM DEBT

   In May 2002, the Company completed negotiations with its senior lenders. The credit arrangements currently provide revolving facilities of $151,421 and U.S.$25,074 (which can be drawn in Canadian or U.S. dollars) and term facilities of U.S.$109,489. The revolving facilities expire on January 15, 2004 and the term facilities reduces by U.S.$72.0 million on January 15, 2004 and reduces by U.S.$12.5 million on July 15th in each of the years 2004 to 2006. The facilities are secured by a first charge against substantially all assets of the Company and its subsidiaries.

   The revolving facilities bear interest at the bankers' acceptance rate or LIBOR plus 2% to 5% depending on debt to EBITDA ratios. The term loans bear interest at a fixed rate of 8.9% to 10.9% depending on debt to EBITDA ratios.

                                                                  SEPTEMBER 30,   DECEMBER 31,
                                                                      2002            2001
                                                                  -------------   ------------
                                                                          (Unaudited)
                                                                   (In thousands of dollars)
    CANADIAN DOLLAR DEBT
    Floating Rate Revolving Loan................................    $ 31,000        $     --
    U.S. DOLLAR DEBT
    FIXED RATE REDUCING TERM LOANS
    U.S.$41.1 million (December 31, 2001, and September 30, 2001
      -- U.S.$45.0 million).....................................      65,110          71,667
    U.S.$68.4 million (December 31, 2001, and September 30, 2001
      -- U.S.$75.0 million).....................................     108,517         119,445
    FLOATING REVOLVING FACILITIES LOANS
    U.S.$79.0 million revolving term loans (December 31, 2001
      and September 30, 2001 -- U.S.$78.1 million)..............     125,304         124,382
    OTHER LOANS.................................................       5,707           5,951
                                                                    --------        --------
                                                                     335,638         321,445
    Less: Current portion.......................................         244         315,759
                                                                    --------        --------
                                                                    $335,394        $  5,686
                                                                    ========        ========

5.  EARNINGS PER SHARE

   The following table reconciles the numerators and denominators of the basic and diluted income (loss) per share calculations.

                                                                 FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                -------------------------------------------------------------------------
                                                               2002                                  2001
                                                -----------------------------------   -----------------------------------
                                                NUMERATOR   DENOMINATOR   PER SHARE   NUMERATOR   DENOMINATOR   PER SHARE
                                                ---------   -----------   ---------   ---------   -----------   ---------
    Net income (loss).........................   $ 2,611            --         --     $(89,184)           --     $   --
    Less Interest on equity component of
      convertible debentures..................    (4,164)           --     $   --       (3,867)           --         --
                                                 -------    ----------     ------     --------    ----------     ------
                                                 $(1,553)   46,143,191     $(0.03)    $(93,051)   30,596,960     $(3.04)
                                                 =======    ==========     ======     ========    ==========     ======

   On March 12, 2002, the Company completed the sale of 20,907,000 Common Shares to a group of underwriters at a price of $3.35 per Common Share representing gross proceeds of $70,038. After deducting expenses, the net proceeds were $66,737. At September 30, 2002 there were 51,503,960 Common Shares outstanding and during the three months and nine months ended September 30, 2002, the weighted average number of Common Shares outstanding were 51,503,960 and 46,143,191 respectively.

6.  CONVERTIBLE DEBENTURES

                                                                  SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                                      2002            2001           2001
                                                                  -------------   ------------   -------------
                                                                                  (Unaudited)
                                                                           (In thousands of dollars)
    Current liability component.................................    $     --        $  3,810       $  7,495
                                                                    --------        --------       --------
    Equity component............................................     125,000         122,859        120,856
                                                                    ========        ========       ========

   On April 23, 1997, the Company issued unsecured subordinated convertible debentures in the aggregate principal amount of $125 million. After deducting issue costs of $3.8 million, the proceeds of the issue amounted to $121.2 million.

   The debentures bear interest at 6.5% per annum, mature on April 30, 2007, and, at the holders' option, are convertible into Common Shares of the Company at a conversion price of $26.25 per share. The Company's 2001 Annual Financial Statements incorrectly stated that the conversion price was adjusted if the Company issued Common Shares. Under the terms of the Trust Indenture for the Convertible Debentures, no adjustment to the conversion price is required if the Company issues Common Shares in a customary offering. The debentures are redeemable after April 30, 2002, at the option of Co-Steel at par plus accrued interest. The Company has the right to settle the principal amount by the issuance of Common Shares based on their market value at that the time of redemption.

   As the convertible debentures can be redeemed by the Company by the issuance of Common Shares, the debenture obligations were classified partly as a liability and partly as shareholders' equity. The liability component was calculated as the present value of the required interest payments discounted (for the period to April 30, 2002) at an interest rate approximating that which would have been applicable to non-convertible subordinate debt at the time the debentures were issued.

    Issue price.................................................  $125,000
    Less: Liability component...................................   (33,409)
    Shareholders' equity component..............................    91,591
    Less: Issue costs applicable to shareholders' equity
      component net of related income taxes.....................    (1,798)
                                                                  --------
    Net amount classified as shareholders' equity at issuance...  $ 89,793
                                                                  ========

   Interest on the liability component has been included in the computation of earnings (loss) for the period. Interest on the shareholders' equity component, net of related income taxes, has been charged to reinvested earnings, and was deducted from the net earnings or added to net loss in calculating basic earnings per share.

7.  PENSION PLAN FUNDING

   During the second quarter of fiscal 2002, the Company made a one-time $5,415 special payment to maintain the transfer ratio of the Pension Plan for the Hourly-rated Employees of Gerdau Ameristeel Whitby ("the Plan"). This payment related to the Plan curtailment which took place in 2001. In addition, the Company has made other normal pension funding payments resulting in total pension funding being in excess of pension expense for the nine months ended September 30, 2002 by $7,143.

8.  SUBSEQUENT EVENT

   On August 13, 2002, the Company announced that it had executed a definitive agreement to combine with the North American operations of Gerdau S.A. Subsequently, the shareholders of the Company voted in favour of issuing 146,588,194 Common Shares to facilitate the merger. The transaction closed on October 23, 2002 and will be accounted for as a reverse take-over. At the close of the transaction, the Company changed its name to Gerdau Ameristeel Corporation.

9.  SEGMENTED INFORMATION

   The Company is a minimill steel producer and a ferrous and non-ferrous scrap processor. The Company manufactures and markets merchant bar, structural shapes, reinforcing bar, wire rod and flat rolled steel used principally in the construction, automotive, appliance, machinery and equipment industries. The Company also processes and trades steel scrap, the principal raw material in the minimill process, for its own use and for sale to third parties. The Company's treasury function, including worldwide tax planning, is centrally managed by the corporate office and has not been allocated to the segments identified on the following page.

    SEGMENTED INFORMATION

                                                                                        2002
                                                         -------------------------------------------------------------------
                                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30
                                                         -------------------------------------------------------------------
                                                                                 FLAT
                                                            LONG PRODUCTS       ROLLED
                                                         -------------------   --------   RECYCLING
                                                          UNITED                UNITED    ---------
                                                          STATES     CANADA     STATES     CANADA     CORPORATE     TOTAL
                                                         --------   --------   --------   ---------   ---------   ----------
                                                                               (Thousands of dollars)
    Sales..............................................   435,284   $196,336   $247,013   $149,155     $    --    $1,027,788
    Inter-segment Sales................................    35,705         --         --     69,244          --       104,949
                                                         --------   --------   --------   --------     -------    ----------
                                                         $399,579   $196,336   $247,013   $ 79,911     $    --    $  922,839
                                                         --------   --------   --------   --------     -------    ----------
    Export Sales of Canadian segment...................  $     --   $ 81,352   $     --   $ 38,509     $    --       119,861
                                                         --------   --------   --------   --------     -------    ----------
    Operating Earnings (Loss) before Depreciation and
      Amortization.....................................  $ 42,219   $ (6,634)  $ 51,115   $  6,562     $(8,672)   $   84,590
                                                         --------   --------   --------   --------     -------    ----------
    Depreciation and Amortization......................    20,926      8,499     18,628      2,348          73        50,474
                                                         --------   --------   --------   --------     -------    ----------
    Segment Assets.....................................  $471,661   $252,233   $293,734   $ 37,983     $68,754    $1,124,365
                                                         ========   ========   ========   ========     =======    ==========
    Additions to Property, Plant and Equipment.........  $  4,164   $  7,500   $  5,491   $    307     $    --    $   17,462

                                                                                        2001
                                                         -------------------------------------------------------------------
                                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30
                                                         -------------------------------------------------------------------
                                                                                 FLAT
                                                            LONG PRODUCTS       ROLLED
                                                         -------------------   --------   RECYCLING
                                                          UNITED                UNITED    ---------
                                                          STATES     CANADA     STATES     CANADA     CORPORATE     TOTAL
                                                         --------   --------   --------   ---------   ---------   ----------
                                                                               (Thousands of dollars)
    Sales..............................................  $415,802   $150,257   $182,536   $121,980     $    --    $  870,575
    Inter-segment Sales................................    22,204         --         --     37,331          --        59,535
                                                         --------   --------   --------   --------     -------    ----------
                                                         $393,598   $150,257   $182,536   $ 84,649     $    --    $  811,040
                                                         --------   --------   --------   --------     -------    ----------
    Export Sales of Canadian segment...................  $     --   $ 77,301   $     --   $ 50,074     $    --    $  127,375
                                                         --------   --------   --------   --------     -------    ----------
    Operating Earnings (Loss) before Depreciation and
      Amortization.....................................  $  9,768   $(27,652)  $  2,865   $  5,795     $(7,920)   $  (17,144)
                                                         --------   --------   --------   --------     -------    ----------
    Depreciation and Amortization......................    23,260     10,446     17,977      1,960       1,861        55,504
                                                         --------   --------   --------   --------     -------    ----------
    Segment Assets (1).................................  $556,396   $278,115   $293,290   $ 40,345     $70,234    $1,238,380
                                                         ========   ========   ========   ========     =======    ==========
    Additions to Property, Plant and Equipment.........  $ 11,612   $  4,651   $  3,078   $    157     $   701    $   20,199

    -------------------

   (1) Included in the segment assets is $4,173 of goodwill in the Canadian long products group and $69,692 of goodwill in the U.S. long products group.

10. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

   The Company's consolidated financial statements are prepared in accordance with Canadian GAAP. The most significant differences between Canadian and U.S. GAAP, in terms of impact on the Company's consolidated financial statements, relate to the accounting for pensions, convertible debentures, derivative instruments and the reporting of comprehensive income.

   The following table reconciles the consolidated statements of (loss) earnings as reported under Canadian GAAP with those that would have been reported under U.S. GAAP:

                                                                     NINE MONTHS
                                                                        ENDED
                                                                    SEPTEMBER 30,
                                                                  ------------------
                                                                   2002       2001
                                                                  -------   --------
                                                                     (Unaudited)
    Net earnings (loss) -- Canadian GAAP........................    2,611    (89,184)
    Increase in pension expense (a).............................   (1,148)    (1,264)
    Increase in interest expense related to convertible
      debentures (b)............................................   (4,164)    (3,867)
    Unrealized net gain (loss) on gas contracts (c).............    4,880     (6,962)
    Changes in fair value of foreign exchange derivatives (c)...       --       (200)
    Changes in accounting policy(h).............................  (68,665)        --
                                                                  -------   --------
    Net loss -- U.S. GAAP.......................................  (66,486)  (101,477)
    Other comprehensive income (loss): (d)
      Unrealized losses on investments (e)......................    1,000     13,900
      Minimum additional pension liability adjustment (a).......   (1,044)        --
      Currency translation adjustment (d).......................   (1,262)    23,027
                                                                  -------   --------
    Other comprehensive income (loss) -- U.S. GAAP (d)..........   (1,306)    36,927
                                                                  -------   --------
    Comprehensive income (loss) -- U.S. GAAP (d)................  (67,792)   (64,550)
                                                                  =======   ========
    Net earnings (loss) per share -- U.S. GAAP
      Basic.....................................................    (2.17)     (3.28)
      Diluted...................................................    (2.17)     (3.28)
                                                                  =======   ========

    (A)  PENSIONS

      United States accounting standards for pensions are set forth in Statement of Financial Accounting Standards (SFAS) No. 87. In 2001, the Company adopted, for Canadian GAAP reporting purposes, a new accounting standard in respect of pensions. The new standard, Canadian Institute of Chartered Accountants ("CICA") Section 3461, was adopted on a retroactive basis without a prior period restatement, with effect as of January 1, 2000. The new accounting standard is substantially identical to accounting standards for pensions in the United States.

      For 1999 and prior years, the Company used the former CICA accounting standard for pensions, CICA Section 3460, which calculates the projected pension benefit obligation and rate of return on plan assets based on management's best estimates of long term interest rates and actuarial assumptions. SFAS No. 87 "Employers' Accounting for Pensions" in the United States requires that the projected pension benefit obligation be calculated using a discount rate that reflects the rate at which pension benefits can be effectively settled at the date of the financial statements. The Company was unable to determine the effect of implementing SFAS No. 87 for the original effective implementation date of January 1, 1989 due to the unavailability of actuarial data for the periods required. Accordingly, the Company has adopted the standard at the beginning of the first period for which U.S. GAAP reconciled data has been presented in these financial statements -- January 1, 1999. As the standard has been implemented on a date later than the effective date specified in the standard, a portion of the transitional obligation has been charged to reinvested earnings directly at the date of adoption, based on a ratio of: a) the years that have elapsed between the effective date of the standard and the adoption date, and b) the remaining service period of employees expected to receive benefits. The impact of this difference at January 1, 1999 is an increase in the accrued pension obligation of $29.1 million, a decrease in future tax liabilities of $10.4 million, and a reduction of reinvested earnings of $18.7 million. The remaining transitional obligation has been amortized to periods following the adoption date on a straight-line basis, resulting in an extinguishment of the liability to occur at a similar date as if the standards had been adopted on the original effective implementation date. The impact of this adjustment is an increase in pension expense of $1.6 million for the nine months ended September 30, 2002 (nine months ended September 30, 2001 -- $1.8 million) with a corresponding future tax recovery of $0.5 million for the nine months ended September 30, 2002 (nine months ended September 30, 2001 $0.5 million) resulting in a net of tax adjustment of $1.1 million for the nine months ended September 30, 2002 (nine months ended September 30, 2001 -- $1.3 million).

      Under U.S. GAAP, if the accumulated benefit obligation exceeds the market value of plan assets, a minimum liability for the excess is recognized to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to past service cost is recognized as an intangible asset while the remainder is charged to Other Comprehensive Income. Canadian GAAP has no such requirement to record a minimum liability. At September 30, 2002, the minimum additional pension liability would have been $5.7 million (2001 -- $2.0 million); the allocation to intangible assets would have been $4.1 million (2001 -- $2.0 million), with a net of tax charge of $1.0 million (2001 -- nil) to accumulated other comprehensive income (future tax recovery of $0.6 million in 2002; (2001 -- nil).

      The Company accounts for other post-retirement benefits on a basis consistent with U.S. GAAP.

    (B) CONVERTIBLE DEBENTURES

      Under Canadian GAAP, a portion of the convertible debenture obligation is classified as an equity instrument. The equity portion of the convertible debenture obligation accretes over the period from issuance to April 30, 2002 at which time the value at maturity is recorded entirely as equity. For Canadian GAAP, the interest, net of taxes, of the equity component of the convertible debentures is recorded as an after-tax charge to reinvested earnings. Under U.S. GAAP, the convertible debenture obligation would be accounted for entirely as a liability and, accordingly, interest costs would be recorded as interest expense. The Company has the ability to redeem the convertible debenture at par plus accrued interest by the issuance of Common Shares or cash.

    (C)  DERIVATIVE INSTRUMENTS

      The Company enters into contacts to fix the price with respect to a portion of its natural gas purchase requirements. At September 30, 2002 an unrealized gain of $8.8 million (2001 -- a loss of $9.9 million), with a corresponding future tax expense of $2.6 million for 2002 (2001 a recovery of $2.9 million) resulting in a net of tax gain of $4.9 million for 2002 (2001 -- a net loss of $7.0 million) would have been recorded in earnings under U.S. GAAP.

      At certain times throughout the year, the Company enters into foreign exchange contracts and put and call options (collectively "foreign exchange contracts") to hedge accounts receivable and future revenues denominated in US dollars. The unrealized loss, net of tax, for the nine months ended September 30, 2002 of nil (nine months ended September 30, 2001 -- $0.2 million) on outstanding foreign exchange contracts would have been reflected in earnings under U.S. GAAP.

    (D) COMPREHENSIVE INCOME

      United States accounting standards for reporting comprehensive income are set forth in SFAS No. 130. Comprehensive income represents the change in equity during a reporting period from transactions and other events and circumstances from non-owner sources. Components of comprehensive income include items such as net earnings (loss), changes in the fair value of investments not held for trading, minimum pension liability adjustments, derivative instruments and certain foreign currency translation gains and losses.

    (E)  INVESTMENTS

      United States accounting standards for equity investments, which are set forth in SFAS No. 115, require that certain equity investments not held for trading be recorded at fair value with unrealized holding gains and losses excluded from the determination of earnings and reported as a separate component of other comprehensive income. At September 30, 2002, other assets would have decreased by nil (2001 -- $5.1 million), and accumulated other comprehensive income would have decreased by nil (2001 -- $5.1 million).

    (F)  JOINT VENTURE

      Under Canadian GAAP, joint ventures are accounted for using the proportionate consolidation method, while under U.S. GAAP, joint ventures are accounted for under the equity method. Under an accommodation of the US Securities and Exchange Commission, accounting for joint ventures need not be reconciled from Canadian to U.S. GAAP. The different accounting treatment affects only the display and classification of financial statement items and not net income or shareholders' equity.

    (G)  FREIGHT COSTS

      For Canadian GAAP, sales are recorded net of freight costs for delivery. U.S. GAAP would require that freight costs be included in cost of sales. The impact of this adjustment is to increase sales and cost of sales by $44,321 (2001 -- $45,559) respectively.

    (H) CHANGE IN ACCOUNTING POLICY

      Effective January 1, 2002, the Company changed its method of accounting for goodwill to conform to the new recommendations of the Canadian Institute of Chartered Accountants (note 1). This resulted in a $68,665 write-down, and in accordance with the transitional rules of implementing this new standard, has been charged to opening reinvested earnings for Canadian GAAP reporting purposes. For U.S. GAAP, this write-down has been included in earnings for the period, as a cumulative effect of an accounting change.

      The pro forma impact for the prior period is as follows:

                                                                          NINE MONTHS
                                                                             ENDED
                                                                         SEPTEMBER 30,
                                                                       ------------------
                                                                        2002       2001
                                                                       -------   --------
                                                                          (Unaudited)
         Reported net loss -- U.S. GAAP..............................  (66,486)  (101,477)
         Add back goodwill amortization..............................       --      3,242
                                                                       -------   --------
         Adjusted net loss...........................................  (66,486)   (98,235)
         Basic and diluted loss per share............................    (2.17)     (3.28)
         Goodwill amortization.......................................       --       0.11
                                                                       -------   --------
         Adjusted loss (and diluted loss) per share..................    (2.17)     (3.17)
                                                                       =======   ========

      The following table indicates the cumulative effect of the above adjustments on balance sheet accounts, displaying results under Canadian GAAP and U.S. GAAP:

                                                                                   SEPTEMBER 30,
                                                                       --------------------------------------
                                                                         CANADIAN GAAP          U.S. GAAP
                                                                       ------------------   -----------------
                                                                         2002      2001      2002      2001
                                                                       --------   -------   -------   -------
                                                                                    (Unaudited)
         ASSETS
           Other assets..............................................  $  6,168   $16,647   $10,293   $13,557
           Future income taxes.......................................    47,251    34,419    49,643    38,053
         LIABILITIES
           Accounts payable and accrued liabilities..................   162,073   165,556   163,245   178,852
           Current portion of long-term liabilities..................       244   320,593       244   313,098
           Long-term debt............................................   335,394     5,683   460,394   130,683
           Accrued benefit obligation................................    28,499    36,542    39,089    41,140
         SHAREHOLDERS' EQUITY
           Convertible debenture.....................................   125,000   120,856         0         0
           Reinvested earnings.......................................    86,785   184,860    82,585   175,961
           Accumulated other comprehensive loss......................        --        --    48,730    43,945
           Foreign currency translation adjustments..................    49,774    49,045        --        --

      Changes in reinvested earnings and accumulated other comprehensive loss under U.S. GAAP were as follows:

                                                                          NINE MONTHS
                                                                             ENDED
                                                                         SEPTEMBER 30,
                                                                       ------------------
                                                                        2002       2001
                                                                       -------   --------
                                                                          (Unaudited)
         Reinvested earnings at beginning of year....................  149,071    277,438
         Net loss....................................................  (66,486)  (101,477)
                                                                       -------   --------
         Reinvested earnings at end of period........................   82,585    175,961
         Accumulated other comprehensive loss at beginning of year...   50,036      7,018
         Other comprehensive income..................................   (1,306)    36,927
                                                                       -------   --------
         Accumulated other comprehensive loss at end of period.......   48,730     43,945
                                                                       =======   ========

      The difference in consolidated shareholders' equity may be reconciled as follows:

                                                                          SEPTEMBER 30,
                                                                       -------------------
                                                                         2002       2001
                                                                       --------   --------
         Shareholders' equity based on Canadian GAAP.................   598,155    624,620
         Other comprehensive income -- write-down of investment......        --     (5,100)
         Debenture reclassified to debt..............................  (125,000)  (120,856)
         Pension expense adjustment..................................    (1,148)    (1,264)
         Minimum pension adjustment..................................    (1,044)        --
         Foreign exchange contracts..................................        --       (200)
         Gain (loss) on gas contracts................................     4,880     (6,962)
         Cumulative reduction in net earnings under U.S. GAAP........    (7,932)      (473)
                                                                       --------   --------
         Shareholders' equity based on U.S. GAAP.....................   467,911    489,765
                                                                       ========   ========

      There are no significant differences with respect to the consolidated statement of cash flows between U.S. GAAP and Canadian GAAP for the nine months ended September 30, 2002 and September 30, 2001.

               REGISTERED OFFICE OF GERDAU AMERISTEEL CORPORATION

                              Hopkins Street South
                                Whitby, Ontario
                                 Canada L1N 5T1

                      REGISTERED OFFICE OF GUSAP PARTNERS

                         c/o Corporation Trust Company
                               1209 Orange Street
                                    Delaware
                                  U.S.A. 19801

                LEGAL ADVISORS TO GERDAU AMERISTEEL CORPORATION

                                 AS TO U.S. LAW

                                   Torys LLP
                                237 Park Avenue
                               New York, New York
                                  U.S.A. 10017

                               AS TO CANADIAN LAW

                                   Torys LLP
                            Suite 3000, P.O. Box 270
                      79 Wellington Street West, TD Centre
                                Toronto, Ontario
                                 Canada M5K 1N2

                            INDEPENDENT ACCOUNTANTS

                           PricewaterhouseCoopers LLP
                            Bank of America Building
                      3900 North Orange Avenue, Suite 2400
                                  Orlando, FL
                                  U.S.A. 32801

                     TRUSTEE, REGISTRAR AND TRANSFER AGENT

                                SouthTrust Bank
                             110 Office Park Drive
                                   2nd Floor
                        Attention: Bond Holder Services
                            Mail Code: A-001-0B-0201
                                 Birmingham, AL
                                  U.S.A 35223

                        PAYING AGENT AND EXCHANGE AGENT

                                SouthTrust Bank
                             110 Office Park Drive
                                   2nd Floor
                        Attention: Bond Holder Services
                            Mail Code: A-001-0B-0201
                                 Birmingham, AL
                                  U.S.A. 35223

                                FORM F-10 PART II

                   INFORMATION NOT REQUIRED TO BE DELIVERED TO
                             OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Gerdau Ameristeel Corporation is incorporated under the Business Corporations Act (Ontario). Section 136 of the Business Corporations Act (Ontario) provides that: "(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if, (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.
(2) A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1) (a) and (b). (3) Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defence of the action or proceeding; and
(b) fulfils the conditions set out in clauses (1) (a) and (b)."

         In accordance with the Business Corporations Act (Ontario), section 6.2 of the By-Laws of Gerdau Ameristeel Corporation provides that: "the Corporation shall indemnify and save harmless every director or officer, every former director or officer, and every person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                 Form F-10 II-1

                               FORM F-10 EXHIBITS

EXHIBIT
 NUMBER        DESCRIPTION
-------        -----------

 1.1           Certificate of Qualification

 1.2           Calculation of Earnings Coverage

 2.1 Registration Rights Agreement dated June 27, 2003 by and among Gerdau Ameristeel, GUSAP Partners, Gerdau MRM Holdings Inc., Co-Steel Benefit Plans USA Inc., Co-Steel C.S.M. Corp., Co-Steel Finance Corp., Co-Steel USA Holdings, Inc., Co-Steel (U.S.) Ltd., Gerdau MRM America Holding Corp., Gerdau Ameristeel Distribution US Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel Lake Ontario Inc., Gerdau USA Inc., PASUG LLC, MFT Acquisition, Corp., Gerdau Ameristeel US Inc., Gerdau Ameristeel Perth Amboy Inc., N.J.S.C. Investment Co., Inc., Raritan River Urban Renewal Corporation, Porter Bros. Corporation, Gerdau Nova Scotia Holding Company, 3038482 Nova Scotia Company, Co-Steel Benefit Plans Inc., Gerdau Ameristeel Distribution Canada Ltd., 1062316 Ontario Limited, 1102590 Ontario Limited, 1300554 Ontario Limited, 1551533 Ontario Limited, 2017387 Ontario Limited, Gerdau Ameristeel Cambridge Inc. , Gerdau Ameristeel MRM Special Sections Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, CIBC World Markets Corp., TD Securities (USA) Inc. and ABN AMRO Incorporated

 4.1(1) Gerdau Ameristeel Corporation's Management Information Circular dated March 31, 2003 relating to or distributed in connection with the 2003 Annual and Special Meeting of Gerdau Ameristeel Corporation's shareholders held on May 6, 2003

 4.2(2) Gerdau Ameristeel Corporation's Annual Information Form for the year ended December 31, 2002 dated May 20, 2003

 4.3(2) Gerdau Ameristeel Corporation's Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2002 found at pages 10 to 19 of Gerdau Ameristeel Corporation's Annual Report to Shareholders for the year ended December 31, 2002

 4.4(2) Gerdau Ameristeel Corporation's audited consolidated financial statements for the year ended December 31, 2002, together with the notes thereto and the auditor's report thereon, dated January 24, 2003, except for certain information contained in Notes 3 and 20, as to which the date is April 4, 2003 found at pages 20 to 39 of Gerdau Ameristeel Corporation's Annual Report to Shareholders for the year ended December 31, 2002

 4.5(3) Material change report dated June 9, 2003 with respect to the announcement of Gerdau Ameristeel Corporation's intention to raise $400 million through a private offering of Senior Secured Notes due 2011

 4.6(4) Material change report dated July 2, 2003 with respect to the pricing and closing of the private offering of the Existing Notes

 4.7(5) Gerdau Ameristeel Corporation's 2003 First Quarter Report to Shareholders for the three month period ended March 31, 2003

 4.8(6) Gerdau Ameristeel Corporation's 2003 Second Quarter Report to Shareholders for the six month period ended June 30, 2003

 4.9(7) Gerdau Ameristeel Corporation's 2003 Third Quarter Report to Shareholders for the nine month period ended September 30, 2003

 5.1 Consent of PricewaterhouseCoopers LLP (Orlando, Florida) (included as Exhibit 23.1 in Form F-4 Exhibits)

 5.2 Consent of PricewaterhouseCoopers LLP (Toronto, Canada) (included as Exhibit 23.2 in Form F-4 Exhibits)

 5.3           Consent of Ernst & Young LLP (Kitchener, Canada)
               (included as Exhibit 23.3 in Form F-4 Exhibits)

 6.1 Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10)

 7.1 Indenture dated as of June 27, 2003 between Gerdau Ameristeel Corporation, GUSAP Partners, Gerdau MRM Holdings Inc., Co-Steel Benefit Plans USA Inc., Co-Steel C.S.M. Corp., Co-Steel Finance Corp., Co-Steel USA Holdings, Inc., Co-Steel (U.S.) Ltd., Gerdau MRM America Holding Corp., Gerdau Ameristeel Distribution US Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel Lake Ontario Inc., Gerdau USA Inc., PASUG LLC, MFT Acquisition, Corp., Gerdau Ameristeel US Inc., Gerdau Ameristeel Perth Amboy Inc., N.J.S.C. Investment Co., Inc., Raritan River Urban Renewal Corporation, Porter Bros. Corporation, Gerdau Nova Scotia Holding Company, 3038482 Nova Scotia Company, Co-Steel Benefit Plans Inc., Gerdau Ameristeel Distribution Canada Ltd., 1062316 Ontario Limited, 1102590 Ontario Limited, 1300554 Ontario Limited, 1551533 Ontario Limited, 2017387 Ontario Limited, Gerdau Ameristeel Cambridge Inc., Gerdau Ameristeel MRM Special
               Sections Inc., and SouthTrust Bank, as trustee


                                 Form F-10 II-2

 7.2           Form of Rule 144A Global Note (included in Exhibit 7.1)

 7.3           Form of Regulation S Global Note (included in Exhibit 7.1)

 7.4           Form of IAI Global Note (included in Exhibit 7.1)

 7.5           Form of Exchange Note (included in Exhibit 7.1)
------------
(1)  Previously filed on April 17, 2003 on Form 6-K (File No. 333-101591)

(2)  Previously filed on May 21, 2003 on Form 40-F (File No. 333-101591)

(3)  Previously filed on July 9, 2003 on Form 6-K (File No. 333-101591)

(4)  Previously filed on July 3, 2003 on Form 6-K (File No. 333-101591)

(5)  Previously filed on May 30, 2003 on Form 6-K (File No. 333-101591)

(6)  Previously filed on October 22, 2003 on Form 6-K (File No. 333-101591)

(7)  Previously filed on November 26, 2003 on Form 6-K (File No. 333-101591)


                                 Form F-10 II-3

                               FORM F-10 PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS


ITEM 1.  UNDERTAKING

         The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS

         Concurrently with the original filing of this Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Any changes to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of the relevant registration statement.




                                 Form F-10 III-1

                                FORM F-4 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


REGISTRANT EXISTING UNDER DELAWARE LAW (GUSAP PARTNERS)

         GUSAP Partners is a general partnership formed under the Delaware Revised Uniform Partnership Act. Section 15-110 of the Delaware Revised Uniform Partnership Act provides that: "subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever."

         In accordance with the Delaware Revised Uniform Partnership Act, section 5.7 of GUSAP Partners' General Partnership Agreement provides that: "(a) [n]o Manager, nor any officer, employee or agent of the Partnership (including a Person having more than one such capacity) shall be personally liable for any expenses, liabilities, debts or obligations of the Partnership solely by reason of acting in such capacity; (b) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless each Manager and any officer, employee or agent of the Partnership from and against any and all losses, claims, damages, liabilities or expenses of whatever nature (each a "Claim"); as incurred, arising out of or relating to the management or business of the Partnership; provided that such indemnification shall not apply to any such Person if a court of competent jurisdiction has made a final determination that such Claim resulted directly from the gross negligence, bad faith or willful misconduct of such Person."


REGISTRANT FORMED UNDER DELAWARE LAW (PASUG LLC)

         PASUG LLC is a limited liability company formed under the Delaware Limited Liability Company Act. Section 18-108 of the Delaware Limited Liability Company Act provides that, "subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever."

         In accordance with the Delaware Limited Liability Company Act, section
8.1. of the Limited Liability Company Agreement of PASUG LLC provides that:
"[t]o the fullest extent permitted under applicable law, the Company shall indemnify the Shareholders, Directors and the Officers (and the officers, directors, employees, agents, members of any committee (including any alternates) and shareholders of the foregoing) (each of the foregoing, an "Indemnitee") in connection with any act or omission performed or omitted by such Indemnitee on behalf of the Company when the same shall be acting within the scope of their authority conferred by the provisions of this Agreement or pursuant to a duly authorized delegation of authority from the Board or an Officer of the Company; provided that no such indemnification shall be available in respect of (i) any loss or damage resulting solely from intentional misconduct, gross negligence or a knowing violation of law by the party seeking indemnification or its affiliate or (ii) any transaction for which the Person seeking indemnity hereunder or its affiliate received a personal benefit in violation or breach of the provisions of this Agreement[...] To the extent that an Indemnitee is successful on the merits or otherwise in any Proceeding (as hereafter defined), such indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify such indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. For purposes of this Agreement, "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the


                                 Form F-4 II-1
foregoing) whether civil, criminal, administrative or investigative that arise out of or otherwise relate to this Agreement and the terms hereof."


REGISTRANTS INCORPORATED UNDER DELAWARE LAW (GERDAU AMERISTEEL SAYREVILLE INC., GERDAU AMERISTEEL LAKE ONTARIO INC., MFT ACQUISITION, CORP., GERDAU USA INC., CO-STEEL C.S.M. CORP. AND CO-STEEL BENEFIT PLANS USA INC.)

         Each of Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel Lake Ontario Inc., MFT Acquisition, Corp., Gerdau USA Inc., Co-Steel C.S.M. Corp. and Co-Steel Benefit Plans USA Inc. is incorporated under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation may generally indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is a party or is threatened to be made party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law provides that such section is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         In accordance with the Delaware General Corporation Law, section 6.01 of the By-Laws of Gerdau Ameristeel Sayreville Inc. provides that: "the Corporation shall indemnify the directors and officers of the Corporation in the manner and to the extent provided in the General Corporation Law of the State of Delaware. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors, any provision of these By-Laws, or otherwise. The directors and officers of the Corporation shall be fully protected individually in making or refusing to make any payment or in taking or refusing to take any other action under this Article VI in reliance in good faith upon the advice of counsel to the Corporation."

         In accordance with the Delaware General Corporation Law, section 7 of the By-Laws of each of Gerdau Ameristeel Lake Ontario Inc. and Co-Steel C.S.M. Corp. provides that each corporation must indemnify its officers, directors, employees and agents to the extent permitted by the Delaware General Corporation Law.

         In accordance with the Delaware General Corporation Law, section 5 of the By-Laws of MFT Acquisition, Corp. provides that: "[e]ach person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director or officer (or equivalent) of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended, except as to any action, suit or proceeding brought by or on behalf of the director or officer of the corporation without prior approval of the board of directors. [...] Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this section 5 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office."

         In accordance with the Delaware General Corporation Law, section 6.1 of the By-Laws of Gerdau USA Inc. provides that: "[e]ach person who was or is a party or is threatened to he made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director,


                                 Form F-4 II-2
officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgment, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to
Section 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to he indemnified under this Section
6.2 or otherwise; and provided further, that such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board deems appropriate."

         In accordance with the Delaware General Corporation Law, article 7 of the By-Laws of Co-Steel Benefit Plans USA Inc. provides that: "[n]o director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders,
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify."


REGISTRANTS INCORPORATED UNDER NEW JERSEY LAW (GERDAU AMERISTEEL PERTH AMBOY INC., RARITAN RIVER URBAN RENEWAL CORP. AND N.J.S.C. INVESTMENT CO., INC.)

         Each of Gerdau Ameristeel Perth Amboy Inc., Raritan River Urban Renewal Corp. and N.J.S.C. Investment Co., Inc. is incorporated under the New Jersey Business Corporation Act. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is


                                 Form F-4 II-3
fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the New Jersey Business Corporation Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise, provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

         In accordance with the New Jersey Business Corporation Act, section 16 of the By-Laws of each of Gerdau Ameristeel Perth Amboy Inc. and Raritan River Urban Renewal Corp. provide that each will indemnify every person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, to the full extent permitted by the New Jersey Business Corporation Act.

         The By-Laws for N.J.S.C. Investment Co., Inc. do not address indemnification.


REGISTRANT INCORPORATED UNDER NORTH DAKOTA LAW (PORTER BROS. CORPORATION)

         Porter Bros. Corporation is incorporated under the North Dakota Business Corporation Act. Section 10-19.1-91 of the North Dakota Business Corporation Act authorizes indemnification of directors and officers of a North Dakota corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Indemnification is not available to directors for breaches of duty of loyalty to the corporation or its members, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or any transaction from which the director derived an improper personal benefit.

         In accordance with the North Dakota Business Corporation Act, article VII of the Articles of Incorporation of Porter Bros. Corporation provides that:
"[t]o the fullest extent permitted by the North Dakota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director."

         The By-Laws for Porter Bros. Corporation do not address indemnification.


REGISTRANT INCORPORATED UNDER SASKATCHEWAN LAW (GERDAU AMERISTEEL MRM SPECIAL SECTIONS INC.)

         Gerdau Ameristeel MRM Special Sections Inc. is incorporated under the The Business Corporations Act (Saskatchewan). Section 119 of The Business Corporations Act (Saskatchewan) authorizes corporations to indemnify past and present directors and officers for liabilities incurred in connection with their services as such (including expenses and settlement payments) if the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if the director or officer had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

         In accordance with The Business Corporations Act (Saskatchewan), section 7.02 of the By-Laws of Gerdau Ameristeel MRM Special Sections Inc. provides that: "[s]ubject to the limitations contained in the Act, the Corporation shall indemnify a Director or officer, a former Director or officer, or a person who acts or acted at the Corporation's request as a Director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or


                                 Form F-4 II-4
officer of the Corporation or such body corporate, if: (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires."


REGISTRANTS INCORPORATED UNDER ONTARIO LAW (1062316 ONTARIO LIMITED, CO-STEEL BENEFIT PLANS INC., 1300554 ONTARIO LIMITED AND 1551533 ONTARIO LIMITED)

         Each of 1062316 Ontario Limited, Co-Steel Benefit Plans Inc., 1300554 Ontario Limited and 1551533 Ontario Limited (collectively, the "Ontario Registrants") is incorporated under the Business Corporations Act (Ontario).
Section 136 of the Business Corporations Act (Ontario) provides that "(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if, (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. (2) A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1) (a) and (b). (3) Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defence of the action or proceeding; and (b) fulfils the conditions set out in clauses
(1) (a) and (b)."

         In accordance with the Business Corporations Act (Ontario), section 6.2 of the by-laws of each Ontario Registrant provides that: "[t]he Corporation shall indemnify and save harmless every director or officer, every former director or officer, and every person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if: (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."


REGISTRANT INCORPORATED UNDER NOVA SCOTIA LAW (3038482 NOVA SCOTIA COMPANY)

         3038482 Nova Scotia Company is incorporated under the Companies Act (Nova Scotia). Section 204 of the Companies Act (Nova Scotia) provides that:
"[e]very Director, manager, Secretary, Treasurer and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay, all costs, losses and expenses that any such Director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to pay by reason of any contract entered into, or act or thing done by him as such officer or servant or in any way in the discharge of his duties including travelling expenses; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims." Section 205 of the Companies Act (Nova Scotia) provides that: "[n]o Director of other officer of the Company shall, in the absence of any dishonesty on the part of the Director or such other officer, be liable for the acts, receipts, neglects or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or


                                 Form F-4 II-5
on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his or her office or in relation thereto."

         In accordance with the Companies Act (Nova Scotia), section 182 of the Articles of Association of 3038482 Nova Scotia Company provides that: "[e]very director, Manager, Secretary, Treasurer and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses that any such director, Manager, Secretary, Treasurer or other officer or servant may incur or become liable to pay by reason of any contract entered into, or act or thing done as such officer or servant or in any way in the discharge of duties including travelling expenses or arising by reason of the status as such director, Manager, Secretary, Treasurer or other officer or servant; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims." Section 183 of the Articles of Association of 3038482 Nova Scotia Company provides that: "[n]o director or other officer of the Company shall, in the absence of any dishonesty on such director's or other officer's part, be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the director's or officer's part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such director's or officer's office or in relation thereto."


REGISTRANT INCORPORATED UNDER FLORIDA LAW (GERDAU AMERISTEEL US INC.)

         Gerdau Ameristeel US Inc. is incorporated under the Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act empowers a corporation to "indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful." Section 607.0850(2) of the Florida Business Corporation Act provides that: "[a] corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper."

         In accordance with the Florida Business Corporation Act, section 1 of
Article VI of the By-Laws of


                                 Form F-4 II-6

Gerdau Ameristeel US Inc. provides that: "(a) To the fullest extent permitted by law and consistent with the principles set forth in Section 1(c) below, the Corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust (including without limitation an employee benefit trust), or other enterprise; (b) To the fullest extent permitted by law and consistent with the principles set forth in Section 1(c) below, the Corporation shall be entitled but shall not be obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (c) Any person for whom indemnification is required or authorized under Section 1(a) or Section 1(b) above shall be indemnified against all liabilities, judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including attorneys' fees, paralegals' fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful."

         Section 2 of Article VI of the By-Laws of Gerdau Ameristeel US Inc. provides that: "(a)To the fullest extent permitted by law and consistent with the principles set forth in Section 2(c) below, the Corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section 1 of this Article VI) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise;
(b) To the fullest extent permitted by law and consistent with the principles set forth in Section 2(c) below, the Corporation shall be entitled but shall not be obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section 1 of this Article VI) by or in the right of the Corporation to procure: a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (c) Any person for whom indemnification is required or authorized under Section 2(a) or Section 2(b) above shall be indemnified against expenses (including attorneys' fees, paralegals' fees avid court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, that are actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, no indemnification shall be made under this
Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper."

         Sections 3 and 4 of Article VI of the By-Laws of Gerdau Ameristeel US Inc. provides that the Corporation shall determine whether indemnification is proper and evaluate the reasonableness of expenses and authorization by certain specified procedures.


                                 Form F-4 II-7

         Section 5 of Article VI of the By-Laws of Gerdau Ameristeel US Inc. provides that: "[e]xpenses (including attorneys' fees, paralegals' fees and court costs) incurred by a director or officer in defending a civil or criminal action, suit or other proceeding referred to in Section 1 or Section 2 of this
Article VI shall be paid by the Corporation in advance of the final disposition thereof, but only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VI."

         Section 6 of Article VI of the By-Laws of Gerdau Ameristeel US Inc. provides that: "[t]o the extent that a director of officer has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section 1 or Section 2 of this Article VI, or in the defense of any claim, issue or matter therein, such person shall, upon application, be indemnified against expenses (including attorneys' fees, paralegals' fees and court costs) actually and reasonable incurred by such person in connection therewith.

         Section 7 of Article VI of the By-Laws of Gerdau Ameristeel US Inc. provides, in part, that subject to the Florida Business Corporation Act, "[t]he indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding office with the Corporation."




                                 Form F-4 II-8

ITEM 21. EXHIBITS

                                FORM F-4 EXHIBITS

EXHIBIT
 NUMBER        DESCRIPTION
-------        -----------

  3.1 Statement of Partnership Existence of GUSAP Partners including amendments thereto

  3.2          Amended and Restated General Partnership Agreement of GUSAP
               Partners

  3.3 Certificate of Conversion to Limited Liability Company of PASUG Inc. to PASUG LLC and Certificate of Formation of PASUG LLC

  3.4          Limited Liability Company Agreement of PASUG LLC

  3.5          Certificate of Incorporation of Gerdau Ameristeel Sayreville Inc.
               including amendment thereto and related Certificate of Merger

  3.6          By-Laws of Gerdau Ameristeel Sayreville Inc.

  3.7 Amended and Restated Certificate of Incorporation of Gerdau Ameristeel Perth Amboy Inc. including amendment thereto and related certificates of merger

  3.8          By-Laws of Gerdau Ameristeel Perth Amboy Inc.

  3.9 Certificate of Incorporation of Gerdau Ameristeel Lake Ontario Inc. including amendment thereto and Statement of Change of Registered Agent/Office

  3.10         By-Laws of Gerdau Ameristeel Lake Ontario Inc.

  3.11 Articles of Incorporation of Porter Bros. Corporation including Statement of Change of Registered Agent/Office

  3.12         By-Laws of Porter Bros. Corporation

  3.13 Certificate of Incorporation of MFT Acquisition, Corp. including Certificate of Correction thereto

  3.14         By-Laws of MFT Acquisition, Corp.

  3.15 Certificate and Articles of Continuance of Gerdau Ameristeel MRM Special Sections Inc. including amendments thereto

  3.16         By-Laws of Gerdau Ameristeel MRM Special Sections Inc.

  3.17         Articles of Incorporation of 1062316 Ontario Limited

  3.18         By-Laws of 1062316 Ontario Limited

  3.19         Articles of Incorporation of Co-Steel Benefit Plans Inc.

  3.20         By-Laws of Co-Steel Benefit Plans Inc.

  3.21         Articles of Incorporation of 1300554 Ontario Limited

  3.22         By-Laws of 1300554 Ontario Limited

  3.23         Articles of Continuance of 1551533 Ontario Limited

  3.24         By-Laws of 1551533 Ontario Limited

  3.25         Certificate of Incorporation of 3038482 Nova Scotia Company

  3.26         Articles of Association of 3038482 Nova Scotia Company

  3.27 Amended and Restated Certificate of Incorporation of Gerdau USA Inc. and related certificates of merger

  3.28         By-Laws of Gerdau USA Inc.

  3.29 Amended and Restated Articles of Incorporation of Gerdau Ameristeel US Inc. including amendments thereto and related Articles of Merger

  3.30         By-Laws of Gerdau Ameristeel US Inc.


                                 Form F-4 II-1

  3.31 Certificate of Incorporation of Co-Steel C.S.M. Corp. including Certificate of Renewal and Revival thereto

  3.32         By-Laws of Co-Steel C.S.M. Corp.

  3.33         Certificate of Incorporation of Raritan River Urban Renewal Corp.
               including certificates of correction thereto

  3.34         By-Laws of Raritan River Urban Renewal Corp.

  3.35         Certificate of Incorporation of Co-Steel Benefit Plans USA Inc.
               including amendments thereto

  3.36         By-Laws of Co-Steel Benefit Plans USA Inc.

  3.37         Certificate of Incorporation of N.J.S.C. Investment Co., Inc.

  3.38         By-Laws of N.J.S.C. Investment Co., Inc.

  4.1 Registration Rights Agreement dated June 27, 2003 by and among Gerdau Ameristeel Corporation, GUSAP Partners, Gerdau MRM Holdings Inc., Co-Steel Benefit Plans USA Inc., Co-Steel C.S.M. Corp., Co-Steel Finance Corp., Co-Steel USA Holdings, Inc., Co-Steel (U.S.) Ltd., Gerdau MRM America Holding Corp., Gerdau Ameristeel Distribution US Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel Lake Ontario Inc., Gerdau USA Inc., PASUG LLC, MFT Acquisition, Corp., Gerdau Ameristeel US Inc., Gerdau Ameristeel Perth Amboy Inc., N.J.S.C. Investment Co., Inc., Raritan River Urban Renewal Corporation, Porter Bros. Corporation, Gerdau Nova Scotia Holding Company, 3038482 Nova Scotia Company, Co-Steel Benefit Plans Inc., Gerdau Ameristeel Distribution Canada Ltd., 1062316 Ontario Limited, 1102590 Ontario Limited, 1300554 Ontario Limited, 1551533 Ontario Limited, 2017387 Ontario Limited, Gerdau Ameristeel Cambridge Inc. , Gerdau Ameristeel MRM Special Sections Inc., and J.P. Morgan Securities Inc., as representative of the Initial Purchasers (included as Exhibit 2.1 in Form F-10 Exhibits)

  4.2 Indenture dated as of June 27, 2003 between Gerdau Ameristeel Corporation, GUSAP Partners, Gerdau MRM Holdings Inc., Co-Steel Benefit Plans USA Inc., Co-Steel C.S.M. Corp., Co-Steel Finance Corp., Co-Steel USA Holdings, Inc., Co-Steel (U.S.) Ltd., Gerdau MRM America Holding Corp., Gerdau Ameristeel Distribution US Inc., Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel Lake Ontario Inc., Gerdau USA Inc., PASUG LLC, MFT Acquisition, Corp., Gerdau Ameristeel US Inc., Gerdau Ameristeel Perth Amboy Inc., N.J.S.C. Investment Co., Inc., Raritan River Urban Renewal Corporation, Porter Bros. Corporation, Gerdau Nova Scotia Holding Company, 3038482 Nova Scotia Company, Co-Steel Benefit Plans Inc., Gerdau Ameristeel Distribution Canada Ltd., 1062316 Ontario Limited, 1102590 Ontario Limited, 1300554 Ontario Limited, 1551533 Ontario Limited, 2017387 Ontario Limited, Gerdau Ameristeel Cambridge Inc. , Gerdau Ameristeel MRM Special Sections Inc., and SouthTrust Bank, as trustee (included as
               Exhibit 7.1 in Form F-10 Exhibits)

  4.3 Form of Rule 144A Global Note (included in Exhibit 7.1 in Form F-10 Exhibits)

  4.4 Form of Regulation S Global Note (included in Exhibit 7.1 in Form F-10 Exhibits)

  4.5          Form of IAI Global Note (included in Exhibit 7.1 in Form F-10
               Exhibits)

  4.6          Form of Exchange Note (included in Exhibit 7.1 in Form F-10
               Exhibits)

  5.1 Opinion of Torys LLP with respect to the Exchange Notes of GUSAP Partners and the exchange guarantees of the subsidiary guarantors

  10.1 Credit Agreement dated as of June 20, 2003 by and among PASUG LLC, GUSAP Partners, Gerdau Ameristeel Sayreville Inc., Gerdau Ameristeel Perth Amboy Inc., Gerdau Ameristeel US Inc., Gerdau Ameristeel Lake Ontario Inc.,


                                 Form F-4 II-2

               Gerdau Ameristeel Distribution US Inc., Porter Bros. Corporation, MFT Acquisition, Corp., as the U.S. Borrowers, Gerdau Ameristeel Corporation, Gerdau Ameristeel MRM Special Sections Inc., Gerdau Ameristeel Distribution Canada Ltd., Gerdau Ameristeel Cambridge Inc., as the Canadian Borrowers, The CIT Group/Business Credit, Inc., as the Administrative Agent, CIT Business Credit Canada Inc., as the Canadian Administrative Agent, and the financial institutions, now or hereafter parties thereto, as the Lenders

 12.1 Statement regarding the computation of ratio of earnings to fixed charges

 21.1 Organizational Chart setting forth the significant subsidiaries of Gerdau Ameristeel Corporation

 23.1          Consent of PricewaterhouseCoopers LLP (Orlando, Florida)

 23.2          Consent of PricewaterhouseCoopers LLP (Toronto, Canada)

 23.3          Consent of Ernst & Young LLP (Kitchener, Canada)

 23.4          Consent of Torys LLP (included in Exhibit 5.1)

 24.1 Powers of Attorney (included on the signature pages of this Registration Statement on Form F-4)

 25.1 Statement of Eligibility on Form T-1 of SouthTrust Bank, the Trustee for the $405 million Senior Notes due 2011 to be issued in the Exchange Offer

 99.1          Form of Letter of Transmittal

 99.2          Form of Notice of Guaranteed Delivery

 99.3          Form of Letter to Clients

 99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Nominees




                                 Form F-4 II-3

ITEM 22. UNDERTAKINGS

Each of the undersigned co-registrants hereby undertakes:

(i) that, for purposes of determining any liability under the Securities Act of 1933, each filing of such co-registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(iii) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means;

(iv) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (iii) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(v) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.




                                 Form F-4 II-4

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.


                                        GERDAU AMERISTEEL CORPORATION

                                        By: /s/ Phillip E. Casey
                                            ------------------------------------
                                            Name:  Phillip E. Casey
                                            Title: President and Chief
                                                   Executive Officer


                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Phillip E. Casey and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


            SIGNATURE                               TITLE                          DATE
-----------------------------------    ---------------------------------    ------------------

/s/ Phillip E. Casey                   Director, President and Chief        December 1, 2003
-----------------------------------    Executive Officer (Principal
Phillip E. Casey                       Executive Officer)

/s/ Tom J. Landa                       Vice-President, Chief Financial      December 1, 2003
-----------------------------------    Officer and Secretary (Principal
Tom J. Landa                           Financial and Accounting Officer)

/s/ Jorge Gerdau Johannpeter           Director                             December 1, 2003
-----------------------------------
Jorge Gerdau Johannpeter

/s/ Kenneth W. Harrigan                Director                             December 1, 2003
-----------------------------------
Kenneth W. Harrigan

/s/ Joseph J. Heffernan                Director                             December 1, 2003
-----------------------------------
Joseph J. Heffernan

/s/ Spencer Lanthier                   Director                             December 1, 2003
-----------------------------------
J. Spencer Lanthier

                                       Director
-----------------------------------
Michael D. Sopko

            SIGNATURE                               TITLE                          DATE
-----------------------------------    ---------------------------------    ------------------


/s/ Frederico C. Gerdau Johannpeter    Director                             December 1, 2003
-----------------------------------
Frederico C. Gerdau Johannpeter

/s/ Andre Bier Johannpeter             Director                             December 1, 2003
-----------------------------------
Andre Bier Johannpeter

/s/ Arthur Scace                       Director                             December 1, 2003
-----------------------------------
Arthur Scace

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                        GUSAP PARTNERS

                                        By: /s/ Tom J. Landa
                                            ------------------------------------
                                            Name:  Tom J. Landa
                                            Title: Vice-President


                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Glen
A. Beeby and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                               TITLE                          DATE
-----------------------------------    ---------------------------------    ------------------


/s/ Glen A. Beeby                      Manager and President (Principal     December 1, 2003
-----------------------------------    Executive Officer)
Glen A. Beeby

/s/ Tom J. Landa                       Vice-President (Principal Financial  December 1, 2003
-----------------------------------    and Accounting Officer)
Tom J. Landa

/s/ Garry Leach                        Manager                              December 1, 2003
-----------------------------------
Garry Leach

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.


                                        PASUG LLC

                                        By: /s/ Tom J. Landa
                                            ------------------------------------
                                            Name:  Tom J. Landa
                                            Title: President


                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Tom
J. Landa as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


            SIGNATURE                               TITLE                             DATE
-----------------------------------    ---------------------------------       ------------------


/s/ Tom J. Landa                       Director and President (Principal       December 1, 2003
-----------------------------------    Executive, Financial and Accounting
Tom J. Landa                           Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   GERDAU AMERISTEEL SAYREVILLE INC.


                                   By: /s/ Phillip E. Casey
                                       ---------------------------------------
                                       Name:  Phillip E. Casey
                                       Title: President

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Glen A. Beeby and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director and President (Principal       December 1, 2003
------------------------------   Executive Officer)
Phillip E. Casey

/s/ Tom J. Landa                 Director, Executive Vice-President,     December 1, 2003
------------------------------   Finance & Administration and
Tom J. Landa                     Secretary (Principal Financial and
                                 Accounting Officer)

/s/ William E. Rider             Director                                December 1, 2003
------------------------------
William E. Rider

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   GERDAU AMERISTEEL PERTH AMBOY INC.

                                   By: /s/ Phillip E. Casey
                                       --------------------------------
                                       Name:  Phillip E. Casey
                                       Title: President


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Glen A. Beeby and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director and President (Principal       December 1, 2003
------------------------------   Executive Officer)
Phillip E. Casey

/s/ Tom J. Landa                 Director, Executive Vice-President,     December 1, 2003
------------------------------   Finance & Administration and
Tom J. Landa                     Secretary (Principal Accounting
                                 Officer)

/s/ Robert L. Bullard            Director                                December 1, 2003
------------------------------
Robert L. Bullard

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   GERDAU AMERISTEEL LAKE ONTARIO INC.

                                   By: /s/ Phillip E. Casey
                                       -----------------------------------
                                       Name:  Phillip E. Casey
                                       Title: President


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Glen A. Beeby and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director and President (Principal       December 1, 2003
------------------------------   Executive Officer)
Phillip E. Casey

/s/ Glen A. Beeby                Director, Vice-President,               December 1, 2003
------------------------------   Secretary, Treasurer and Chief
Glen A. Beeby                    Financial Officer (Principal
                                 Financial Officer)

/s/ Tom J. Landa                 Director and Executive                  December 1, 2003
------------------------------   Vice-President, Finance &
Tom J. Landa                     Administration (Principal
                                 Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Province of Ontario, Canada, on this 1st day of December, 2003.

                                   PORTER BROS. CORPORATION

                                   By: /s/ Glen A. Beeby
                                       -----------------------------------
                                       Name:  Glen A. Beeby
                                       Title: Secretary and Treasurer


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Glen A. Beeby and Garry Leach and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Garry Leach                  Director and President (Principal       December 1, 2003
------------------------------   Executive Officer)
Garry Leach

/s/ Glen A. Beeby                Secretary and Treasurer (Principal      December 1, 2003
------------------------------   Financial and Accounting Officer)
Glen A. Beeby

/s/ Phillip E. Casey             Director                                December 1, 2003
------------------------------
Phillip E. Casey

/s/ Tom J. Landa                 Director                                December 1, 2003
------------------------------
Tom J. Landa

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Selkirk, Province of Manitoba, Canada, on this 1st day of December, 2003.

                                   MFT ACQUISITION, CORP.

                                   By: /s/ Bruce Irvine
                                       --------------------------------
                                       Name:  Bruce Irvine
                                       Title: President


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Garry Leach and Bruce Irvine each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Bruce Irvine                 Director and President (Principal       December 1, 2003
------------------------------   Executive, Financial and Accounting
Bruce Irvine                     Officer)

/s/ Garry Leach                  Director                                December 1, 2003
------------------------------
Garry Leach

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Province of Ontario, Canada, on this 1st day of December, 2003.

                                   GERDAU AMERISTEEL MRM SPECIAL SECTIONS INC.

                                   By: /s/ Glen A. Beeby
                                       --------------------------------
                                       Name:  Glen A. Beeby
                                       Title: Secretary and Treasurer


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Glen A. Beeby and Garry Leach and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Garry Leach                  Director and President (Principal       December 1, 2003
------------------------------   Executive Officer)
Garry Leach

/s/ Glen A. Beeby                Director, Secretary and Treasurer       December 1, 2003
------------------------------   (Principal Financial and Accounting
Glen A. Beeby                    Officer)

/s/ Andre B. Johannpeter         Director                                December 1, 2003
------------------------------
Andre B. Johannpeter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   1062316 ONTARIO LIMITED

                                   By: /s/ Phillip E. Casey
                                       ----------------------------------
                                       Name:  Phillip E. Casey
                                       Title: President and Chief
                                              Executive Officer

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Phillip
E. Casey and Glen A. Beeby and each of them singly, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director, President and Chief           December 1, 2003
------------------------------   Executive Officer (Principal
Phillip E. Casey                 Executive Officer)

/s/ Valerie Boughey              Director, Vice-President,               December 1, 2003
------------------------------   Secretary, Treasurer and Chief
Valerie Boughey                  Financial Officer (Principal
                                 Financial and Accounting Officer)

/s/ Glen A. Beeby                Director                                December 1, 2003
------------------------------
Glen A. Beeby

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   CO-STEEL BENEFIT PLANS INC.

                                   By: /s/ James S. Rogers
                                       ------------------------------------
                                       Name:  James S. Rogers
                                       Title: Vice-President and Secretary


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Glen Beeby, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Glen A. Beeby                Director and President (Principal       December 1, 2003
------------------------------   Executive, Financial and Accounting
Glen A. Beeby                    Officer)

/s/ James S. Rogers              Director                                December 1, 2003
------------------------------
James S. Rogers

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   1300554 ONTARIO LIMITED

                                   By: /s/ Tom J. Landa
                                       ---------------------------------------
                                       Name:  Tom J. Landa
                                       Title: President and Chief
                                              Executive Officer

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Tom J. Landa and Glen A. Beeby and each of them singly, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Tom J. Landa                 Director, President and Chief           December 1, 2003
------------------------------   Executive Officer (Principal
Tom J. Landa                     Executive Officer)

/s/ Valerie Boughey              Director, Vice-President,               December 1, 2003
------------------------------   Secretary, Treasurer and Chief
Valerie Boughey                  Financial Officer (Principal
                                 Financial and Accounting Officer)

/s/ Glen A. Beeby                Director                                December 1, 2003
------------------------------
Glen A. Beeby

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Porto Alegre, Brazil, on this 1st day of December, 2003.

                                   1551533 ONTARIO LIMITED

                                   By: /s/ Paul Lawrence
                                       ----------------------------------
                                       Name:  Paul Lawrence
                                       Title: President and Secretary


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul Lawrence as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Paul Lawrence                Director, President and Secretary       December 1, 2003
------------------------------   (Principal Executive, Financial and
Paul Lawrence                    Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   3038482 NOVA SCOTIA COMPANY

                                   By: /s/ Tom J. Landa
                                       ---------------------------------
                                       Name:  Tom J. Landa
                                       Title: Secretary


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Tom J. Landa and Glen A. Beeby and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Glen A. Beeby                Director and President                  December 1, 2003
------------------------------   (Principal Executive, Financial
Glen A. Beeby                    and Accounting Officer)

/s/ Tom J. Landa                 Director                                December 1, 2003
------------------------------
Tom J. Landa

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   GERDAU USA INC.

                                   By: /s/ Phillip E. Casey
                                       --------------------------------
                                       Name:  Phillip E. Casey
                                       Title: President


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Phillip
E. Casey and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director and President (Principal       December 1, 2003
------------------------------   Executive Officer)
Phillip E. Casey

/s/ Tom J. Landa                 Director and Treasurer (Principal       December 1, 2003
------------------------------   Financial and Accounting Officer)
Tom J. Landa

/s/ Mike Mueller                 Director                                December 1, 2003
------------------------------
Mike Mueller

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   GERDAU AMERISTEEL US INC.

                                   By: /s/ Phillip E. Casey
                                       ---------------------------------
                                       Name:  Phillip E. Casey
                                       Title: President and Chief
                                              Executive Officer


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Glen A. Beeby and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director, President and Chief           December 1, 2003
------------------------------   Executive Officer (Principal
Phillip E. Casey                 Executive Officer)

/s/ Tom J. Landa                 Director, Chief Financial Officer       December 1, 2003
------------------------------   and Secretary (Principal Financial
Tom J. Landa                     and Accounting Officer)

/s/ Mike Mueller                 Director                                December 1, 2003
------------------------------
Mike Mueller

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   CO-STEEL C.S.M. CORP.

                                   By: /s/ Phillip E. Casey
                                       -------------------------------
                                       Name:  Phillip E. Casey
                                       Title: President


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Phillip
E. Casey and Andre B. Johannpeter and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director and President (Principal       December 1, 2003
------------------------------   Executive Officer)
Phillip E. Casey

/s/ Andre B. Johannpeter         Director and Executive                  December 1, 2003
------------------------------   Vice-President, Finance &
Andre B. Johannpeter             Administration (Principal Financial
                                 and Accounting Officer)

/s/ Paulo B. de Vasconcellos     Director                                December 1, 2003
------------------------------
Paulo B. de Vasconcellos

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   RARITAN RIVER URBAN RENEWAL CORPORATION

                                   By: /s/ Phillip E. Casey
                                       -------------------------------
                                       Name:  Phillip E. Casey
                                       Title: President


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Phillip
E. Casey and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                         DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director and President (Principal       December 1, 2003
------------------------------   Executive Officer)
Phillip E. Casey

/s/ Tom J. Landa                 Director, Executive Vice-President,     December 1, 2003
------------------------------   Finance and Administration and
Tom J. Landa                     Secretary (Principal Financial and
                                 Accounting Officer)

/s/ Robert L. Bullard            Director                                December 1, 2003
------------------------------
Robert L. Bullard

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   CO-STEEL BENEFIT PLANS USA INC.

                                   By: /s/ James S. Rogers
                                       --------------------------------
                                       Name:  James S. Rogers
                                       Title: Secretary


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Phillip
E. Casey and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director and President (Principal       December 1, 2003
------------------------------   Executive, Financial and Accounting
Phillip E. Casey                 Officer)

/s/ James S. Rogers              Director                                December 1, 2003
------------------------------
James S. Rogers

/s/ Tom J. Landa                 Director                                December 1, 2003
------------------------------
Tom J. Landa

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.

                                   N.J.S.C. INVESTMENT CO., INC.

                                   By: /s/ Phillip E. Casey
                                       --------------------------------
                                       Name:  Phillip E. Casey
                                       Title: President


                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Phillip
E. Casey and Tom J. Landa and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                             TITLE                          DATE
------------------------------   -----------------------------------     ----------------

/s/ Phillip E. Casey             Director and President (Principal       December 1, 2003
------------------------------   Executive Officer)
Phillip E. Casey

/s/ Tom J. Landa                 Director, Executive Vice-President,     December 1, 2003
------------------------------   Finance and Administration and
Tom J. Landa                     Secretary (Principal Financial and
                                 Accounting Officer)

/s/ William E. Rider             Director                                December 1, 2003
------------------------------
William E. Rider

                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the registrant on Form F-10 and each of the applicable co-registrants on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, United States, on this 1st day of December, 2003.


                                   GERDAU AMERISTEEL US INC.
                                   (Authorized U.S. Representative)



                                   By: /s/ Tom J. Landa
                                       ------------------------------------
                                       Name:  Tom J. Landa
                                       Title: Chief Financial Officer